                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                       ----------------------------------

                                  $250,000,000


                                CREDIT AGREEMENT


                                      among


                                VERITAS DGC INC.,

                              VERITAS DGC LIMITED,

                          VERITAS ENERGY SERVICES INC.,

                                       and

                      VERITAS ENERGY SERVICES PARTNERSHIP,

                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                            as Administrative Agent,

                        DEUTSCHE BANK AG, CANADA BRANCH,
                        as Canadian Administrative Agent

                                       and

                          VARIOUS LENDING INSTITUTIONS

                          Dated as of February 14, 2003

                       ----------------------------------

                                   Arranged by

                          DEUTSCHE BANK SECURITIES INC.
                      as Lead Arranger and Sole Book Runner
                       with respect to the Term Facilities

                          WELLS FARGO BANK TEXAS, N.A.,
                      as Lead Arranger and Sole Book Runner
                    with respect to the Revolving Facilities

                                      with
                          WELLS FARGO BANK TEXAS, N.A.,
                              as Syndication Agent

                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----

ARTICLE I     DEFINITIONS AND ACCOUNTING TERMS ...........................................................     2
              1.1   Definitions ..........................................................................     2
              1.2   Accounting Terms; Financial Statements ...............................................    51
              1.3   Calculation of Exchange Rate .........................................................    52

ARTICLE II    AMOUNT AND TERMS OF CREDIT .................................................................    52
              2.1   The Commitments ......................................................................    52
              2.2   Notes ................................................................................    56
              2.3   Minimum Amount of Each Borrowing; Maximum Number of Borrowings .......................    57
              2.4   Borrowing Options ....................................................................    57
              2.5   Notice of Borrowing ..................................................................    57
              2.6   Conversion or Continuation ...........................................................    58
              2.7   Disbursement of Funds ................................................................    59
              2.8   Utilization of UK Revolving Commitments in an Alternative Currency ...................    60
              2.9   Pro Rata Borrowings ..................................................................    61
              2.10  Letters of Credit ....................................................................    61

ARTICLE IIA CANADIAN REVOLVER ..........................................................................    70
              2A.1  The Canadian Revolving Commitments ...................................................    70
              2A.2  Notes ................................................................................    70
              2A.3  Minimum Amount of Each Borrowing; Maximum Number of Borrowings .......................    71
              2A.4  Borrowing Options ....................................................................    71
              2A.5  Notice of Canadian Borrowing .........................................................    71
              2A.6  Conversion or Continuation ...........................................................    72
              2A.7  Disbursement of Funds ................................................................    73
              2A.8  Pro Rata Borrowings ..................................................................    74
              2A.9  Bankers' Acceptances .................................................................    74
              2A.10 Canadian Letters of Credit ...........................................................    77

ARTICLE III INTEREST AND FEES ............................................................................    77
              3.1  Interest ..............................................................................    77
              3.2  Fees ..................................................................................    79
              3.3  Computation of Interest and Fees ......................................................    81
              3.4  Interest Periods ......................................................................    81
              3.5  Compensation for Funding Losses .......................................................    82
              3.6  Increased Costs, Illegality, Etc ......................................................    83
              3.7  Replacement of Affected Lenders .......................................................    86

ARTICLE IV    REDUCTION OF COMMITMENTS; PAYMENTS AND
              PREPAYMENTS ................................................................................    86
              4.1  Voluntary Reduction of Commitments ....................................................    86
              4.2  Mandatory Reductions of Commitments ...................................................    87
              4.3  Voluntary Prepayments .................................................................    87

                                                                                                           Page
                                                                                                           ----

              4.4   Mandatory Prepayments ................................................................    89
              4.5   Application of Prepayments ...........................................................    92
              4.6   Method and Place of Payment ..........................................................    94
              4.7   Net Payments .........................................................................    94
              4.8   Limitation on Liability for Obligations ..............................................    98

ARTICLE V     CONDITIONS OF CREDIT .......................................................................    98
              5.1  Conditions Precedent to the Initial Borrowing .........................................    98
              5.2  Conditions Precedent to All Credit Events .............................................   104

ARTICLE VI  REPRESENTATIONS AND WARRANTIES ...............................................................   106
              6.1  Corporate Status ......................................................................   106
              6.2  Corporate Power and Authority .........................................................   106
              6.3   No Violation .........................................................................   106
              6.4   Governmental and Other Approvals .....................................................   107
              6.5   Financial Statements; Financial Condition; Undisclosed Liabilities
                    Projections; Etc .....................................................................   107
              6.6   Litigation ...........................................................................   109
              6.7   True and Complete Disclosure .........................................................   109
              6.8   Use of Proceeds; Margin Regulations ..................................................   109
              6.9   Taxes ................................................................................   110
              6.10  Compliance With ERISA ................................................................   111
              6.11  Security Documents ...................................................................   111
              6.12  Ownership of Property ................................................................   112
              6.13  Capitalization of Company ............................................................   113
              6.14  Subsidiaries .........................................................................   113
              6.15  Compliance With Law, Etc .............................................................   114
              6.16  Investment Company Act ...............................................................   114
              6.17  Public Utility Holding Company Act ...................................................   114
              6.18  Environmental Matters ................................................................   114
              6.19  Labor Relations ......................................................................   115
              6.20  Intellectual Property, Licenses, Franchises and Formulas .............................   115
              6.21  Certain Fees .........................................................................   116
              6.22  Asbestos Matters .....................................................................   116
              6.23  Refinancing Transactions .............................................................   116
              6.24  Foreign Pension Matters ..............................................................   116
              6.25  Lines of Business ....................................................................   117

ARTICLE VII   AFFIRMATIVE COVENANTS ......................................................................   117
              7.1   Financial Statements .................................................................   117
              7.2   Certificates; Other Information ......................................................   118
              7.3   Notices ..............................................................................   119
              7.4   Conduct of Business and Maintenance of Existence .....................................   120
              7.5   Payment of Obligations ...............................................................   121
              7.6   Inspection of Property, Books and Records ............................................   121
              7.7   ERISA ................................................................................   121
              7.8   Maintenance of Property, Insurance ...................................................   123


                                                                                                           Page
                                                                                                           ----

              7.9   Environmental Laws ...................................................................   124
              7.10  Interest Rate Protection .............................................................   125
              7.11  Use of Proceeds ......................................................................   125
              7.12  Additional Security; Further Assurances ..............................................   125
              7.13  End of Fiscal Years; Fiscal Quarters .................................................   128
              7.14  Maintenance of Corporation Separateness ..............................................   128
              7.15  Foreign Subsidiaries Security ........................................................   128
              7.16  Foreign Pension Plan Compliance ......................................................   129
              7.17  Annual Meeting with Lenders ..........................................................   129

ARTICLE VIII  NEGATIVE COVENANTS .........................................................................   129
              8.1   Liens ................................................................................   129
              8.2   Indebtedness .........................................................................   131
              8.3   Fundamental Changes ..................................................................   133
              8.4   Asset Sales ..........................................................................   133
              8.5   Issuance of Stock; Dividends and Other Distributions .................................   135
              8.6   Loans, Investments and Acquisitions ..................................................   135
              8.7   Transactions with Affiliates .........................................................   136
              8.8   Sale-Leasebacks ......................................................................   137
              8.9   Lines of Business ....................................................................   137
              8.10  Fiscal Year ..........................................................................   137
              8.11  Modifications of Certificate of Incorporation, By-Laws and Certain Other
                    Agreements; Etc ......................................................................   137
              8.12  Limitation on Certain Restrictions on Subsidiaries ...................................   137
              8.13  Accounting Changes ...................................................................   138

ARTICLE IX    FINANCIAL COVENANTS ........................................................................   138
              9.1   Interest Coverage Ratio ..............................................................   138
              9.2   Leverage Ratio .......................................................................   139
              9.3   Maintenance of Consolidated Tangible Net Worth .......................................   140
              9.4   Capital Expenditures; Cash Multi-Client Investment ...................................   140

ARTICLE X     EVENTS OF DEFAULT ..........................................................................   140
              10.1  Events of Default ....................................................................   140
              10.2  Rights Not Exclusive .................................................................   144

ARTICLE XI    THE ADMINISTRATIVE AGENT ...................................................................   145
              11.1  Appointment ..........................................................................   145
              11.2  Nature of Duties .....................................................................   145
              11.3  Exculpation, Rights Etc ..............................................................   145
              11.4  Reliance .............................................................................   146
              11.5  Indemnification ......................................................................   146
              11.6  Administrative Agent In Its Individual Capacity ......................................   147
              11.7  Notice of Default ....................................................................   147
              11.8  Holders of Obligations ...............................................................   147
              11.9  Resignation by Administrative Agent ..................................................   147


                                                                                                           Page
                                                                                                           ----

              11.10 The Lead Arrangers, Book Runners, Syndication Agent and Co-Documentation Agents ......   148

ARTICLE XII   MISCELLANEOUS ..............................................................................   148
              12.1  No Waiver; Modifications in Writing ..................................................   148
              12.2  Further Assurances ...................................................................   151
              12.3  Notices, Etc .........................................................................   151
              12.4  Costs, Expenses and Taxes; Indemnification ...........................................   152
              12.5  Confirmations ........................................................................   154
              12.6  Adjustment; Setoff ...................................................................   154
              12.7  Execution in Counterparts ............................................................   155
              12.8  Binding Effect; Assignment; Addition and Substitution of Lenders .....................   155
              12.9  CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL .................................   158
              12.10 Release of Collateral ................................................................   159
              12.11 GOVERNING LAW ........................................................................   160
              12.12 Severability of Provisions ...........................................................   160
              12.13 Transfers of Notes ...................................................................   160
              12.14 Registry .............................................................................   160
              12.15 Euro Currency ........................................................................   161
              12.16 Headings .............................................................................   162
              12.17 Termination of Agreement .............................................................   162
              12.18 Confidentiality ......................................................................   162
              12.19 Concerning the Collateral and the Loan Documents .....................................   163
              12.20 Effectiveness ........................................................................   165
              12.21 Rights and Obligations of Term C Lenders .............................................   165

ARTICLE XIII  COLLECTION ACTION MECHANISM ................................................................   168
              13.1  Implementation of CAM ................................................................   168
              13.2  Letters of Credit ....................................................................   170

ARTICLE XIV   COMPANY GUARANTY ...........................................................................   171
              14.1  The Company Guaranty .................................................................   171
              14.2  Insolvency ...........................................................................   172
              14.3  Nature of Liability ..................................................................   172
              14.4  Independent Obligation ...............................................................   172
              14.5  Authorization ........................................................................   172
              14.6  Reliance .............................................................................   173
              14.7  Subordination ........................................................................   174
              14.8  Waiver ...............................................................................   174
              14.9  Nature of Liability ..................................................................   175

                         INDEX OF EXHIBITS AND SCHEDULES


                                    Exhibits

Exhibit 2.1(c)             Form of Swing Line Loan Participation Certificate
Exhibit 2.2(a)(i)(A)       Form of Term A Note
Exhibit 2.2(a)(i)(B)       Form of Term B Note
Exhibit 2.2(a)(i)(C)       Form of Term C Note
Exhibit 2.2(a)(ii)         Form of UK Revolving Note
Exhibit 2.2(a)(iii)        Form of Revolving Note
Exhibit 2.2(a)(iv)         Form of Swing Line Note
Exhibit 2.5                Form of Notice of Borrowing
Exhibit 2.6                Form of Notice of Conversion or Continuation
Exhibit 2.10(c)            Form of Letter of Credit Request
Exhibit 2A.2(a)            Form of Canadian Revolving Note
Exhibit 2A.5               Form of Notice of Canadian Borrowing
Exhibit 2A.6               Form of Notice of Canadian Conversion or Continuation
Exhibit 4.7(d)             Form of Section 4.7(d) Certificate
Exhibit 5.1(b)(i)          Form of Domestic Subsidiary Guaranty
Exhibit 5.1(b)(ii)         Form of UK Subsidiary Guaranty
Exhibit 5.1(b)(iii)        Form of Canadian Subsidiary Guaranty
Exhibit 5.1(c)(i)          Form of Domestic Security Agreement
Exhibit 5.1(c)(ii)         Form of Canadian Security Agreement
Exhibit 5.1(c)(iii)        Form of Canadian Pledge Agreement
Exhibit 5.1(c)(iv)         Form of UK Security Agreement
Exhibit 5.1(e)             Form of Opinion of Borrower's Counsel
Exhibit 5.1(f)             Form of Officer's Certificate
Exhibit 5.1(g)             Form of Secretary's Certificate
Exhibit 7.2(a)             Form of Certificate of Responsible Officer
Exhibit 12.8(c)            Form of Assignment and Assumption Agreement


                                                     Schedules

Schedule 1.1(a)            Commitments
Schedule 2.10(j)           Outstanding Letters of Credit
Schedule 5.1(r)            Transaction Waivers
Schedule 6.3               Approvals and Consents
Schedule 6.4               Governmental Approval
Schedule 6.5(a)            Pro Forma Balance Sheet
Schedule 6.5(d)            Indebtedness
Schedule 6.5(e)            Projections
Schedule 6.9               Tax Status
Schedule 6.11(c)           Real Property
Schedule 6.13              Capitalization of Company
Schedule 6.14              Organization of Subsidiaries
Schedule 6.18              Environmental Matters

Schedule 6.24              Foreign Pension Plan Compliance
Schedule 7.8               Insurance
Schedule 8.6               Existing Investments
Schedule 8.12(a)           Existing Restrictions on Subsidiaries
Schedule 12.3              Notice Addresses

                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT is dated as of February 14, 2003 and is made by and among Veritas DGC Inc., a Delaware corporation ("Company"), Veritas Energy Services Inc., an Alberta corporation ("VES") and Veritas Energy Services Partnership, an Alberta general partnership ("VESP"; collectively, VES and VESP are referred to herein as the "Canadian Borrowers" and individually as a "Canadian Borrower"), Veritas DGC Limited, a company incorporated under the laws of England and Wales ("UK Borrower"), the undersigned lenders, including Deutsche Bank Trust Company Americas, in their capacities as lenders hereunder (collectively, the "Lenders," and each individually, a "Lender"), Deutsche Bank AG, Canada Branch, as Canadian administrative agent ("Canadian Administrative Agent") and Deutsche Bank AG, New York Branch, as administrative agent ("Administrative Agent") for the Lenders.

                              WITNESSETH:

                  WHEREAS, Borrowers have requested that the Lenders (i) make Term A Loans to Company in the aggregate principal amount of $30 million maturing on February 14, 2006; (ii) make Term B Loans to Company in the aggregate principal amount of $125 million maturing on February 14, 2007; (iii) make Term C Loans to Company in the aggregate principal amount of $40 million maturing on February 14, 2008; (iv) provide a multicurrency revolving credit facility (including a letter of credit subfacility) to Borrowers (other than Canadian Borrowers) in an aggregate principal amount not to exceed the Dollar Equivalent of $10 million maturing on February 14, 2006; (v) provide a revolving credit facility (including a letter of credit subfacility) to Company in an aggregate principal amount not to exceed the Dollar Equivalent of $20 million maturing on February 14, 2006; and (vi) provide a revolving credit facility (including a letter of credit subfacility) to Canadian Borrowers in an aggregate amount not to exceed the Dollar Equivalent of $25 million at any time outstanding and maturing on February 14, 2006;

                  WHEREAS, the proceeds of the term loans and certain of the proceeds of the revolving loans described above will be used by Borrowers to repay certain outstanding indebtedness of Borrowers;

                  WHEREAS, the proceeds of the revolving credit facility described above will be used by Borrowers for ongoing working capital and general corporate purposes; and

                  WHEREAS, the Lenders are willing to extend commitments to make the term loans and revolving credit loans to Borrowers for the purposes specified above and only on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and, among other things, (i) the assignment of and the grant of a security interest in the Collateral by Borrowers in favor of Administrative Agent and Canadian Administrative Agent for the benefit of Secured Creditors pursuant to the Security Documents and (ii) the granting of mortgages by Borrowers in the Mortgaged Property pursuant to the Mortgages, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

        1.1 DEFINITIONS. As used herein, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Acceptance Fee" means a fee payable in Canadian Dollars by Canadian Borrowers to Canadian Administrative Agent for the account of a Canadian Revolving Lender with respect to the acceptance of a B/A or the making of a B/A Equivalent Loan on the date of such acceptance or loan, calculated on the face amount of the B/A or the B/A Equivalent Loan at the Discount Rate on the basis of the number of days in the applicable Contract Period (including the date of acceptance and excluding the date of maturity) and a year of 365 days (it being agreed that the rate per annum applicable to the B/A Equivalent Loan is equivalent to the rate per annum otherwise applicable to the Bankers' Acceptance which has been replaced by the making of such B/A Equivalent Loan pursuant to Section 2A.9).


                  "Acquisition" means (a) the purchase by a Person of all or a significant part of a business conducted by another Person or (b) the merger, consolidation or amalgamation of any Person with any other Person.

                  "Additional Security Documents" means all pledge agreements, security agreements, guarantees and other security documents entered into pursuant to Section 7.12 with respect to additional Collateral.

                  "Adjusted EBITDA" means, for any applicable period, the Consolidated EBITDA of Company and its Subsidiaries for such period less Multi-Client Amortization for such period.

                  "Adjusted Working Capital" means the difference between (a) the amount, without duplication, that is classified on a consolidated balance sheet of Company and its Subsidiaries as the consolidated current assets of Company and its Subsidiaries in accordance with GAAP excluding Cash, Cash Equivalents and Foreign Cash Equivalents and (b) the amount, without duplication, that is classified on a consolidated balance sheet of Company and its Subsidiaries as the consolidated current liabilities of Company and its Subsidiaries in accordance with GAAP excluding all short-term borrowings, the current portion of long-term indebtedness and the current portion of Capitalized Lease Obligations.

                  "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement and any successor Administrative Agent in such capacity, provided that, unless the context otherwise requires, when used in respect of payments, notices, security and obligations pertaining to Canadian Revolving Loans, the term "Administrative Agent" shall mean the Canadian Administrative Agent.

                  "Affiliate" means, with respect to any Person, any Person or group acting in concert in respect of the Person in question (including but not limited to all directors and officers of such Person) that, directly or indirectly, controls or is controlled by or is under common control with such Person, provided that, neither DB nor any Affiliate of DB shall be deemed to be an Affiliate of Borrower. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. A Person shall be deemed to control a corporation or other Person if such Person possesses, directly or indirectly, the power to vote 25% or more of the securities having ordinary voting power for the election of directors of such corporation or other Person.

                  "Agent" or "Agents" means Administrative Agent and Canadian Administrative Agent, as the context may require.

                  "Aggregate Revolving Commitments" means the UK Revolving Commitment, the Domestic Revolving Commitment and the Canadian Revolving Commitment, collectively.

                  "Agreement" means this Credit Agreement, as the same may at any time be amended, supplemented or otherwise modified in accordance with the terms hereof and in effect.

                  "Alternative Currency" means, at any time, Euros or Sterling.

                  "Alternative Currency Loan" means any Loan denominated in Euros or Sterling.

                  "Applicable B/A Margin" means at any date, the applicable percentage set forth in the following table under column Applicable B/A Margin opposite the Most Recent Leverage Ratio as of such date:

         MOST RECENT LEVERAGE RATIO                     APPLICABLE B/A MARGIN
    ---------------------------------                   ---------------------

            Less than 2.00 to 1                                 3.50%
    Equal to or greater than 2.0 to 1
          but less than 2.50 to 1                               3.75%
     Equal to or greater than 2.50 to 1                         4.00%

                  "Applicable Base Rate Margin" means at any date with respect to Canadian Revolving Loans, Domestic Revolving Loans and Term A Loans, the percentage set forth in the following table under the column Applicable Base Rate Margin for Canadian Revolving Loans, Domestic Revolving Loans and Term A Loans opposite the Most Recent Leverage Ratio as of such date:


                                                   APPLICABLE BASE RATE MARGIN FOR CANADIAN
                  MOST RECENT                      REVOLVING LOANS, DOMESTIC REVOLVING LOANS
                LEVERAGE RATIO                                 AND TERM A LOANS
  ------------------------------------------       -----------------------------------------

              Less than 2.00 to 1                                    2.25%
  Equal to or greater than 2.0 to 1 but less
                than 2.50 to 1                                       2.50%


                                                   APPLICABLE BASE RATE MARGIN FOR CANADIAN
                  MOST RECENT                      REVOLVING LOANS, DOMESTIC REVOLVING LOANS
                LEVERAGE RATIO                                 AND TERM A LOANS
  ------------------------------------------       -----------------------------------------


      Equal to or greater than 2.50 to 1                             2.75%


                  "Applicable Canadian Prime Rate Margin" means at any date, the applicable percentage set forth in the following table under the column Applicable Canadian Prime Rate Margin opposite the Most Recent Leverage Ratio as of such date:

                                               APPLICABLE CANADIAN PRIME RATE
        MOST RECENT LEVERAGE RATIO                         MARGIN
        --------------------------             ------------------------------

            Less than 2.00 to 1                                2.25%
  Equal to or greater than 2.0 to 1
          but less than 2.50 to 1                              2.50%
    Equal to or greater than 2.50 to 1                         2.75%

                  "Applicable Currency" means as to any particular payment or Loan, Dollars or the Alternative Currency in which it is denominated or is payable.

                  "Applicable Eurocurrency Margin" means at any date with respect to Revolving Loans and Term A Loans, the applicable percentage set forth in the following table under the column Applicable Eurocurrency Margin for Revolving Loans and Term A Loans opposite the Most Recent Leverage Ratio on such date:

                                                  APPLICABLE EUROCURRENCY
               MOST RECENT                         MARGIN FOR REVOLVING
              LEVERAGE RATIO                      LOANS AND TERM A LOANS
  -------------------------------------       ------------------------------

           Less than 2.00 to 1                            3.50%
  Equal to or greater than 2.0 to 1 but
           less than 2.50 to 1                            3.75%
    Equal to or greater than 2.50 to 1                    4.00%


                  "Applicable Term B Loan Base Rate Margin" means 3.75% per annum.

                  "Applicable Term B Loan Eurocurrency Margin" means 5.00% per annum.

                  "Applicable Term C Loan Base Rate Margin" means 6.25% per annum.

                  "Applicable Term C Loan Eurocurrency Margin" means 7.50% per annum.

                  "Asset Disposition" means any sale, lease, assignment, transfer or other disposition (or series of related sales, leases, assignments, transfers or dispositions) of all or any part of an interest in shares of Capital Stock of a Subsidiary of Company (other than directors' qualifying shares and similar arrangements required by Requirements of Law), property or other assets (each referred to for the purposes of this definition as a "disposition") by Company or any of its Subsidiaries.

                  "Assignee" has the meaning assigned to that term in Section 12.8(c).

                  "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit 12.8(c) annexed hereto and made a part hereof made by any applicable Lender, as assignor, and such Lender's assignee in accordance with Section 12.8.

                  "Attorney Costs" means all reasonable fees and disbursements of any law firm or other external counsel and the reasonable disbursements of internal counsel.

                  "Attributable Debt" means as of the date of determination thereof, without duplication, (a) in connection with a Sale and Leaseback Transaction, the net present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the then remaining term of any applicable lease and (b) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

                  "Available Canadian Revolving Commitment" means, as to any Canadian Revolving Lender at any time, an amount equal to the excess, if any, of
(a) such Lender's Canadian Revolving Commitment over (b) the Effective Amount of then outstanding Canadian Revolving Loans made by such Lender.

                  "Available Domestic Revolving Commitment" means, as to any Domestic Revolving Lender at any time an amount equal to the excess, if any, of
(a) such Lender's Domestic Revolving Commitment less (b) the sum of (i) the aggregate Effective Amount of then outstanding Domestic Revolving Loans made by such Lender and (ii) such Lender's Domestic Revolver Pro Rata Share of the Effective Amount of Domestic LC Obligations and Swing Line Loans then outstanding.

                  "Available Liquidity" means, at any date, the sum of (a) the Total Available Canadian Revolving Commitment on such date plus (b) the Total Available UK Revolving Commitment on such date plus (c) the Total Available Domestic Revolving Commitment on such date plus (d) unrestricted Cash, Cash Equivalents and the Dollar Equivalent of Foreign Cash Equivalents for all Credit Parties as set forth in the most recent internal management reporting book date for such balances.

                  "Available UK Revolving Commitment" means, as to any UK Revolving Lender at any time an amount equal to the excess, if any, of (a) such Lender's UK Revolving Commitment over (b) the sum of (i) the aggregate Effective Amount of then outstanding UK Revolving Loans made by such Lender and (ii) such Lender's UK Revolver Pro Rata Share of the Effective Amount of UK LC Obligations.

                  "B/A Equivalent Loan" is defined in Section 2A.9(h).

                  "B/A Loan" means a Borrowing comprised of one or more Bankers' Acceptances or, as applicable, B/A Equivalent Loans. For greater certainty, all provisions of this Agreement which are applicable to Bankers' Acceptances are also applicable, mutatis mutandis, to B/A Equivalent Loans.

                  "Bank of Canada Bank Rate" means, on any day, the rate of interest charged by the Bank of Canada for one day loans to financial institutions that are participants in the large value transfer system operated by the Canadian Payments Association.

                  "Bankers' Acceptance" and "B/A" mean a non-interest bearing instrument denominated in Canadian Dollars, drawn by the applicable Canadian Borrower, and accepted by a Canadian Revolving Lender in accordance with this Agreement, and shall include a depository note within the meaning of the Depository Bills and Notes Act (Canada) and a bill of exchange within the meaning of the Bills of Exchange Act (Canada).

                  "Bankruptcy Code" means Title 11 of the United States Bankruptcy Code (11 U.S.C. et seq.), as from time to time amended, including the regulations promulgated thereunder, or any successor statute and the regulations promulgated thereunder.

                  "Base Rate" means the greater of (a) the rate most recently announced by DB at its principal office as its "prime rate", which is not necessarily the lowest rate made available by DB or (b) the Federal Funds Rate plus 1/2 of 1% per annum. The "prime rate" announced by DB is evidenced by the recording thereof after its announcement in such internal publication or publications as DB may designate. Any change in the interest rate resulting from a change in such "prime rate" announced by DB shall become effective without prior notice to Borrowers as of 12:01 a.m. (New York City time) on the Business Day on which each change in such "prime rate" is announced by DB. DB may make commercial or other loans to others at rates of interest at, above or below its "prime rate". With respect to Canadian Revolving Loans that are Base Rate Loans, the "Base Rate" means, at any time, the rate of interest per annum equal to the greater of (a) the rate which the principal office of DBC in Toronto, Ontario announces from time to time as the reference rate of interest for Dollar loans to its Canadian borrowers, and (b) the Federal Funds Rate plus 1/2 of 1%, adjusted automatically with each change in such rates all without necessity of any notice to the Canadian Borrowers or any other Person.

                  "Base Rate Loan" means any Loan which bears interest at a rate determined with reference to the Base Rate.

                  "Benefited Lender" has the meaning assigned to that term in
Section 12.6(a).

                  "Board" means the Board of Governors of the Federal Reserve System.

                  "Borrowers" means Company, Canadian Borrowers and UK Borrower.

                  "Borrowing" means a group of Loans of a single Type made by the Lenders or the Swing Line Lender, as appropriate, on a single date and in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, provided that, Base Rate Loans or Eurocurrency Loans incurred pursuant to Section 3.7 shall be considered part of any related Borrowing of Eurocurrency Loans.

                  "Business Day" means (a) as it relates to any payment, determination, funding or notice to be made or given in connection with any Dollar-denominated Loan, or otherwise to be made or given to or from Administrative Agent, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market; provided, further, that when used in connection with any Letter of Credit, the term "Business Day" shall also exclude any day on which commercial banks in the city in which the Facing Agent for such Letter of Credit is domiciled are required by law to close; and (b) as it relates to any payment, determination, funding or notice to be made or given in connection with any Alternative Currency Loan, any day (i) on which dealings in deposits in the Alternative Currency are carried out in the London interbank market, and (ii) on which commercial banks and foreign exchange markets are open for business in London, New York City, and the principal financial center for such Alternative Currency; provided, however that when used in connection with a Borrowing by any Canadian Borrower, the term "Business Day" shall also exclude any day on which banks are not open for business in Toronto or Calgary.

                  "CAM" means the mechanism for the allocation and exchange of interests in the Facilities and collections thereunder established under Article XIII.

                  "CAM Exchange" means the exchange of the Lenders' interests provided for in Section 13.1.

                  "CAM Exchange Date" means the first date after the Initial Borrowing Date on which there shall occur (a) any event described in paragraph
(e) or (f) of Section 10.1 with respect to Company or UK Borrower or (b) an acceleration of the maturity of Loans pursuant to Section 10.1.

                  "CAM Percentage" means, as to each Lender, a fraction, expressed as a decimal to 12 decimal places, of which (a) the numerator shall be the sum of (i) the aggregate Designated Obligations owed to such Lender and (ii) such Lender's UK Revolver Pro Rata Share or Domestic Revolver Pro Rata Share, as applicable, of the aggregate outstanding LC Obligations, if any, of such Lender, in each case immediately prior to the CAM Exchange Date, and (b) the denominator shall be the sum of (i) the aggregate Designated Obligations owed to all the Lenders and (ii) the aggregate outstanding LC Obligations, in each case immediately prior to such CAM Exchange Date. For purposes of computing each Lender's CAM Percentage, all Designated Obligations which shall be denominated in an Alternative Currency shall be translated into Dollars at the Exchange Rate in effect on the CAM Exchange Date.

                  "Canadian Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement and any successor Canadian Administrative Agent in such capacity.

                  "Canadian Borrowers" and "Canadian Borrower" are defined in the introduction to this Agreement.

                  "Canadian Commitment Period" means, the period from and including the date hereof to but not including the Canadian Revolver Termination Date.

                  "Canadian Dollars" and "Cdn.$" shall mean lawful currency of Canada.

                  "Canadian LC Obligations" means, at any time, an amount equal to the sum of (a) the Stated Amount of then outstanding Canadian Letters of Credit and (b) the aggregate amount of Unpaid Drawings under Canadian Letters of Credit which have not then been reimbursed pursuant to Section 2A.10. The Canadian LC Obligation of any Canadian Revolving Lender at any time shall mean the Dollar Equivalent of its Canadian Revolver Pro Rata Share of the aggregate Canadian LC Obligations outstanding at such time.

                  "Canadian Letters of Credit" means Letters of Credit issued pursuant to Section 2A.10.

                  "Canadian Notice Address" has the meaning assigned to that term in Section 2A.5.

                  "Canadian Obligations" means all liabilities of the Credit Parties and any Subsidiary of Company now or hereafter arising under this Agreement and all of the other Loan Documents to the extent consisting of or arising out of the Canadian Revolving Loans or the Canadian Letters of Credit, whether for principal interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

                  "Canadian Payment Office" means the office of Canadian Administrative Agent located at 222 Bay Street, Suite 1100, P.O. Box 64, Toronto, Ontario, Canada M5K 1H6 or such other office as the Canadian Administrative Agent may designate to Borrowers and the Lenders from time to time.

                  "Canadian Pledge Agreement" has the meaning assigned to that term in Section 5.1(c)(iii).

                  "Canadian Prime Rate" means, for each day in any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times for such day be equal to the higher of
(a) the annual rate of interest announced publicly by the Canadian Administrative Agent and in effect as its prime rate at its principal office in Toronto, Ontario on such day for determining interest rates on Canadian Dollar-denominated commercial loans made in Canada and (b) 0.75% per annum above the CDOR Rate in effect on such date.

                  "Canadian Prime Rate Loan" means any Loan which bears interest at a rate determined with reference to the Canadian Prime Rate.

                  "Canadian Resident" means an Administrative Agent or Lender
(a) that is resident in Canada for purposes of the ITA or (b) that is an authorized foreign bank and all payments to be received by it hereunder with respect to the Canadian Revolving Loans or Canadian Letters of Credit will be in respect of its Canadian banking business for purposes of subsection 212(13.3) of the ITA.

                  "Canadian Revolver Pro Rata Share" means, when used with reference to any Canadian Revolving Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Lender's Canadian Revolving Commitment and the denominator of which shall be the Canadian Revolving Commitments or, if the Canadian Revolver Termination Date has occurred, such Lender's aggregate outstanding principal amount of Canadian Revolving Loans and participations in Canadian Letters of Credit.

                  "Canadian Revolver Termination Date" means the earlier to occur of (a) February 14, 2006; provided, that, with the prior written consent of Administrative Agent, Canadian Administrative Agent and of all Lenders making Canadian Revolving Loans, such termination date may be extended for one one-year period, or (b) such earlier date as the Canadian Revolving Commitments shall have been terminated or otherwise reduced to $0 pursuant to this Agreement.

                  "Canadian Revolving Commitment" means, with respect to any Canadian Revolving Lender, the obligation of such Lender to make Canadian Revolving Loans, as such commitment may be reduced from time to time pursuant to this Agreement, which commitment as of the date hereof is the amount set forth opposite such Lender's name on Schedule 1.1(a) hereto under the caption "Amount of Canadian Revolving Commitment" as the same may be adjusted from time to time pursuant to the terms hereof and "Canadian Revolving Commitments" means such commitments collectively, which commitments equal $25,000,000 as of the date hereof.

                  "Canadian Revolving Facility" means the credit facility under this Agreement consisting of the Canadian Revolving Commitments and the Canadian Revolving Loans.

                  "Canadian Revolving Lender" means any Revolving Lender which has a Canadian Revolving Commitment.

                  "Canadian Revolving Loan" and "Canadian Revolving Loans" are defined in Section 2A.1, including by way of example, Bankers' Acceptances and B/A Equivalent Loans, pursuant to Section 2A.1 or Section 2A.9.

                  "Canadian Revolving Note" has the meaning assigned to that term in Section 2A.2.

                  "Canadian Security Agreement" has the meaning assigned to that term in Section 5.1(c)(ii).

                  "Canadian Subsidiary" means any Subsidiary that is organized or formed under the laws of Canada or any province or territory thereof.

                  "Canadian Subsidiary Guaranty" has the meaning assigned to that term in Section 5.1(b)(iii).

                  "Capital Expenditures" means, without duplication, with respect to any Person, any amounts expended, incurred or obligated to be expended during or in respect of a period for any purchase or other acquisition for value of any asset that should be classified on a consolidated balance sheet of such Person prepared in accordance with GAAP as a fixed or capital asset including, without limitation, the direct or indirect acquisition of such assets or improvements by way of increased product or service charges, offset items or otherwise, and shall include Capitalized Lease Obligations, but shall exclude Cash Multi-Client Investments and any portion of the purchase price paid in connection with any Permitted Acquisitions.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, partnership interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

                  "Capitalized Lease" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment is capitalized on the balance sheet of the lessee in accordance with GAAP.

                  "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease which would at such time be so required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

                  "Cash" means money, currency or the available credit balance in a Deposit Account, in each case in Dollars or an Alternative Currency.

                  "Cash Equivalents" means (a) any evidence of indebtedness, maturing not more than 180 days after the date of issue, issued by the United States of America or any instrumentality or agency thereof, the principal, interest and premium, if any, of which is guaranteed fully by, or backed by the full faith and credit of, the United States of America, (b) Dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit and bankers acceptances maturing not more than 180 days after the date of purchase, issued by (i) any Lender or (ii) a commercial banking institution having, or which is the principal banking subsidiary of a bank holding company having, combined capital and surplus and undivided profits of not less than $200,000,000 and a commercial paper rating of "P-1" (or higher) according to Moody's "A-1" (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency (any such bank, an "Approved Bank"), or (iii) a non-United States commercial banking institution which is either currently ranked among the 100 largest banks in the world (by assets, according to the American Banker), has combined capital and surplus and undivided profits of not less than $500,000,000 or whose commercial paper (or the commercial paper of such bank's holding company) has a rating of "P-1" (or higher) according to Moody's, "A-1" (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency, (c) commercial paper, maturing not more than 180 days after the date of purchase, issued or guaranteed by a corporation (other than Company or any Subsidiary of Company or any of their respective Affiliates) organized and existing under the laws of any state within the United States of America with a rating, at the time as of which any determination thereof is to be made, of "P-1" (or higher) according to Moody's, or "A-1" (or higher) according to S&P, (d) demand deposits with any bank or trust company maintained in the ordinary course of business, (e) repurchase or reverse repurchase agreements covering obligations of the type specified in clause (a) with a term of not more than seven days with any Approved Bank, and
(f)
shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody's, including, without limitation, any such mutual fund managed or advised by any Lender or Administrative Agent.

                  "Cash Multi-Client Investment" means, for any period, all expenditures, excluding capitalized depreciation as reflected on Company's consolidated statement of cash flows prepared in accordance with GAAP for such period, in connection with the acquisition of seismic data other than such expenditures made in connection with projects for the acquisition of seismic data specifically contracted for and to be owned by clients of Company.

                  "CDOR Rate" means, on any day, the per annum rate of interest which is the rate determined as being the arithmetic average of the rates applicable to Canadian Dollar bankers' acceptances having identical issue and comparable maturity dates as the Bankers' Acceptances proposed to be issued by Canadian Borrowers displayed and identified as such on the display referred to as the "CDOR Page" (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Canadian Administrative Agent in good faith after 10:00 a.m. (Toronto time) to reflect any error in a posted rate of interest or in the posted average annual rate of interest); provided, however, if such a rate does not appear on such CDOR Page, then the CDOR Rate, on any day, shall be the discount rate quoted by Canadian Administrative Agent (determined as of 10:00 a.m. (Toronto time) on such day) which would be applicable in respect of an issue of bankers' acceptances in a comparable amount and with comparable maturity dates to the Bankers' Acceptances proposed to be issued by Canadian Borrowers on such day, or if such day is not a Business Day, then on the immediately preceding Business Day.

                  "Change of Control" means (a) the sale, lease or transfer of all or substantially all of Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (b) the liquidation or dissolution of Company, (c) any person or group of persons (within the meaning of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 35% or more of the issued and outstanding shares of Company's Voting Securities or (d) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted Company's board of directors (together with any new directors whose election by Company's board of directors or whose nomination for election by Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

                  "Code" means the Internal Revenue Code of 1986, as from time to time amended, including the regulations promulgated thereunder, or any successor statute and the regulations promulgated thereunder.

                  "Collateral" means all "Collateral" as defined in each of the Security Documents.

                  "Collateral Account" has the meaning assigned to that term in
Section 4.4(a).

                  "Commitment" means, with respect to each Lender, the aggregate of the UK Revolving Commitment, Domestic Revolving Commitment, Canadian Revolving Commitment and Term Commitment of such Lender and "Commitments" means, as the context may require, such commitments of all of the Lenders collectively or the aggregate commitments of an individual Lender.

                  "Commitment Fee" has the meaning assigned to that term in
Section 3.2(b).

                  "Commitment Period" means, the period from and including the date hereof to but not including the Revolver Termination Date or, in the case of the Swing Line Commitment, five (5) Business Days prior to the Revolver Termination Date.

                  "Common Stock" means the common stock of Company, no par value.

                  "Company" has the meaning assigned to that term in the introduction to this Agreement.

                  "Company Refinancing" means the repayment in full of all material indebtedness for money borrowed of Company and its Subsidiaries (other than the Loans, the Letters of Credit, and Indebtedness to Remain Outstanding) including, without limitation, the termination of the Existing Credit Agreement and repayment in full of all obligations thereunder and the Senior Notes Defeasance.

                  "Company Refinancing Documents" means collectively all agreements, instruments and documents executed in connection with the Company Refinancing, including, without limitation, any document or instrument necessary to release and terminate any and all security interests thereunder.

                  "Computation Date" has the meaning assigned to that term in
Section 2.8(a).

                  "Confirmation" means a confirmation by a Lender that the Person beneficially entitled to interest payable to that Lender is (as the case may be) a UK Non-Bank Lender or a Treaty Lender.

                  "Consolidated Capital Expenditures" means, for any applicable period, the aggregate of all Capital Expenditures of Company and its Subsidiaries all as determined on a consolidated basis for Company and its consolidated Subsidiaries in accordance with GAAP.

                  "Consolidated Debt" means, at any time, the sum of (a) all Indebtedness of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and (b) the aggregate outstanding amount, without duplication, of Attributable Debt, all as determined on a consolidated basis for Company and its consolidated Subsidiaries in accordance with GAAP.

                  "Consolidated EBITDA" means, for any applicable period, the Consolidated Net Income or Consolidated Net Loss of Company and its Subsidiaries for such period, plus, without duplication, to the extent deducted in determining the foregoing, Consolidated Interest Expense for such period, plus the provision for taxes based on income and foreign withholding taxes for such period, plus depreciation expense for such period, plus amortization expense for such period (including Multi-Client Amortization and, including, without limitation, amortization of fees, costs and expenses in connection with the execution, delivery and performance of any of the Transaction Documents), plus Permitted Non-Recurring Charges, plus other non-cash charges (including, without limitation, non-cash charges in connection with the granting of options, warrants or other equity investments) to the extent that no cash reserve has been or is required to be established therefor on a balance sheet prepared in accordance with GAAP and excluding any gain or loss recognized in determining Consolidated Net Income or Consolidated Net Loss for such period in respect of post-retirement benefits as a result of the application of FASB 106 and any foreign currency translation adjustments as a result of the application of FASB 52, all as determined on a consolidated basis for Company and its consolidated Subsidiaries in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the sum of total interest expense (including that attributable to Capitalized Leases in accordance with GAAP) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all facing fees, the LC Commission and charges owed with respect to letters of credit and bankers' acceptance financing, but excluding, however, any amortization of deferred financing costs, all as determined on a consolidated basis for Company and its consolidated Subsidiaries in accordance with GAAP.

                  "Consolidated Net Income" and "Consolidated Net Loss" mean, respectively, with respect to any period, the aggregate of the net income (loss) of the Person in question for such period, determined in accordance with GAAP on a consolidated basis, provided that, there shall be excluded the income (loss) of any unconsolidated Subsidiary and any Person in which any other Person (other than the Company or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law or any other third party holding a de minimus number of shares in order to comply with other similar requirements) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Wholly-Owned Subsidiaries by such Person during such period. There shall be excluded in computing Consolidated Net Income the excess (but not the deficit), if any, of
(a) any gain which must be treated as an extraordinary item under GAAP or any gain realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of the Person or a Subsidiary of the Person over (b) any loss which must be treated as an extraordinary item under GAAP or any loss realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of the Person or a Subsidiary of the Person, all as determined on a consolidated basis for Company and its consolidated Subsidiaries in accordance with GAAP.

                  "Consolidated Tangible Net Worth" of a Person means, without duplication, the sum of (a) total stockholders' equity (excluding treasury stock) less (b) the stated value of any Investment (other than Investments of any Person in readily marketable securities) which the Person or any consolidated Subsidiary of the Person has in any entity which is not a Subsidiary of the Person, as determined from a consolidated balance sheet of the Person and its consolidated Subsidiaries prepared in accordance with GAAP; provided, however, solely for purposes of calculations required by Section 9.3, there shall be excluded from the calculation of Consolidated Tangible Net Worth the cumulative effect of currency translation adjustments: less (c) the net book value of all assets of such Person and its consolidated Subsidiaries which would be treated as intangibles under GAAP, including, without limitation, deferred charges, leasehold conversion costs, franchise rights, non-compete agreements, research and development costs, goodwill, unamortized debt discounts, patents, patent applications, trademarks, trade names, copyrights and licenses but excluding the Data Library and proprietary software which shall be treated as tangible assets for the purposes hereof, all as determined on a consolidated basis for Company and its consolidated Subsidiaries in accordance with GAAP.

                  "Contaminant" means any material with respect to which any Environmental Law imposes a duty, obligation or standard of conduct, including without limitation any pollutant, contaminant (as those terms are defined in 42 U.S.C. Section 9601(33)), toxic pollutant (as that term is defined in 33 U.S.C.
Section 1362(13)), hazardous substance (as that term is defined in 42 U.S.C.
Section 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C. Section 6903(5)), or any state or local equivalent of such laws and regulations, including, without limitation, radioactive material, special waste, polychlorinated biphenyls, asbestos, petroleum, including crude oil or any petroleum-derived substance, (or any fraction thereof), waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste, including but not limited to polychlorinated biphenyls and asbestos.

                  "Contract Period" means the term of a B/A Loan selected by the applicable Canadian Borrower in accordance with Section 2A.5 or Section 2A.6 commencing on the date of such B/A Loan and expiring on a Business Day which shall be either 30 days, 60 days, 90 days or 180 days (subject to availability) thereafter, provided that, (a) subject to clause (b) below, each such period shall be subject to such extensions or reductions as may be determined by the Canadian Administrative Agent to ensure that each Contract Period shall expire on a Business Day, and (b) no Contract Period shall extend beyond the Canadian Revolver Termination Date.

                  "Contractual Obligation" means, as to any Person, any provision of any Securities issued by such Person or of any indenture or credit agreement or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or to which it may be subject.

                  "Controlled Group" means the group consisting of (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Company, (b) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with Company, (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Company, any corporation described in clause (a) above or any partnership or trade or business described in clause (b) above, or (d) any other Person which is required to be aggregated with Company or any of its Subsidiaries pursuant to regulations promulgated under Section 414(o) of the Code.

                  "Credit Event" means the making of any Loan or the issuance of any Letter of Credit.

                  "Credit Exposure" has the meaning assigned to that term in
Section 12.8(b).

                  "Credit Facilities" means the Term Facilities and the Revolving Facilities, collectively.

                  "Credit Party" means Company, Canadian Borrowers, the UK Borrower and any guarantor which may hereafter enter into a pledge agreement, security agreement or guarantee agreement with respect to all or any portion of the Obligations.

                  "Customary Permitted Liens" means for any Person

                  (a) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that, (i) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (ii) provision for the payment of all such taxes known to such Person has been made on the books of such Person to the extent required by GAAP;

                  (b) mechanics', processor's, materialmen's, carriers', warehousemen's, landlord's, maritime and similar Liens arising by operation of law and arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) of such Person that are not overdue for a period of more than 45 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that, (i) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (ii) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

                  (c) deposits and pledges of cash securing obligations incurred in the ordinary course of business, in respect of worker's compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that, (i) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (ii) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

                  (d) deposits and pledges of cash made in the ordinary course of business to secure (i) the performance of bids, tenders, statutory obligations, fee and expense arrangements with trustees and fiscal agents (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and Operating Leases and
(ii) surety, indemnity, performance, appeal and release bonds, provided that, in each case, full provision for the payment of all such obligations has been made on the books of such Person to the extent required by GAAP;

                  (e) Permitted Real Property Encumbrances;

                  (f) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings involving individually and in the aggregate liability of $5,000,000 or less at any one time, provided the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 30 days or, in the case of any stay of execution or enforcement pending appeal, within such lesser time during which such appeal may be taken;

                  (g) leases or subleases granted to others not interfering in any material respect with the business of Company or any of its Subsidiaries and any interest or title of a lessor under any lease permitted by this Agreement or the Security Documents;

                  (h) customary rights of set off, revocation, refund or chargeback under deposit agreements or under the UCC of banks or other financial institutions where any Borrower maintains deposits in the ordinary course of business permitted by this Agreement; and

                  (i) licenses of surveys or portions thereof in the Data Library to others in the ordinary course of business (provided that such licenses shall not restrict or prohibit collateral assignments thereof to Administrative Agent for the benefit of the Lenders under the Security Documents).

                  "Data Library" means all of each of Company's and its Subsidiaries' multi-client data library of proprietary seismic reports and other data as reflected in the consolidated balance sheet of Company.

                  "DB" means Deutsche Bank AG, New York Branch, a New York banking corporation, and its successors.

                  "DBC" means Deutsche Bank AG, Canada Branch.

                  "DBSI" means Deutsche Bank Securities Inc.

                  "Default Rate" means a variable rate per annum which shall be two percent (2%) per annum plus either (a) the then applicable interest rate hereunder in respect of the amount on which the Default Rate is being assessed or (b) if there is no such applicable interest rate, the Base Rate plus the Applicable Base Rate Margin, but in no event in excess of that permitted by applicable law.

                  "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

                  "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "Designated Obligations" means all Obligations of the Credit Parties in respect of (a) principal of and interest on the Loans (including B/A's, B/A Equivalent Loans and Acceptance Fees with respect thereto but excluding principal of and interest on the Term C Loan), (b) LC Commissions and
(c) Commitment Fees, whether or not the same shall at the time of any determination be due and payable under the terms of the Loan Documents.

                  "Discount Proceeds" means in respect of any Bankers' Acceptance (or, as applicable, any B/A Equivalent Loan) required to be accepted and purchased by (or, in the case of a B/A Equivalent Loan, made by) a Lender an amount (rounded to the nearest whole cent with one-half one cent being rounded-up) determined as of the applicable date of the Canadian Revolving Loan or rollover date for such Canadian Revolving Loan which is equal to:

                  Face Amount x Price

where "Face Amount" is the face amount of such Bankers' Acceptance (or, as applicable, the B/A Equivalent Loan) and "Price" is equal to:

                  1
         -----------------------
             (         Term    )
         1 + | Rate x -----    |
             (         365     )

where the "Rate" is the Discount Rate expressed as a decimal on the date of the Canadian Revolving Loan or rollover date for such Canadian Revolving Loan, as the case may be; the "Term" is the Contract Period of such Bankers' Acceptance expressed as a number of days; and the Price as so determined is rounded up or down to the fifth decimal place with .000005 being rounded-up.

                  "Discount Rate" means:

                  (a) with respect to an issue of Bankers' Acceptances accepted and purchased by a Canadian Revolving Lender that is a Schedule I Bank, the CDOR Rate; and

                  (b) with respect to an issue of Bankers' Acceptances accepted and purchased by a Canadian Revolving Lender that is not a Schedule I Bank, including without limitation, a Schedule II Bank and/or Schedule III Bank, the CDOR Rate plus ten (10) basis points (0.10%).

                  "Documents" means the Loan Documents and the Transaction Documents.

                  "Dollar" and "$" means lawful money of the United States of America.

                  "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, (b) as to any amount denominated in an Alternative Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such Alternative Currency on the most recent Computation Date provided for in Section 2.8(a), and (c) as to any amount denominated in Canadian Dollars, the equivalent in Dollars of such amount determined by Administrative Agent using the Exchange Rate then in effect.

                  "Domestic LC Obligations" means, at any time, an amount equal to the sum of (a) the Stated Amount of the then outstanding Domestic Letters of Credit and (b) the aggregate Unpaid Drawings under Domestic Letters of Credit which have not then been reimbursed pursuant to Section 2.10(d). The Domestic LC Obligations of any Domestic Revolving Lender at any time shall mean its Domestic Revolver Pro Rata Share of the aggregate Domestic LC Obligations outstanding at such time.

                  "Domestic Letter of Credit" means any Letter of Credit issued pursuant to Section 2.10(a)(i).

                  "Domestic Revolver Pro Rata Share" means, when used with reference to any Domestic Revolving Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Domestic Revolving Lender's Domestic Revolving Commitment or, if the Revolver Termination Date has occurred, such Domestic Revolving Lender's then outstanding Domestic Revolving Loans and the denominator of which shall be the Domestic Revolving Commitments or, if the Revolver Termination Date has occurred, all then outstanding Domestic Revolving Loans and participations in Domestic Letters of Credit.

                  "Domestic Revolving Commitment" means, with respect to any Domestic Revolving Lender, the obligation of such Domestic Revolving Lender to make Domestic Revolving Loans, as such commitment may be adjusted from time to time pursuant to this Agreement, which commitment as of the date hereof is the amount set forth opposite such Lender's name on Schedule 1.1(a) hereto under the caption "Amount of Domestic Revolving Commitment" as the same may be adjusted from time to time pursuant to the terms hereof and "Domestic Revolving Commitments" means such commitments collectively, which commitments equal $20,000,000 in the aggregate as of the date hereof.

                  "Domestic Revolving Facility" means the credit facility under this Agreement consisting of the Domestic Revolving Commitments and the Domestic Revolving Loans.

                  "Domestic Revolving Lender" means any Lender which has a Domestic Revolving Commitment or is owed a Domestic Revolving Loan (or a portion thereof).

                  "Domestic Revolving Loan" and "Domestic Revolving Loans" have the meanings given in Section 2.1(b)(i).

                  "Domestic Revolving Note" has the meaning assigned to that term in Section 2.2(a).

                  "Domestic Security Agreement" has the meaning assigned to that term in Section 5.1(c)(i).

                  "Domestic Subsidiary" means any Subsidiary other than a Foreign Subsidiary.

                  "Domestic Subsidiary Guaranty" has the meaning assigned to that term in Section 5.1(b)(i).

                  "Drawing" has the meaning assigned to that term in Section 2.10(d)(ii).

                  "Effective Amount" means (a) with respect to any Loans on any date, the aggregate outstanding principal Dollar Equivalent amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and (b) with respect to any outstanding LC Obligations on any date, the Dollar Equivalent amount of such LC Obligations on such date after giving effect to any issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the LC Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  "Effective Date" has the meaning assigned to that term in
Section 12.20.

                  "Eligible Assignee" means a commercial bank, financial institution, financial company, fund (whether a corporation, partnership, trust or other entity), account or insurance company in each case, together with its Affiliates or Related Funds, which extends credit or buys loans in the ordinary course of its business or any other Person approved by Administrative Agent and Company, such approval not to be unreasonably withheld.

                  "Employee Benefit Plan" means an "employee benefit plan" as defined in Section 3(3) of ERISA (other than a Foreign Pension Plan), which is or has been established or maintained, or to which contributions are or have been made, by Company or any of its ERISA Affiliates, any Subsidiary of Company or ERISA Affiliate of such Subsidiary.

                  "Environmental Claim" means any notice of violation, claim, suit, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority or any Person for any damage, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, cost recovery, or any other common law claims, indemnity, indirect or consequential damages, damage to the environment, nuisance, cost recovery, or any other common law claims, pollution, contamination or other adverse effects on the environment, human health, or natural resources, or for fines, penalties, restrictions or injunctive relief, resulting from or based upon (a) the occurrence or existence of a Release or substantial threat of a material Release (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Contaminant in, into or onto the environment at, in, by, from or related to the Premises, (b) the use, handling, generation, transportation, storage, treatment or disposal of Contaminants in connection with the operation of any Premises, or (c) the violation, or alleged violation, of any Environmental Laws relating to environmental matters connected with any Borrowers' operations or any Premises.

                  "Environmental Laws" means any and all applicable foreign, federal, state, provincial or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees, judgments, directives, or Environmental Permits and cleanup or action standards, levels or objectives imposing liability or standards of conduct for or relating to the protection of health, safety or the environment, including, but not limited to, the following statutes as now written and hereafter amended: the Water Pollution Control Act, as codified in 33 U.S.C. Section 1251 et seq., the Clean Air Act, as codified in 42 U.S.C.
Section 7401 et seq., the Toxic Substances Control Act, as codified in 15 U.S.C.
Section 2601 et seq., the Solid Waste Disposal Act, as codified in 42 U.S.C.
Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as codified in 42 U.S.C. Section 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, as codified in 42 U.S.C.
Section 11001 et seq., and the Safe Drinking Water Act, as codified in 42 U.S.C.
Section 300f et seq., the Canadian Environmental Protection Act (Canada), the Fisheries Act (Canada) and the Waste Management Act (British Columbia) and any related regulations, as well as all provincial, state and local equivalents.

                  "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or licenses, authorizations, or directions of any Governmental Authority or court, or (b) damages relating to, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                  "Environmental Permits" means any and all permits, licenses, certificates, authorizations or approvals of any Governmental Authority required by Environmental Laws and necessary or reasonably required for the business of Company or any Subsidiary of Company.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

                  "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in Section 414(c) of the Code, is a member of a "controlled group", as defined in Section 414(b) of the Code, or is a member of an "affiliated service group", as defined in Section 414(m) of the Code which includes such Person. Unless otherwise qualified, all references to an "ERISA Affiliate" in this Agreement shall refer to an ERISA Affiliate of Company or any Subsidiary.

                  "Euro" means the lawful currency adopted by or which is adopted by participating member states of the European Communities in accordance with the legislation of the European Community relating to the Economic and Monetary Union.

                  "Eurocurrency Loan" means any Loan bearing interest at a rate determined by reference to the Eurocurrency Rate.

                  "Eurocurrency Rate" shall mean, (a) in the case of Dollar denominated loans, (i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such interest period) with a term equivalent to such interest period, determined as of approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date and,
(ii) in the event such rate is not available, the arithmetic average (rounded up to the nearest 1/100th of 1%) of the offered quotation in the London interbank eurodollar market by the Reference Lenders to first-class banks for Dollar deposits of amounts in immediately available funds with a term equivalent comparable to the interest period for which a Eurocurrency Rate is determined, as of 11:00 a.m. (London time) on the applicable Interest Rate Determination Date, such average rate being grossed up for the then current maximum statutory reserve percentage applicable to "Eurocurrency liabilities" under Regulation D and (b) in the case of non-Dollar denominated loans, (i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the Telerate Screen that displays the relevant currency (i.e. EURIBOR (as determined by the Banking Federation of the European Union) for Euros and LIBOR for Sterling) (for delivery on the first day of such interest period) with a term equivalent to such interest period, determined as of approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date and, (ii) in the event such rate is not available, the arithmetic average (rounded up to the nearest 1/100th of 1%) of the offered quotation in the London interbank market by the Reference Lenders for non-Dollar deposits in the currency in which such borrowing is denominated of amounts in immediately available funds with a term equivalent comparable to the interest period for which a Eurocurrency Rate is determined, as of 11:00 a.m. (London time) on the applicable Interest Rate Determination Date prior to the commencement of such interest period, such average rate being grossed up for the then current applicable maximum statutory reserve, liquid asset or similar percentage under regulations issued from time to time by (x) the Board, (y) any Governmental Authority of the jurisdiction of the relevant currency or (z) any Governmental Authority of any jurisdiction in which advances in such currency are made to which banks in any jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to loans in such currency are determined. Included in the foregoing, in the case of loans in Euros and Sterling, is the cost to the Lenders of complying with mandatory liquid asset and special deposit requirements, if any, of the Bank of England and/or the Financial Services Authority or the European Central Bank or any successor solely exercising their function in this respect.

                  "Event of Default" has the meaning assigned to that term in
Section 10.1.

                  "Excess Cash Flow" means, for any period (a) the sum of (i) Consolidated Net Income for such period, (ii) the amount of all non-cash charges (including, without limitation or duplication, depreciation, amortization and non-cash interest expense) included in determining Consolidated Net Income for such period, (iii) the decrease, if any, in Adjusted Working Capital from the first day to the last day of such period, and (iv) provisions for taxes appearing on an income statement of Company and its Subsidiaries for such period, minus (b) the sum (without duplication) of (i) any non-cash credits (including from sales of assets) included in determining Consolidated Net Income for such period, (ii) gains from sales of assets (other than sales of inventory in the ordinary course of business) included in determining Consolidated Net Income for such period, (iii) an amount equal to all Capital Expenditures during such period (including all Cash Multi-Client Investments) to the extent not financed by Indebtedness (including Capitalized Lease Obligations but excluding Loans hereunder), (iv) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of Company and its Subsidiaries (other than (x) repayment of Indebtedness with proceeds of issuance of other Indebtedness or equity or equity contributions or with Net Sale Proceeds or Recovery Events and (y) repayment of Loans, provided that, repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (A) required as the result of any Scheduled Term Repayment under Section 4.4(b)(i) or (ii) or (B) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Canadian Revolving Loans, UK Revolving Loans, Domestic Revolving Loans or Swing Line Loans, only to the extent accompanied by a voluntary reduction to the Total UK Revolving Commitment, Total Domestic Revolving Commitment or Total Canadian Revolving Commitment, as applicable) during such period, (v) non-cash charges added back in a previous period pursuant to clause (a)(ii) above to the extent any such charge has become a cash item in the current period (vi) the increase, if any, in Adjusted Working Capital from the first day to the last day of such period,
(vii) taxes paid by Company and its Subsidiaries during such period, and (viii) the principal portion of Capitalized Lease Obligations paid by Company and its Subsidiaries during such period.

                  "Excess Cash Flow Period" means, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding Fiscal Year of Company; provided, however that, for Fiscal Year 2003, such period shall commence on January 1, 2003 and end on July 31, 2003.

                  "Excess Cash Payment Date" means the date occurring 100 days after the last day of a Fiscal Year of Company (beginning with its Fiscal Year ending on July 31, 2003).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended and as codified in 15 U.S.C. 78a et seq., and as hereafter amended.

                  "Exchange Rate" shall mean, on any day, (a) with respect to conversions between any Alternative Currency (other than Canadian Dollars) and Dollars, the Spot Rate and (b) with respect to conversions between Canadian Dollars and Dollars, the spot rate set forth on the Reuters World Currency Page for Canadian Dollars (or, if not so quoted, the spot rate of exchange quoted for wholesale transactions made by the Canadian Administrative Agent in Toronto, Ontario) at 12:00 noon, Toronto time, on such day, provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent or Canadian Administrative Agent, as applicable, may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error. For purposes of determining the Exchange Rate in connection with an Alternative Currency Loan such Exchange Rate shall be determined as of the Exchange Rate Determination Date for such Borrowing. Administrative Agent shall provide Borrowers with the then current Exchange Rate from time to time upon Borrower's request therefor.

                  "Exchange Rate Determination Date" means for purposes of the determination of the Exchange Rate of any stated amount on any Business Day in relation to any Alternative Currency Loan or Borrowings of Canadian Revolving Loans, the date which is three Business Days prior to the making of such Loan or such Borrowing.

                  "Excluded Taxes" means, in the case of a Lender or Agent, the taxes imposed or measured by reference to its overall net income, overall net profits, overall capital or overall net worth and franchise taxes imposed on it, in each case, by (a) the jurisdiction in which such Lender or Agent is resident or incorporated or organized or is otherwise carrying on business through a fixed base or permanent establishment or office, or (b) the jurisdiction in which such Lender's or Agent's lending office or branch in respect of which payments or extensions of credits under this Agreement are made or are attributable is located or any Loan hereunder is arranged or booked.

                  "Existing Credit Agreement" means that certain Credit Agreement dated July 17, 2001 among Borrowers, Wells Fargo Bank Texas, N.A., HSBC Bank Canada and the financial institutions party thereto, as amended to date.

                  "Existing Obligations" means all obligations of Borrowers under the Existing Credit Agreement.

                  "Facility" means any of the Credit Facilities established under this Agreement.

                  "Facing Agent" means each of DB and any other Lender agreed to by such Lender, Company and Administrative Agent.

                  "FASB 52" means Statement of Financial Accounting Standards No. 52 promulgated by the Financial Accounting Standards Board.

                  "FASB 106" means Statement of Financial Accounting Standards No. 106 promulgated by the Financial Accounting Standards Board.

                  "Federal Funds Rate" means on any one day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the rate on overnight federal funds transactions with members of the Federal Reserve System only arranged by federal funds brokers, as published as of such day by the Federal Reserve Bank of New York, or, if such rate is not so published, the average of the quotations for such day on such transactions received by DB from three federal funds brokers of recognized standing selected by DB.

                  "First Priority Facilities" means the Term A Facility, Term B Facility, and the Revolving Facilities.

                  "First Priority Debt" has the meaning assigned to that term in
Section 12.21(a)(i).

                  "First Priority Lenders" has the meaning assigned to that term in Section 12.21(a)(i).

                  "Fiscal Quarter" has the meaning assigned to that term in
Section 7.13.

                  "Fiscal Year" has the meaning assigned to that term in Section 7.13.

                  "Foreign Cash Equivalents" means any investment rated P-1 or A-1 or better by Moody's or S&P, respectively, (a) in direct obligations issued by, or guaranteed by, the government of a country that is a member of the Office for Economic Co-operation and Development or any agency or instrumentality thereof ("OECD"), provided that, such obligations mature within 180 days of the date of acquisition thereof, and (b) in time deposits or negotiable certificates of deposit or money market securities, payable on demand or maturing within 180 days of the acquisition thereof and issued by any commercial banking institution that is a member of an applicable central bank of country that is a member of the OECD having surplus of at least the Dollar Equivalent of $500 million in the aggregate at all times, provided that, with respect to such time deposits, negotiable certificates of deposit and money market securities, the Required Lenders shall have at any time the right, upon notice to Company, to reject any such bank as a bank in which such Foreign Cash Equivalents may be made.

                  "Foreign Pension Plan" means any plan, fund (including, without limitation, any super-annuation fund) or other similar program established or maintained outside of the United States of America by Company or one or more of its Subsidiaries or its Affiliates primarily for the benefit of employees of Company or such Subsidiaries or its Affiliates residing outside the United States of America, which plan, fund, or similar program provides or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which is not subject to ERISA or the Code.

                  "Foreign Subsidiary" means any Subsidiary that is organized or incorporated under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

                  "Former Premises" means, at any time, all real property formerly owned, leased or operated by Company or any of its Subsidiaries.

                  "GAAP" means, subject to Section 1.2(a), generally accepted accounting principles in the U.S. as in effect from time to time.

                  "Government Acts" has the meaning assigned to that term in
Section 2.10(h).

                  "Governmental Authority" means any nation or government, any intergovernmental or supranational body, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "Guarantee Obligations" means, as to any Person, without duplication, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Capitalized Lease or Operating Lease, dividend or other obligation (each a "primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligations shall not include any endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation at any time shall be deemed to be an amount equal to the lesser at such time of (a) the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or (b) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

                  "Guaranteed Creditors" means and includes Administrative Agent, the Lenders and each Lender or an Affiliate of a Lender (even if such Lender ceases to be a Lender under this Agreement for any reason) which becomes a party to one or more Interest Rate Agreements or Other Hedging Agreements entered into by a Borrower (other than Company) or its Subsidiaries.

                  "Guaranteed Obligations" means (a) the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to any Borrower (other than Company) or otherwise) on each Note issued by each Borrower (other than Company) to each Lender, and all Loans made under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit (other than with respect to Company obligations), together with all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of any Borrower (other than Company) to such Lender now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Document and the due performance and compliance with all terms, conditions and agreements contained in the Loan Documents by Borrowers (other than Company), and (b) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of any Borrower (other than Company) owing under any Interest Rate Agreement or Other Hedging Agreement entered into by any Borrower (other than Company) or any of their Subsidiaries with any Lender or any Affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or Affiliate participates in such Interest Rate Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether or not existing or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

                  "Guarantor" means Company and any Credit Party party to any Guaranty.

                  "Guaranty" means any of the Domestic Subsidiary Guaranty, UK Subsidiary Guaranty or Canadian Subsidiary Guaranty or any other guaranty entered into by a Credit Party in favor of Administrative Agent for the benefit of Secured Creditors pursuant to Section 7.12.

                  "Hazardous Materials" means (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect in any relevant jurisdiction; or (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

                  "Indebtedness" means, as applied to any Person (without duplication):

                  (a) all indebtedness of such Person for borrowed money;

                  (b) the deferred and unpaid balance of the purchase price of assets or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 90 days unless being contested in good faith and for which adequate reserves have been established);

                  (c) all Capitalized Lease Obligations;

                  (d) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is nonrecourse to such Person;

                  (e) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;

                  (f) indebtedness or obligations of such Person, in each case, evidenced by bonds, notes or similar written instruments;

                  (g) the face amount of all letters of credit and bankers' acceptances issued for the account of such Person, and without duplication, all drafts drawn thereunder other than, in each case, commercial or standby letters of credit or the functional equivalent thereof issued in connection with performance, bid or advance payment obligations incurred in the ordinary course of business, including, without limitation, performance requirements under workers compensation or similar laws;

                  (h) all obligations of such Person under Interest Rate Agreements or Other Hedging Agreements;

                  (i) Guarantee Obligations of such Person;

                  (j) Attributable Debt of such Person;

                  (k) all liabilities incurred under Sections 4062, 4063 and 4064 of ERISA with respect to any Plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; and

                  (l) withdrawal liability incurred under ERISA Section 4201 by such Person or any of its ERISA Affiliates with respect to any Multiemployer Plan.

The Indebtedness of any Person shall include the Indebtedness (other than non-recourse Indebtedness) of any partnership of or Joint Venture in which such Person is a general partner or a joint venturer; provided; however, that this sentence shall not apply to any Person whose sole asset consists of such general partnership or joint venture interest (and any distributions therefrom which shall be promptly distributed to the applicable Credit Party owning such Person).

                  "Indebtedness to Remain Outstanding" has the meaning assigned to that term in Section 6.5(d).

                  "Indemnified Person" has the meaning assigned to that term in
Section 12.4(b).

                  "Initial Borrowing" means the first Borrowing by any Borrower under this Agreement.

                  "Initial Borrowing Date" means the date of the Initial Borrowing.

                  "Initial Loan" means the first Loan made by the Lenders under this Agreement.

                  "Intellectual Property" has the meaning assigned to that term in Section 6.20.

                  "Intercompany Indebtedness" means Indebtedness of Company or any of its Subsidiaries which is owing to any member of such group.

                  "Interest Coverage Ratio" means, for any period, the ratio of
(a) Consolidated EBITDA less Cash Multi-Client Investment to (b) Consolidated Interest Expense for such period net of interest income accrued and received in cash for such period.

                  "Interest Payment Date" means (a) as to any Base Rate Loan or Canadian Prime Rate Loan, each Quarterly Payment Date to occur while such Loan is outstanding, (b) as to any Eurocurrency Loan the last day of the Interest Period applicable thereto and (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each three (3) month anniversary of the first day of the Interest Period applicable thereto and the last day of the Interest Period applicable thereto; provided, however, that, in addition to the foregoing, each of (a) the date upon which both the UK Revolving Commitments have been terminated and the UK Revolving Loans have been paid in full, (b) the date upon which both the Domestic Revolving Commitments have been terminated and the Domestic Revolving Loans have been paid in full, (c) the date upon which both the Canadian Revolving Commitments have been terminated and the Canadian Revolving Loans have been paid in full and (d) any Term Loan Maturity Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued hereunder for such Loan.

                  "Interest Period" has the meaning assigned to that term in
Section 3.4.

                  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which Company or any Subsidiary is a party.

                  "Interest Rate Determination Date" means the date for calculating the Eurocurrency Rate for an Interest Period, which date shall be
(a) in the case of any Eurocurrency Loan in Dollars, the second Business Day prior to first day of the related Interest Period for such Loan or (b) in the case of any Eurocurrency Loan in an Alternative Currency, the date on which quotations would ordinarily be given by prime banks in the London interbank market for deposits in the Applicable Currency for value on the first day of the related Interest Period for such Eurocurrency Loan; provided, however, that if for any such Interest Period with respect to an Alternative Currency Loan, quotations would ordinarily be given on more than one date, the Interest Rate Determination Date shall be the last of those dates.

                  "Inventory" means, inclusively, all inventory as defined in the UCC from time to time and all goods, merchandise and other personal property wherever located, now owned or hereafter acquired by Company or any of its Subsidiaries of every kind or description which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work-in-process or materials used or consumed or to be used or consumed in Company's or any of its Subsidiaries' business.

                  "Investment" means, as applied to any Person ("Investor"), (a) any direct or indirect purchase or other acquisition by Investor of, or a beneficial interest in, Securities of any other Person ("Investee"), or a capital contribution by Investor to Investee, (b) any direct or indirect loan or advance to any Investee (other than prepaid expenses or accounts receivable created or acquired in the ordinary course of business), including all Indebtedness to Investor arising from a sale of property by Investor other than in the ordinary course of its business, (c) any purchase by Investor of all or a significant part of the assets of a business conducted by Investee or (d) any purchase by Investor of a futures contract or Investor otherwise becoming liable for the purchase or sale of currency or other commodity at a future date in the nature of a futures contract. The amount of any Investment by any Investor on any date of determination shall be the sum of the value of the gross assets transferred to or acquired by Investor (including the amount of any liability assumed in connection with such transfer or acquisition by Investor to the extent such liability would be reflected on a balance sheet prepared in accordance with GAAP) plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, minus the amount of all cash returns of principal or capital thereon, cash dividends thereon and other cash returns on investment thereon or liabilities expressly assumed by another Person (other than Company or another Subsidiary of Company) in connection with the sale of such Investment. Whenever the term "outstanding" is used in this Agreement with reference to an Investment, it shall take into account the matters referred to in the preceding sentence.

                  "IRS" means the United States Internal Revenue Service or any successor organization.

                  "ITA" means the Income Tax Act (Canada), as from time to time amended, including the regulations promulgated thereunder, or any successor statute and the regulations promulgated thereunder.

                  "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                  "LC Commission" has the meaning assigned to that term in
Section 2.10(g)(ii).

                  "LC Obligations" means, collectively, the Domestic LC Obligations, the UK LC Obligations, and the Canadian LC Obligations.

                  "LC Participant" has the meaning assigned to that term in
Section 2.10(e).

                  "LC Sublimit" means, when used in reference to any Borrower, the maximum aggregate Stated Amount of outstanding Letters of Credit permitted to be issued to such Borrower, which amount, with respect to Company, is set forth in Section 2.10(a)(i), with respect to UK Borrower, is set forth in Section 2.10(a)(ii) and with respect to Canadian Borrowers, is set forth in Section 2A.10.

                  "LC Supportable Indebtedness" means (a) obligations of Company or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds, warranties, indemnities, bid bonds, performance bonds, custom bonds, payment obligations for goods and/or services and other similar obligations and (b) such other obligations of Company or any of its Subsidiaries as are reasonably acceptable to Administrative Agent and the respective Facing Agent and otherwise permitted to exist pursuant to the terms of this Agreement.

                  "Lender" and "Lenders" have the respective meanings assigned to those terms in the introduction to this Agreement and shall include any Person that becomes a "Lender" as contemplated by Section 12.8.

                  "Lender Default" means (a) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.10(f) or (b) a Lender having notified in writing Borrowers and/or Administrative Agent that it does not intend to comply with its obligations under Section 2.10(e) or Section 2.10(f), as a result of any takeover of such Lender by any regulatory authority or agency.

                  "Letter of Credit Payment" means as applicable (a) all payments made by the Facing Agent pursuant to either a draft or demand for payment under a Letter of Credit or (b) all payments by Lenders having UK Revolving Commitments and/or Domestic Revolving Commitments, as applicable, to Facing Agent in respect thereof (whether or not in accordance with their UK Revolver Pro Rata Share or Domestic Revolver Pro Rata Share, as the case may
be).

                  "Letter of Credit Request" has the meaning assigned to such term in Section 2.10(c).

                  "Letters of Credit" means the Domestic Letters of Credit, the UK Letters of Credit and the Canadian Letters of Credit.

                  "Leverage Ratio" means, for any Test Period, the ratio of Consolidated Debt as of the last day of such Test Period to Adjusted EBITDA for such Test Period.

                  "Lien" means (a) any judgment lien or execution, attachment, levy, distraint or similar legal process in any relevant jurisdiction and (b) any mortgage, pledge, hypothecation, collateral assignment, security interest, encumbrance, lien, charge or deposit arrangement (other than a deposit to a Deposit Account in the ordinary course of business and not intended as security) of any kind or other arrangement of similar effect in any relevant jurisdiction (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any of the foregoing, any filing or agreement to file a financing statement as debtor under the UCC or any similar statute (other than filings for which an agreement to release such statement has been obtained and delivered to Administrative Agent) other than to reflect ownership by a third party of property leased or consigned to Company or any of its Subsidiaries under a lease or consignment agreement which is not in the nature of a conditional sale or title retention agreement, any subordination arrangement in favor of another Person or any sale of receivables with recourse against the seller or any Affiliate of the seller).

                  "Loan" means any Term Loan, UK Revolving Loan, Domestic Revolving Loan, Canadian Revolving Loan or Swing Line Loan and "Loans" means all such Loans collectively.

                  "Loan Documents" means, collectively, this Agreement, the Notes, each Letter of Credit, each Security Document, the Domestic Subsidiary Guaranty, the UK Subsidiary Guaranty, the Canadian Subsidiary Guaranty, each Interest Rate Agreement to which any Lender or any Affiliate of a Lender is a party, and all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect in accordance with the terms hereof or thereof.

                  "Majority Lenders" of any Facility means those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of other Facilities under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, financial condition, operations or prospects of Company individually or Company and its Subsidiaries taken as a whole, (b) the ability of Company or any Subsidiary to perform its respective obligations under any Loan Document to which it is a party, or (c) the validity or enforceability of this Agreement or any of the Security Documents or the rights or remedies of Administrative Agent and the Lenders hereunder or thereunder.

                  "Material Subsidiary" means (a) any Domestic Subsidiary, Canadian Subsidiary or UK Subsidiary of any Borrower whose (i) total assets have a value (determined in accordance with GAAP) of at least $3,000,000 as of the last day of any Fiscal Quarter for a period of two preceding consecutive Fiscal Quarters or more, or (ii) annual revenues exceed $3,000,000 for the most recently ended four Fiscal Quarters of such Borrower; and (b) any Foreign Subsidiary (other than any Canadian Subsidiary or UK Subsidiary) of any Borrower whose (i) total assets have a value (determined in accordance with GAAP) of at least $ 10,000,000 as of the last day of any Fiscal Quarter for a period of two consecutive preceding Fiscal Quarters or more, or (ii) annual revenues exceed $10,000,000 for the most recently ended four Fiscal Quarters of such Borrower; provided that, in the event the aggregate of the total assets or the total annual revenues of all Domestic Subsidiaries, Canadian Subsidiaries or UK Subsidiaries that do not constitute Material Subsidiaries exceeds $10,000,000 or all Foreign Subsidiaries (other than any Canadian Subsidiary or UK Subsidiary) that do not constitute Material Subsidiaries exceeds $25,000,000, in each case, as of the last day of any Fiscal Quarter, Company (or Administrative Agent, in the event Company has failed to do so within 10 days of request therefor by Administrative Agent) shall, to the extent necessary, designate sufficient Subsidiaries to be deemed to be "Material Subsidiaries" to eliminate such excess, and such designated Subsidiaries shall thereafter constitute Material Subsidiaries. Assets of Foreign Subsidiaries shall be converted into Dollars at the rates used for purposes of preparing the consolidated balance sheet of Company included in such audited financial statements.

                  "Maximum Commitment" means, when used with reference to any Lender, the aggregate of such Lender's Term A Commitment, Term B Commitment, Term C Commitment, UK Revolving Commitment, the Domestic Revolving Commitment and Canadian Revolving Commitment in the amounts not to exceed those set forth opposite the name of such Lender on Schedule 1.1(a) hereto, subject to reduction from time to time in accordance with the terms of this Agreement.

                  "Maximum First Priority Debt" means, at any time, the sum of
(a) the Aggregate Revolving Commitments then in effect and Letters of Credit made or issued pursuant to this Agreement, plus (b) other obligations incurred pursuant to Interest Rate Agreements which are required to be entered into pursuant to Section 7.10 to the extent secured pursuant to the Domestic Security Agreement up to a maximum amount not in excess of $3,000,000, plus (c) the aggregate outstanding principal amount of the Term A Loans and Term B Loans then outstanding, plus (d) $20,000,000.

                  "Minimum Borrowing Amount" means (a) with respect to Base Rate Loans, $500,000, (b) with respect to Eurocurrency Loans, $500,000 in the case of a Borrowing in Dollars, Pound Sterling 250,000 in the case of a Borrowing in Sterling and 500,000 in the case of a Borrowing in Euros, (c) with respect to Swing Line Loans, $500,000, (d) with respect to Canadian Prime Rate Loans, Cdn.$500,000, and (e) with respect to B/A Loans Cdn.$500,000.

                  "Minimum Borrowing Multiple" means, (a) in the case of a Borrowing in Dollars, $100,000, (b) in the case of a Borrowing in Euros, E.100,000, (c) in the case of a Borrowing in Sterling L.50,000 and (d) in the case of a Borrowing in Canadian Dollars, Cdn.$100,000.

                  "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

                  "Mortgage" means any mortgages or similar documents executed pursuant to Section 7.12.

                  "Mortgage Policies" means any mortgage policies or similar documents executed pursuant to Section 7.12.

                  "Mortgaged Property" means any real property subject to a mortgage pursuant to Section 7.12.

                  "Most Recent Leverage Ratio" means, at any date, the Leverage Ratio for the Test Period ending as of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Lenders pursuant to
Section 7.1; provided, however, that if Company fails to deliver such financial statements as required by Section 7.1 and further fails to remedy such default within five days of notice thereof from Administrative Agent, then, without prejudice to any other rights of any Lender hereunder, the Most Recent Leverage Ratio shall be deemed to be greater than 2.5 to 1 as of the date such financial statements were required to be delivered under Section 7.1.

                  "Multi-Client Amortization" means, for any period, amortization expense and write-offs, impairments or other charges (other than the 2002 Survey Impairment Charge) related to the Data Library during such period in a manner consistent with Company's past practice and in accordance with GAAP; provided that, any deductions in the book value of the Data Library shall be included in this definition regardless of their treatment under GAAP.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA and (a) which is, or within the immediately preceeding six (6) years was, contributed to by any Borrower, and Subsidiary or any Borrower or any ERISA Affiliate or (b) with respect to which any Borrower or any Subsidiary of any Borrower may incur any liability.

                  "Multiple Employer Plan" means a Plan with respect to which Company or any Subsidiary of Company or any ERISA Affiliate and at least one employer other than the Company or any Subsidiary of Company or any ERISA Affiliate are contributing employers.

                  "Net Cash Multi-Client Revenue" means, for any period, all net revenue (which shall be computed as gross revenue less cash costs relating to the sale of the Data Library including sales commissions, payments due to third parties with respect to such sales and direct selling, general and administrative costs) realized during such period from all sales of licenses of surveys which are part of, or shall be made part of, the Data Library, other than revenue realized from projects for the acquisition of seismic data specifically contracted for and to be owned by clients of Company.

                  "Net Offering Proceeds" means the cash proceeds received from
(a) the issuance of any Capital Stock (or capital contribution with respect to Capital Stock) or (b) the incurrence of any Indebtedness, in each case net of the actual liabilities for reasonably anticipated cash taxes in connection with such issuance or incurrence, if any, any underwriting, brokerage and other customary selling commissions incurred in connection with such issuance or incurrence, and reasonable legal, advisory and other fees and expenses, including title and recording tax expenses, if any, incurred in connection with such issuance or incurrence.

                  "Net Sale Proceeds" means, with respect to any Asset Disposition the aggregate cash payments received by Company or any Subsidiary from such Asset Disposition (including, without limitation, cash received by way of deferred payment pursuant to a note receivable, conversion of non-cash consideration, cash payments in respect of purchase price adjustments or otherwise, but only as and when such cash is received) minus the direct costs and reasonable expenses incurred in connection therewith (including in the case of any Asset Disposition, the payment of the outstanding principal amount of, premium, if any, and interest on any Indebtedness (other than hereunder) required to be repaid as a result of such Asset Disposition); and any provision for taxes in respect thereof made in accordance with GAAP, provided that, such expenses shall only include taxes to the extent that taxes are payable in cash in the current year or the following year as a result of such Asset Disposition. Any proceeds received in a currency other than Dollars shall, for purposes of the calculation of the amount of Net Sale Proceeds, be in an amount equal to the Dollar Equivalent thereof as of the date of receipt thereof by Company or any Subsidiary of Company.

                  "Non-Defaulting Lender" means each Lender which is not a Defaulting Lender.

                  "Non-U.S. Participant" has the meaning assigned to that term in Section 4.7(a).

                  "North American Multi-Client Library" means the Data Libraries of Company and its Domestic Subsidiaries and Canadian Subsidiaries constituting Collateral which are comprised of seismic data with respect to the United States and Canada and which are located in the United States and Canada.

                  "Note" means any of the Canadian Revolving Notes, the UK Revolving Notes, the Domestic Revolving Notes, the Swing Line Note or the Term Notes and "Notes" means all of such Notes collectively.

                  "Notice Address" has the meaning assigned to that term in
Section 2.5.

                  "Notice of Borrowing" has the meaning assigned to that term in
Section 2.5.

                  "Notice of Canadian Borrowing" has the meaning assigned to that term in Section 2A.5. "Notice of Canadian Conversion or Continuation" has the meaning assigned to that term in
Section 2A.6.

                  "Notice of Conversion or Continuation" has the meaning assigned to that term in Section 2.6.

                  "Notice Office" means the office of Administrative Agent located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey 07302, Attn:
Commercial Loan Division, or such other office as Administrative Agent may designate to Borrowers and the Lenders from time to time and with respect to Canadian Administrative Agent, 222 Bay Street, Suite 1100, P.O. Box 64, Toronto, Canada M5K1H6, or such other office as Canadian Administrative Agent may designate to Borrowers and the Lenders from time to time.

                  "Obligations" means all liabilities and obligations of Company and its Subsidiaries now or hereafter arising under this Agreement and all of the other Loan Documents, whether for principal, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

                  "Operating Lease" of any Person, means any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person, as lessee, which is not a Capitalized Lease.

                  "Ordinary Course Agreements" has the meaning assigned to that term in Section 6.14(c).

                  "Organizational Documents" means, with respect to any Person, such Person's articles or certificate of incorporation, memorandum and articles of association, bylaws, partnership agreement, joint venture agreement or other similar governing documents and any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Capital Stock.

                  "Other Hedging Agreement" means any foreign exchange contract, currency swap agreement, futures contract, commodity agreements, option contract, synthetic cap or other similar agreement.

                  "Outstanding Letters of Credit" has the meaning assigned to that term in Section 2.10(j).

                  "Participants" has the meaning assigned to that term in
Section 12.8(b).

                  "Payment Office" means (a) with respect to Administrative Agent or Swing Line Lender, for payments with respect to Dollar-denominated Loans, 90 Hudson Street, 5th Floor, Jersey City, New Jersey 07302, Attn:
Commercial Loan Division, or such other address as Administrative Agent or Swing Line Lender, as the case may be, may from time to time specify in accordance with Section 12.3, (b) with respect to Administrative Agent or Swing Line Lender, for payments in any Alternative Currency, such account at such bank or office in London or such other place as Administrative Agent shall designate by notice to the Person required to make the relevant payment or (c) with respect to Canadian Administrative Agent, 222 Bay Street, Suite 1100, P.O. Box 64, Toronto, Canada M5K 1H6, or such other address as Canadian Administrative Agent shall designate by notice to the Person required to make the relevant payment.

                  "PBGC" means the Pension Benefit Guaranty Corporation created by Section 4002(a) of ERISA.

                  "Permitted Acquisition" means any Acquisition by Company or a Subsidiary of Company if all of the following conditions are met:

                  (a) no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom;

                  (b) such Acquisition has not been preceded by an unsolicited tender offer for such Person by Company or any of its Affiliates;

                  (c) all transactions related thereto are consummated in compliance, in all material respects, with applicable Requirements of Law;

                  (d) in the case of any Acquisition of any equity interest in any Person, after giving effect to such Acquisition such Person becomes a Wholly-Owned Subsidiary of the Company (or with respect to any such Person that does not become a Wholly-Owned Subsidiary, such Person becomes a Subsidiary of Company, and, to the extent required by Section 7.12, guarantees the Obligations hereunder and grants the security interest contemplated by such Section 7.12);

                  (e) all actions, if any, required to be taken under Section
         7.12 with respect to any acquired or newly formed Subsidiary and its property are taken as and when required under Section 7.12;

                  (f) such assets are used for, or such Person is primarily engaged in, a line of business permitted under Section 8.9;

                  (g) if the aggregate Investment for such Acquisition is the Dollar Equivalent amount of $3,000,000 or greater (including the maximum value of any earn-out obligations if necessary): (i) after giving effect thereto on a Pro Forma Basis for the period of four Fiscal Quarters ending with the Fiscal Quarter for which financial statements have most recently been delivered (or were required to be delivered) under Section 7.1, no Event of Default or Unmatured Event of Default would exist hereunder, (ii) after giving effect to such Acquisition there is at least $35,000,000 of Available Liquidity and the pro forma Leverage Ratio will not be greater than the Leverage Ratio required pursuant to Section 9.2 for the most recently ended Test Period less .50:1.00, and (iii) the aggregate consideration to be paid or Indebtedness incurred (or assumed) by Company and its Subsidiaries in connection with any such purchase or acquisition is not greater than 20% of Consolidated Tangible Net Worth;

                  (h) on or before the date of such Acquisition and before Company or any Subsidiary enters into such Acquisition or any agreement therefor (that is not contingent upon such Acquisition being permitted under this Agreement), Company delivers to the Administrative Agent and Lenders a certificate signed on behalf of Company by a financial officer of Company attaching financial statements of the business or Person to be acquired, including income statements or statements of operations and, if available, balance sheet statements for at least the fiscal year or the four fiscal quarters then most recently ended, together with pro forma financial statements supporting the calculations required by clause (g) hereof, if applicable, certified on behalf of Company by a financial officer of Company to the best of his or her knowledge;

                  (i) if the aggregate Investment for such Acquisition is the Dollar Equivalent Amount of $25,000,000 or greater, Company shall have provided Administrative Agent with a written opinion from an independent accounting, appraisal, investment banking or consulting firm to the effect that such Acquisition is on terms that are fair and reasonable to Company or to such Subsidiary; and

                  (j) Company shall have given Administrative Agent thirty (30) days' prior written notice of such Acquisition and shall have provided Administrative Agent with such documents relating to such Acquisition as Administrative Agent shall have reasonably requested (including, without limitation, letters of intent and acquisition agreements relating thereto).

                  "Permitted Data Library Exchanges" means the exchange or swap by Company or any Subsidiary with any third party of any portion of the Data Library (each, the "Exchanged Data Library") for a multi-client data library of proprietary seismic reports and other data of such third party (each, the "Acquired Data Library"), provided that (i) (x) such exchange is for an Acquired Data Library of reasonably equivalent or greater value and (y) has been approved by the Board of Directors of Company or such Subsidiary, as applicable, in the case of any single exchange or series of related exchanges of any Exchanged Data Libraries having a net book value in excess of $10,000,000 or any exchange of any Exchanged Data Library having a net book value which, when aggregated with the net book value of all other Exchanged Data Libraries exchanged pursuant hereto prior to the date of such exchange, exceeds $15,000,000, (ii) (x) the net book value of such Exchanged Data Library, together with the aggregate net book value of all other Exchanged Data Libraries exchanged pursuant hereto prior to the date of such exchange, shall not exceed 10% of the total aggregate net book value of the North American Multi-Client Library as of the most recently ended Fiscal Quarter and (y) the Net Cash Multi-Client Revenue of such Exchanged Data Library measured as of the most recently ended Fiscal Quarter for the period of thirty six months ended as of such Fiscal Quarter, together with the aggregate Net Cash Multi-Client Revenue of all other Exchanged Data Libraries exchanged pursuant hereto prior to the date of such exchange, shall not exceed 10% of the total Net Cash Multi-Client Revenue of Company and its Subsidiaries for the North American Multi-Client Library measured as of the most recently ended Fiscal Quarter for the period of thirty six months ended as of such Fiscal Quarter, (iii) if the rights of Company and/or its Subsidiaries in the Exchanged Data Library constitute Collateral for all or any portion of the Obligations, the Acquired Data Library must similarly constitute Collateral for such Obligations and, concurrently with the exchange for the Acquired Data Library, Company shall have complied with
Section 7.12 with respect to granting to Administrative Agent for benefit of Secured Creditors a first priority perfected security interest in the Acquired Data Library for all or such portion of the Obligations, (iv) not later than ten
(10) Business Days prior to such exchange, Company or such Subsidiary shall have provided Administrative Agent with a schedule, in form and substance reasonably satisfactory to Administrative Agent, which sets forth, with respect to the Exchanged Data Library and Acquired Data Library, the aggregate net book value of such libraries for the Fiscal Quarter most recently ended, Net Cash Multi-Client Revenue of such libraries for the period of thirty six months ended as of such Fiscal Quarter, and total historical Net Cash Multi-Client Revenue and total historical cost for such libraries, and (v) a Responsible Officer of Company shall have delivered a certificate to Administrative Agent on or prior to the effective date of the exchange certifying to the matters set forth herein, in form and substance reasonably satisfactory to Administrative Agent.

                  "Permitted Guarantee Obligations" means (a) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past practice, (b) Guarantee Obligations outstanding on the date hereof and listed on Schedule 6.5(d), (c) Guarantee Obligations of Company or any of its Subsidiaries of Obligations of any Person under leases and other contracts or warranties and indemnities, in each case, not constituting Indebtedness of such Person, which have been or are undertaken or made in the ordinary course of business by Company or any of its Subsidiaries, (d) Guarantee Obligations of Operating Leases and other obligations of Subsidiaries which do not constitute Indebtedness, (e) unsecured Guarantee Obligations with respect to Indebtedness permitted under Section 8.2, provided that, to the extent that such Indebtedness is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent, (f) the undertaking in the ordinary course of business of Company or any Subsidiary to maintain working capital or equity capital of a Subsidiary or otherwise maintain the net worth or solvency of a Subsidiary to the extent required to maintain qualification and good standing, and (g) additional Guarantee Obligations which do not exceed the Dollar Equivalent of $1,000,000 in the aggregate at any time.

                  "Permitted Liens" has the meaning assigned to that term in
Section 8.1.

                  "Permitted Non-Recurring Charges" means for the Test Periods ended January 31, 2003, April 30, 2003, July 31, 2003 and October 31, 2003, (a)
the following non-recurring charges incurred in connection with the abandoned merger between Company and Petroleum Geo-Services ASA: (i) for the Fiscal Quarter ended January 31, 2002, $2,758,000, (ii) for the Fiscal Quarter ended April 30, 2002, $1,658,000, (iii) for the Fiscal Quarter ended July 31, 2002, $10,919,000, and (iv) for the Fiscal Quarter ended October 31, 2002, $754,000, and (b) the 2002 Survey Impairment Charge.

                  "Permitted Real Property Encumbrances" means as to any particular real property at any time, (a) such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not, in the reasonable opinion of Administrative Agent, materially impair such real property for the purpose for which it is held by the owner thereof, or the Lien held by Administrative Agent, (b) municipal and zoning ordinances, which are not violated in any material respect by the existing improvements and the present use made by the owner thereof of the premises, and
(c) general real estate taxes and assessments not yet delinquent.

                  "Permitted Refinancing Indebtedness" means a replacement, renewal, refinancing or extension of any Indebtedness, provided that

                  (a) the principal amount of such Indebtedness (as determined as of the date of the incurrence of the Indebtedness in accordance with
         GAAP) does not exceed the principal amount of the Indebtedness refinanced thereby on such date;

                  (b) neither the final maturity nor the Weighted Average Life to Maturity is decreased;

                  (c) such Indebtedness is not secured by any assets other than those securing such Indebtedness on the Effective Date and is not guaranteed by any Credit Party or any Subsidiary of any Credit Party except to the extent such guaranty constitutes a Permitted Guarantee Obligation; and

                  (d) (i) the covenants, defaults and similar provisions applicable to such Indebtedness are no more restrictive in any material respect than the provisions applicable to the Indebtedness being so replaced, renewed, refinanced or extended or the provisions contained in this Agreement and such provisions do not conflict in any material respect with the provisions of this Agreement and (ii) such Indebtedness is upon terms and subject to definitive documentation which is in form and substance reasonably satisfactory to Administrative Agent.

                  "Person" means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Plan" means any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, which is or has, within the preceding six years, been established or maintained, or to which contributions are or have, within the preceding six years, been made, by Company or any of its ERISA Affiliates or any Subsidiary of Company or any ERISA Affiliates of such Subsidiary, but not including any Multiple Employer Plan.

                  "Plan Administrator" has the meaning assigned to the term "administrator" in Section 3(16)(A) of ERISA.

                  "Plan Sponsor" has the meaning assigned to the term "plan sponsor" in Section 3(16)(B) of ERISA.

                  "Pledged Securities" means all of the Pledged Securities as defined in the Canadian Pledge Agreements, the UK Security Agreement and the Domestic Security Agreement, as applicable.

                  "Premises" means, at any time any real estate then owned, leased or operated by the Company or any of its Subsidiaries.

                  "Pro Forma Balance Sheet" has the meaning assigned to that term in Section 6.5(a)(ii).

                  "Pro Forma Basis" means, (a) with respect to the preparation of pro forma financial statements for purposes of the tests set forth in the definition of Permitted Acquisitions and for any other purpose relating to a Permitted Acquisition, a pro forma (provided that, prior to the consummation of any Permitted Acquisition, Company's certified public accountants shall certify to Administrative Agent that such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of
Article 11 of Regulation S-X of the SEC) on the basis that (i) any Indebtedness incurred or assumed in connection with such Acquisition was incurred or assumed on the first day of the applicable period, (ii) if such Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period at the rate in effect on the date of such Acquisition, and (iii) all income and expense associated with the assets or entity acquired in connection with such Acquisition for the most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by Company over the applicable period on a pro forma basis without giving effect to any cost savings other than Pro Forma Cost Savings, and (b) with respect to the preparation of a pro forma financial statement for any purpose relating to an Asset Disposition, a pro forma on the basis that (i) any Indebtedness prepaid out of the proceeds of such Asset Disposition shall be deemed to have been prepaid as of the first day of the applicable Test Period, and (ii) all income and expense (other than such expenses as Company, in good faith, estimates will not be reduced or eliminated as a consequence of such Asset Disposition) associated with the assets or entity disposed of in connection with such Asset Disposition shall be deemed to have been eliminated as of the first day of the applicable Test Period.

                  "Pro Forma Cost Savings" means, with respect to the determination of Net Income on a Pro Forma Basis, such cost savings as would be permitted pursuant to Rule 11.02 of Regulation S-X of the SEC, provided that, prior to the consummation of any Permitted Acquisition, Company's certified public accountants shall certify to Administrative Agent (in a manner consistent with example d of SAS 72) that such pro forma financial information complies as to form in all material respects with the applicable accounting requirements of Rule 11.02 of Regulation S-X of the SEC.

                  "Pro Rata Share" means, when used with reference to any Lender and any described aggregate or total amount of any Facility or Facilities, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Lender's Maximum Commitment with respect to such Facility or Facilities and the denominator of which shall be the Total Commitment with respect to such Facility or Facilities or, if no Commitments are then outstanding, such Lender's aggregate Loans to the total Loans and Obligations hereunder with respect to such Facility.

                  "Projections" has the meaning assigned to that term in Section 6.5(e).

                  "Purchase Notice" has the meaning assigned to that term in
Section 12.21(a)(i).

                  "Qualifying Lender" means a Lender which is (a) a UK Lender or
(b) a Treaty Lender; but excluding any Lender who is not a Qualifying Lender solely in consequence of a direction (which has not been revoked) given by the Board of Inland Revenue under Section 349C of the Income and Corporation Taxes Act 1988 (as that provision has effect on the date on which such Lender became a party to this Agreement) and to whom the precise terms of such direction have been notified.

                  "Quarterly Payment Date" means the last Business Day of each April, July, October and January, commencing with April 2003.

                  "Recovery Event" means the receipt by Company (or any of its Subsidiaries) of any insurance or condemnation proceeds payable (a) by reason of any theft, physical destruction or damage or any other similar event with respect to any properties or assets of Company or any of its Subsidiaries, (b) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of Company or any of its Subsidiaries and (c) under any policy of insurance required to be maintained under Section 7.8; provided, however, that in no event shall payments made under business interruption insurance constitute a Recovery Event to the extent such payments are included in the computation of Consolidated Net Income for any period.

                  "Recovery Event Escrow Account" has the meaning provided in
Section 4.4(e).

                  "Reference Lenders" mean DB and Wells Fargo Bank Texas, N.A.

                  "Refunded Swing Line Loans" has the meaning assigned to that term in Section 2.1(c)(ii).

                  "Register" has the meaning assigned to that term in Section 12.14.

                  "Regulation D" means Regulation D of the Board as from time to time in effect and any successor provision to all or a portion thereof establishing reserve requirements.

                  "Related Fund" means, with respect to any Lender which is a fund or an account, any Affiliate of such Lender or any other fund or account that extends credit or invests in loans and is administered or managed by such Lender or by an Affiliate of such Lender.

                  "Release" means any release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching or migration into the indoor or outdoor environment or into or out of any property of Company or its Subsidiaries, or at any other location, including any location to which Company or any Subsidiary has transported or arranged for the transportation of any Contaminant, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property of Company or its Subsidiaries or at any other location, including any location to which Company or any Subsidiary has transported or arranged for the transportation of any Contaminant.

                  "Remedial Action" means actions required to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (b) prevent or minimize or otherwise address the Release or substantial threat of a material Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (c) perform pre-response or post-response studies and investigations and post-response monitoring and care or any other studies, reports or investigations relating to Contaminants.

                  "Replaced Lender" has the meaning assigned to that term in
Section 3.7.

                  "Replacement Lender" has the meaning assigned to that term in
Section 3.7.

                  "Reportable Event" means a "reportable event" described in
Section 4043(c) of ERISA or in the regulations thereunder with respect to a Plan for which notice has not been waived by the PBGC of any event requiring disclosure under Section 4063(a) or 4062(e) of ERISA, receipt of a notice of withdrawal liability with respect to a Multiple Employer Plan pursuant to
Section 4202 of ERISA or receipt of a notice of reorganization or insolvency with respect to a Multiple Employer Plan pursuant to Section 4242 or 4245 of ERISA.

                  "Required Lenders" means Non-Defaulting Lenders the sum of whose Effective Amount of outstanding Term Loans, UK Revolving Commitments, Domestic Revolving Commitments and Canadian Revolving Commitments (or, if after the Total UK Revolving Commitment, the Total Domestic Revolving Commitment or Total Canadian Revolving Commitment, as applicable, has been terminated, outstanding UK Revolving Loans and UK LC Obligations or outstanding Domestic Revolving Loans and Domestic Revolver Pro Rata Share of outstanding Swing Line Loans and Domestic LC Obligations or outstanding Canadian Revolving Loans and Canadian LC Obligations, as applicable) constitute greater than 50% of the sum of (a) the total Effective Amount of outstanding Term Loans of Non-Defaulting Lenders, (b) the Total UK Revolving Commitment less the aggregate UK Revolving Commitments of Defaulting Lenders (or, if after the Total UK Revolving Commitment has been terminated, the total Effective Amount of outstanding UK Revolving Loans of Non-Defaulting Lenders and the aggregate UK Revolver Pro Rata Share of all Non-Defaulting Lenders of the total outstanding UK LC Obligations at such time), (c) the Total Domestic Revolving Commitment less the aggregate Domestic Revolving Commitments of Defaulting Lenders (or, if after the Total

Domestic Revolving Commitment has been terminated, the total Effective Amount of outstanding Domestic Revolving Loans of Non-Defaulting Lenders and the aggregate Domestic Revolver Pro Rata Share of all Non-Defaulting Lenders of the total outstanding Swing Line Loans and Domestic LC Obligations at such time), and (d) the Total Canadian Revolving Commitment less the aggregate Canadian Revolving Commitments of the Defaulting Lenders (or, if after the Total Canadian Revolving Commitment has been terminated, the total Effective Amount of outstanding Canadian Revolving Loans of all Non-Defaulting Lenders and the aggregate Canadian Revolver Pro Rata Share of all Non-Defaulting Lenders of the total outstanding Canadian LC Obligations at such time).

                  "Requirement of Law" means, as to any Person, any law (including common law), treaty, rule or regulation or judgment, decree, determination or award of an arbitrator or a court or other Governmental Authority, including without limitation, any Environmental Law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Reset Date" has the meaning assigned to that term in Section 1.3.

                  "Responsible Officer" means any of the Chairman or Vice Chairman of the Board of Directors, the President, any Executive Vice President, the Vice President-Controller, any Vice President or the Treasurer of any Borrower.

                  "Restricted Payment" has the meaning assigned to that term in
Section 8.5(c).

                  "Returns" has the meaning assigned to that term in Section 6.9(a).

                  "Revolver Termination Date" means the earlier to occur of (a) February 14, 2006; provided, that, with the prior written consent of Administrative Agent and all Lenders having UK Revolving Loans and Domestic Revolving Loans, such termination date may be extended for one one-year period or (b) such earlier date as the Domestic Revolving Commitments and the UK Revolving Commitments shall have been terminated or otherwise reduced to $0 pursuant to this Agreement.

                  "Revolving Facilities" means, collectively, the UK Revolving Facility, the Domestic Revolving Facility and the Canadian Revolving Facility.

                  "Revolving Lender" means any Domestic Revolving Lender UK Revolving Lender, or Canadian Revolving Lender, as the context may require.

                  "Revolving Loan" means any Domestic Revolving Loan, UK Revolving Loan or Canadian Revolving Loan, as the context may require.

                  "Revolving Note" has the meaning assigned to that term in
Section 2.2(a).

                  "Sale and Leaseback Transaction" means any arrangement occurring on or after August 1, 2002 whereby, directly or indirectly, a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.

                  "Schedule I Bank" means a bank that is a Canadian chartered bank listed on Schedule I under the Bank Act (Canada).

                  "Schedule II Bank" means a bank that is a Canadian chartered bank listed on Schedule II under the Bank Act (Canada).

                  "Schedule III Bank" means an authorized foreign bank that is listed on Schedule III under the Bank Act (Canada).

                  "Scheduled Term Repayments" means a Scheduled Term A Repayment or Scheduled Term B Repayment.

                  "Scheduled Term A Repayments" means, with respect to the principal payments on the Term A Loans for each date set forth below, the amounts set forth opposite thereto, as reduced from time to time pursuant to Sections 4.3 and 4.4:

                                                                           Scheduled Term A
                         Date                                                  Repayment
                         ----                                                  ---------

                    March 31, 2003                                              $75,000

                     June 30, 2003                                              $75,000

                  September 30, 2003                                            $75,000

                   December 31, 2003                                            $75,000

                    March 31, 2004                                              $75,000

                     June 30, 2004                                              $75,000

                  September 30, 2004                                            $75,000

                   December 31, 2004                                            $75,000

                    March 31, 2005                                              $75,000

                     June 30, 2005                                              $75,000

                  September 30, 2005                                            $75,000

                   December 31, 2005                                            $75,000

               Term A Loan Maturity Date                                      $29,100,000

                  "Scheduled Term B Repayments" means, with respect to the principal payments on the Term B Loans for each date set forth below, the amounts set forth opposite thereto, as reduced from time to time pursuant to Sections 4.3 and 4.4:

                                                                           Scheduled Term B
                         Date                                                  Repayment
                         ----                                                  ---------

                    March 31, 2003                                             $312,500

                     June 30, 2003                                             $312,500

                  September 30, 2003                                           $312,500

                   December 31, 2003                                           $312,500

                    March 31, 2004                                             $312,500

                     June 30, 2004                                             $312,500

                  September 30, 2004                                           $312,500

                   December 31, 2004                                           $312,500

                    March 31, 2005                                             $312,500

                     June 30, 2005                                             $312,500

                  September 30, 2005                                           $312,500

                   December 31, 2005                                           $312,500

                    March 31, 2006                                             $312,500

                     June 30, 2006                                             $312,500

                  September, 30, 2006                                          $312,500

                   December 31, 2006                                           $312,500

               Term B Loan Maturity Date                                     $120,000,000

                  "SEC" means the Securities and Exchange Commission or any successor thereto.

                  "Secured Creditors" has the meaning provided in the respective Security Documents to the extent defined therein and shall include any Person who is granted a security interest pursuant to any Loan Document.

                  "Securities" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Agreements" means the Domestic Security Agreements, the Canadian Security Agreements, and the UK Security Agreements.

                  "Security Documents" means, collectively the Canadian Pledge Agreements, the Security Agreements, the Mortgages and all other agreements, assignments, mortgages, charges, security agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect subject to the terms hereof or thereof. For purposes of this Agreement, "Security Documents" shall also include all guaranties, pledge agreements, security agreements, mortgages, subordination agreements and other collateral documents entered into by Company or any Subsidiary of Company after the date of this Agreement in favor of Administrative Agent for the benefit of Secured Creditors.

                  "Senior Notes" means (a) the Senior Notes due 2003 in the original aggregate principal amount of $75,000,000, issued by Company pursuant to the Indenture dated October 23, 1996 between Company and Fleet National Bank (the "First Indenture") and (b) the Senior Notes due 2003 in the original principal amount of $60,000,000 issued by Company pursuant to the Indenture dated October 28, 1998 between Company and State Street Bank and Trust Company (the "Second Indenture"; collectively, the First Indenture and the Second Indenture are referred to herein as the "Senior Indentures").

                  "Senior Notes Defeasance" means (a) the issuance of a call notice, in form and substance satisfactory to Administrative Agent, by Company with respect to the Senior Notes in accordance with Section 12.3 of the Senior Indentures, (b) the irrevocable deposit by Company with the trustees under the Senior Indentures of an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay and discharge the principal, interest and premium, if any, on the Senior Notes at the call date with respect thereto, and (c) such other steps as are required by the Senior Indentures in order to effectuate the covenant defeasance of the Senior Notes pursuant to Section 12.3 of the Senior Indentures.

                  "S&P" means Standard & Poor's Corporation or any successor to the rating agency business thereof.

                  "Spot Rate" means, for any currency at any date, the rate quoted by DB as the spot rate for the purchase by DB of such currency with another currency through its foreign exchange trading office at approximately 11:00 a.m. (New York City time) for delivery two (2) Business Days later.

                  "Stated Amount" or "Stated Amounts" means (a) with respect to any Letter of Credit issued in Dollars, the stated or face amount of such Letter of Credit to the extent available at the time for drawing (subject to presentment of all requisite documents), and
(b) with respect to any Letter of Credit issued in any currency other than Dollars, the Dollar Equivalent of the stated or face amount of such Letter of Credit to the extent available at the time for drawing (subject to presentment of all requisite documents), in either case as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit

                  "Sterling" means the lawful currency of the United Kingdom.

                  "Subsidiary" of any Person means any corporation, partnership (limited or general), limited liability company, trust or other entity of which a majority of the stock (or equivalent ownership or equity interest) having voting power to elect a majority of the board of directors (if a corporation) or to select the trustee or equivalent managing body or controlling interest, shall, at the time such reference becomes operative, be directly or indirectly owned or controlled by such Person or one or more of the other subsidiaries of such Person or any combination thereof. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Company.

                  "Swing Line Commitment" means, with respect to the Swing Line Lender, at any date, the obligation of such Lender to make Swing Line Loans pursuant to Section 2.1(c) in the amount referred to therein.

                  "Swing Line Lender" means DB in such capacity.

                  "Swing Line Loan Participation Certificate" means a certificate, substantially in the form of Exhibit 2.1(c).

                  "Swing Line Loans" has the meaning assigned to that term in
Section 2.1(c)(i).

                  "Swing Line Note" has the meaning assigned to that term in
Section 2.2(a).

                  "Syndication Agent" means Wells Fargo Bank Texas, N.A.

                  "Syndication Date" has the meaning assigned to that term in
Section 2.1(a).

                  "Takeout Notice" has the meaning assigned to that term in
Section 12.21(a)(i).

                  "Taxes" means any and all present and future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities (including interest and penalties) with respect to the foregoing, but excluding Excluded Taxes.

                  "Taxes Act 1988" means the Income and Corporation Taxes Act 1988, as from time to time amended, or any successor statute.

                  "Term A Commitment" means, with respect to any Term A Lender, the principal amount set forth opposite such Lender's name on Schedule 1.1(a) hereto or in any Assignment and Assumption Agreement under the caption "Amount of Term A Commitment", as such commitment may be adjusted from time to time pursuant to this Agreement, and "Term A

Commitments" means such commitments collectively, which commitments equal $30,000,000 in the aggregate as of the date hereof.

                  "Term A Facility" means the credit facility under this Agreement evidenced by the Term A Commitments and the Term A Loans.

                  "Term A Lender" means any Lender which has a Term A Commitment or is owed a Term A Loan (or a portion thereof).

                  "Term A Loan" and "Term A Loans" have the meanings assigned to those terms in Section 2.1(a)(i).

                  "Term A Loan Maturity Date" means February 14, 2006.

                  "Term A Note" and "Term A Notes" have the meanings assigned to those terms in Section 2.2(a).

                  "Term B Commitment" means, with respect to any Lender, the principal amount set forth opposite such Lender's name on Schedule 1.1(a) hereto or in any Assignment and Assumption Agreement under the caption "Amount of Term B Commitment", as such commitment may be adjusted from time to time pursuant to this Agreement, and "Term B Commitments" means such commitments collectively, which commitments equal $125,000,000 in the aggregate as of the date hereof.

                  "Term B Facility" means the credit facility under the Agreement evidenced by the Term B Commitments and the Term B Loans.

                  "Term B Lender" means any Lender which has a Term B Commitment or is owed a Term B Loan (or a portion thereof).

                  "Term B Loan" and "Term B Loans" have the meanings assigned to those terms in Section 2.1(a)(ii).

                  "Term B Loan Maturity Date" means February 14, 2007.

                  "Term B Note" and "Term B Notes" have the meanings assigned to those terms in Section 2.2(a).

                  "Term Commitments" means, collectively, the Term A Commitment, the Term B Commitment and the Term C Commitment.

                  "Term C Commitment" means, with respect to any Lender, the principal amount set forth opposite such Lender's name on Schedule 1.1(a) hereto under the caption "Amount of Term C Commitment", as such commitment may be terminated or reduced from time to time pursuant to this Agreement, and "Term C Commitments" means such commitments collectively, which commitments equal $40,000,000 in the aggregate as of the date hereof.

                  "Term C Facility" means the credit facility under the Agreement evidenced by the Term C Commitments and the Term C Loans.

                  "Term C Lender" means any Lender which has a Term C Commitment or is owed a Term C Loan (or a portion thereof).

                  "Term C Loan" and "Term C Loans" have the meanings assigned to those terms in Section 2.1(a)(iii).

                  "Term C Loan Maturity Date" means February 14, 2008.

                  "Term C Note" and "Term C Notes" have the meanings assigned to those terms in Section 2.2(a).

                  "Term Facilities" means the Facilities under the Agreement with respect to the Term Loans, collectively.

                  "Term Loan Maturity Date" means the Term A Loan Maturity Date, the Term B Loan Maturity Date or the Term C Loan Maturity Date, as the context may require.

                  "Term Loans" means the Term A Loans, Term B Loans and the Term C Loans, collectively.

                  "Term Note" and "Term Notes" means the Term A Notes, the Term B Notes and the Term C Notes.

                  "Term Pro Rata Share" means, with respect to any Term Facility, when used with reference to any Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Lender's then outstanding Loans under such Facility and the denominator of which shall be the amount of all then outstanding Loans under such Facility.

                  "Termination Event" means (a) a Reportable Event with respect to any Employee Benefit Plan; (b) the withdrawal of Company or any member of the Controlled Group from an Employee Benefit Plan during a plan year in which Company or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Employee Benefit Plan participants who are employees of Company or any member of the Controlled Group;
(c) the imposition of an obligation on Company or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate an Employee Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate an Employee Benefit Plan or Foreign Pension Plan; (e) any event or condition which would constitute grounds under Section 4042 of ERISA (other than subparagraph (a)(4) of such Section) for the termination of, or the appointment of a trustee to administer, any Employee Benefit Plan; (f) that a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan in place of the existing administrator; or

(g) the partial or complete withdrawal of Company or any member of the Controlled Group from a Multiple Employer Plan or Foreign Pension Plan.

                  "Test Period" means the four consecutive Fiscal Quarters of Company then last ended.

                  "Total Available Canadian Revolving Commitment" means, at the time any determination thereof is made, the sum of the respective Available Canadian Revolving Commitments of the Lenders at such time.

                  "Total Available Domestic Revolving Commitment" means, at the time any determination thereof is made, the sum of the respective Available Domestic Revolving Commitments of the Lenders at such time.

                  "Total Available UK Revolving Commitment" means, at the time any determination thereof is made, the sum of the respective Available UK Revolving Commitments of the Lenders at such time.

                  "Total Canadian Revolving Commitment" means, at any time, the sum of the Canadian Revolving Commitments of each of the Lenders at such time.

                  "Total Commitment" means, at the time any determination thereof is made, the sum of the Term Commitments, UK Revolving Commitments, Domestic Revolving Commitments and Canadian Revolving Commitments at such time.

                  "Total Domestic Revolving Commitment" means, at any time, the sum of the Domestic Revolving Commitments of each of the Lenders at such time.

                  "Total UK Revolving Commitment" means, at any time, the sum of the UK Revolving Commitments of each of the Lenders at such time.

                  "Transaction" means and includes (a) each of the Credit Events occurring on the Initial Borrowing Date, (b) the Company Refinancing, (c) such other transactions as are contemplated by the Documents, and (d) the payment of fees and expenses in connection with the foregoing.

                  "Transaction Documents" means, collectively, the Company Refinancing Documents and including any agreement, document, instrument and certificate executed and/or delivered pursuant to the terms of, or in connection with, any of the foregoing.

                  "Transferee" has the meaning assigned to that term in Section 12.8(d).

                  "Treaty Lender" means a Lender which is resident (as defined in the appropriate double taxation agreement) in a jurisdiction with which the UK has a double taxation agreement under or by virtue of which payments of interest are exempted in full from retention, reduction, withholding, deduction or similar for or on account of any UK Taxes and does not carry on a business in the UK through a permanent establishment with which the interest arising under this Agreement is effectively connected for purposes of that double taxation treaty.

                  "2002 Survey Impairment Charge" means the $55,204,000 pre-tax charge for Fiscal Year 2002 relating to the impairment of multi-client surveys in the Gulf of Mexico, the United States and the North Sea.

                  "Type" means any type of Loan, namely, a Base Rate Loan, Canadian Prime Rate Loan, B/A Loan or a Eurocurrency Loan.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

                  "UK Borrower" has the meaning assigned to that term in the introduction to this Agreement.

                  "UK LC Obligations" means, at any time, an amount equal to the sum of (a) the Stated Amount of then outstanding UK Letters of Credit and (b) the aggregate amount of Unpaid Drawings under UK Letters of Credit which have not then been reimbursed pursuant to Section 2.10(c). The UK LC Obligation of any UK Revolving Lender at any time shall mean the Dollar Equivalent of its UK Revolver Pro Rata Share of the aggregate UK LC Obligations outstanding at such time.

                  "UK Lender" means a Lender which is:

                  (a) within the charge to UK corporation tax in respect of, and beneficially entitled to, a payment of interest on a Loan made by a person that was a bank for the purposes of section 349 of the Taxes Act 1988 (as currently defined in section 840A of the Taxes Act 1988) at the time the Loan was made; or

                  (b) a UK Non-Bank Lender.

                  "UK Letter of Credit" means any Letter of Credit issued pursuant to Section 2.10(a)(ii).

                  "UK Non-Bank Lender" means:

                  (a) a company resident in the UK for UK tax purposes; or

                  (b) a company not resident in the UK for UK tax purposes which carries on a trade in the UK through a branch or agency and brings into account interest payable to it under this Agreement in computing its chargeable profits for the purpose of section 11(2) of the Taxes Act 1988; which, in each case of the foregoing clauses (a) and (b), is beneficially entitled to interest payable to it under this Agreement.

                  "UK Revolver Pro Rata Share" means, when used with reference to any UK Revolving Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such UK Revolving Lender's UK Revolving Commitment or, if the Revolver Termination Date has occurred, the Effective Amount of such UK Revolving Lender's then outstanding UK Revolving Loans and the denominator of which shall be the UK Revolving

Commitments or, if the Revolver Termination Date has occurred, the Effective Amount of all then outstanding UK Revolving Loans and participations in UK Letters of Credit.

                  "UK Revolving Commitment" means, with respect to any UK Revolving Lender, the obligation of such UK Revolving Lender to make UK Revolving Loans, as such commitment may be adjusted from time to time pursuant to this Agreement, which commitment as of the date hereof is the amount set forth opposite such Lender's name on Schedule 1.1(a) hereto under the caption "Amount of UK Revolving Commitment" as the same may be adjusted from time to time pursuant to the terms hereof and "UK Revolving Commitments" means such commitments collectively, which commitments equal $10,000,000 in the aggregate as of the date hereof.

                  "UK Revolving Facility" means the credit facility under this Agreement evidenced by the UK Revolving Commitments and the UK Revolving Loans.

                  "UK Revolving Lender" means any Lender which has a UK Revolving Commitment or is owed a UK Revolving Loan (or a portion thereof).

                  "UK Revolving Loan" and "UK Revolving Loans" have the meanings assigned to those terms in Section 2.1(b).

                  "UK Revolving Note" has the meaning assigned to that term in
Section 2.2(a).

                  "UK Security Agreement" has the meaning assigned that term in
Section 5.1(c)(iv).

                  "UK Subsidiary" means any Subsidiary formed under the laws of England and Wales.

                  "UK Subsidiary Guaranty" has the meaning assigned to that term in Section 5.1(b)(ii).

                  "Unmatured Event of Default" means an event, act or occurrence which with the giving of notice or the lapse of time (or both) would become an Event of Default.

                  "Unpaid Drawing" has the meaning assigned to that term in
Section 2.10(d).

                  "VESI Support Agreements" means, collectively, that certain Support Agreement dated September 30, 1999 and that certain Amended and Restated Support Agreement dated September 30, 1999, in each case, between Company and Veritas Energy Services Inc., each as in effect on the date hereof.

                  "Voting Securities" means any class of Capital Stock of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

                  "Wholly-Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person, all of the outstanding shares of capital stock of which (other than qualifying shares required to be owned by directors) are at the time owned directly or indirectly by such Person and/or one or more Wholly-Owned Subsidiaries of such Person.

                  "written" or "in writing" means any form of written communication or a communication by means of telecopier device or authenticated telex, telegraph or cable.

                  The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. The words "herein," "hereof" and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. References to "Articles", "Sections", "paragraphs", "Exhibits" and "Schedules" in this Agreement shall refer to Articles, Sections, paragraphs, Exhibits and Schedules of this Agreement unless otherwise expressly provided; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                  1.2 ACCOUNTING TERMS; FINANCIAL STATEMENTS.

                  (a) All accounting terms used herein but not expressly defined in this Agreement shall have respective meanings given to them in accordance with GAAP in effect on the date hereof in the United States of America. Except as otherwise expressly provided herein, all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with GAAP in effect in the United States of America on the date hereof and on a basis consistent with the presentation of the financial statements and projections delivered pursuant to, or otherwise referred to in, Sections 6.5(a) and 6.5(e). Notwithstanding the foregoing sentence, the financial statements required to be delivered pursuant to Section
7.1 shall be prepared in accordance with GAAP in the United States of America as in effect on the respective dates of their preparation. Unless otherwise provided for herein, wherever any computation is to be made with respect to any Person and its Subsidiaries, such computation shall be made so as to exclude all items of income, assets and liabilities attributable to any Person which is not a Subsidiary of such Person.

                  (b) For purposes of computing the ratios in the financial covenants in Article IX as of the end of any Test Period and the Most Recent Leverage Ratio, all components of such ratios for the applicable Test Period shall include or exclude, as the case may be, without duplication, such components of such ratios attributable to any business that have been acquired or disposed of by Company or any Subsidiary of Company (including through mergers or consolidations) after the first day of such Test Period and prior to the end of such Test Period on a Pro Forma Basis as determined in good faith by Company and certified to by a Responsible Officer of Company to Administrative Agent.

                  1.3 CALCULATION OF EXCHANGE RATE. On each Exchange Rate Determination Date, Administrative Agent or Canadian Administrative Agent, as applicable, shall (a) determine the Exchange Rate as of such Exchange Rate Determination Date and (b) give notice thereof to each Borrower and to each Lender that shall have requested such information. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Exchange Rate Determination Date (each, a "Reset Date") and shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than any provision expressly requiring the use of a current Exchange Rate) be the Exchange Rate employed in converting amounts between Dollars and the relevant Alternative Currency or between Dollars and Canadian Dollars, as applicable.

                                   ARTICLE II

                           AMOUNT AND TERMS OF CREDIT

         2.1 THE COMMITMENTS.

                  (a) (i) TERM A LOAN. Each Term A Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make a term loan (each such loan, a "Term A Loan" and collectively, the "Term A Loans") to Company on the Initial Borrowing Date in an aggregate principal amount equal to the Term A Commitment of such Term A Lender. The Term A Loans (i) shall be incurred by Company pursuant to a single drawing, which shall be on the Initial Borrowing Date, (ii) shall be denominated in Dollars, (iii) shall be made as Base Rate Loans and, except as hereinafter provided, may, at the option of Company, be maintained as and/or combined into Base Rate Loans or Eurocurrency Loans, provided that except as permitted by Administrative Agent in its sole discretion, no incurrences of, or conversions into, Term A Loans maintained as Eurocurrency Loans with an Interest Period in excess of thirty days (with all such Interest Periods ending on the same day during such period) may be effected prior to the earlier of (1) the 90th day after the Initial Borrowing Date and
(2) that date (the "Syndication Date") upon which Administrative Agent determines in its sole discretion (and notifies Company) that the primary syndication (and resultant additions of institutions as Lenders pursuant to Section 12.8(c)) has been completed, and (iv) shall not exceed for any Lender at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the Term A Commitment, if any, of such Lender at such time. Each Term A Lender's Term A Commitment shall expire immediately and without further action on the Initial Borrowing Date if the Term A Loans are not made on the Initial Borrowing Date. No amount of a Term A Loan which is repaid or prepaid by Company may be reborrowed hereunder.

                  (ii) TERM B LOAN. Each Term B Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make a term loan (each such loan, a "Term B Loan" and collectively, the "Term B Loans") to Company on the Initial Borrowing Date in an aggregate principal amount equal to the Term B Commitment of such Term B Lender. The Term B Loans (i) shall be incurred by Company pursuant to a single drawing, which shall be on the Initial Borrowing Date, (ii) shall be denominated in Dollars, (iii) shall be made as Base Rate Loans and, except as hereinafter provided, may, at the option of Company, be maintained as and/or combined into Base Rate Loans or Eurocurrency Loans, provided that except as permitted by Administrative Agent in its sole discretion, no incurrences of, or conversions into, Term B Loans maintained as Eurocurrency Loans with an Interest Period in excess of thirty days (with all such Interest Periods ending on the same day during such period) may be effected prior to the earlier of (1) the 90th day after the Initial Borrowing Date and (2) the Syndication Date, and (iv) shall not exceed for any Lender at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the Term B Commitment, if any, of such Lender at such time. Each Term B Lender's Term B Commitment shall expire immediately and without further action on the Initial Borrowing Date if the Term B Loans are not made on the Initial Borrowing Date. No amount of a Term B Loan which is repaid or prepaid by Company may be reborrowed hereunder.

                  (iii) TERM C LOAN. Each Term C Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make a term loan (each such loan, a "Term C Loan" and collectively, the "Term C Loans") to Company on the Initial Borrowing Date in an aggregate principal amount equal to the Term C Commitment of such Term C Lender. The Term C Loans (i) shall be incurred by Company pursuant to a single drawing, which shall be on the Initial Borrowing Date, (ii) shall be denominated in Dollars, (iii) shall be made as Base Rate Loans and, except as hereinafter provided, may, at the option of Company, be maintained as and/or combined into Base Rate Loans or Eurocurrency Loans, provided that except as permitted by Administrative Agent in its sole discretion, no incurrences of, or conversions into, Term C Loans maintained as Eurocurrency Loans with an Interest Period in excess of thirty days (with all such Interest Periods ending on the same day during such period) may be effected prior to the earlier of (1) the 90th day after the Initial Borrowing Date and
(2) the Syndication Date, and (iv) shall not exceed for any Lender at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the Term C Commitment, if any, of such Lender at such time. Each Term C Lender's Term C Commitment shall expire immediately and without further action on the Initial Borrowing Date whether or not the Term C Loans are made on the Initial Borrowing Date. No principal amount of a Term C Loan which is repaid or prepaid by Company may be reborrowed hereunder. Each Term C Lender expressly acknowledges and agrees that the Term C Loans shall be secured by the Collateral on the same basis as the other Loans hereunder but, upon the occurrence and during the continuance of an Event of Default, shall be second in right of proceeds arising from any disposition or liquidation thereof in connection with any enforcement action by Administrative Agent or in connection with any distributions pursuant to a plan or arising from any disposition or liquidation of the Collateral in any bankruptcy or insolvency proceeding in the manner as more specifically set forth in Section 8.4 of the Domestic Security Agreement and the corresponding sections of any other Security Documents, which Sections are incorporated herein by reference. To the extent of any conflict between any provision of this Agreement and Section 8.4 of the Domestic Security Agreement and the corresponding sections of any other Security Documents, the Domestic Security Agreement shall govern to the extent of such conflict.

         (b) DOMESTIC REVOLVING LOANS/UK REVOLVING LOANS.

                  (i) Each Domestic Revolving Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans to Company denominated in Dollars on a revolving basis from time to time during the Commitment Period, in an amount not to exceed its Domestic Revolver Pro Rata Share of the Total Available Domestic Revolving Commitment (each such loan by any Lender, a "Domestic Revolving Loan" and collectively, the "Domestic Revolving Loans"). All Domestic Revolving Loans comprising the same Borrowing hereunder shall be made by the Domestic Revolving Lenders simultaneously and in proportion to their respective Domestic Revolving Commitments. Prior to the Revolver Termination Date, Domestic Revolving Loans may be repaid and reborrowed by the Borrower in accordance with the provisions hereof and, except as otherwise specifically provided in Section 2.6, all Domestic Revolving Loans comprising the same Borrowing shall at all times be of the same Type.

                  (ii) Each UK Revolving Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans to Company and UK Borrower denominated in an Alternative Currency and Dollars on a revolving basis from time to time during the Commitment Period, in an amount not to exceed its UK Revolver Pro Rata Share of the Total Available UK Revolving Commitment (each such loan by any Lender, a "UK Revolving Loan" and collectively, the "UK Revolving Loans"). All UK Revolving Loans comprising the same Borrowing hereunder shall be made by the UK Revolving Lenders simultaneously and in proportion to their respective UK Revolving Commitments. Prior to the Revolver Termination Date, UK Revolving Loans may be repaid and reborrowed by UK Borrower and Company in accordance with the provisions hereof and, except as otherwise specifically provided herein (i), all UK Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (ii) no UK Revolving Loans denominated in Alternative Currency or Dollars and incurred or maintained as Eurocurrency Loans may have Interest Periods in excess of thirty days, except as permitted by Administrative Agent in its sole discretion, if incurred prior to the earlier of (1) the 90th day after the Initial Borrowing Date and (2) the Syndication Date (with all such Interest Periods ending on the same day during such period).

         (c) SWING LINE LOANS.

                  (i) Swing Line. Subject to the terms and conditions hereof, the Swing Line Lender in its individual capacity agrees to make swing line loans in Dollars ("Swing Line Loans") to Company on any Business Day from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding, not to exceed $10,000,000; provided, however, that in no event may the amount of any Borrowing of Swing Line Loans (A) exceed the Total Available Domestic Revolving Commitment immediately prior to such Borrowing (after giving effect to the use of proceeds thereof) or (B) cause the outstanding Domestic Revolving Loans of any Lender, when added to such Lender's Domestic Revolver Pro Rata Share of the then outstanding Swing Line Loans and Domestic Revolver Pro Rata Share of the aggregate Domestic LC Obligations (exclusive of Unpaid Drawings relating to LC Obligations which are repaid with the proceeds of, and simultaneously with the incurrence of, Domestic Revolving Loans or Swing Line Loans) to exceed such Lender's Domestic Revolving Commitment. Amounts borrowed by Company under this Section 2.1(c)(i) may be repaid and, to but excluding the Revolver Termination Date, reborrowed. The Swing Line Loans shall be made in Dollars and maintained as Base Rate Loans and, notwithstanding
Section 2.6, shall not be entitled to be converted into any other Type of Loan.

                  (ii) Refunding of Swing Line Loans. The Swing Line Lender, at any time in its sole and absolute discretion, may on behalf of Company (which hereby irrevocably directs the applicable Swing Line Lender to so act on its behalf), notify each Domestic Revolving Lender, to make a Domestic Revolving Loan in Dollars in an amount equal to such Lender's Domestic Revolver Pro Rata Share of the principal amount of the applicable Swing Line Loans (in each case, the "Refunded Swing Line Loans") outstanding on the date such notice is given; provided, however, that such notice shall be deemed to have automatically been given upon the occurrence of an Event of Default under Section 10.1(e) or 10.1(f) or upon the occurrence of a Change of Control. Unless any of the events described in Section 10.1(e) or 10.1(f) shall have occurred (in which event the procedures of Section 2.1(c)(iii) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Domestic Revolving Loan are then satisfied, each Domestic Revolving Lender, as applicable, shall make the proceeds of its Domestic Revolving Loan available to the applicable Swing Line Lender at the Payment Office prior to 11:00 a.m., New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Domestic Revolving Loans shall be immediately applied to repay the Refunded Swing Line Loans.

                  (iii) Participation in Swing Line Loans. If, prior to refunding a Swing Line Loan with a Domestic Revolving Loan pursuant to Section 2.1(c)(ii), one of the events described in Section 10.1(e) or 10.1(f) shall have occurred, or if for any other reason a Domestic Revolving Loan, cannot be made pursuant to Section 2.1(c)(ii), then, subject to the provisions of Section 2.1(c)(iv) below, each Domestic Revolving Lender will, on the date such Domestic Revolving Loan was to have been made, purchase (without recourse or warranty) from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Domestic Revolver Pro Rata Share of such Swing Line Loan. Upon request, each Domestic Revolving Lender will immediately transfer to the applicable Swing Line Lender, in immediately available funds, the amount of its participation interest and upon receipt thereof such Swing Line Lender will deliver to such Domestic Revolving Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

                  (iv) Lenders' Obligations Unconditional. Each Domestic Revolving Lender's obligation to make Loans in accordance with Section 2.1(c)(ii) and to purchase participating interests in accordance with Section 2.1(c)(iii) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Domestic Revolving

Lender may have against any Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Event of Default or Unmatured Event of Default; (C) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person; (D) any breach of this Agreement by any Borrower or any other Person; (E) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (F) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Domestic Revolving Lender does not make available to the Swing Line Lender the amount required pursuant to Section 2.1(c)(ii) or (iii) above, as the case may be, such Swing Line Lender shall be entitled to recover such amount on demand from such Domestic Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Base Rate thereafter. Notwithstanding the foregoing provisions of this Section 2.1(c)(iv), no Lender shall be required to make a Loan to any Borrower for the purpose of refunding a Swing Line Loan pursuant to Section 2.1(c)(ii) above or to purchase a participating interest in a Swing Line Loan pursuant to Section 2.1(c)(iii) if an Event of Default or Unmatured Event of Default has occurred and is continuing and, prior to the making by the applicable Swing Line Lender of such Swing Line Loan, such Swing Line Lender has received written notice from such Lender specifying that such Event of Default or Unmatured Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such Domestic Revolving Lender shall cease to make such Refunded Swing Line Loans and purchase such participating interests, as the case may be; provided, however, that the obligation of such Domestic Revolving Lender to make such Refunded Swing Line Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (y) the date upon which such Domestic Revolving Lender notifies such Swing Line Lender that its prior notice has been withdrawn and (z) the date upon which the Event of Default or Unmatured Event of Default specified in such notice no longer is continuing.

         2.2 NOTES.

                  (a) Evidence of Indebtedness. At the request of any Lender, Borrowers' (other than Canadian Borrowers) obligation to pay the principal of and interest on all the Loans made to each of them by the applicable Lender shall be evidenced, (i) (A) if Term A Loans, by a promissory note (each, a "Term A Note" and, collectively, the "Term A Notes") duly executed and delivered by Company substantially in the form of Exhibit 2.2(a)(i)(A) hereto, with blanks appropriately completed in conformity herewith, (B) if Term B Loans, by a promissory note (each a "Term B Note") and collectively, the "Term B Notes") duly executed and delivered by Company substantially in form of Exhibit 2.2(a)(i)(B) hereto, with blanks appropriately completed in conformity herewith,
(C) if Term C Loans, by a promissory note (each, a "Term C Note" and collectively "Term C Notes") duly executed and delivered by Company substantially in the form of Exhibit 2.2(a)(i)(C) hereto, with blanks appropriately completed in conformity herewith, (ii) (x) if UK Revolving Loans made to UK Borrower by a promissory note (each, a "UK Revolving Note" and, collectively, the "UK Revolving Notes") duly executed and delivered by UK Borrower and (y) if UK Revolving Loans made to Company by UK Revolving Notes duly executed and delivered by Company, in each case substantially in the form of Exhibit 2.2(a)(ii) hereto, with blanks appropriately completed in conformity herewith, (iii) if Domestic Revolving Loans, by a promissory note (each, a "Domestic Revolving Note" and collectively, the

"Domestic Revolving Notes") duly executed and delivered by Company substantially in the form of Exhibit 2.2(a)(iii) hereto, with blanks appropriately completed in conformity herewith, and (iv) if Swing Line Loans, by a promissory note (each, a " Swing Line Note" and, collectively, the "Swing Line Notes") duly executed and delivered by Company substantially in the form of Exhibit 2.2(a)(iv) hereto, with blanks appropriately completed in conformity herewith.

                  (b) Notation of Payments. Each Lender will note on its internal records the amount of each Loan made by it, the Applicable Currency and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect any Borrowers' or any guarantor's obligations hereunder or under the other applicable Loan Documents in respect of such Loans.

                  2.3 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing by any Borrower hereunder shall be not less than the Minimum Borrowing Amount and, if greater, shall be in Minimum Borrowing Multiples (other than Swing Line Loans which may be in any amount over the Minimum Borrowing Amount) above such minimum (or, if less, the then Total Available UK Revolving Commitment or Total Available Domestic Revolving Commitment, as applicable). More than one Borrowing may be incurred on any date, provided that, at no time shall there be outstanding more than 20 Borrowings of Eurocurrency Loans.

                  2.4 BORROWING OPTIONS. The Term Loans, the UK Revolving Loans and the Domestic Revolving Loans shall, at the option of Borrowers except as otherwise provided in this Agreement, be (a) Base Rate Loans, (b) Eurocurrency Loans, or (c) part Base Rate Loans and part Eurocurrency Loans. As to any Eurocurrency Loan, any Lender may, if it so elects, fulfill its commitment by causing a foreign branch or Affiliate to make or continue such Loan, provided that, in such event that Lender's Loan shall, for the purposes of this Agreement (except Section 4.7), be considered to have been made by that Lender and the obligation of the applicable Borrower to repay that Lender's Loan shall nevertheless be to that Lender and shall be deemed held by that Lender, for the account of such branch or Affiliate. If causing an Affiliate or branch to continue or make a Loan under this Section 2.4 results in Borrowers having to withhold or make any payment on account of Taxes on or in relation to any payments with respect to such Loan that would not have been required to be withheld or paid if the initial Lender had made or continued the Loan, Borrowers shall not be obligated to gross-up, indemnify or otherwise protect the Lender or its foreign branch or Affiliate under Section 4.7 from such additional Taxes, except to the extent that such additional Taxes result from a change in applicable law, treaty, or regulation or interpretation or administration thereof (including, without limitation, any guideline or policy not having the force of law) by an authority charged with the administration thereof subsequent to the date that the Lender caused its foreign branch or Affiliate to make or continue the Loan. The Lender and its foreign branch or Affiliate shall provide the forms required under Section 4.7(d) to the extent such forms reduce or eliminate withholding Taxes on any payments made to such foreign branch or Affiliate on any Loan that such foreign branch or Affiliate made or continued pursuant to this Section 2.4.

                  2.5 NOTICE OF BORROWING. Whenever any Borrower desires to make a Borrowing of any Loan under this Article II, the applicable Borrower shall give Administrative Agent at its

Notice Office (or such other address as the Administrative Agent may hereafter designate in writing to the parties hereto) (the "Notice Address") at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing), given not later than 12:00 p.m. (New York City time) of each Base Rate Loan, and at least three Business Days' (or four Business Days' in the case of UK Revolving Loans) prior written notice (or telephonic notice promptly confirmed in writing), given not later than 12:00 p.m. (New York City time), of each Eurocurrency Loan to be made hereunder; provided, however, that a Notice of Borrowing with respect to Borrowings to be made on the date hereof may, at the discretion of Administrative Agent, be delivered later than the time specified above but, in any event, shall be delivered at least one Business Day prior to the making of such Borrowings. Whenever Company desires that Swing Line Lender make a Swing Line Loan under Section 2.1(c), it shall deliver to Swing Line Lender prior to 1:00 p.m. (New York City time) on the date of such Borrowing written notice (or telephonic notice promptly confirmed in writing). Each such notice (each a "Notice of Borrowing"), which shall be in the form of Exhibit 2.5 hereto, shall be irrevocable, shall be deemed a representation by Company and the applicable Borrower that all conditions precedent to such Borrowing have been satisfied and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether the Loans being made pursuant to such Borrowing are to be Base Rate Loans or Eurocurrency Loans and, with respect to Eurocurrency Loans, the Interest Period and Applicable Currency to be applicable thereto. Administrative Agent shall as promptly as practicable give each Lender written or telephonic notice (promptly confirmed in writing) of each proposed Borrowing, of such Lender's Pro Rata Share thereof and of the other matters covered by the Notice of Borrowing. Without in any way limiting Company and the applicable Borrower's obligation to confirm in writing any telephonic notice, Administrative Agent or the Swing Line Lender (in the case of Swing Line Loans) or the respective Facing Agent (in the case of Letters of Credit) may act without liability upon the basis of telephonic notice believed by Administrative Agent in good faith to be from a Responsible Officer of Company and the applicable Borrower prior to receipt of written confirmation. Administrative Agent's records shall, absent manifest error, be final, conclusive and binding on Borrowers with respect to evidence of the terms of such telephonic Notice of Borrowing.

                  2.6 CONVERSION OR CONTINUATION. Any Borrower (other than Canadian Borrowers) may elect (i) on any Business Day occurring on or after the earlier of (a) the 90th day after the Initial Borrowing Date and (b) the Syndication Date to convert Base Rate Loans or any portion thereof to Eurocurrency Loans, (ii) at the end of any Interest Period with respect thereto, to convert Term Loans denominated in Dollars and Revolving Loans that are Eurocurrency Loans or any portion thereof into Base Rate Loans or to continue such Eurocurrency Loans or any portion thereof for an additional Interest Period and (iii) at the end of any Interest Period with respect thereto, to continue Term Loans that are Eurocurrency Loans for an additional Interest Period; provided, however, that the aggregate principal amount of the Eurocurrency Loans for each Interest Period therefor must be in an aggregate principal amount equal to the Minimum Borrowing Amount for Eurocurrency Loans or Minimum Borrowing Multiples in excess thereof. Each conversion or continuation of Term Loans shall be allocated among the Term Loans of the Term Lenders in accordance with their respective Term Pro Rata Shares. Each conversion or continuation of UK Revolving Loans shall be allocated among the UK Revolving Loans of the Lenders in accordance with their respective UK Revolver Pro Rata Shares. Each conversion or continuation of Domestic Revolving Loans shall be allocated among the Domestic Revolving

Loans of the Lenders in accordance with their respective Domestic Revolver Pro Rata Shares. Each such election shall be in substantially the form of Exhibit
2.6 hereto (a "Notice of Conversion or Continuation") and shall be made by giving Administrative Agent at least three Business Days' (or one Business Day in the case of a conversion into Base Rate Loans) or four Business Days' in the case of continuation of a Loan denominated in Euros) prior written notice thereof to the Notice Address given not later than 12:00 p.m. (New York City time) specifying (i) the amount and type of conversion or continuation, (ii) in the case of a conversion to or a continuation of Eurocurrency Loans, the Interest Period therefor and (iii) in the case of a conversion, the date of conversion (which date shall be a Business Day). Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurocurrency Loans, and no continuation in whole or in part of Eurocurrency Loans (other than Alternative Currency Loans), shall be permitted at any time at which an Unmatured Event of Default or an Event of Default shall have occurred and be continuing. The applicable Borrower shall not be entitled to specify an Interest Period in excess of 30 days, for any Alternative Currency Loan if an Unmatured Event of Default or an Event of Default has occurred and is continuing. If, within the time period required under the terms of this Section 2.6, Administrative Agent does not receive a Notice of Conversion or Continuation from the applicable Borrower containing a permitted election to continue any Eurocurrency Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the Interest Period therefor, such Loans will be automatically converted to Base Rate Loans or, in the case of an Alternative Currency Loan, Eurocurrency Loans in the same Applicable Currency with an Interest Period of one month. Each Notice of Conversion or Continuation shall be irrevocable.

                  2.7 DISBURSEMENT OF FUNDS. No later than 12:00 p.m. (local time at the place of funding) on the date specified in each Notice of Borrowing, each Lender will make available its Term Pro Rata Share of Term Loans, UK Revolver Pro Rata Share of UK Revolving Loans and Domestic Revolver Pro Rata Share of Domestic Revolving Loans of the Borrowing requested to be made on such date in the Applicable Currency and in immediately available funds, at the Payment Office (for the account of such non-U.S. office of Administrative Agent as Administrative Agent may direct in the case of Eurocurrency Loans) and Administrative Agent will make available to the applicable Borrower at its Payment Office the aggregate of the amounts so made available by the Lenders not later than 2:00 p.m. (local time in the place of payment). Unless Administrative Agent shall have been notified by any Lender at least one Business Day prior to the date of Borrowing that such Lender does not intend to make available to Administrative Agent such Lender's portion of the Borrowing to be made on such date (the "Portion"), Administrative Agent may assume that such Lender has made its Portion available to Administrative Agent on such date of Borrowing and Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such Portion is not in fact made available to Administrative Agent by such Lender (the "Non-Funding Lender") on the date of Borrowing and if Administrative Agent advanced the corresponding amount to Borrower, Administrative Agent shall be entitled to recover such Portion on demand from such Non-Funding Lender. If such Non-Funding Lender does not pay its Portion forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify the applicable Borrower and, if so notified, the applicable Borrower shall immediately pay its Portion to Administrative Agent. Administrative Agent shall also be entitled to recover from the applicable Borrower interest on such Portion in respect of each day from the date Portion was made available by Administrative Agent to such Borrower to the date such Portion is recovered by Administrative Agent, at a rate per annum equal to the rate for Base Rate Loans or Eurocurrency Loans, as the case may be, applicable during the period in question; provided, however, that any interest paid to Administrative Agent in respect of such Portion shall be credited against interest payable by such Borrower to such Non-Funding Lender under
Section 3.1 in respect of such corresponding amount. Any Portion due hereunder to Administrative Agent from any Lender which is not paid when due shall bear interest payable by such Lender, from the date due until the date paid, at the Federal Funds Rate for amounts in Dollars (and, at Administrative Agent's cost of funds for amounts in any Alternative Currency) for the first three days after the date such amount is due and thereafter at the Federal Funds Rate (or such cost of funds rate) plus 1%, together with Administrative Agent's standard interbank processing fee. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its Letters of Credit (or its participations therein) and any other amounts due to it hereunder first to Administrative Agent to fund any outstanding Loans made available on behalf of such Lender by Administrative Agent pursuant to this Section 2.7 until such Loans have been funded (as a result of such assignment or otherwise) and then to fund Loans of all Lenders other than such Lender until each Lender has outstanding Loans equal to its Term Pro Rata Share of all Term Loans, its UK Revolver Pro Rata Share of all UK Revolving Loans and its Domestic Revolver Pro Rata Share of all Domestic Revolving Loans (as a result of such assignment or otherwise). Such Lender shall not have recourse against any Borrower with respect to any amounts paid to Administrative Agent or any Lender with respect to the preceding sentence, provided that, such Lender shall have full recourse against Borrowers (other than Canadian Borrowers) to the extent of the amount of such Loans it has so been deemed to have made. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which any Borrower may have against the Lender as a result of any default by such Lender hereunder.

         2.8 UTILIZATION OF UK REVOLVING COMMITMENTS IN AN ALTERNATIVE CURRENCY.

                  (a) Administrative Agent will determine the Dollar Equivalent amount with respect to any (i) Borrowing of Alternative Currency Loans as of the requested date of Borrowing, (ii) outstanding Alternative Currency Loans as of the last Business Day of each month, (iii) outstanding Alternative Currency Loans as of any redenomination date pursuant to this Section 2.8, and (iv) outstanding Alternative Currency Loans on the date of prepayment pursuant to
Section 4.3 or 4.4 (each such date under clauses (i) through (iv) a "Computation Date"). Upon receipt of any Notice of Borrowing of UK Revolving Loans, Administrative Agent will promptly notify each UK Revolving Lender thereof and of the amount of such Lender's UK Revolver Pro Rata Share of the Borrowing.

                  (b) Notwithstanding anything herein to the contrary, during the existence of an Unmatured Event of Default or an Event of Default, upon the request of the Majority Lenders, all or any part of any outstanding UK Revolving Loans that are Alternative Currency Loans shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Alternative Currency Loans. The Administrative Agent will promptly notify the applicable Borrower of any such redenomination and conversion request.

         2.9 PRO RATA BORROWINGS. All Borrowings of Term Loans, UK Revolving Loans and Domestic Revolving Loans, as applicable, under this Agreement shall be loaned by the Lenders pro rata on the basis of their Term Commitments, UK Revolving Commitments or Domestic Revolving Commitments, as the case may be. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitments hereunder.

         2.10 LETTERS OF CREDIT.

                  (a) LETTERS OF CREDIT COMMITMENTS.

                      (i) Subject to and upon the terms and conditions herein set forth, at any time and from time to time on or after the Initial Borrowing Date and to but not including a date which is ten (10) Business Days prior to the Revolver Termination Date, each Facing Agent agrees, severally not jointly, to issue each in its own name, but for the ratable account of all Domestic Revolving Lenders (including the applicable Facing Agent), one or more Domestic Letters of Credit, each having a Stated Amount in Dollars, for the account of Borrowers (other than Canadian Borrowers) and their Subsidiaries in a Stated Amount which together with the aggregate Stated Amount of other Domestic Letters of Credit then outstanding does not exceed Twelve Million Dollars ($12,000,000); provided, however, that a Facing Agent shall not issue or extend the expiration of any Domestic Letter of Credit if, immediately after giving effect to such issuance or extension, (A) the aggregate LC Obligations at such time would exceed Twelve Million Dollars ($12,000,000), or (B) the sum of the Domestic Revolving Loans and Swing Line Loans then outstanding and the Domestic LC Obligations would exceed the Total Domestic Revolving Commitment. Each Domestic Revolving Lender, severally, but not jointly, agrees to participate in each such Domestic Letter of Credit issued by the applicable Facing Agent in an amount equal to its Domestic Revolver Pro Rata Share, and to make available to the applicable Facing Agent such Lender's Domestic Revolver Pro Rata Share of any payment made to the beneficiary of such Domestic Letter of Credit to the extent not reimbursed by Company; provided, however, that no Domestic Revolving Lender shall be required to participate in any Domestic Letter of Credit to the extent that such participation therein would exceed such Domestic Revolving Lender's Available Domestic Revolving Commitment then in effect; and provided further, however, that, notwithstanding the foregoing, in the event Borrowers do not comply with Section 2.10(b)(ii)(C), each Domestic Revolving Lender's participation shall continue in any Domestic Letter of Credit which remains outstanding subject to the last sentence of such Section 2.10(b)(ii)(C). No Domestic Revolving Lender's obligation to participate in any Domestic Letter of Credit or to make available to the applicable Facing Agent such Domestic Revolving Lender's Domestic Revolver Pro Rata Share of any Letter of Credit Payment made by the applicable Facing Agent shall be affected by any other Domestic Revolving Lender's failure to participate in the same or any other Domestic Letter of Credit or by any other Domestic Revolving Lender's failure to make available to the applicable Facing Agent such other Domestic Revolving Lender's Domestic Revolver Pro Rata Share of any Letter of Credit Payment.

                      (ii) Subject to and upon the terms and conditions herein set forth, at any time and from time to time on or after the Initial Borrowing Date and to but not including a date which is ten (10) Business Days prior to the Revolver Termination Date, each Facing Agent agrees, severally not jointly, to issue each in its own name, but for the ratable account of all UK Revolving Lenders (including the applicable Facing Agent), one or more Letters of Credit, denominated in an Alternative Currency, for the account of UK Borrower or Company in a Stated Amount which together with the aggregate Dollar Equivalent amount of all other UK Letters of Credit then outstanding does not exceed Eight Million Dollars ($8,000,000); provided, however, that a Facing Agent shall not issue or extend the expiration of any UK Letter of Credit if, immediately after giving effect to such issuance or extension, (A) the aggregate LC Obligations at such time would exceed the Dollar Equivalent of Eight Million Dollars ($8,000,000) or (B) the sum of the Effective Amount of the UK Revolving Loans and the UK LC Obligations would exceed the Total UK Revolving Commitment. Each UK Revolving Lender severally, but not jointly, agrees to participate in each such UK Letter of Credit issued by the applicable Facing Agent in an amount equal to its UK Revolver Pro Rata Share and to make available to the applicable Facing Agent such Lender's UK Revolver Pro Rata Share of any payment made to the beneficiary of such UK Letter of Credit to the extent not reimbursed by UK Borrower; provided, however, that no UK Revolving Lender shall be required to participate in any UK Letter of Credit to the extent that such participation therein would exceed such UK Revolving Lender's Available UK Revolving Commitment then in effect; and provided further, however, that, notwithstanding the foregoing, in the event UK Borrower and Company do not comply with Section 2.10(b)(ii)(C), each UK Revolving Lender's participation shall continue in any UK Letter of Credit which remains outstanding subject to the last sentence of such Section 2.10(b)(ii)(C). No Lender's obligation to participate in any UK Letter of Credit or to make available to the applicable Facing Agent such UK Revolving Lender's UK Revolver Pro Rata Share of any Letter of Credit Payment made by the applicable Facing Agent shall be affected by any other UK Lender's failure to participate in the same or any other UK Letter of Credit or by any other UK Revolving Lender's failure to make available to the applicable Facing Agent such other UK Lender's UK Revolver Pro Rata Share of any Letter of Credit Payment.

                  (b) OBLIGATION OF FACING AGENT TO ISSUE LETTER OF CREDIT. Each Facing Agent may agree, in its sole discretion, that it will (subject to the terms and conditions contained herein), at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolver Termination Date, following its receipt of the respective Letter of Credit Request, issue for the account of the applicable Borrower (other than Canadian Borrowers) one or more standby Letters of Credit in support of such LC Supportable Indebtedness of any Borrower or any of its Affiliates as is permitted to remain outstanding without giving rise to an Event of Default or Unmatured Event of Default hereunder, provided that, the respective Facing Agent shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                      (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Facing Agent from issuing such Letter of Credit or any Requirement of Law applicable to such Facing Agent from any Governmental Authority with jurisdiction over such Facing Agent shall prohibit, or request that such Facing Agent refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Facing Agent with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Facing Agent is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Facing Agent as of the date hereof and which such Facing Agent in good faith deems material to it; or

                  (ii) such Facing Agent shall have received notice from any Lender prior to the issuance of such Letter of Credit of the type described in
Section 2.10(b)(ii)(A)(v).

                      (A) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the LC Obligations (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) the applicable Borrower's LC Sublimit or (y) when added to the aggregate principal amount of all UK Revolving Loans and the UK Revolving Commitments at such time or, as the case may be, of all Domestic Revolving Loans and Swing Line Loans then outstanding and, the Domestic Revolving Commitments at such time; (ii) subject to clause (iii), each Letter of Credit shall have an expiry date occurring not later than 26 months after such Letter of Credit's date of issuance, provided that, subject to clause (iii), any Letter of Credit may be automatically extendable for periods of up to one year so long as such Letter of Credit provides that the respective Facing Agent retains an option, satisfactory to such Facing Agent, to terminate such further automatic extension within a specified period of time prior to each scheduled extension date; (iii) no Letter of Credit shall have an expiry date occurring later than 364 days after the Revolver Termination Date, provided that, on or before the Revolver Termination Date, Borrower shall have complied with Section 2.10(b)(ii)(C) with respect to all outstanding Letters of Credit with any expiry date occurring after the Revolver Termination Date; (iv) each Letter of Credit shall be denominated in Dollars or, in the case of Letters of Credit for UK Borrower, an Alternative Currency and be payable on a sight basis; and (v) no Facing Agent will issue any Letter of Credit after it has received written notice from the applicable Borrower or the Required Lenders stating that an Event of Default or Unmatured Event of Default exists until such time as Facing Agent shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Event of Default or Unmatured Event of Default by the Required Lenders (or all the Lenders to the extent required by Section 12.1).

                      (B) Notwithstanding the foregoing, in the event a Lender Default exists, no Facing Agent shall be required to issue any Letter of Credit unless the respective Facing Agent has entered into arrangements satisfactory to it and the applicable Borrower to eliminate such Facing Agent's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender or Lenders' applicable UK Revolver Pro Rata Share or Domestic Revolver Pro Rata Share, as the case may be, of the applicable LC Obligations.

                      (C) With respect to any Letter of Credit having an expiration date occurring later than the Revolver Termination Date, (i) each such Letter of Credit shall be replaced and there shall be delivered to the Facing Agent, on or prior to the Revolver Termination Date, a writing (to include a SWIFT message) signed or otherwise authenticated by the beneficiary named therein agreeing to the cancellation of such Letter of Credit or (ii) the applicable Borrower shall have, not later than ten (10) Business Days prior to the Revolver Termination Date, secured its obligations under such Letter of Credit with a back-to-back letter of credit that is in an amount equal to the face amount of such Letter of Credit, in form and substance, and issued by a financial institution, acceptable to Administrative Agent and Facing Agent in their sole discretion. The obligations of each LC Participant with respect to such Letter of Credit shall terminate upon compliance with the foregoing.

                  (c) LETTER OF CREDIT REQUESTS; NOTICES OF ISSUANCE. Whenever it desires that a Letter of Credit be issued, the applicable Borrower shall give Administrative Agent and the respective Facing Agent written notice thereof prior to 1:00 p.m. (New York City time) at least two Business Days (or such shorter period as may be acceptable to such Facing Agent) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit 2.10(c) (each a "Letter of Credit Request") such Letter of Credit Request may be submitted via facsimile and such Facing Agent shall give Administrative Agent prompt notice of such Letter of Credit Request). Unless otherwise specified, all Letters of Credit will be governed by the Uniform Customs and Practices for Documentary Credit Operations as in effect on the date of issuance of such Letter of Credit. Each Facing Agent shall, promptly after the issuance of or amendment or modification to a Letter of Credit, give Administrative Agent and the applicable Borrower written notice of the issuance, amendment or modification of such Letter of Credit, accompanied by a copy of such issuance, amendment or modification. Promptly upon receipt of such notice, Administrative Agent shall give each UK Revolving Lender or Domestic Revolving Lender, as applicable, written notice of such issuance, amendment or modification, and if so requested by any UK Revolving Lender or Domestic Revolving Lender, Administrative Agent shall provide such UK Revolving Lender or Domestic Revolving Lender, as applicable, with copies of such issuance, amendment or modification.

                  (d) AGREEMENT TO REPAY LETTER OF CREDIT PAYMENTS.

                      (i) Borrowers (other than Canadian Borrowers) hereby agree to reimburse the respective Facing Agent, by making payment to Administrative Agent in the Applicable Currency in immediately available funds at the Payment Office, for any payment or disbursement made by such Facing Agent under and in accordance with any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing"), no later than one Business Day or, in the case of Alternative Currency, the second Business Day, after the date on which any Borrower receives notice of such payment or disbursement, with interest on the amount so paid or disbursed by such Facing Agent, to the extent not reimbursed prior to 2:00 p.m. (New York City time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Facing Agent is reimbursed therefor by Borrowers at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Base Rate Margin or, if in an Alternative Currency, the Eurocurrency Rate in effect from time to time plus the Applicable Eurocurrency Margin plus an additional 1%; provided, however, to the extent such amounts are not reimbursed prior to 2:00 p.m. (New York City time) on the fifth Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Facing Agent (and until reimbursed by such Borrowers) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Base Rate Margin (plus an additional 2% per annum or, if an Alternative Currency, the Eurocurrency Rate in effect from time to time plus the Applicable Eurocurrency Margin plus an additional 2% per annum), such interest also to be payable on demand. The respective Facing Agent shall give Borrowers prompt notice of each Drawing under any Letter of Credit, provided that, the failure to give any such notice shall in no way affect, impair or diminish Borrowers' obligations hereunder.

                      (ii) The Obligations of Borrowers (other than Canadian Borrowers) under this Section 2.10(d) to reimburse the respective Facing Agent with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against any Facing Agent, Agent or any Lender (including in its capacity as issuer of the Letter of Credit or as LC Participant), or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, the respective Facing Agent's only obligation to Borrowers being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear strictly to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Facing Agent under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction, shall not create for such Facing Agent any resulting liability to any Borrower; provided, however, that any action taken or omitted by such Facing Agent shall in all events comply with the standard of practice of financial institutions that regularly issue letters of credit

                  (e) LETTER OF CREDIT PARTICIPATIONS. Immediately upon the issuance by any Facing Agent of any Letter of Credit, such Facing Agent shall be deemed to have sold and transferred to each UK Revolving Lender or Domestic Revolving Lender, as applicable, other than such Facing Agent (each such Lender, in its capacity under this Section 2.10(e), a "LC Participant"), and each such LC Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Facing Agent, without recourse or warranty, an undivided interest and participation, to the extent of such UK Revolving Lender's UK Revolver Pro Rata Share or Domestic Revolving Lender's Domestic Revolver Pro Rata Share in such Letter of Credit, each substitute Letter of Credit, each Drawing made thereunder and the obligations of Borrowers (other than Canadian Borrowers) under this Agreement with respect thereto (although Letter of Credit fees shall be payable directly to Administrative Agent for the account of the UK Revolving Lenders or the Domestic Revolving Lenders, as applicable, as provided in Section 2.10(g) and the LC Participants shall have no right to receive any portion of the facing fees), and any security therefor or guaranty pertaining thereto. Upon any change in the UK Revolving Commitments of the UK Revolving Lenders or the Domestic Revolving Commitments of the Domestic Revolving Lenders, as applicable, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating to Letters of Credit, there shall be an automatic adjustment pursuant to this Section 2.10(e) to reflect the new UK Revolver Pro Rata Share or new Domestic Revolver Pro Rata Share, as applicable, of the assignor and assignee Lender or of all Lenders with UK Revolving Commitments or Domestic Revolving Commitments, as the case may be. In determining whether to pay under any Letter of Credit, such Facing Agent shall have no obligation relative to the LC Participants other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Facing Agent under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction, shall not create for such Facing Agent any resulting liability to any Borrower or any Lender.

                  (f) DRAWS UPON LETTER OF CREDIT; REIMBURSEMENT OBLIGATIONS. In the event that any Facing Agent makes any payment under any Letter of Credit issued by it and Borrowers shall not have reimbursed such amount in full to such Facing Agent pursuant to Section 2.10(d), such Facing Agent shall promptly notify Administrative Agent, and Administrative Agent shall promptly notify each LC Participant of such failure, and each such LC Participant shall, within three Business Days of such notice, promptly and unconditionally pay to Administrative Agent for the account of such Facing Agent, the amount of such LC Participant's applicable UK Revolver Pro Rata Share or Domestic Revolver Pro Rata Share, as applicable, of such payment in Dollars or, if in an Alternative Currency, in such Alternative Currency and in same day funds; provided, however, that no LC Participant shall be obligated to pay to Administrative Agent its applicable UK Revolver Pro Rata Share or Domestic Revolver Pro Rata Share, as applicable, of such unreimbursed amount for any wrongful payment made by such Facing Agent under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction on the part of such Facing Agent. If Administrative Agent so notifies any LC Participant required to fund a payment under a Letter of Credit prior to 11:00 a.m. (New York City time) on any Business Day, such LC Participant shall make available to the Administrative Agent for the account of the respective Facing Agent such LC Participant's applicable UK Revolver Pro Rata Share or Domestic Revolver Pro Rata Share, as applicable, of the amount of such payment on the next Business Day in same day funds. If and to the extent such LC Participant shall not have so made its applicable UK Revolver Pro Rata Share or Domestic Revolver Pro Rata Share, as applicable, of the amount of such payment available to Administrative Agent for the account of the respective Facing Agent, such LC Participant agrees to pay to Administrative Agent for the account of such Facing Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to Administrative Agent for the account of such Facing Agent at the overnight Federal Funds Rate. The failure of any LC Participant to make available to Administrative Agent for the account of the respective Facing Agent its applicable UK Revolver Pro Rata Share or Domestic Revolver Pro Rata Share, as applicable, of any payment under any Letter of Credit issued by it shall not relieve any other LC Participant of its obligation hereunder to make available to Administrative Agent for the account of such Facing Agent its applicable UK Revolver Pro Rata Share or Domestic Revolver Pro Rata Share, as applicable, of any payment under any such Letter of Credit on the day required, as specified above, but no LC Participant shall be responsible for the failure of any other LC Participant to make available to Agent for the account of such Facing Agent such other LC Participant's applicable UK Revolver Pro Rata Share or Domestic Revolver Pro Rata Share, as applicable, of any such payment.

                      (i) Whenever any Facing Agent receives a payment of a reimbursement obligation as to which Administrative Agent has received for the account of such Facing Agent any payments from the LC Participants pursuant to this Section 2.10(f), such Facing Agent shall pay to Administrative Agent and Administrative Agent shall pay to each LC Participant which has paid its UK Revolver Pro Rata Share or Domestic Revolver Pro Rata Share, as applicable, thereof, in Dollars or if an Alternative Currency, in such Alternative Currency and in same day funds, an amount equal to such LC Participant's UK Revolver Pro

Rata Share or Domestic Revolver Pro Rata Share, as applicable, of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (ii) The obligations of the LC Participants to make payments to each Facing Agent with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                      (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                      (B) the existence of any claim, setoff, defense or other right which any Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Administrative Agent, any LC Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Borrower and the beneficiary named in any such Letter of Credit);

                      (C) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect to any statement therein being untrue or inaccurate in any respect;

                      (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                      (E) the occurrence of any Event of Default or Unmatured Event of Default.

         (g) FEES FOR LETTERS OF CREDIT.

                  (i) Facing Agent Fees. Borrowers (other than Canadian Borrowers) agree to pay in the Applicable Currency the following amount to Facing Agent with respect to the Letters of Credit issued by it for the account of any Borrower:

                      (A) with respect to payments made under any Letter of Credit, interest, payable on demand, on the amount paid by Facing Agent in respect of each such payment from the date of the payments through the date such amount is reimbursed by Borrowers (including any such reimbursement out of the proceeds of UK Revolving Loans or Domestic Revolving Loans, as the case may be) at a rate determined in accordance with the terms of Section 2.10(d)(i);

                      (B) with respect to the issuance or amendment of each Letter of Credit and each payment made thereunder, documentary and processing charges in accordance with Facing Agent's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be; and

                      (C) a facing fee equal to one-eighth of 1% per annum of outstanding LC Obligations payable in arrears on each Quarterly Payment Date and on the Revolver Termination Date and thereafter, on demand together with customary issuance and payment charges, provided that, a minimum fee of $500.00 per annum shall be payable per Letter of Credit and provided further that such facing fee shall be computed on a daily basis from the first day of issuance of each Letter of Credit and on the basis of actual number of days elapsed over a year of 360 days.

                  (ii) Participating Lender Fees. Borrowers (other than Canadian Borrowers) agree to pay in the Applicable Currency to Administrative Agent for distribution to each participating Lender in respect of all Letters of Credit outstanding such Lender's UK Revolver Pro Rata Share or Domestic Revolver Pro Rata Share, as applicable, of a commission equal to the then Applicable Eurocurrency Margin for UK Revolving Loans or Domestic Revolving Loans, as applicable with respect to the Effective Amount of such outstanding Letters of Credit (the "LC Commission"), payable in arrears on and through each Quarterly Payment Date, on the Revolver Termination Date and thereafter, on demand. The LC Commission shall be computed on a daily basis from the first day of issuance of each Letter of Credit and on the basis of the actual number of days elapsed over a year of 360 days.

                  Promptly upon receipt by Facing Agent or Administrative Agent of any amount described in clause (i)(A) or (ii) of this Section 2.10(g), Facing Agent or Administrative Agent shall distribute to each Lender that has reimbursed Facing Agent in accordance with Section 2.10(d) its UK Revolver Pro Rata Share or Domestic Revolver Pro Rata Share, as applicable, of such amount. Amounts payable under clause (i)(B) and (C) of this Section 2.10(g) shall be paid directly to Facing Agent.

         (h) INDEMNIFICATION. In addition to amounts payable as elsewhere provided in this Agreement, Borrowers (other than Canadian Borrowers) hereby agree to protect, indemnify, pay and hold each Facing Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) (other than for taxes, which shall be governed by Section 4.7 and Section 12.4(a)) which Facing Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction of Facing Agent or (ii) the failure of Facing Agent to honor a Drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "Government Acts"). As between Borrowers and Facing Agent, Borrowers (other than Canadian Borrowers) assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Facing Agent by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Facing Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of or any Drawing under such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a Drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any Drawing under such Letter of Credit; and
(viii) any consequences arising from causes beyond the control of Facing Agent, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of Facing Agent's rights or powers hereunder.

                  In furtherance and extension of, and not in limitation of, the specific provisions hereinabove set forth, any action taken or omitted by Facing Agent under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put Facing Agent under any resulting liability to any Borrower. Notwithstanding anything to the contrary contained in this Agreement, no Borrower shall have any obligation to indemnify Facing Agent in respect of any liability incurred by Facing Agent arising solely out of the gross negligence or willful misconduct of Facing Agent. The right of indemnification in the first paragraph of this Section 2.10(h) shall not prejudice any rights that any Borrower may otherwise have against Facing Agent with respect to a Letter of Credit issued hereunder.

                  (i) INCREASED COSTS. If, at any time after the date hereof, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Facing Agent or such Lender with any request or directive by any such authority (whether or not having the force of law or any change in GAAP) (other than changes with respect to taxes, which shall be governed by Section 4.7 and Section 12.4(a)), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by Facing Agent or participated in by any Lender, or (ii) impose on Facing Agent or any Lender any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to Facing Agent or any Lender of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by Facing Agent or any Lender hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the applicable Borrower by Facing Agent or any Lender (a copy of which demand shall be sent by Facing Agent or such Lender to Administrative Agent), Borrowers (other than Canadian Borrowers) shall pay to Facing Agent or such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Facing Agent or any Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.10(i), will give prompt written notice thereof to Borrowers, which notice shall include a certificate submitted to Borrowers by Facing Agent or such Lender (a copy of which certificate shall be sent by Facing Agent or such Lender to Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate Facing Agent or such Lender, although failure to give any such notice shall not release or diminish Borrowers' obligations to pay additional amounts pursuant to this

Section 2.10(i). The certificate required to be delivered pursuant to this
Section 2.10(i) shall, absent manifest error, be final, conclusive and binding on Borrowers.

                  (j) OUTSTANDING LETTERS OF CREDIT. The letters of credit set forth under the caption "Letters of Credit Outstanding on the Original Closing Date" on Schedule 2.10(j) annexed hereto and made a part hereof were issued pursuant to the Existing Credit Agreement and which remain outstanding as of the Initial Borrowing Date (the "Outstanding Letters of Credit"). The Company, each Facing Agent and each of the Lenders hereby agree with respect to the Outstanding Letters of Credit that such Outstanding Letters of Credit, for all purposes under this Agreement shall be deemed to be Letters of Credit governed by the terms and conditions of this Agreement. Each Lender agrees to participate in each Outstanding Letter of Credit issued by any Facing Agent in an amount equal to its UK Revolver Pro Rata Share or Domestic Revolver Pro Rata Share, as applicable, of the Stated Amount of such Outstanding Letter of Credit.

                                  ARTICLE IIA

                                CANADIAN REVOLVER

         2A.1 THE CANADIAN REVOLVING COMMITMENTS. Each Canadian Revolving Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans to Canadian Borrowers on a revolving basis, including by means of B/As or B/A Equivalent Loans, from time to time during the Canadian Commitment Period in an amount not to exceed its Canadian Revolver Pro Rata Share of the Total Available Canadian Revolving Commitment (each such loan by any Lender, a "Canadian Revolving Loan" and collectively, the "Canadian Revolving Loans"). The Canadian Revolving Loans (i) shall be denominated in either Canadian Dollars or Dollars and (ii) if made on the Initial Borrowing Date shall be made as Canadian Prime Rate Loans or Base Rate Loans. Except as hereinafter provided, Canadian Revolving Loans may, at the option of Canadian Borrowers, be maintained as and/or converted into Canadian Prime Rate Loans or B/A Loans in the case of Canadian Revolving Loans denominated in Canadian Dollars and into Base Rate Loans or Eurocurrency Loans in the case of Canadian Revolving Loans denominated in Dollars. All Canadian Revolving Loans comprising the same Borrowing hereunder shall be made by the Canadian Revolving Lenders simultaneously and in proportion to their respective Canadian Revolving Commitments. Prior to the Canadian Revolver Termination Date, Canadian Revolving Loans may be repaid and reborrowed by Canadian Borrowers in accordance with the provisions hereof and, except as otherwise specifically provided in Section 3.6, all Canadian Revolving Loans comprising the same Borrowing shall at all times be of the same Type.

         2A.2 NOTES.

                  (a) EVIDENCE OF INDEBTEDNESS. At the request of any Canadian Revolving Lender, each Canadian Borrower's obligation to pay the principal of and interest on all the Canadian Revolving Loans (other than B/As) made to it by each Canadian Revolving Lender shall be evidenced by a promissory note (each, a "Canadian Revolving Note" and, collectively, the "Canadian Revolving Notes") duly executed and delivered by such Canadian Borrower substantially in the form of Exhibit 2A.2(a) hereto, with blanks appropriately completed in conformity herewith.

                  (b) NOTATION OF PAYMENTS. Each Canadian Revolving Lender will note on its internal records the amount of each Canadian Revolving Loan made by it and each payment in respect thereof and will, prior to any transfer of its Canadian Revolving Note, endorse on the reverse side thereof the outstanding principal amount of Canadian Revolving Loans evidenced thereby. Failure to make any such notation shall not affect either Canadian Borrower's or any guarantor's obligations hereunder or under the other applicable Loan Documents in respect of such Canadian Revolving Loans.

         2A.3 MINIMUM AMOUNT OF EACH BORROWING; MAXIMUM NUMBER OF BORROWINGS. The aggregate principal amount of each Borrowing by any Canadian Borrower hereunder shall be not less than the Minimum Borrowing Amount and, if greater, shall be in the Minimum Borrowing Multiple (or, if greater than the Minimum Borrowing Amount but less than the Minimum Borrowing Multiple, the then Total Available Canadian Revolving Commitment). More than one Borrowing may be incurred on any date.

         2A.4 BORROWING OPTIONS. The Canadian Revolving Loans shall, at the option of the applicable Canadian Borrower except as otherwise provided in this Agreement, be (a) in the case of Canadian Revolving Loans denominated in Canadian Dollars (i) Canadian Prime Rate Loans, (ii) B/A Loans, or (iii) part Canadian Prime Rate Loans and part B/A Loans and (b) in the case of Canadian Revolving Loans denominated in Dollars (i) Base Rate Loans, (ii) Eurocurrency Loans or (iii) part Base Rate Loans and part Eurocurrency Loans, provided that,
(x) all Canadian Revolving Loans made by the Canadian Revolving Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Canadian Revolving Loans of the same Type and (y) except as permitted by Canadian Administrative Agent in its sole discretion, no incurrences or conversions into, Canadian Revolving Loans maintained as B/A Loans may be effected prior to the earlier of (1) the 90th day after the Initial Borrowing Date and (2) the Syndication Date. As to any Eurocurrency Loan, any Canadian Revolving Lender may, if it so elects, fulfill its commitment by causing a foreign branch or affiliate to make or continue such Loan provided that in such event that Lender's Loan shall, for purposes of this Agreement, shall be considered to have been made by that Lender and the obligation of the applicable Canadian Borrower to repay that Lender's Loan shall be to that Lender and shall be held by that Lender for the account of such branch or affiliate.

         2A.5 NOTICE OF CANADIAN BORROWING. Whenever a Canadian Borrower desires to make a Borrowing of any Canadian Revolving Loan hereunder, Company and such Canadian Borrower shall give Canadian Administrative Agent at its office located at 222 Bay Street, Suite 1100, P.O. Box 64, Toronto, Ontario, Canada M5K1H6 (or such other address as the Canadian Administrative Agent may hereafter designate in writing to the parties hereto) (the "Canadian Notice Address") at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing), given not later than 12:00 p.m. (New York City time) of each Base Rate Loan, B/A Loan or Canadian Prime Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing), given not later than 12:00 p.m. (New York City time), of each Eurocurrency Loan to be made hereunder; provided, however, that a Notice of Canadian Borrowing with respect to Borrowings to be made on the date hereof may, at the discretion of Canadian Administrative Agent, be delivered later than the time specified above but, in any event, shall be delivered at least one Business Day prior to the making of such Borrowings. Each such notice (each a "Notice of Canadian Borrowing"), which shall be in the form of Exhibit 2A.5 hereto, shall be irrevocable, shall be deemed a representation by Company and the applicable Canadian Borrower that all conditions precedent to such Borrowing have been satisfied and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day), and (iii) whether the Loans being made pursuant to such Borrowing are to be Base Rate Loans, Eurocurrency Loans, Canadian Prime Rate Loans or B/A Loans, and with respect to B/A Loans, the Contract Period to be applicable thereto. Canadian Administrative Agent shall as promptly as practicable give each Canadian Revolving Lender written or telephonic notice (promptly confirmed in writing) of each proposed Borrowing, of such Canadian Revolving Lender's Canadian Revolver Pro Rata Share thereof and of the other matters covered by the Notice of Canadian Borrowing. Without in any way limiting Company's and each Canadian Borrower's obligation to confirm in writing any telephonic notice, Canadian Administrative Agent may act without liability upon the basis of telephonic notice believed by Canadian Administrative Agent in good faith to be from a Responsible Officer of Company and each Canadian Borrower prior to receipt of written confirmation. Canadian Administrative Agent's records shall, absent manifest error, be final, conclusive and binding on each Canadian Borrower with respect to evidence of the terms of such telephonic Notice of Canadian Borrowing. Each Canadian Borrower hereby agrees not to dispute the Canadian Administrative Agent's or DB's record of the time of telephonic notice.

         2A.6 CONVERSION OR CONTINUATION. Subject to Section 2A.4, a Canadian Borrower may elect (i) on any Business Day to convert Canadian Prime Rate Loans or any portion thereof to B/A Loans and (ii) at the end of any Contract Period with respect thereto, to convert B/A Loans or any portion thereof into Canadian Prime Rate Loans or continue such B/A Loans or any portion thereof for an additional Contract Period; provided, however, that the aggregate principal amount of the B/A Loans for each Contract Period therefor must be in the Minimum Borrowing Amount or, if greater, the Minimum Borrowing Multiple. A Canadian Borrower may elect (i) on any Business Day occurring after the earlier of (a) the 90th day after the Initial Borrowing Date and (b) the Syndication Date to convert Base Rate Loans to Eurocurrency Loans, and (ii) at the end of any Interest Period, to convert Eurocurrency Loans into Base Rate Loans or to continue such Eurocurrency Loans for an additional Interest Period; provided, however, that the aggregate principal amount of the Eurocurrency Loans for each Interest Period therefore, must be in an aggregate principal amount equal to the Minimum Borrowing Amount for Eurocurrency Loans or Minimum Borrowing Multiples in excess thereof. Each such election shall be in substantially the form of
Exhibit 2A.6 hereto (a "Notice of Canadian Conversion or Continuation") and shall be made by giving Canadian Administrative Agent at least three Business Days prior written notice thereof to the Canadian Notice Address given not later than 12:00 p.m. (New York City time), specifying (i) the amount and type of conversion or continuation, (ii) in the case of a conversion to or a continuation of B/A Loans, the Contract Period therefor, (iii) in the case of a conversion to or a continuation of Eurocurrency Loans, the Interest Period therefore, and (iv) in the case of a conversion, the date of conversion (which date shall be a Business Day). Notwithstanding the foregoing, no conversion in whole or in part of Canadian Prime Rate Loans to B/A Loans, no continuation in whole or in part of B/A Loans upon the expiration of the Contract Period therefore, no conversion in whole or in part of Base Rate Loans to Eurocurrency

Loans, and no continuation in whole or in part of Eurocurrency Loans upon the expiration of the Interest Period therefor, shall be permitted at any time at which an Unmatured Event of Default or an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this
Section 2A.6, Canadian Administrative Agent does not receive a Notice of Canadian Conversion or Continuation from a Canadian Borrower containing a permitted election to continue any B/A Loans for an additional Contract Period, to continue any Eurocurrency Loans for an additional Interest Period, or to convert any such Loans, then, upon the expiration of the Contract Period or Interest Period, therefor, as applicable, such Loans will be automatically converted to Canadian Prime Rate Loans or Base Rate Loans, as the case may be. Each Notice of Canadian Conversion or Continuation shall be irrevocable

         2A.7 DISBURSEMENT OF FUNDS. No later than 12:00 p.m. (local time at the place of funding) on the date specified in each Notice of Canadian Borrowing, each Canadian Revolving Lender will make available its Canadian Revolver Pro Rata Share of Canadian Revolving Loans of the Borrowing requested to be made on such date in Canadian Dollars or Dollars, as applicable, and in immediately available funds, at the Canadian Payment Office and Canadian Administrative Agent will make available to the applicable Canadian Borrower at its Canadian Payment Office the aggregate of the amounts so made available by the Lenders not later than 2:00 p.m. (local time in the place of payment). Unless Canadian Administrative Agent shall have been notified by any such Lender at least one Business Day prior to the date of Borrowing that such Lender does not intend to make available to Canadian Administrative Agent such Lender's portion of the Borrowing to be made on such date, Canadian Administrative Agent may assume that such Lender has made such amount available to Canadian Administrative Agent on such date of Borrowing and Canadian Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the applicable Canadian Borrower a corresponding amount. If such corresponding amount is not in fact made available to Canadian Administrative Agent by such Lender on the date of Borrowing, Canadian Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon Canadian Administrative Agent's demand therefor, Canadian Administrative Agent shall promptly notify the applicable Canadian Borrower and, if so notified, such Canadian Borrower shall immediately pay such corresponding amount to Canadian Administrative Agent. Canadian Administrative Agent shall also be entitled to recover from such Canadian Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Canadian Administrative Agent to such Canadian Borrower to the date such corresponding amount is recovered by Canadian Administrative Agent, at a rate per annum equal to the rate for Canadian Prime Rate Loans, Base Rate Loans, Eurocurrency Loans or B/A Loans, as the case may be, applicable during the period in question; provided, however, that any interest paid to Canadian Administrative Agent in respect of such corresponding amount shall be credited against interest payable by such Canadian Borrower to such Lender under Section 3.1 in respect of such corresponding amount. Any amount due hereunder to Canadian Administrative Agent from any Lender which is not paid when due shall bear interest payable by such Lender, from the date due until the date paid, at the Federal Funds Rate for amounts in Dollars for the first three days after the date such amount is due and thereafter at the Federal Funds Rate plus 1%, and for amounts in Canadian Dollars at the Bank of Canada Bank Rate for the first three days after the date such amount is due and thereafter at the Bank of Canada Bank Rate plus 1%, together with Canadian Administrative Agent's standard interbank processing fee. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder first to Canadian Administrative Agent to fund any outstanding Loans made available on behalf of such Lender by Canadian Administrative Agent pursuant to this Section 2A.7 until such Loans have been funded (as a result of such assignment or otherwise) and then to fund Loans of all Lenders other than such Lender until each Lender has outstanding Loans equal to its Canadian Revolver Pro Rata Share of all Canadian Revolving Loans (as a result of such assignment or otherwise). Such Lender shall not have recourse against the applicable Canadian Borrower with respect to any amounts paid to Canadian Administrative Agent or any Lender with respect to the preceding sentence, provided that, such Lender shall have full recourse against the applicable Canadian Borrower to the extent of the amount of such Loans it has so been deemed to have made. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Canadian Revolving Commitment hereunder or to prejudice any rights which either Canadian Borrower may have against the Lender as a result of any default by such Lender hereunder.

         2A.8 PRO RATA BORROWINGS. All Borrowings of Canadian Revolving Loans under this Agreement shall be loaned by the Canadian Revolving Lenders pro rata on the basis of their Canadian Revolving Commitments. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Canadian Revolving Commitment hereunder.

         2A.9 BANKERS' ACCEPTANCES. (a) Subject to the terms and conditions of this Agreement, each Canadian Borrower may request a Canadian Revolving Loan denominated in Canadian Dollars by presenting drafts for acceptance and, if applicable, purchase as B/A's by the Canadian Revolving Lenders.

                  (b) No Contract Period with respect to a B/A Loan shall extend beyond the Canadian Revolver Termination Date. All B/A's and B/A Loans shall be denominated in Canadian Dollars.

                  (c) To facilitate availment of B/A Loans, each Canadian Borrower hereby appoints each Canadian Revolving Lender as its attorney to sign and endorse on its behalf (in accordance with a Notice of Canadian Borrowing or Notice of Canadian Conversion or Continuation relating to a B/A Loan pursuant to
Section 2A.5 or Section 2A.6), in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Revolving Lender, blank drafts in the form requested by such Canadian Revolving Lender. In this respect, it is each Canadian Revolving Lender's responsibility to maintain an adequate supply of blank drafts for acceptance under this Agreement. Each Canadian Borrower recognizes and agrees that all drafts signed and/or endorsed by a Canadian Revolving Lender on behalf of such Canadian Borrower shall bind such Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of such Canadian Borrower. Each Canadian Revolving Lender is hereby authorized (in accordance with a Notice of Canadian Borrowing or Notice of Canadian Conversion or Continuation relating to a B/A Loan) to issue such B/A's endorsed in blank in such face amounts as may be determined by such Canadian Revolving Lender, provided that, the aggregate amount thereof is equal to the aggregate amount of drafts required to be accepted and purchased by such Canadian Revolving

Lender. No Canadian Revolving Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except for the gross negligence or willful misconduct of the Canadian Revolving Lender or its officers, employees, agents or representatives. Each Canadian Revolving Lender shall maintain a record, which shall be made available to each Canadian Borrower upon its request, with respect to drafts (i) received by it in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder, and (iv) canceled at their respective maturities. On request by or on behalf of each Canadian Borrower, a Canadian Revolving Lender shall cancel all forms of B/A's which have been pre-signed or pre-endorsed on behalf of such Canadian Borrower and that are held by such Canadian Revolving Lender and are not required to be issued in accordance with such Canadian Borrower's irrevocable notice. Each Canadian Borrower, jointly and severally, agrees that, at the request of Canadian Administrative Agent, such Canadian Borrower shall deliver to Canadian Administrative Agent a "depository note" which complies with the requirements of the Depository Bills and Notes Act (Canada), and consents to the deposit of any such depository note in the book-based debt clearance system maintained by the Canadian Depository for Securities.

                  (d) Drafts of each Canadian Borrower to be accepted as B/A's hereunder shall be signed as set forth in this Section 2A.9. Notwithstanding that any Person whose signature appears on any B/A may no longer be an authorized signatory for any Lender or the applicable Canadian Borrower at the date of issuance of a B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on such Canadian Borrower.

                  (e) Promptly following the receipt of a Notice of Canadian Borrowing or Notice of Canadian Conversion or Continuation specifying a Canadian Revolving Loan by way of B/A's, Canadian Administrative Agent shall so advise the Canadian Revolving Lenders and shall advise each Canadian Revolving Lender of the aggregate face amount of the B/A's to be accepted by it and the applicable Contract Period (which shall be identical for all Canadian Revolving Lenders). In the case of Canadian Revolving Loans comprised of B/A Loans, the aggregate face amount of the B/A's to be accepted by a Canadian Revolving Lender shall be in a minimum aggregate amount of Cdn.$100,000 and shall be a whole multiple of Cdn.$100,000, and such face amount shall be in the Canadian Revolving Lenders' pro rata portions of such Canadian Revolving Loan, provided that, the Canadian Administrative Agent may in its sole discretion increase or reduce any Canadian Revolving Lender's portion of such B/A Loan to the nearest Cdn.$100,000.

                  (f) Each Canadian Borrower may specify in a Notice of Canadian Borrowing pursuant to Section 2A.5 or a Notice of Canadian Conversion or Continuation pursuant to Section 2A.6 that it desires that any B/A's requested by such notice be purchased by the Canadian Revolving Lenders, in which case the Canadian Revolving Lenders shall, upon acceptance of a B/A by a Canadian Revolving Lender, purchase, or arrange for the purchase of, each B/A from such Canadian Borrower at the Discount Rate for such Canadian Revolving Lender applicable to such B/A accepted by it and provide to Canadian Administrative Agent the Discount Proceeds for the account of such Canadian Borrower. The Acceptance Fee payable by each Canadian Borrower to a Canadian Revolving Lender under Section 3.1(d) in respect of each

B/A accepted by such Canadian Revolving Lender shall be set off against the Discount Proceeds payable by such Canadian Revolving Lender under this Section 2A.9.

                  (g) Each Canadian Revolving Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/A's accepted and purchased by it.

                  (h) If a Canadian Revolving Lender is not a chartered bank under the Bank Act (Canada) or if a Canadian Revolving Lender notifies Canadian Administrative Agent in writing that it is otherwise unable or unwilling to accept Bankers' Acceptances, such Canadian Revolving Lender will, instead of accepting and, if applicable, purchasing Bankers' Acceptances, make an advance (a "B/A Equivalent Loan") to such Canadian Borrower in the amount and for the same term as the draft that such Canadian Revolving Lender would otherwise have been required to accept and purchase hereunder. Each such Canadian Revolving Lender will provide to Canadian Administrative Agent the Discount Proceeds of such B/A Equivalent Loan for the account of the applicable Canadian Borrower. Each such B/A Equivalent Loan will bear interest at the same rate that would result if such Lender had accepted (and been paid an Acceptance Fee) and purchased (on a discounted basis at the Discount Rate) a Bankers' Acceptance for the relevant Contract Period (it being the intention of the parties that each such B/A Equivalent Loan shall have the same economic consequences for the Lenders and Canadian Borrowers as the Bankers' Acceptance which such B/A Equivalent Loan replaces). All such interest shall be paid in advance on the date such B/A Equivalent Loan is made, and will be deducted from the principal amount of such B/A Equivalent Loan in the same manner in which the Discount Proceeds of a Bankers' Acceptance would be deducted from the face amount of the Bankers' Acceptance.

                  (i) Each Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Revolving Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such B/A being held, at the maturity thereof, by such Canadian Revolving Lender in its own right, and each Canadian Borrower, jointly and severally, agrees not to claim any days of grace if such Canadian Revolving Lender, as holder, sues such Canadian Borrower on the B/A for payment of the amount payable by such Canadian Borrower thereunder. Unless a Canadian Borrower has requested and Canadian Revolving Lenders have granted a continuation of such B/A Loan in accordance with the provisions of this Agreement, on the last day of the Contract Period of a B/A, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, each Canadian Borrower shall pay the Canadian Revolving Lender that has accepted and purchased such B/A the full face amount of such B/A and, after such payment, such Canadian Borrower shall have no further liability in respect of such B/A and such Canadian Revolving Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

                  (j) Except as required by any Canadian Revolving Lender upon the occurrence of an Event of Default, no B/A Loan may be repaid by any Canadian Borrower prior to the expiry date of the Contract Period applicable to such B/A Loan.

                  (k) If, by reason of circumstances affecting the money market generally, there in no market for B/As (i) the right of Canadian Borrowers to request a B/A Loan shall be suspended until the circumstances causing a suspension no longer exist, and (ii) any Notice of Canadian Borrowing requesting a B/A Loan which is outstanding shall be deemed to be a Notice of Canadian Borrowing requesting a Canadian Prime Rate Loan.

         2A.10 CANADIAN LETTERS OF CREDIT. The provisions of Section 2.10 of the Credit Agreement shall be applied, mutatis mutandis, to Canadian Borrowers and all such provisions of such Section shall be incorporated herein by reference. Without limiting the generality of the foregoing, for purposes of this Section 2A.10 (a) references in Section 2.10, and elsewhere in this Credit Agreement, to "Applicable Base Rate Margin" "Domestic Revolving Lender," "Domestic Revolving Loans," "Total Domestic Revolving Commitment," "Available Domestic Revolving Commitment," "Domestic Revolver Pro Rata Share," "Revolver Termination Date," "Domestic Letters of Credit," "Company" and "Domestic LC Obligations" shall be deemed to be references to "Applicable B/A Margin," "Canadian Revolving Lender," "Canadian Revolving Loans," "Total Canadian Revolving Commitment," "Available Canadian Revolving Commitment," "Canadian Revolver Pro Rata Share," "Canadian Revolver Termination Date," "Canadian Letters of Credit," "Canadian Borrowers" and "Canadian LC Obligations;" (b) references in Section 2.10 to London or New York time shall be deemed to be references to Toronto time; (c) the LC Sublimit shall be Twenty Million Dollars ($20,000,000); (d) Canadian Letters of Credit may at the option of the Canadian Borrowers be issued in Dollars or Canadian Dollars and any reference to "Dollars" in this Agreement shall, in respect of Canadian Letters of Credit, be deemed to be references to "Dollars or Canadian Dollars, as applicable;" (e) the interest rate applicable to Unpaid Drawings, in respect of Canadian Letters of Credit denominated in Canadian Dollars shall be the Canadian Prime Rate, in effect from time to time, plus the Applicable Canadian Prime Rate Margin; (f) the reference in Section 2.10 to the Federal Funds Rate shall, with respect to amounts denominated in Canadian Dollars, be deemed to be a reference to the Bank of Canada Bank Rate. For the purposes of any Canadian Letter of Credit, references to "(other than Canadian Borrowers)" in Section 2.10 shall be deemed to be omitted.

                                  ARTICLE III

                                INTEREST AND FEES

         3.1 INTEREST.

                  (a) BASE RATE LOANS. The applicable Borrowers agree to pay interest in respect of the unpaid principal amount of each Base Rate Loan applicable to such Borrowers at a rate per annum equal to the Base Rate plus,
(i) in the case of Domestic Revolving Loans, Canadian Revolving Loans denominated in Dollars, UK Revolving Loans denominated in Dollars, and Term A Loans, the Applicable Base Rate Margin, (ii) in the case of Term B Loans, the Applicable Term B Loan Base Rate Margin, and (iii) in the case of Term C Loans, the Applicable Term C Loan Base Rate Margin, as applicable, from the date the proceeds thereof are made available to the applicable Borrower (or, if such Base Rate Loan was converted from a Eurocurrency Loan, the date of such conversion) until the earlier of (A) the maturity (whether by acceleration or otherwise) of such Base Rate Loan or (B) the conversion of such Base Rate Loan to a Eurocurrency Loan pursuant to Section 2.6 or Section 2A.6. For purposes of this Agreement, the Base Rate with respect to Term B Loans and Term C Loans shall not be less than

3.25% and 4.25%, respectively (including, without limitation, as such term is used in the definition of "Default Rate").

                  (b) EUROCURRENCY LOANS. The applicable Borrowers agree to pay interest in respect of the unpaid principal amount of each Eurocurrency Loan applicable to such Borrowers at a rate per annum equal to the relevant Eurocurrency Rate plus, (i) in the case of Domestic Revolving Loans, UK Revolving Loans, Canadian Revolving Loans denominated in Dollars and Term A Loans, the Applicable Eurocurrency Margin, (ii) in the case of Term B Loans, the Applicable Term B Loan Eurocurrency Margin, and, (iii) in the case of Term C Loans, the Applicable Term C Loan Eurocurrency Margin, as the case may be, applicable to such Borrowers from the date the proceeds thereof are made available to the applicable Borrower (or, if such Eurocurrency Loan was converted from a Base Rate Loan, the date of such conversion) until the earlier of (A) the maturity (whether by acceleration or otherwise) of such Eurocurrency Loan or (B) the conversion of such Eurocurrency Loan to a Base Rate Loan pursuant to Section 2.6 or Section 2A.6. For purposes of this Agreement, the Eurocurrency Rate with respect to Term B Loans and Term C Loans shall not be less than 2.00% and 3.00%, respectively.

                  (c) CANADIAN PRIME RATE LOANS. Each Canadian Borrower, jointly and severally, agrees to pay interest on the unpaid principal amount of each Canadian Prime Rate Loan at a rate per annum equal to the Canadian Prime Rate plus the Applicable Canadian Prime Rate Margin from the date the proceeds thereof are made available to such Canadian Borrower (or in the case of a conversion of a B/A Loan to a Canadian Prime Rate Loan, the date of such conversion) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Canadian Prime Rate Loan or (ii) the conversion of such Canadian Prime Rate Loan to a B/A Loan pursuant to Section 2A.6.

                  (d) B/A LOANS. Each Canadian Borrower, jointly and severally, agrees to pay the Acceptance Fee on the date of acceptance of a draft or making of a B/A Equivalent Loan as calculated in the definition of "Acceptance Fee".

                  (e) PAYMENT OF INTEREST. Interest on each Loan (other than a B/A Loan) shall be payable in arrears on each Interest Payment Date; provided, however, that interest accruing pursuant to Section 3.1(g) shall be payable from time to time on demand. Interest shall also be payable on all then outstanding Revolving Loans or Canadian Revolving Loans on the Revolver Termination Date or Canadian Revolver Termination Date, as applicable, and on all Loans (other than B/A Loans) on the date of repayment (including prepayment) thereof (except that voluntary prepayments of Revolving Loans or Canadian Revolving Loans that are Base Rate Loans or Canadian Prime Rate Loans made pursuant to Section 4.3 on any day other than a Quarterly Payment Date, the Revolver Termination Date or Canadian Revolver Termination Date, as applicable, need not be made with accrued interest from the most recent Quarterly Payment Date, provided such accrued interest is paid on the next Quarterly Payment Date) and on the date of maturity (by acceleration or otherwise) of such Loans. During the existence of any Event of Default, interest on any Loan shall be payable on demand.

                  (f) NOTIFICATION OF RATE. Administrative Agent or Canadian Administrative Agent, upon determining the interest rate for any Borrowing of Eurocurrency Loans for any Interest Period, shall promptly notify Borrowers and the Lenders thereof. Such determination shall, absent manifest error and subject to Section 3.6, be final, conclusive and binding upon all parties hereto.

                  (g) DEFAULT INTEREST. Notwithstanding the rates of interest specified herein, effective on the date 30 days after the occurrence and during the continuance of any Event of Default (other than the failure to pay the Obligations when due or any Event of Default pursuant to Section 10.1(e) or (f)) and, if such Event of Default (other than the failure to pay the Obligations when due or any Event of Default pursuant to Section 10.1(e) or (f)) is continuing on such 30th day, retroactive from the initial date of the occurrence of such Event of Default and for so long thereafter as any such Event of Default shall be continuing, and effective immediately upon the occurrence and during the continuance of any Event of Default pursuant to Section 10.1(e) or (f), or any failure to pay any Obligations or any other amounts due under any of the Loan Documents when due, whether by acceleration or otherwise, the principal balance of each Loan (other than a B/A Loan) then outstanding and, to the extent permitted by applicable law, any interest payment on each Loan (other than a B/A
Loan) not paid when due and all fees, indemnities and any other Obligations then due and payable of Borrowers and their Subsidiaries under this Agreement and the other Loan Documents shall bear interest payable on demand, (after, as well as before, judgment) at a rate per annum equal to the Default Rate.

                  (h) MAXIMUM INTEREST. If any interest payment or other charge or fee or any other Obligation payable hereunder exceeds the maximum amount then permitted by applicable law, Borrowers shall be obligated to pay the maximum amount then permitted by applicable law and Borrowers shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges, fees and other Obligations, otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

                  (i) INTEREST ACT (CANADA) DISCLOSURE. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or fee to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in such period of time that is less than a calendar year. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

         3.2 FEES.

                  (a) UPFRONT FEES. Company shall pay the fees as set forth in the fee letter among Company, DBSI, and DB to Administrative Agent for distribution as set forth therein.

                  (b) COMMITMENT FEES. Each Borrower (other than Canadian Borrower) jointly and severally agrees to pay to Administrative Agent for pro rata distribution to each Non-Defaulting Lender having a UK Revolving Commitment (based on its UK Revolver Pro Rata Share) and/or a Domestic Revolving Commitment (based on its Domestic Revolver Pro Rata Share) a commitment fee (the "Commitment Fee") for the period commencing on the Effective

Date to and including the Revolver Termination Date or the earlier termination of the UK Revolving Commitments and the Domestic Revolving Commitments (and, in either case, repayment in full of the UK Revolving Loans and/or Domestic Revolving Loans and payment in full, or cash collateralization by the deposit of cash into the Collateral Account in amounts and pursuant to arrangements satisfactory to Administrative Agent, of the LC Obligations), computed at a rate equal to (x) 0.375% times (A) the average daily Total Available UK Revolving Commitment if the average daily principal amount of UK Revolving Loans outstanding for the preceding Fiscal Quarter exceeds one-half of the Total Available UK Revolving Commitment and (B) the average daily Total Available Domestic Revolving Commitment if the average daily principal amount of Domestic Revolving Loans outstanding (with the Available Domestic Revolving Commitment of each Lender determined without reduction for such Lender's Domestic Revolver Pro Rata Share of Swing Line Loans outstanding) for the preceding Fiscal Quarter exceeds one-half of the Total Available Domestic Revolving Commitment and (y) 0.50% times (A) the average daily Total Available UK Revolving Commitment if the average daily principal amount of UK Revolving Loans outstanding (with the Available UK Revolving Commitment of each Lender determined without reduction for such Lender's UK Revolver Pro Rata Share of Swing Line Loans outstanding) for the preceding Fiscal Quarter is less than or equal to one-half of the Total Available UK Revolving Commitment and (B) the average daily Total Available Domestic Revolving Commitment if the average daily principal amount of Domestic Revolving Loans outstanding (with the Available Domestic Revolving Commitment of each Lender determined without reduction for such Lender's Domestic Revolver Pro Rata Share of Swing Line Loans outstanding) for the preceding Fiscal Quarter is less than or equal to one-half of the Total Available Domestic Revolving Commitment. Unless otherwise specified, accrued Commitment Fees shall be due and payable (i) on each Quarterly Payment Date, (ii) on the Revolver Termination Date and (iii) upon any reduction or termination in whole or in part of the UK Revolving Commitments and/or Domestic Revolving Commitments (but only, in the case of a reduction, on the portion of the UK Revolving Commitments and/or Domestic Revolving Commitments then being reduced).

                  (c) CANADIAN COMMITMENT FEE. Each Canadian Borrower, jointly and severally, agrees to pay to Canadian Administrative Agent for pro rata distribution to each Non-Defaulting Lender having a Canadian Revolving Commitment (based on its Canadian Revolver Pro Rata Share) a commitment fee (the "Canadian Commitment Fee") for the period commencing on the Initial Borrowing Date to and including the Canadian Revolver Termination Date or the earlier termination of the Canadian Revolving Commitments (and, in either case, repayment in full of the Canadian Revolving Loans), computed at a rate equal to
(x) 0.375% times the average daily Total Available Canadian Revolving Commitment if the average daily principal amount of Canadian Revolving Loans outstanding for the preceding Fiscal Quarter exceeds one-half of the Total Available Canadian Revolving Commitment and (y) 0.50% times the average daily Total Available Canadian Revolving Commitment if the average daily principal amount of Canadian Revolving Loans outstanding for the preceding Fiscal Quarter is less than or equal to one-half of the Total Available Canadian Revolving Commitment. Unless otherwise specified, accrued Canadian Commitment Fees shall be due and payable (i) on each Quarterly Payment Date, (ii) on the Canadian Revolver Termination Date and (iii) upon any reduction or termination in whole or in part of the Canadian Revolving Commitments (but only, in the case of a reduction, on the portion of the Canadian Revolving Commitments then being reduced).

                  (d) AGENCY FEES. Borrowers shall pay to Administrative Agent for its own account, agency and other Loan fees in the amount and at the times set forth in the administrative agent letter between Borrowers and Administrative Agent.

                  (e) PREPAYMENT PREMIUM. In the event that Company makes a voluntary prepayment of all or any portion of the Term B Loans or Term C Loans pursuant to Section 4.3(a) or is required to make mandatory prepayment of the Term B Loans or Term C Loans pursuant to Sections 4.4(c), (e) or (f) or is otherwise required to make a prepayment of the Obligations pursuant to Section 3.7, Company shall, together with any such prepayment, pay to Administrative Agent for pro rata distribution to the Term B Lenders or Term C Lenders, as applicable, based upon their applicable Term Pro Rata Shares, a prepayment fee as additional compensation, and not as a penalty, equal to (i) two percent (2.0%) of the principal amount of Term B Loans or Term C Loans, as the case may be, repaid during the period from the Effective Date to and including the first anniversary of the Effective Date and (ii) one percent (1.0%) of the principal amount of Term B Loans or Term C Loans repaid during the period from and after the first anniversary of the Effective Date to and including the second anniversary of the Effective Date.

         3.3 COMPUTATION OF INTEREST AND FEES. Interest on all Loans (other than B/A Loans) and fees payable hereunder shall be computed on the basis of the actual number of days elapsed over a year of 360 days, provided that, interest on all Base Rate Loans and Canadian Prime Rate Loans shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be. Each determination of an interest rate by Administrative Agent or Canadian Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error. Administrative Agent shall, at any time and from time to time upon request of any Borrower or any Lender, deliver to such Person a statement showing the quotations used by Administrative Agent in determining any interest rate applicable to Loans pursuant to this Agreement. Each change in the Applicable Base Rate Margin, Applicable Eurocurrency Margin, the Applicable Canadian Prime Rate Margin or the Applicable B/A Margin as a result of a change in Borrowers' Most Recent Leverage Ratio shall become effective on the date upon which such change in such ratio occurs.

         3.4 INTEREST PERIODS. At the time it gives any Notice of Borrowing, a Notice of Conversion or Continuation, a Notice of Canadian Borrowing or a Notice of Canadian Conversion or Continuation with respect to Eurocurrency Loans, a Borrower shall elect, by giving Administrative Agent written notice, the interest period (each an "Interest Period") which Interest Period shall, at the option of such Borrower, be one, two, three or six months or, if approved by each of the applicable Lenders (in each such applicable Lender's sole discretion), a nine or twelve month period; provided that, prior to the earlier to occur of the Syndication Date and ninety (90) days after the Initial Borrowing Date, Interest Periods for Eurocurrency Loans shall be thirty (30) days except as permitted by Administrative Agent in its sole discretion (with all such Interest Periods ending on the same day during such period); and provided further, that:

                  (a) all Eurocurrency Loans comprising a Borrowing shall at all times have the same Interest Period;

                  (b) the initial Interest Period for any Eurocurrency Loan shall commence on the date of such Borrowing of such Eurocurrency Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurocurrency Loan shall commence on the last day of the immediately preceding Interest Period;

                  (c) if any Interest Period relating to a Eurocurrency Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (d) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurocurrency Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (e) no Interest Period may be selected at any time when an Event of Default or Unmatured Event of Default is then in existence;

                  (f) no Interest Period shall extend beyond the applicable Term Loan Maturity Date for any Term Loan, the Revolver Termination Date for any Revolving Loan or the Canadian Revolver Termination Date for any Canadian Revolving Loan; and

                  (g) no Interest Period in respect of any Borrowing of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such Term Loans will be required to be made under Section 4.4(b),
(c) or (d), as the case may be, if the aggregate principal amount of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term Loans then outstanding less the aggregate amount of such required prepayment.

         3.5 COMPENSATION FOR FUNDING LOSSES. Each Borrower shall compensate each Lender to which such Borrower is obligated, upon its written request (which request shall set forth the basis for requesting such amounts), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurocurrency Loans or B/A Equivalent Loans to the extent not recovered by the Lender in connection with the liquidation or re-employment of such funds and including the compensation payable by such Lender to a Participant) and any loss sustained by such Lender in connection with the liquidation or re-employment of such funds (including, without limitation, a return on such liquidation or re-employment that would result in such Lender receiving less than it would have received had such Eurocurrency Loan or B/A Equivalent Loan remained outstanding until the last day of the Interest Period applicable to such Eurocurrency Loans) which such Lender may sustain as a result of:

(a) for any reason (other than a default by such Lender or Administrative Agent) a continuation or Borrowing of, or conversion from or into, Eurocurrency Loans or B/A Equivalent Loans does not occur on a date specified therefor in a Notice of Borrowing, Notice of

Conversion or Continuation, Notice of Canadian Borrowing, Notice of Canadian Conversion or Continuation (whether or not withdrawn);

                  (b) any payment, prepayment or conversion or continuation of any of its Eurocurrency Loans or B/A Loans occurring for any reason whatsoever on a date which is not the last day of an Interest Period applicable thereto;

                  (c) any repayment of any of its Eurocurrency Loans not being made on the date specified in a notice of payment given by any Borrower; or

                  (d) (i) any other failure by Borrowers to repay Eurocurrency Loans or B/A Loans when required by the terms of this Agreement or (ii) an election made by Borrowers pursuant to Section 3.7. A written notice as to additional amounts owed such Lender under this Section 3.5 and delivered to Borrowers and Administrative Agent by such Lender shall, absent manifest error, be final, conclusive and binding for all purposes. Calculation of all amounts payable to a Lender under this Section 3.5 shall be made as though that Lender had actually funded its relevant Eurocurrency Loan or B/A Loan through the purchase of a Eurocurrency deposit bearing interest at the Eurocurrency Rate or a B/A in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurocurrency deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurocurrency Loans and B/A Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 3.5.

         3.6 INCREASED COSTS, ILLEGALITY, ETC.

                  (a) GENERALLY. In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the applicable Agent):

                      (i) on any Interest Rate Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank eurocurrency market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurocurrency Rate; or

                      (ii) at any time, that any Lender shall incur increased costs or reduction in the amounts received or receivable hereunder (except as a result of taxes, which shall be governed by Section 4.7 and Section 12.4(a)) with respect to any Eurocurrency Loan because of (A) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to a change in official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurocurrency Rate) and/or (B) other circumstances since the date of this Agreement affecting such Lender or the interbank eurocurrency market, the Canadian interbank market or the position of such Lender in such market (excluding, however, differences in a Lender's cost of funds from those of

Administrative Agent which are solely the result of credit differences between such Lender and Administrative Agent); or

                      (iii) at any time, that the making or continuance of any Eurocurrency Loan has been made (A) unlawful by any directive, law or governmental rule, regulation or order, (B) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (C) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank eurocurrency market;

then, and in any such event, such Lender (or Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to Borrowers and, except in the case of clause (i) above, to Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurocurrency Loans shall no longer be available until such time as Administrative Agent notifies Borrowers and the Lenders that the circumstances giving rise to such notice by Administrative Agent no longer exist (which notice shall be given as promptly as practicable by Administrative Agent upon Administrative Agent's determination that such circumstances no longer exist), and any Notice of Borrowing, Notice of Conversion or Continuation, Notice of Canadian Borrowing, Notice of Canadian Conversion or Continuation given by any Borrower with respect to Eurocurrency Loans (other than with respect to conversions to Base Rate Loans) which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, Borrowers shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to Borrowers by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto); however the failure to give any such notice (unless the respective Lender has intentionally withheld or delayed such notice, in which case the respective Lender shall not be entitled to receive additional amounts pursuant to this Section 3.6 (a)(y) for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish Borrowers' obligations to pay additional amounts pursuant to this
Section 3.6 (a)(y) and (z) in the case of clause (iii) above, Borrowers shall take one of the actions specified in Section 3.6(b) as promptly as possible and, in any event, within the time period required by law. In determining such additional amounts pursuant to clause (y) of the immediately preceding sentence, each Lender shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts receivable relate to such Lender's loans in general and are not specifically attributable to a Loan hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made by such Lender whether or not the loan documentation for such other loans permits the Lender to receive increased costs of the type described in this Section 3.6(a).

                  (b) EUROCURRENCY LOANS. At any time that any Eurocurrency Loan is affected by the circumstances described in Section 3.6(a)(ii) or (iii), Borrowers may (and, in the case of a Eurocurrency Loan affected by the circumstances described in Section 3.6(a)(iii), shall) either (i) if the affected Eurocurrency Loan is then being made initially or pursuant to a conversion, by giving Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Lender or Administrative Agent pursuant to Section 3.6(a)(ii) or (iii), cancel the respective Borrowing, or (ii) if the affected Eurocurrency Loan is then outstanding, upon at least three Business Days' written notice to Administrative Agent, require the affected Lender to convert such Eurocurrency Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this
Section 3.6(b).

                  (c) CAPITAL REQUIREMENTS. If any Lender determines that the introduction of or any change in any applicable directive, law or rule, regulation, order, guideline or request (whether or not having the force of law) concerning capital adequacy, or any change in (after the date of this Agreement) interpretation or administration thereof by any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender based on the existence of such Lender's Commitment hereunder or its obligations hereunder, then Borrowers shall pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other Person for the increased cost to such Lender or such other Person or the reduction in the rate of return to such Lender or such other Person as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the increased costs or reduction in the rate of return relates to such Lender's commitments or obligations in general and are not specifically attributable to the Commitments and obligations hereunder, cover all commitments and obligations similar to the Commitment and obligations of such Lender hereunder whether or not the loan documentation for such other commitments or obligations permits the Lender to make the determination specified in this Section 3.6(c), and such Lender's determination of compensation owing under this Section 3.6(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 3.6(c), will give prompt written notice thereof to Borrowers, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice (unless the respective Lender has intentionally withheld or delayed such notice, in which case the respective Lender shall not be entitled to receive additional amounts pursuant to this Section 3.6(c) for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish any of Borrowers' obligations to pay additional amounts pursuant to this Section 3.6(c).

                  (d) CHANGE OF LENDING OFFICE. Each Lender which is or will be owed compensation pursuant to Section 3.6(a) or (c) will, if requested by Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to cause a different branch or Affiliate to make or continue a Loan or Letter of Credit if such designation will avoid the need for, or materially reduce the amount of, such compensation to such Lender and will not, in the good faith judgment of such Lender, be otherwise disadvantageous to such Lender. The requesting Borrower shall pay all reasonable expenses incurred by any Lender in utilizing a different branch or Affiliate pursuant to this Section 3.6(d). Nothing in this Section 3.6(d) shall affect or postpone any of the obligations of Borrowers or the right of any Lender provided for herein.

         3.7 REPLACEMENT OF AFFECTED LENDERS. (x) If any UK Revolving Lender, Canadian Revolving Lender or Domestic Revolving Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) if any Lender (or in the case of Section 2.10(i), Facing Agent) is owed increased costs under Section 2.10(i), Section 3.6(a)(ii) or (iii) or
Section 3.6(c), or Borrowers are required to make any payments under Section 4.7 to any Lender materially in excess (as reasonably determined by the Company) of those to the other Lenders or (z) as provided in Section 12.1(b) in the case of certain refusals by a Lender to consent to certain proposed amendment, changes, supplements, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, Borrowers shall have the right, if no Event of Default or Unmatured Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Assignee or Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender"), provided that, (i) at the time of any replacement pursuant to this Section 3.7, the Replacement Lender shall enter into one or more assignment agreements, in form and substance satisfactory to Administrative Agent, pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and participation in Letters of Credit by, the Replaced Lender and (ii) all Obligations of Borrowers owing to the Replaced Lender (including, without limitation, such increased costs and, including in the case of any replacement pursuant to clause (y) or (z) above, payment of the prepayment premium under
Section 3.2(e), if applicable, and excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and
(ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by Borrowers, the Replacement Lender shall become a Lender hereunder and, unless the Replaced Lender continues to have outstanding Term Loans hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Lender that acts as a Facing Agent may be replaced hereunder at any time which it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Facing Agent (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer satisfactory to such Facing Agent or the depositing of cash collateral into the Collateral Account in amounts and pursuant to arrangements satisfactory to such Facing Agent) have been made with respect to such outstanding Letters of Credit.

                                   ARTICLE IV

                            REDUCTION OF COMMITMENTS;
                            PAYMENTS AND PREPAYMENTS

         4.1 VOLUNTARY REDUCTION OF COMMITMENTS.

                  Upon at least two Business Days' prior written notice (or telephonic notice confirmed in writing) to Administrative Agent at the Notice Office (which notice Administrative Agent shall promptly transmit to each Lender), Company shall have the right, without premium or penalty, to terminate the unutilized portion of the UK Revolving Commitments, Domestic

Revolving Commitments, Canadian Revolving Commitments or the Swing Line Commitment, as the case may be, in part or in whole, provided that, (x) any such voluntary termination of the UK Revolving Commitments, the Domestic Revolving Commitments or Canadian Revolving Commitments shall apply to proportionately and permanently reduce the UK Revolving Commitment, the Domestic Revolving Commitment or Canadian Revolving Commitment of each UK Revolving Lender, Domestic Revolving Lender or Canadian Revolving Lender, as the case may be, (y) any partial voluntary reduction pursuant to this Section 4.1 shall be in the amount of at least $1,000,000 and integral multiples of $500,000 in excess of that amount and (z) any such voluntary termination of the UK Revolving Commitment, the Domestic Revolving Commitment or Canadian Revolving Commitments shall occur simultaneously with a voluntary prepayment, pursuant to Section 4.3 such that (i) the Total UK Revolving Commitment shall not be reduced below the aggregate principal amount of outstanding UK Revolving Loans plus the aggregate UK LC Obligations, (ii) the Total Domestic Revolving Commitment shall not be reduced below the aggregate principal amount of outstanding Domestic Revolving Loans plus the aggregate Domestic LC Obligations and the Swing Line Commitment, and (iii) the total of the Canadian Revolving Commitments plus the aggregate Canadian LC Obligations shall not be reduced below the aggregate principal amount of outstanding Canadian Revolving Loans.

         4.2 MANDATORY REDUCTIONS OF COMMITMENTS.

                  (a) REDUCTION OF REVOLVING COMMITMENTS. The Aggregate Revolving Commitments shall be permanently reduced at the time and in the amounts required to be reduced pursuant to Section 4.5.

                  (b) REDUCTION OF TERM COMMITMENTS. The Term Commitments shall terminate on the Initial Borrowing Date, after giving effect to the Borrowing of the Term Loans on such date.

                  (c) PROPORTIONATE REDUCTIONS. Each reduction or adjustment to the Term Commitments, UK Revolving Commitments, Domestic Revolving Commitments or the Canadian Revolving Commitments pursuant to this Section 4.2 shall apply proportionately to the Term Commitment, UK Revolving Commitment, Domestic Revolving Commitment or the Canadian Revolving Commitment, as the case may be, of each Lender.

         4.3 VOLUNTARY PREPAYMENTS.

                  (a) Each Borrower shall have the right to prepay all or any of the Loans in whole or in part from time to time on the following terms and conditions:

                      (i) the applicable Borrower shall give Administrative Agent irrevocable written notice at its Notice Office (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term A Loans, Term B Loans, Term C Loans, UK Revolving Loans, Domestic Revolving Loans, Canadian Revolving Loans and/or Swing Line Loans, and of the amount of such prepayment, which notice shall be given by such Borrower to Administrative Agent by 12:00 noon (New York City time) at least three Business Days prior to the date of such prepayment in the case of Eurocurrency Loans and at least one Business Day prior to the date of such prepayment in the case of Base Rate Loans;

provided that, in the case of Term C Loans, whether Base Rate Loans or Eurocurrency Loans, Borrower shall provide at least five (5) Business Days prior written notice with respect to such prepayment, and which notice shall (except in the case of Swing Line Loans) promptly be transmitted by Administrative Agent to each of the applicable Lenders;

                  (ii) all prepayments of principal made by any Borrower pursuant to this Section 4.3 shall be applied (A) first, to the payment of the unpaid principal amount of the Term Loans constituting First Priority Debt on a pro rata basis until paid in full, (B) second, to the pro rata payment of the then outstanding balance of the UK Revolving Loans, the Domestic Revolving Loans and Canadian Revolving Loans until paid in full and the cash collateralization of LC Obligations, and (C) third, to the payment of the unpaid principal amount of the Term C Loans until paid in full; provided that, notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, (x) upon the receipt of Net Offering Proceeds arising from the sale or issuance of Capital Stock of (or cash capital contributions to) Company or any Subsidiary, Company may apply such Net Offering Proceeds not otherwise required to be applied to prepay the Loans pursuant to Section 4.4(f) to prepay the Term C Loans and (y) within sixty (60) days of any Excess Cash Payment Date, Company may apply up to 50% of Excess Cash Flow for the preceding Excess Cash Flow Period not otherwise required to be applied to prepay the Loans pursuant to
Section 4.4(d) to prepay the Term A Loans, Term B Loans and Term C Loans on a pro rata basis;

                  (iii) each partial prepayment of any Borrowing shall be in a principal amount at least equal to the Minimum Borrowing Multiple, provided that, no partial prepayment of Eurocurrency Loans made pursuant to a single Borrowing shall reduce the aggregate principal amount of the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

                  (iv) Eurocurrency Loans may only be prepaid pursuant to this
Section 4.3 on the last day of an Interest Period applicable thereto or on any other day subject to Section 3.5;

                  (v) each prepayment in respect of any Borrowing shall be applied pro rata among the Loans comprising such Borrowing, provided that, such prepayment shall not be applied to any UK Revolving Loans, Domestic Revolving Loans or Canadian Revolving Loans of a Defaulting Lender at any time when the aggregate amount of UK Revolving Loans, Domestic Revolving Loans or Canadian Revolving Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's UK Revolver Pro Rata Share of all UK Revolving Loans then outstanding, Domestic Revolver Pro Rata Share of all Domestic Revolving Loans then outstanding or Canadian Revolver Pro Rata Share of all Canadian Revolving Loans then outstanding;

                  (vi) each voluntary prepayment of Term A Loans and/or Term B Loans shall be applied pro rata to each applicable Scheduled Term Repayment; and

                  (vii) each prepayment of principal of the Term Loans pursuant to this Section 4.3 shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid.

Subject to the proviso below, the notice provisions, the provisions with respect to the minimum amount of any prepayment, and the provisions requiring prepayments in integral multiples above such minimum amount of this Section 4.3 are for the benefit of Administrative Agent and may be waived unilaterally by Administrative Agent; provided, however that, notwithstanding the foregoing, any waiver of such provisions with respect to any prepayment of the Term C Loans shall be approved by the holders of the Term C Loans.

         4.4 MANDATORY PREPAYMENTS.

                  (a) PREPAYMENT UPON OVERADVANCE.

                      (i) Company shall prepay the outstanding principal amount of its Domestic Revolving Loans or the Swing Line Loan on any date on which the aggregate outstanding principal amount of such Loans together with the aggregate Effective Amount of Domestic LC Obligations (after giving effect to any other repayments or prepayments on such day) exceeds the aggregate Domestic Revolving Commitments or the Swing Line Commitment, as the case may be, in the amount of such excess. If, after giving effect to the prepayment of all outstanding Domestic Revolving Loans or Swing Line Loans, the aggregate Effective Amount of Domestic LC Obligations exceeds the Domestic Revolving Commitments or Swing Line Commitment, as the case may be, then in effect, Borrowers (other than Canadian Borrowers) shall cash collateralize Domestic LC Obligations by depositing, pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to Administrative Agent, Cash and/or Cash Equivalents with Administrative Agent in an amount equal to the difference between the Effective Amount of such Domestic LC Obligations and the Domestic Revolving Commitments or Swing Line Commitments, as the case may be, then in effect. Administrative Agent shall establish in its name for the benefit of the Revolving Lenders a cash collateral account (the "Collateral Account") into which it shall deposit such Cash and/or Cash Equivalents to hold as collateral security for the Domestic LC Obligations.

                      (ii) UK Borrower or Company, as applicable, shall prepay the outstanding principal amount of UK Revolving Loans on any date on which the Effective Amount of all UK Revolving Loans outstanding together with the aggregate Effective Amount of the aggregate UK LC Obligations (after giving effect to any other repayments or prepayments on such day) exceeds the Total UK Revolving Commitment then in effect (including, without limitation, solely as a result of fluctuation in Exchange Rates), in the amount of such excess and in the applicable currency; provided, however, that if such excess is solely as a result of fluctuation in Exchange Rates, such repayment shall not be required to be made until four Business Days after notice from the Administrative Agent and UK Borrower shall not be obligated to pay such amount unless such excess is greater than the Dollar Equivalent of an amount equal to 2% of the Total UK Revolving Commitment. If, after giving effect to the prepayment of all outstanding UK Revolving Loans, the aggregate Effective Amount of UK LC Obligations exceeds the Total UK Revolving Commitment then in effect, UK Borrower shall cash collateralize such UK LC Obligations by depositing, pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to Administrative Agent, Cash and/or Cash Equivalents with Administrative Agent in an amount equal to the difference between the Effective Amount of such UK LC Obligations and the Total UK Revolving Commitment then in effect. Administrative Agent shall establish in its name for the benefit of the UK Revolving Lenders a collateral account into which it shall deposit such Cash and/or Cash Equivalents to hold as collateral security for the UK LC Obligations.

                      (iii) Each Canadian Borrower shall prepay the outstanding principal amount of its Canadian Revolving Loans on any date on which the Dollar Equivalent of the aggregate outstanding principal amount of such Loans together with the aggregate Effective Amount of Canadian LC Obligations (after giving effect to any other repayments or prepayments on such day) exceeds the total Canadian Revolving Commitments, in the amount of such excess. If, after giving effect to the prepayment of all outstanding Canadian Revolving Loans, the aggregate Effective Amount of Canadian LC Obligations exceeds the total Canadian Revolving Commitments then in effect, Canadian Borrowers shall cash collateralize such Canadian LC Obligations by depositing, pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to Administrative Agent, Cash and/or Cash Equivalents with Administrative Agent in an amount equal to the difference between the Effective Amount of such Canadian LC Obligations and the total Canadian Revolving Commitments then in effect. Administrative Agent shall establish in its name for the benefit of the Canadian Revolving Lenders a cash collateral account into which it shall deposit such Cash and/or Cash Equivalents to hold as collateral security for the Canadian LC Obligations.

                  (b) SCHEDULED TERM REPAYMENTS. (i) Company shall cause to be paid Scheduled Term A Repayments on the Term A Loans until the Term A Loans are paid in full in the amounts and at the times specified in the definition of Scheduled Term A Repayments to the extent that prepayments have not previously been applied to such Scheduled Term A Repayments (and such Scheduled Term A Repayments have not otherwise been reduced) pursuant to the terms hereof.

                      (i) Company shall cause to be paid Scheduled Term B Repayments on the Term B Loans until the Term B Loans are paid in full in the amounts and at the times specified in the definition of Scheduled Term B Repayments to the extent that prepayments have not previously been applied to such Scheduled Term B Repayments (and such Scheduled Term B Repayments have not otherwise been reduced) pursuant to the terms hereof.

                      (ii) Company shall cause to be paid the entire principal amount of the Term C Loans in a single installment on the Term C Loan Maturity Date.

                  (c) MANDATORY PREPAYMENT UPON ASSET DISPOSITION. On the first Business Day after the date of receipt thereof by Company and/or any of its Subsidiaries of Net Sale Proceeds from any Asset Disposition (other than an Asset Disposition permitted by Sections 8.4(a) through 8.4(i)), an amount equal to 100% of the Net Sale Proceeds from such Asset Disposition shall be applied as a mandatory repayment of principal of the Loans pursuant to the terms of Section 4.5(a), provided that, with respect to no more than $10,000,000 of such Net Sale Proceeds arising from any single or series of related Asset Dispositions but in no event more than $15,000,000 in the aggregate of such Net Sale Proceeds in any Fiscal Year of Company, the Net Sale Proceeds therefrom shall not be required to be so applied on such date to the extent that no Event of Default or Unmatured Event of Default then exists and Borrowers deliver a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds in excess of $5,000,000 shall be (1) used to purchase assets used or to be used in the businesses referred to in Section 8.9 within 360 days following the date of such Asset Disposition (which certificate shall set forth the estimates of the proceeds to be so expended) and (2) deposited in an escrow account with the Administrative Agent for the benefit of the Lenders (the "Asset Sale Escrow Account"), after which such proceeds may be only withdrawn to repay the Loans or to be used for purposes described in clause (1) of this proviso; provided, further, that (1) if all or any portion of such Net Sale Proceeds not so applied to the repayment of Loans are not so used (or contractually committed to be used) within such 360 day period, such remaining portion shall be applied on the last day of the respective period as a mandatory repayment of principal of outstanding Loans as provided above in this Section 4.4(c) and (2) if all or any portion of such Net Sale Proceeds are not required to be applied on the 360th day referred to in clause (1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Loans as provided in this Section 4.4(c).

                  (d) MANDATORY PREPAYMENT WITH EXCESS CASH FLOW. On each Excess Cash Payment Date, an amount equal to 50% of Excess Cash Flow of Company and its Subsidiaries for the most recent Excess Cash Flow Period ending prior to such Excess Cash Payment Date shall be applied as a mandatory repayment of principal of the Loans pursuant to the terms of Section 4.5(a), provided that, so long as
(x) no Event of Default or Unmatured Event of Default then exists, (y) the Leverage Ratio as of the last day of such most recent Excess Cash Flow Period is less than or equal to 2.0 to 1.0 and (z) the lowest rating of the Facilities (or the lowest applicable rating if the Facilities have more than one rating) shall be at least Ba2 by Moody's and BB by S&P, Borrowers shall not be required to apply any portion of Excess Cash Flow as a mandatory repayment of the Loans as provided in this Section 4.4(d)).

                  (e) MANDATORY PREPAYMENT UPON RECOVERY EVENT. Within ten (10) days following each date on which Company or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of principal of the Loans pursuant to the terms of Section 4.5(a), provided that, (1) so long as no Event of Default or Unmatured Event of Default then exists, if the net proceeds from any Recovery Event are less than $1,000,000, then no prepayment shall be required pursuant to this Section 4.4(e), and (2) so long as no Event of Default or Unmatured Event of Default then exists, with respect to any single or series of related Recovery Events the net proceeds therefrom which are equal to or greater than $1,000,000 but less than $10,000,000 such proceeds shall not be required to be so applied on such date to the extent that (x) any Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be (or have been) used to replace or restore any properties or assets in respect of which such proceeds were paid within 360 days of the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) such proceeds, which may be in the form of Cash and/or Cash Equivalents, are deposited in an escrow account with the Administrative Agent for the benefit of the Secured Creditors (the "Recovery Event Escrow Account"), from which escrow account amounts may be withdrawn only to repay the Loans pursuant to this Section 4.4(e) or to be used for the purposes described in clause (x) above; provided, further, that

                      (i) if the amount of such proceeds from any single or series of related Recovery Events exceeds $10,000,000, then the entire amount and not just the portion in excess of $10,000,000 shall be applied as a mandatory repayment of the Loans as provided above in this Section 4.4(e) and if the aggregate amount of such proceeds from all Recovery Events in any Fiscal Year exceeds $15,000,000, then such amounts in excess of $15,000,000 shall be applied as a mandatory repayment of the Loans as provided above in this Section 4.4(e),

                      (ii) if all or any portion of such proceeds not required to be applied to the repayment of the Loans pursuant to the first proviso of this Section 4.4(e) are not so used (or contractually committed to be used) within 360 days after the day of the receipt of such proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of the Loans as provided in this Section 4.4(e), and

                      (iii) if all or any portion of such proceeds are not required to be applied on the 360th day referred to in clause (ii) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Loans as provided in this Section 4.4(e).

                  (f) MANDATORY PREPAYMENT WITH PROCEEDS OF CAPITAL STOCK. On the first Business Day after receipt thereof by Company or any Subsidiary, an amount equal to 25% of the Net Offering Proceeds of the sale or issuance of Capital Stock (other than issuances of Capital Stock by Company permitted by Section 8.5(b)) of (or cash capital contributions to) Company shall be applied as a mandatory repayment of principal of the Loans pursuant to the terms of
Section 4.5(a).

                  (g) MANDATORY PREPAYMENT RELATING TO EXCESS LIQUIDITY. If Borrowers and their Subsidiaries hold Cash and Cash Equivalents (including Foreign Cash Equivalents) exceeding $50,000,000 in the aggregate for any period of three (3) consecutive Business Days, then on the first Business Day immediately following such three (3) consecutive Business Day period, Borrowers shall repay the Revolving Loans in an amount equal to the fair market value of the Cash and Cash Equivalents (including Foreign Cash Equivalents) held by Borrowers and their Subsidiaries on such Business Day in excess of $50,000,000; provided that for purposes of this clause (g), Cash or Cash Equivalents (including Foreign Cash Equivalents) held by a qualified intermediary pursuant to a deferred exchange agreement shall not be treated as being held by any Borrower or its Subsidiary.

         4.5 APPLICATION OF PREPAYMENTS.

                  (a) PREPAYMENTS. Except as expressly provided in this Agreement, all prepayments of principal made by any Borrower pursuant to Section 4.4(c) through (f) shall be applied (i) first, to the payment of the unpaid principal amount of the Term Loans constituting First Priority Debt on a pro rata basis until paid in full (ii) second, to the pro rata payment of the then outstanding balance of the UK Revolving Loans, the Domestic Revolving Loans and Canadian Revolving Loans (with corresponding permanent reductions to such Commitments) until paid in full and the cash collateralization of LC Obligations, (iii) third, to the payment of the unpaid principal amount of the Term C Loans until paid in full, (iv) within each of the foregoing Loans, first to the payment of Base Rate Loans and second to the payment of Eurocurrency Loans; and (v) with respect to Eurocurrency Loans, in such order as such Borrower shall request (and in the absence of such request, as Administrative Agent shall determine). Each prepayment of Term Loans constituting First Priority Debt made pursuant to Section 4.4 shall be allocated to such Term Loans based on the aggregate principal amount of the Scheduled Term Repayments based upon their applicable Term Pro Rata Share and pro rata to each Scheduled Term Repayment. Each prepayment of the Term C Loans shall be applied to reduce the principal amount thereof. If any prepayment of Eurocurrency Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans. All prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under Section 3.5.

                  (b) PAYMENTS. All regular installment payments of principal on the Term Loans shall be applied (i) first to the payment of Base Rate Loans and second to the payment of Eurocurrency Loans and (ii) with respect to Eurocurrency Loans, in such order as the applicable Borrower shall request (and in the absence of such request, as Administrative Agent shall determine). All payments shall include payment of accrued interest on the principal amount so paid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under Section 3.5. Payments and prepayments of any Term Loan may not be reborrowed.

                  (c) WAIVER OF CERTAIN PREPAYMENTS BY TERM B LENDERS. Notwithstanding anything to the contrary contained in this Section 4.5 or elsewhere in this Agreement (including, without limitation, in Section 12.1), Company shall have the option, in its sole discretion, to give the Term B Lenders with outstanding Term B Loans the option to waive a voluntary prepayment or mandatory prepayment of such Term B Loans pursuant to Sections 4.3 and 4.4(c) and (f) (each such prepayment, a "Waivable Prepayment") upon the terms and provisions set forth in this Section 4.5(c). If Company elects to exercise the option referred to in the preceding sentence, Company shall give to Administrative Agent written notice of its intention to give the Term B Lenders the right to waive a Waivable Prepayment at least five (5) Business Days prior to such prepayment, which notice Administrative Agent shall promptly forward to all Term B Lenders (indicating in such notice the amount of such prepayment to be applied to each such Term B Lender's outstanding Term B Loans under such Term B Facility). Company's offer to permit the Term B Lenders to waive any such Waivable Prepayment may apply to all or part of such prepayment; provided, that any offer to waive part of such prepayment must be made ratably to the Term B Lenders on the basis of their Term Pro Rata Share of outstanding Term B Loans. In the event any such Term B Lender desires to waive such Lender's right to receive any such Waivable Prepayment in whole or in part, such Lender shall so advise Administrative Agent no later than the close of business two (2) Business Days after the date of such notice from Administrative Agent, which notice shall also include the amount such Lender desires to receive in respect of such prepayment. If any such Lender does not reply to Administrative Agent within the two (2) Business Days after the date of such notice from Administrative Agent, it will be deemed not to have waived any part of such prepayment. If any such Lender does not specify an amount it wishes to receive, it will be deemed to have accepted one hundred percent (100%) of the total prepayment. In the event that any such Term B Lender waives all or part of such right to receive any such Waivable Prepayment, Administrative Agent shall apply one hundred percent (100%) of the amount so waived, if any, by such Term B Lender to the Term A Loans on a pro rata basis.

         4.6 METHOD AND PLACE OF PAYMENT.

                  (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to Administrative Agent, for the ratable account of the Lenders entitled thereto, not later than 12:00 Noon (New York City time) on the date when due and shall be made in Dollars, Canadian Dollars or the relevant Alternative Currency and in each case to the account specified therefor for Administrative Agent or if no account has been so specified, at the Payment Office, it being understood that with respect to payments in Dollars, written telex or telecopy notice by Company to Administrative Agent to make a payment from the funds in Company's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by Administrative Agent prior to 12:00 Noon (New York City time) on such day) like funds relating to the payment of principal or interest or fees ratably to the Lenders entitled to receive any such payment in accordance with the terms of this Agreement. If and to the extent that any such distribution shall not be so made by Administrative Agent in full on the same day (if payment was actually received by Administrative Agent prior to 12:00 Noon (New York City time) on such day), Administrative Agent shall pay to each Lender its ratable amount thereof and each such Lender shall be entitled to receive from Administrative Agent, upon demand, interest on such amount at the overnight Federal Funds Rate (or the applicable cost of funds with respect to amounts denominated in Canadian Dollars or in an Alternative Currency) for each day from the date such amount is paid to Administrative Agent until the date Administrative Agent pays such amount to such Lender.

                  (b) Any payments under this Agreement which are made by any Borrower later than 12:00 Noon (New York City time) shall, for the purpose of calculation of interest, be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension, except that with respect to Eurocurrency Loans, if such next succeeding Business Day is not in the same month as the date on which such payment would otherwise be due hereunder or under any Note, the due date with respect thereto shall be the next preceding applicable Business Day.

         4.7      NET PAYMENTS.

                  (a) All payments made by or on behalf of Borrowers hereunder or under any Loan Document will be made without setoff, or counterclaim. Except as provided in Section 4.7(b), all payments hereunder and under any of the Loan Documents (including, without limitation, payments on account of principal and interest and fees) shall be made by or on behalf of Borrowers free and clear of and without withholding for or on account of any Tax except to the extent as may be required by law, but excluding therefrom,

                      (i) in the case of any Lender or Agent that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (each being referred to as a "Non-U.S. Participant"), any Taxes imposed by the United States by means of withholding at the source on actual payments by Company (a) unless such withholding results from a change in applicable law, treaty or regulations or the interpretation or administration thereof (including, without limitation, any guideline or policy not having the force of law) by any authority charged with the administration thereof subsequent to the date of this Agreement or (b) unless such withholding is imposed on payments with respect to a Lender's interest in the Loan Documents acquired under Section 3.7, Section 12.6, or Article XIII;

                      (ii) in the case of any Assignee or Participant that is a Non-U.S. Participant, any Taxes imposed by the United States by the means of withholding on actual payments by Company (a) unless such withholding results from a change in applicable law, treaty or regulations or interpretation or administration thereof (including, without limitation, any guideline or policy not having the force of law) by any authority charged with the administration thereof subsequent to the date the Assignee or Participant becomes a Lender with respect to the Loan or portion thereof affected by such change; (b) except to the extent such withholding was imposed on payments to the Lender that sold the interests to the Assignee or Participant on the date of such sale, but only to extent such Lender was entitled to indemnification for or reimbursement for or protection against such Taxes pursuant to Section 4.7; or (c) unless such withholding is imposed on payments with respect to an Assignee's or Participant's interest in a Loan Document acquired under Section 3.7, Section
12.6 or Article XIII;

                      (iii) any Taxes imposed by the United Kingdom solely because the Lender is not, or has ceased to be, a Qualifying Lender. This
Section 4.7(a)(iii) will not apply if the Lender has ceased to be a Qualifying Lender by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority; and

                      (iv) any Taxes imposed by Canada or a province or territory thereof on or in respect of a Canadian Revolving Lender on payments made or credited under the Canadian Revolving Loans or Canadian Letters of Credit, or on or in respect of the Canadian Administrative Agent, by reason of the Canadian Revolving Lender or Canadian Administrative Agent, as the case may be, not being a Canadian Resident, unless such Taxes are imposed on payments with respect to a Lender's interest in the Loan Documents acquired under Section 3.7, Section 12.6 or Article XIII.

                  (b) If any Borrower or Administrative Agent is required by law to make any deduction or withholding of any Taxes from any payment due hereunder or under any of the Loan Documents (except for Taxes to the extent excluded under Section 4.7(a)(i), (ii), (iii) or (iv)) then the amount payable will be increased by the Borrower to such amount which, after deduction from such increased amount of all such Taxes required to be withheld or deducted therefrom, will not be less than the amount due and payable hereunder had no such deduction or withholding been required. If any Borrower or Administrative Agent makes any payment hereunder or under any of the Loan Documents in respect of which it is required by law to make any deduction or withholding of any Taxes, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to Administrative Agent within 30 days after it has made such payment to the applicable authority a receipt issued by such authority or other evidence reasonably satisfactory to Administrative Agent evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

(c) Without prejudice to the provisions of Section 4.7(a), if any Lender, or Administrative Agent on its behalf, is required by law to make any payment (including, without limitation, if such payment is as a result of an imposition, levy, or assessment) on account of Taxes (other than Taxes to the extent excluded under Section 4.7(a)(i), (ii), (iii) or (iv)) on or specifically in relation to any payments made under any of the Loan Documents by such Lender, or Administrative Agent on its behalf, Borrowers will promptly indemnify such Person against such Tax, together with any interest, penalties and reasonable expenses (including reasonable counsel fees and expenses) payable or incurred in connection therewith, including any tax of any Lender arising by virtue of payments under this Section 4.7(c), computed in a manner consistent with this
Section 4.7(c). A certificate (showing in reasonable detail the basis for such calculation) as to the amount of such payment by such Lender, or Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding upon all parties hereto for all purposes.

                  (d) (i) Each Lender or Administrative Agent (other than a Canadian Revolving Lender) that is a Non-U.S. Participant agrees to deliver to Company and Administrative Agent on or prior to the Initial Borrowing Date, or in the case of a Lender that is a Non-U.S. Participant that becomes a party to this Agreement on a later date, on the date such Lender becomes a party to the Agreement, together with any other certificate or statement of exemption required under the Code, (a) two accurate and complete original signed copies of IRS Form W-8BEN or W-8ECI or W-8IMY (or successor forms), or (b), (x) a certificate substantially in the form of Exhibit 4.7(d) (any such certificate, a "Section 4.7(d) Certificate") and (y) two accurate and complete original signed copies of IRS Form W-8BEN (or successor form). In addition, each Non-U.S. Participant (other than a Canadian Revolving Lender) agrees that from time to time after the Initial Borrowing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Company and Administrative Agent two new accurate and complete original signed copies of IRS Form W-8BEN or W-8ECI or W-8IMY, or Form W-8BEN and a Section 4.7(d) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender or Agent to a continued exemption from or reduction in United States withholding Tax with respect to payments under this Agreement and any Note. To the extent a Non-U.S. Participant is unable to deliver the forms required under this Section 4.7(d)(i), it shall immediately notify Company and Administrative Agent.

                      (ii) Each Lender and Agent (other than a Canadian Revolving Lender) that is a U.S. Person (as such term is defined in Section 7701(a)(30) of the Code) and that is not a corporation for U.S. federal income tax purposes, agrees to deliver to Company and Administrative Agent on or prior to the Initial Borrowing Date, or in the case of such Lender that becomes a party to this Agreement on a later date, the date such Lender becomes a party to this Agreement, two accurate and complete original signed copies of IRS Form W-9 (or successor form) certifying to such Lender's entitlement to receive payments under this Agreement without deduction for United States backup withholding tax.

                      (iii) Each Lender shall, if requested by Company or Administrative Agent, provide any other tax forms or other documents that Company or Administrative Agent determines are necessary or appropriate to avoid (or reduce) withholding on payments under the Loan Documents pursuant to the laws of Canada or the United Kingdom.

                      (iv) Canadian Administrative Agent and each Canadian Revolving Lender severally represents and warrants, on behalf of itself only, to and in favor of the Canadian Borrowers that, as of the date of this Agreement, it is a Canadian Resident. Any Canadian Revolving Lender or Canadian Administrative Agent (including, for greater certainty, any successors, assignees, or transferees thereof) that, after the date of this Agreement, is not a Canadian Resident shall immediately notify the Canadian Borrowers and, if applicable, the Canadian Administrative Agent of such fact and shall provide to the Canadian Borrowers and, if applicable, the Canadian Administrative Agent such certifications as may be necessary to enable proper withholdings to be made.

                      (v) A UK Non-Bank Lender and a Treaty Lender which is or becomes a party to this Agreement shall promptly give a Confirmation to Company upon entering into this Agreement and shall promptly notify Company and Administrative Agent if there is any change in the position from that set out in the Confirmation.

                  (e) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of any event or the existence of any condition that would cause any Borrower to make a payment in respect of any Taxes to such Lender pursuant to Section 4.7(b) or a payment in indemnification for any Taxes pursuant to Section 4.7(c), it will use reasonable efforts to make, fund or maintain the Loan (or portion thereof) of such Lender with respect to which the aforementioned payment is or would be made through another lending office of such Lender if as a result thereof the additional amounts which would otherwise be required to be paid by any Borrower in respect of such Loans (or portions thereof) or participation in Letters of Credit pursuant to Section 4.7 would be materially reduced (as determined after appropriate consultation between such Lender and Company), and if, in the judgment of such Lender, the making, funding or maintaining of such Loans or participation in Letters of Credit (or portions thereof) through such other lending office would not be otherwise disadvantageous to such Lender. Each Borrower agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this Section 4.7(e).

                  (f) If any Borrower shall pay any amounts in respect of taxes pursuant to Section 4.7(b) or (c) and any Lender determines, in its good faith discretion at any time thereafter that it has received a refund of such taxes, or any portion thereof, or a direct credit with respect to the payment of such tax, or any portion thereof, then such Lender shall as soon as is reasonably practicable pay to such Borrower the amount of such refund or direct credit net of all out-of-pocket expenses reasonably incurred by the Lender to obtain such refund or direct credit (and which are attributable to, in the good faith discretion of Lender, the refund or direct credit of taxes, or a portion thereof, paid pursuant to Section 4.7(b) or (c)) and without interest except for any interest paid by the relevant Governmental Authority with respect to the refund or direct credit as shall leave the Lender in the position it would have been in if no such payment in respect of taxes had been required; provided, however, that such Borrower agrees to repay the amount paid over to such Borrower under this
Section 4.7(f) (plus any penalties, interest, and other related charges properly allocable to the repayment of the refund or direct credit) to the Lender in the event the Lender is required to repay the refund or direct credit to the Governmental Authority and provided always that the Lender shall not be required to disclose any matters relating to their tax affairs.

         4.8 LIMITATION ON LIABILITY FOR OBLIGATIONS. Notwithstanding any provision of this Agreement or any other Loan Documents to the contrary, no Foreign Subsidiary shall be liable for any obligation with respect to any of the Term Loans, the Domestic Revolving Facilities, the Swing Line Loans, any Interest Rate Agreement or Other Hedging Agreement to which Company is party, or Borrowings by Company under the UK Revolving Facility.

                                   ARTICLE V

                              CONDITIONS OF CREDIT

         5.1 CONDITIONS PRECEDENT TO THE INITIAL BORROWING. The obligation of the Lenders to make the Initial Loans and the obligation of the Facing Agent to issue and the Revolving Lenders to participate in Letters of Credit under this Agreement shall be subject to the fulfillment, at or prior to the Initial Borrowing Date, of each of the following conditions:

                  (a) CREDIT AGREEMENT AND NOTES. Borrowers shall have duly executed and delivered to Administrative Agent, with a signed counterpart for each Lender, this Agreement (including all schedules, exhibits, certificates, opinions and financial statements delivered pursuant hereto), and, if requested, the Notes payable to the order of each applicable Lender in the amount of its respective Commitments all of which shall be in full force and effect;

                  (b) GUARANTIES.

                      (i) Domestic Subsidiary Guaranty. Each Domestic Subsidiary of Company that is also a Material Subsidiary shall have duly authorized, executed and delivered the Domestic Subsidiary Guaranty substantially in the form of Exhibit 5.1(b)(i) (as modified, supplemented, amended or restated from time to time in accordance with the terms hereof or thereof, the "Domestic Subsidiary Guaranty"),

                      (ii) UK Subsidiary Guaranty. UK Borrower shall have duly authorized, executed and delivered the UK Subsidiary Guaranty substantially in the form of Exhibit 5.1(b)(ii) (as modified, supplemented, amended or restated from time to time in accordance with the terms hereof or thereof, the "UK Subsidiary Guaranty"), and

                      (iii) Canadian Subsidiary Guaranty. Canadian Borrowers and each Canadian Subsidiary of each Canadian Borrower that is a Material Subsidiary shall have duly authorized, executed and delivered the Canadian Subsidiary Guaranty substantially in the form of Exhibit 5.1(b)(iii) (as modified, supplemented, amended or restated from time to time in accordance with the terms hereof or thereof, the "Canadian Subsidiary Guaranty");

                  (c) PLEDGE AGREEMENTS; SECURITY AGREEMENTS.

                      (i) Domestic Security Agreement. Company and each Domestic Subsidiary of Company that is also a Material Subsidiary shall have duly authorized, executed and delivered the Domestic Security Agreement substantially in the form of Exhibit 5.1(c)(i) (as modified, supplemented, amended or restated from time to time in accordance with the terms hereof or thereof, the "Domestic Security Agreement") and shall have delivered to Administrative Agent, as Pledgee, all the Pledged Securities referred to therein then owned, if any, by such Credit Party, together with executed and undated stock powers, in the case of Capital Stock constituting Pledged Securities and the Domestic Security Agreement and such other documents shall be in full force and effect;

                      (ii) Canadian Security Agreement. Each Canadian Borrower and each Canadian Subsidiary of each Canadian Borrower that is a Material Subsidiary shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit 5.1(c)(ii) (each as modified, supplemented, amended or restated from time to time in accordance with the terms hereof or thereof, a "Canadian Security Agreement");

                      (iii) Canadian Pledge Agreement. Each Canadian Borrower and each Canadian Subsidiary that is a Material Subsidiary shall have duly authorized, executed and delivered a Canadian Pledge Agreement substantially in the form of Exhibit 5.1(c)(iii) hereto (each as modified, supplemented, amended, or otherwise restated from time to time in accordance with the terms hereof or thereof, a "Canadian Pledge Agreement"), and shall have delivered to Administrative Agent, as Pledgee, all the Pledged Securities referred to therein then owned, if any, by such Credit Party, together with executed and undated stock powers, in the case of Capital Stock constituting Pledged Securities and the Canadian Pledge Agreement and such other documents shall be in full force and effect; and

                      (iv) UK Security Agreement. UK Borrower shall have duly authorized, executed and delivered the UK Security Agreement substantially in the form of Exhibit 5.1(c)(iv) hereto (as modified, supplemented, amended, or otherwise restated from time to time in accordance with the terms hereof and thereof, the "UK Security Agreement") and shall have delivered to Administrative Agent, as Pledgee, all the Pledged Securities referred to therein then owned, if any, by such Credit Party, together with executed and undated stock powers or stock transfer forms, as appropriate, in the case of Capital Stock constituting Pledged Securities and such other documents shall be in full force and effect;

                      (v) Miscellaneous Security Provisions. Each Credit Party shall have delivered:

                          (A) proper financing statements (Form UCC-1 or such
other financing statements or similar notices as shall be required by local law) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests purported to be created by the Security Agreements and Canadian Pledge Agreement, including the requisition of notices of intention to give security under Section 427 of the Bank Act (Canada) from each Canadian Borrower in favor of each Canadian Revolving Lender;

                          (B) responses to Requests for Information (Form
UCC-11), or equivalent reports, listing all effective financing statements or similar notices that name such Credit Party or its Subsidiaries (by its actual name or any trade name, fictitious name or similar name), or any division or other operating unit thereof, as debtor, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which Administrative Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing);

                          (C) evidence of the completion of all other recordings
and filings of, or with respect to, the Security Agreements and Canadian Pledge Agreement and all other actions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests intended to be created by the Security Agreements and Canadian Pledge Agreement;

                          (D) executed landlord waivers from the lessors of
leased property of Company and its Subsidiaries located at 2200, 715 - 5th Avenue SW Calgary, AB Canada T2P5AZ and 10300 Town Park, Houston, Texas 77072, in each case, in form and substance reasonably satisfactory to Administrative Agent; and

                          (E) evidence that all other actions necessary, or in
the reasonable opinion of Administrative Agent, desirable to perfect the security interests purported to be taken by the Security Agreements and Canadian Pledge Agreement have been taken.

                  (d) SHIP MORTGAGES. Administrative Agent shall have received fully executed counterparts of ship mortgages in form and substance satisfactory to Administrative Agent and the Required Lenders, which ship mortgages shall cover such vessels to which Borrowers hold title, together with evidence that counterparts of such ship mortgages have been delivered on the Initial Borrowing Date to the appropriate Governmental Authority for recording to the extent necessary or desirable, in the judgment of Administrative Agent, to create a valid and enforceable first priority lien on such mortgaged ships, subject only to Permitted Liens in favor of Administrative Agent for the benefit of Secured Creditors, together with such surveys, in form and substance satisfactory to Administrative Agent, dated a recent date acceptable to Administrative Agent and such other documents and instruments as Administrative Agent may require to create and perfect the security interests contemplated hereby;

                  (e) OPINIONS OF COUNSEL. Administrative Agent shall have received from (i) Fulbright & Jaworski L.L.P., special counsel to the Credit Parties, an opinion addressed to Administrative Agent and each of the Lenders and dated the Initial Borrowing Date, which shall be in form and substance satisfactory to Administrative Agent and the Required Lenders and which shall cover the matters set forth in Exhibit 5.1(e) and such other matters incident to the transactions contemplated herein as Administrative Agent or the Required Lenders may reasonably request, (ii) opinions of local counsel to the Credit Parties (including Canadian counsel, UK counsel and such other foreign counsel as may be necessary) dated the Initial Borrowing Date, each of which shall be in form and substance satisfactory to Administrative Agent and the Required Lenders, which opinions shall cover such matters incident to the transactions contemplated herein and in the other Loans Documents as Administrative Agent or the Required Lenders may reasonably request and (iii) Larry L. Worden, general counsel to Company, an opinion addressed to Administrative Agent and each of the Lenders and dated the Initial Borrowing Date and which shall cover the matters set forth in Exhibit 5.1(e) and such other matters incident to the transactions contemplated herein as Administrative Agent or Required Lenders may reasonably request;

                  (f) OFFICER'S CERTIFICATE. Administrative Agent shall have received, with a signed counterpart for each Lender, a certificate executed by a Responsible Officer on behalf of Borrowers, dated the date of this Agreement and in the form of Exhibit 5.1(f) hereto, stating that the representations and warranties set forth in Article VI hereof are true and correct as of the date of the certificate, that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from this Agreement or the other Loan Documents becoming effective in accordance with their terms, that the conditions of Section 5.1 hereof have been fully satisfied (except that no opinion need be expressed as to the Administrative Agent's or Required Lenders' satisfaction with any document, instrument or other matter) and that no Liens (except for Permitted Liens) have been placed against the Collateral since the respective dates of the searches of financing statements filed under the UCC and delivered pursuant to this Section 5.1;

                  (g) SECRETARY'S CERTIFICATE. On the Initial Borrowing Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit 5.1(g) with appropriate insertions, as to the incumbency and signature of the officers of each such Credit Party executing any Loan Document (in form and substance satisfactory to Administrative Agent) and any certificate or other document or instrument to be delivered pursuant hereto or thereto by or on behalf of such Credit Party, together with evidence of the incumbency of such Secretary or Assistant Secretary, and certifying as true and correct, attached copies of the Certificate of Incorporation (certified as of recent date by the Secretary of State or other comparable authority) and by-laws (or other Organizational Documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate (including, if required by local law, any shareholders' resolutions and board resolutions of any corporate shareholder approving such shareholders' resolutions) and all of the foregoing (including each such Certificate of Incorporation and by-laws (or other Organizational Documents)) shall be satisfactory to Administrative Agent or the Required Lenders;

                  (h) GOOD STANDING. A good standing certificate or certificate of status (or the equivalent, if applicable) of each Credit Party other than UK Borrower from the Secretary of State (or other Governmental Authority) of its state or province of organization and such other states or provinces as shall be reasonably requested by Administrative Agent and, for UK Borrower, a certificate evidencing "good standing";

                  (i) ADVERSE CHANGE. On or prior to the Initial Borrowing Date, there shall be no facts, events or circumstances, now existing or hereafter arising, and nothing shall have occurred which shall have come to the attention of any of the Lenders which, in their good faith determination, has or reasonably could be expected to have a Material Adverse Effect;

                  (j) APPROVALS. All necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the Transaction, the transactions described in the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of the Transaction or the other transactions described in the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing material adverse conditions upon all or any part of the Transaction, the transactions described in the Documents or the making of the Loans or the issuance of Letters of Credit;

                  (k) LITIGATION. No action, suit or proceeding (including, without limitation, any inquiry or investigation) by any Person (private or governmental) shall be pending or, to the best knowledge of Borrowers, threatened against the Company or any of its Subsidiaries or with respect to this Agreement, any other Document or any documentation executed in connection herewith or the transactions described herein (including, without limitation, the Transaction), or with respect to any of the Existing Obligations or the obligations being refinanced in connection with the consummation of the Transaction or which Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect, and no injunction or other restraining order shall have been issued or a hearing therefor be pending or noticed with respect to this Agreement, any other Document or any documentation executed in connection herewith or the transactions described herein (including, without limitation, the Transaction);

                  (l) FEES. Borrowers shall have paid jointly and severally to Administrative Agent and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses of Winston & Strawn and the costs, fees and expenses referred to in Section 12.4) payable to Administrative Agent and the Lenders to the extent then due. On the Initial Borrowing Date, after giving effect to the Transactions, the Company shall not have incurred any Revolving Loans;

                  (m) EVIDENCE OF INSURANCE. On the Initial Borrowing Date, Administrative Agent shall have received evidence of insurance complying with the requirements of Section 7.8 for the business and properties of Company, in scope, form and substance reasonably satisfactory to the Required Lenders;

                  (n) PRO FORMA BALANCE SHEET. Administrative Agent shall have received the Pro Forma Balance Sheet prepared in accordance with of the Securities Act in form and substance satisfactory to Administrative Agent and the Required Lenders;

                  (o) TERMINATION OF EXISTING CREDIT AGREEMENT; SENIOR NOTES DEFEASANCE.

                      (i) On or prior to the Initial Borrowing Date, the total commitments under the Existing Credit Agreement shall have been terminated, all loans thereunder shall have been repaid in full, together with interest thereon, and all other amounts owing pursuant to such agreement shall have been repaid in full and such agreement shall have been terminated on terms and conditions satisfactory to Administrative Agent and the Required Lenders and be of no further force or effect and the creditors there under shall have terminated and released all security interests and Liens on the assets owned by Company and its Subsidiaries in a manner satisfactory to Administrative Agent; and

                      (ii) On or prior to the Initial Borrowing Date, the Senior Notes Defeasance shall have been consummated;

                  (p) EXISTING INDEBTEDNESS. On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, neither Company nor any of its Subsidiaries shall have any material indebtedness for money borrowed outstanding except for the Loans and the Indebtedness to Remain Outstanding;

                  (q) TAX AND ACCOUNTING ASPECTS OF TRANSACTIONS/CAPITAL STRUCTURE. The Required Lenders shall be satisfied in their reasonable discretion with all financial, legal, tax and accounting matters (including any tax legislation pending before the United States Congress or any committee thereof) relating to the Transactions. On the Initial Borrowing Date, the ownership, financial structure and capital structure (including without limitation, the terms of any capital stock, options, warrants or other securities issued by Company or any of its Material Subsidiaries) and management of Company and its Material Subsidiaries (after giving effect to the Transaction) shall be in form and substance reasonably satisfactory to the Required Lenders and the Obligations shall not be structurally subordinated to any Indebtedness of Company or its Subsidiaries;

                  (r) CONSUMMATION OF TRANSACTIONS, ETC. The structure and all terms of, and the documentation for, each component of the Transaction shall be satisfactory to each of the Lenders. The transactions described in the Transaction Documents shall have been consummated in all material respects without any waiver or amendment, except as disclosed on Schedule 5.1(r) hereto and as consented to by the Required Lenders (such consent not to be unreasonably withheld), of any conditions precedent thereto required to be performed on or prior to the consummation of the transactions contemplated thereby which are for the benefit of each Borrower and the waiver of which, in the reasonable judgment of the Required Lenders, could be expected to have a Material Adverse Effect, and the Lenders shall have received such evidence of the consummation of such transactions as the Lenders may reasonably request; all representations and warranties of the Credit Parties and the other parties thereto contained in the Transaction Documents shall be true and correct; and all notifications, consents and approvals required pursuant to the Transaction Documents shall have been given or obtained, as the case may be;

                  (s) AUDITED FINANCIALS. Administrative Agent and each Lender shall have received (i) audited financial statements for Company and its Subsidiaries for the most recent three Fiscal Years (including the Fiscal Year ended July 31, 2002), (ii) the most recent unaudited quarterly consolidated and consolidating financial statements for Company and its Subsidiaries, and (iii) financial projections and pro forma financial statements for Company and its Subsidiaries and all such statements, projections and pro formal financial statements, (including, with respect to the projections, the reasonableness of any assumptions made therein), shall be reasonably satisfactory to Administrative Agent;

                  (t) SOLVENCY CERTIFICATE. On the Initial Borrowing Date, Administrative Agent and the Lenders shall have received a solvency certificate, in form and substance satisfactory to them, from the Chief Financial Officer of the Company with respect to the solvency of the Company, after giving effect to the Transaction;

                  (u) NO VIOLATIONS OF LAWS. The execution and delivery of the Documents and the consummation of the transactions contemplated thereby (including the Transaction) shall not violate or conflict with any law, rule or regulation or any material agreement, contract or other obligation binding upon or affecting the property of the Company or any of its Subsidiaries;

                  (v) MARGIN REGULATIONS. All Loans shall be in full compliance with all applicable requirements, including, to the extent applicable, the rules and regulations of the Board;

                  (w) Ratings. Company shall have obtained ratings from S&P and Moody's with respect to the Facilities;

                  (x) CERTIFICATE OF RESPONSIBLE OFFICER. After giving effect to the Transaction, the Leverage Ratio shall be no greater than 3.00 to 1.00 and the Interest Coverage Ratio shall be not less than 1.25 to 1.00 and Company shall have provided to Lenders a duly executed certificate of Responsible Officer, establishing such compliance, together with calculations thereof in reasonable detail; and

                  (y) OTHER MATTERS. All corporate and other proceedings taken in connection with the Transactions at or prior to the date of this Agreement, and all documents incident thereto will be reasonably satisfactory in form and substance to Administrative Agent; and the Lenders shall have received such other instruments and documents as Administrative Agent and the Lenders shall reasonably request in connection with the execution of this Agreement, and all such instruments and documents shall be reasonably satisfactory in form and substance to Administrative Agent and the Lenders.

         5.2 CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date) and the obligation of any Facing Agent to issue or any Revolving Lender to participate in any Letter of Credit hereunder in each case shall be subject to the fulfillment at or prior to the time of each such Credit Event of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement and the other Loan Documents shall each be true and correct in all material respects on the Initial Borrowing Date and on the date of each Credit Event and as of such time, as though made on and as of such time except to the extent such representations and warranties are expressly made as of a specified date in which event such representation and warranties shall be true and correct as of such specified date.

                  (b) NO DEFAULT. No Event of Default or Unmatured Event of Default shall have occurred and shall then be continuing on such date or will occur after giving effect to such Credit Event.

                  (c) NOTICE OF BORROWING; LETTER OF CREDIT REQUEST.

                      (i) Prior to the making of each Loan, Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section
2.5 or Canadian Administrative Agent shall have received a Notice of Canadian Borrowing meeting the requirements of Section 2A.5, as applicable.

                      (ii) Prior to the issuance of each Letter of Credit, Administrative Agent and the respective Facing Agent shall have received a Letter of Credit Request.

                  (d) ADVERSE CHANGE. At the time of each such Credit Event and after giving effect thereto, nothing shall have occurred (and no Lender shall have become aware of any facts or conditions previously unknown) which has, or is reasonably likely to have, a Material Adverse Effect.

                  (e) EXCESS CASH AND CASH EQUIVALENTS. Without the consent of the Majority Lenders of the applicable Revolving Facility, no Revolving Lender shall be obligated to make any Revolving Loans, if after giving effect to the application of the proceeds therefrom, the aggregate amount of Cash and Cash Equivalents (including Foreign Cash Equivalents) held by Borrowers and their Subsidiaries shall have exceeded $35,000,000 for the period of three (3) consecutive Business Days ending on the day immediately prior to such Borrowing; provided that for purposes of this Section 5.2(e), Cash and Cash Equivalents (including Foreign Cash Equivalents) held by a qualified intermediary pursuant to a deferred exchange agreement shall not be treated as being held by Borrowers and their Subsidiaries.

                  (f) OTHER INFORMATION. Administrative Agent shall have received such other instruments, documents and opinions as it may reasonably request in connection with such Credit Event, and all such instruments and documents shall be reasonably satisfactory in form and substance to Administrative Agent.

                  The acceptance of the benefits of each such Credit Event by Borrowers shall be deemed to constitute a representation and warranty by it to the effect of paragraphs (a), (b), (c), (d) and (e) of this Section 5.2 (except that no opinion is deemed made as to the Administrative Agent's or Required Lenders' satisfaction with any document, instrument or other matter).

                  Each Lender hereby agrees that by its execution and delivery of its signature page hereto and by the funding of its Loan to be made on the Initial Borrowing Date, such Lender approves of and consents to each of the matters set forth in Section 5.1 and Section 5.2 (solely with respect to the Loans made on the Initial Borrowing Date) which must be approved by, or which must be satisfactory to, the Administrative Agent or the Required Lenders or Lenders, as the case may be, provided that, in the case of any agreement or document which must be approved by, or which must be satisfactory to, the Required Lenders, or the Lenders, Administrative Agent or Company shall have delivered a copy of such agreement or document to such Persons on or prior to the Initial Borrowing Date if requested.

                  ARTICLE VI REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, Borrowers make the following representations, warranties and agreements with respect to themselves and their Subsidiaries as of the Initial Borrowing Date (both before and after giving effect to the consummation of the Transaction) and as of the date of each subsequent Credit Event, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this
Article VI are true and correct on and as of the Initial Borrowing Date and on and as of the date of each of such Credit Event, provided that, any representation or warranty which by its terms is made as of a specified date shall be represented to be true and correct on the date of each Credit Event but only as of such specified date:

         6.1 CORPORATE STATUS. Each Credit Party (i) is a duly organized or incorporated, as the case may be, and validly existing organization or company in good standing (or its equivalent) under the laws of the jurisdiction of its organization or incorporation, as the case may be, (ii) has the organizational or constitutional power and authority to own its property and assets and to transact the business in which it is engaged and presently proposed to engage in and (iii) is duly qualified and is authorized to do business and is in good standing (or its equivalent) in (y) its jurisdiction of organization or incorporation, as the case may be, and (z) in each other jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except in the case of clause (z) for such failure to be so qualified which, in the aggregate, would not have a Material Adverse Effect.

         6.2 CORPORATE POWER AND AUTHORITY. Each Credit Party has the corporate (or equivalent) power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary organizational or constitutional action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is a party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         6.3 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party (including, without limitation, the granting of Liens pursuant to the Security Documents), nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions described therein (i) will contravene any provision of any Requirement of Law applicable to any Credit Party, (ii) will violate or result in any breach of or constitute a tortious interference with any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to the terms of any material Contractual Obligation to which any Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject, (iii) will violate any provision of any Organizational Document of any Credit Party or (iv) require any approval of stockholders or any approval or consent of any Person (other than a Governmental Authority) except as set forth on Schedule 6.3.

         6.4 GOVERNMENTAL AND OTHER APPROVALS. Except as set forth on Schedule 6.4, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Initial Borrowing Date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

         6.5 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES PROJECTIONS; ETC.

                  (a) FINANCIAL STATEMENTS.

                      (i) The balance sheet of Company at July 31, 2002 and the related statements of operations, cash flows and shareholders' equity of Company for the Fiscal Year or other period ended on such date fairly presents in all material respects the financial condition and results of operation and cash flows of Company and its consolidated Subsidiaries as of such dates and for such periods. Copies of such statements have been furnished to the Lenders prior to the date hereof and have been examined by PricewaterhouseCoopers LLP, independent certified public accountants, who delivered an unqualified opinion in respect thereto, and

                      (ii) the unaudited pro forma dated as of December 31, 2002 (after giving effect to the Transaction, the related financing thereof and the other transactions contemplated hereby and thereby) balance sheet of Company and its consolidated Subsidiaries attached hereto as Schedule 6.5(a) (the "Pro Forma Balance Sheet") presents fairly the financial condition of Company and its consolidated Subsidiaries at the date of such balance sheet and presents a good faith estimate of the pro forma financial condition of Company (after giving effect to the Transaction, the related financing thereof and the other transactions contemplated hereby and thereby) at the date thereof. The Pro Forma Balance Sheet has been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) subject to normal year-end adjustments.

                  (b) SOLVENCY. On and as of the Initial Borrowing Date, after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred, and to be incurred (and the use of proceeds thereof), and Liens created, and to be created, by Borrowers in connection with the transactions contemplated hereby,

                      (i) the sum of the assets, at a fair valuation, of each Credit Party will exceed its debts;

                      (ii) no Credit Party has incurred, intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature; and

                      (iii) Each Credit Party will have sufficient capital with which to conduct its business. For purposes of this Section 6.5(b) "debt" means any liability on a claim, and "claim" means (y) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured (including all obligations, if any, under any Plan or the equivalent for unfunded past service liability, and any other unfunded medical and death benefits) or (z) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (c) NO UNDISCLOSED LIABILITIES. Except as fully reflected in the financial statements and the notes related thereto delivered pursuant to
Section 6.5(a) and on Schedule 6.5(d) there are as of the Initial Borrowing Date (and after giving effect to the Transaction and the other transactions contemplated hereby) no liabilities or obligations with respect to Company and its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to Company and its Subsidiaries. As of the Initial Borrowing Date (and after giving effect to the Transaction and the other transaction contemplated hereby), Borrowers do not know of any basis for the assertion against Company or any Subsidiary of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements or the notes related thereto delivered pursuant to Section 6.5(a) and on Schedule 6.5(d) which, either individually or in the aggregate, could reasonably be expected to be material to Company and its Subsidiaries.

                  (d) INDEBTEDNESS. Schedule 6.5(d) sets forth a true and complete list of all material Indebtedness (other than the Loans and the Letters of Credit) of Company and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction (the "Indebtedness to Remain Outstanding"), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective obligor and any other entity which directly or indirectly guaranteed such debt. No Indebtedness to Remain Outstanding has been incurred in connection with, or in contemplation of, the Transaction or the other transactions contemplated hereby. Borrowers have delivered or caused to be delivered to Administrative Agent a true and complete copy of the form of each instrument evidencing Indebtedness for money borrowed listed on Schedule 6.5(d) and of each instrument pursuant to which such Indebtedness for money borrowed was issued. Included on Schedule 6.5(d) is a list of all covenants in any agreement relating to Indebtedness for money borrowed listed on Schedule 6.5(d) containing financial restrictions, which list sets forth computations showing in reasonable detail compliance with each of the financial covenants contained in any agreement relating to Indebtedness for money borrowed listed in Schedule 6.5(d) as of the end of the Fiscal Year ended July 31, 2002 of Company and, on a pro forma basis as of the date of this Agreement after giving effect to the transactions contemplated hereby and thereby, as the case may be. Such Schedule 6.5(d) and the computations therein set forth are materially correct and complete and reflect compliance with all covenants set forth herein. All Indebtedness of Borrowers to Administrative Agent or to the Lenders under the Loan Documents constitutes Indebtedness which is senior in priority of payment to all Indebtedness of Borrowers.

                  (e) PROJECTIONS. On and as of the Initial Borrowing Date, the financial projections, attached hereto as Schedule 6.5(e) and previously delivered to Administrative Agent and the Lenders (the "Projections") shall have been and each of the Projections delivered after the Effective Date pursuant to
Section 7.2(d) will be, prepared on a basis consistent with the financial statements referred to in Sections 7.1(a) and (b) and are, or will be at the time made, based on good faith estimates and assumptions made by the management of Company, and there are no statements or conclusions in any of the Projections which, at the time made, are based upon or include information known to Company to be misleading or which fail to take into account material information regarding the matters reported therein. On the Initial Borrowing Date, Company believes that the Projections are reasonable and attainable, it being understood that uncertainty is inherent in any forecasts or projections and that no assurance can be given that the results set forth in the Projections will actually be obtained.

                  (f) NO MATERIAL ADVERSE CHANGE. Since July 31, 2002, there has been no fact, event, circumstance or occurrence which has or could reasonably be expected to have a Material Adverse Effect.

         6.6 LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of Company, threatened against the Company or any of its Subsidiaries (i) with respect to any Loan Document, (ii) with respect to any Indebtedness of Company or any of its Subsidiaries or (iii) that are reasonably likely to have a Material Adverse Effect.

         6.7 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Company or any of its Subsidiaries in writing to any Lender (including, without limitation, all information contained in the Documents) (other than the Projections as to which Section 6.5(e) applies) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Company or any of its Subsidiaries in writing to any Lender for purposes of or in connection with this Agreement or any transaction described herein are and will be true and accurate in all material respects on the date as of which such information is dated or certified and will not be incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Company or any of its Subsidiaries is subject, and all other matters known to any of them, that individually or in the aggregate, could reasonably be expected to result in Material Adverse Effect.

         6.8 USE OF PROCEEDS; MARGIN REGULATIONS.

                  (a) TERM LOAN PROCEEDS. All proceeds of the Term Loans incurred on the Initial Borrowing Date shall be used by Company (x) to finance the Company Refinancing and (y) for general corporate purposes of Company to the extent not in violation of any Requirement of Law applicable to any Credit Party or any Lender.

                  (b) REVOLVING LOAN PROCEEDS. All proceeds of the Revolving Loans incurred hereunder shall be used by Borrowers and Canadian Borrowers, as applicable, for ongoing working capital needs and general corporate purposes to the extent not in violation of any Requirement of Law applicable to any Credit Party or any Lender including, without limitation, to finance the Company Refinancing and to finance Permitted Acquisitions by Company and its Subsidiaries.

                  (c) MARGIN REGULATIONS. No part of the proceeds of any Loan or any other Obligations will be used to purchase or carry any margin stock (as defined in Regulation U of the Board), directly or indirectly, or to extend credit for the purpose of purchasing or carrying any such margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Board.

         6.9 TAXES.

                  (a) TAX RETURNS AND PAYMENTS. Each of Company and each of its Subsidiaries has timely filed or caused to be filed with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of Company and/or any of its Subsidiaries. The Returns accurately reflect all material liability for taxes of Company and its Subsidiaries for the periods covered thereby. Each of Company and each of its Subsidiaries has paid all material taxes payable by it before they have become delinquent other than those contested in good faith and for which adequate reserves have been established in conformity with GAAP (or such equivalent principles as are applicable in the relevant jurisdiction). Except as set forth on Schedule 6.9, as of the date hereof, there is no action, suit, proceeding, investigation, audit, or claim pending or, to the knowledge of Borrowers, threatened by any authority regarding any taxes relating to Company or any of its Subsidiaries. Except as set forth on Schedule 6.9, as of the Initial Borrowing Date, neither Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. As of the Initial Borrowing Date, neither Company nor any of its Subsidiaries have provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither Company nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction, other than as a withholding agent. Neither Company nor any of its Subsidiaries has participated in a transaction (i) the "significant purpose of which is the avoidance or evasion of United States federal income tax" within the meaning of Code Section 6111(d)(i)(A) and the Treasury Regulations promulgated thereunder or (ii) is a "reportable transaction" within the meaning of Temporary Treasury Regulation 1.6011-4T.

                  (b) TAX EXAMINATIONS. Except as set forth on Schedule 6.9 hereto, as of the date hereof, the United States federal income tax returns of each of Company and its Subsidiaries have been examined by the IRS (or closed by applicable statutes) for tax periods ending prior to the date hereof, and there are no other tax examinations in progress. All deficiencies which have been asserted against Company and its Subsidiaries as a result of such examinations have been fully paid or finally settled or are being contested in good faith. No issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in an assertion of a material deficiency for any other year not so examined that has not been accrued on Company's and its Subsidiaries' audited financial statements for its most recently ended Fiscal Year that would be required to be so accrued in accordance with GAAP. Neither Company nor any of its Subsidiaries has knowledge of any material United States federal income tax liability with respect to open taxable years in excess of amounts accrued on such Person's financial statements for its most recently ended Fiscal Year that would be required to be so accrued in accordance with GAAP, nor does Company or any of its Subsidiaries anticipate any further material tax liability with respect to such open taxable years taken as a whole in excess of such accrued amounts.

         6.10 COMPLIANCE WITH ERISA. Each Plan is in substantial compliance with ERISA and the Code (or their equivalent in the relevant jurisdiction (if any)); no Reportable Event which could reasonably be expected to result in the termination of any Plan has occurred with respect to a Plan; no Multiple Employer Plan is insolvent or in reorganization; no Plan has an accumulated or waived funding deficiency, or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; neither Company nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(d), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code or is expected to incur any material liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate any Plan which could reasonably be expected to have a Material Adverse Effect; no condition exists which presents a material risk to Company or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with subpart 1 of Subtitle E of Title IV of ERISA, Company and its Subsidiaries and its ERISA Affiliates would not have any liability to all Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ending prior to the date of any Credit Event; no Lien imposed under the Code or ERISA on the assets of Company or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Company and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by
Section 601 of ERISA) or any employee pension benefit plan (as defined in
Section 3(2) of ERISA) the obligations with respect to either of which could reasonably be expected to have a Material Adverse Effect.

         6.11 SECURITY DOCUMENTS.

                  (a) SECURITY AGREEMENT COLLATERAL. The provisions of the Security Agreements are effective to create in favor of Administrative Agent for the benefit of Secured Creditors or in favor of Administrative Agent for the benefit of the Canadian Administrative Agent and Canadian Revolving Lenders a legal, valid and enforceable security interest in all right, title and interest of Borrowers and their Material Subsidiaries in the Collateral; the Security Agreements, together with the filings of Form UCC-1 in the United States and Form 395 in England (or foreign equivalent) create a fully perfected first liens on, and security interests in, all right, title and interest of Borrowers in all of the Collateral described therein, subject to no other

Liens other than Permitted Liens. The recordation in the United States Patent and Trademark Office (or foreign equivalent) and in the United States copyright office (or foreign equivalent) of assignments for security made pursuant to the Security Agreements, together with filings on Form UCC-1 (or foreign equivalent) made pursuant to the Security Agreements, will be effective, under Federal law (or foreign equivalent), to perfect the security interest granted to Administrative Agent in the trademarks, patents and copyrights covered by the Security Agreements, and the filing of an assignment for security made pursuant to the Security Agreements, with the United States Copyright Office (or foreign equivalent) together with filings on Form UCC-1 (or foreign equivalent) made pursuant to the Security Agreement, will be effective under Federal law to perfect the security interest granted to Administrative Agent in the copyrights covered by the Security Agreements. A valid filing on Form 395 with the registrar of companies of England and Wales within twenty one (21) days of the date of the UK Security Agreement will be effective under English law to perfect the security interest granted to Administrative Agent under the UK Security Agreement which are charges on property and interests in property, goods, goodwill, intellectual property, book debts, uncalled share capital or unpaid share capital or floating charges on the whole or part of the chargor's property.

                  (b) PLEDGED SECURITIES. The security interests created in favor of Administrative Agent, for the benefit of Secured Creditors, or in favor of the Administrative Agent, for the benefit of the Canadian Administrative Agent and Canadian Revolving Lenders, as applicable, under the Canadian Pledge Agreement, UK Security Agreement and Domestic Security Agreement, as applicable, constitute first perfected security interests in the Pledged Securities, if any, subject to no security interests of any other Person. No filings or recordings are required in order to perfect the security interests created in the Pledged Securities under such agreements other than, in relation to the UK Security Agreement, a filing of Form 395 at Companies' House.

                  (c) REAL ESTATE COLLATERAL. The Mortgages create (and, if applicable, in the case of any real property situated in England, together with the registration at HM Land Registry in England), as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Mortgaged Properties (including, without limitation, all fixtures and improvements relating to such Mortgaged Properties and affixed or added thereto on or after the Initial Borrowing Date) in favor of Administrative Agent or Canadian Administrative Agent, as applicable (or such other trustee as may be named therein) for the benefit of the Secured Creditors, superior to and prior to the rights of all third Persons (except that the security interest created in the Mortgaged Properties may be subject to Permitted Liens). Schedule 6.11(c) contains a true and complete list of each parcel of real property owned or leased (other than such parcels subject to immaterial leases) by Company or its Subsidiaries on the date hereof, and the type of interest therein held by Company or the applicable Subsidiary, as the case may be. Schedule 6.11(c) also contains a list of the Mortgages and landlord waivers in effect as of the date hereof. Company has good and marketable title to all Mortgaged Properties free and clear of all Liens except Permitted Liens.

         6.12 OWNERSHIP OF PROPERTY. Company and each Subsidiary has good and marketable title to, or a subsisting leasehold interest in, all material items of real and personal property used in its operations (except as to leasehold interests) free and clear of all Liens, except Permitted Liens. Substantially all items of real and material personal property owned by, leased to or used by Company and each Subsidiary are in adequate operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and are able to serve the function for which they are currently being used. The items of real and personal property owned by, leased to or used by Company and each Subsidiary constitute all of the assets used in the conduct of such Person's business as presently conducted, and neither this Agreement nor any other Document, nor any transaction described in any such agreement, will affect any right, title or interest of Company or any Subsidiary in and to any of such assets in a manner that would have or is reasonably likely to have a Material Adverse Effect. To the knowledge of Borrowers, there are no actual, threatened or alleged defaults of a material nature with respect to any leases of real property under which Company or any Subsidiary is lessee or lessor.

         6.13 CAPITALIZATION OF COMPANY. On the Initial Borrowing Date after giving effect to the Transaction, Company will have no Capital Stock outstanding other than the Common Stock. All outstanding shares of Capital Stock of Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 6.13, no authorized but unissued or treasury shares of Capital Stock of Company are subject to any option, warrant, right to call or commitment of any kind or character. A complete and correct copy of each of the certificate of incorporation and by-laws of Company in effect on the date of this Agreement and the Initial Borrowing Date has been delivered to Administrative Agent. Except as set forth on Schedule 6.13, Company does not have any outstanding stock or securities convertible into or exchangeable for any shares of its Capital Stock, or any rights issued to any Person (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any of its Capital Stock or any stock or securities convertible into or exchangeable for any of its Capital Stock (other than as set forth in the certificate of incorporation of Company). Neither Company nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any convertible securities, rights or options of the type described in the preceding sentence.

         6.14 SUBSIDIARIES.

                  (a) ORGANIZATION. Schedule 6.14 hereto sets forth a true, complete and correct list as of the Initial Borrowing Date of each Subsidiary of Company and indicates for each such Subsidiary (i) its jurisdiction of incorporation or organization, (ii) its ownership (by holder and percentage interest) and (iii) whether such Subsidiary is a Material Subsidiary. As of the date hereof, Company has no Subsidiaries except for those Subsidiaries listed as such on Schedule 6.14 hereto.

                  (b) CAPITALIZATION. All shares of Capital Stock of each Subsidiary of Company have been duly authorized and validly issued, are fully paid and non-assessable and all such shares of Wholly-Owned Subsidiaries are owned free and clear of all Liens except for Permitted Liens. Except as set forth on Schedule 6.13, no authorized but unissued or treasury shares of Capital Stock of any Subsidiary of Company are subject to any option, warrant, right to call or commitment of any kind or character. A complete and correct copy of each

Organizational Document of each Domestic Subsidiary of Company and each first-tier Foreign Subsidiary that is a Material Subsidiary of the Company or a Domestic Subsidiary in effect on the date of this Agreement has been delivered to Administrative Agent.

                  (c) RESTRICTIONS ON OR RELATING TO SUBSIDIARIES. There does not exist any encumbrance or restriction on the ability of:

                      (i) any Subsidiary of Company to pay dividends or make any other distributions on its Capital Stock or any other interest or participation in its profits owned by Company or any Subsidiary of Company, or to pay any Indebtedness owed to Company or a Subsidiary of Company;

                      (ii) any Subsidiary of Company to make loans or advances to Company or any of Company's Subsidiaries; or

                      (iii) Company or any of its Subsidiaries to transfer any of its properties or assets to Company or any of its Subsidiaries;

Except, in the case of each of the foregoing, for such encumbrances or restrictions existing under or by reason of (v) applicable law, (w) this Agreement or the other Loan Documents, (x) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Company or a Subsidiary of Company, (y) any vessel charters, equipment leases, service contracts, consulting agreements, software licenses, government permits and concessions to which Company or any Subsidiary is party in the ordinary course of its business (collectively, "Ordinary Course Agreements") or (z) restrictions under the VESI Support Agreements.

         6.15 COMPLIANCE WITH LAW, ETC. Neither Company nor any of its Subsidiaries is in default under or in violation of any Requirement of Law or Contractual Obligation, including, without limitation, the Sarbanes-Oxley Act of 2002, or under its Organizational Documents, as the case may be, in each case the consequences of which default or violation, either in any one case or in the aggregate, would have a Material Adverse Effect. Neither Company nor any of its Subsidiaries is subject to regulation under any foreign, federal or state statute or regulation which limits its ability to incur indebtedness as contemplated hereby.

         6.16 INVESTMENT COMPANY ACT. Neither Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         6.17 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.18 ENVIRONMENTAL MATTERS.

                  (a) Company and each of its Subsidiaries have complied in all material respects with, and on the date of such Credit Event are in compliance in all material respects with, all applicable Environmental Laws and the requirements of any permits issued under such

Environmental Laws. There are no material past, pending or, to the best knowledge of Borrowers, threatened Environmental Claims against Company or any of its Subsidiaries or any real property owned or at any time operated by Company or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any real property owned or at any time operated by Company or any of its Subsidiaries or, to the best knowledge of Borrowers, on any property adjoining any real property owned or operated by Company and its Subsidiaries that could reasonably be expected (i) to form the basis of an Environmental Claim against Company or any of its Subsidiaries or any such real property which could reasonably be expected to have a Material Adverse Effect, or (ii) to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property under any Environmental Law.

                  (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any real property owned or at any time operated by Company or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate or create liability under any Environmental Law in any material respect. To the knowledge of Borrowers, Hazardous Materials have not at any time been Released on or from any real property owned or at any time operated by Company or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate or create liability under any Environmental Law in any material respect. To the knowledge of Borrowers, except as disclosed on Schedule 6.18, there are not now and never have been any underground storage tanks located on any real property owned or at any time operated by Company or any of its Subsidiaries.

         6.19 LABOR RELATIONS. Neither Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonable be expected to have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against Company or any of its Subsidiaries or, to the best knowledge of Borrowers, threatened against any of them before the National Labor Relations Board (or its equivalent in any jurisdiction), and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Company or any of its Subsidiaries or, to the best knowledge of Borrowers, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Company or any of its Subsidiaries or, to the best knowledge of Borrowers, threatened against Company or any of its Subsidiaries and (iii) to the best knowledge of Borrowers, no question concerning union representation exists with respect to the employees of Company or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

         6.20 INTELLECTUAL PROPERTY, LICENSES, FRANCHISES AND FORMULAS. Each of Company and its Subsidiaries owns or holds licenses or other rights to or under all the patents, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, trade names, copyrights, copyright registrations and applications therefor, trade secrets, proprietary information, computer programs, data bases, licenses, permits, franchises and formulas, or rights with respect to the foregoing which are material to the business of Company and its Subsidiaries (collectively, "Intellectual Property"), and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known material conflict with the rights of others. Neither Company nor any of its Subsidiaries has knowledge of any existing or threatened claim by any Person contesting the validity, enforceability, use or ownership of the Intellectual Property, or of any existing state of facts that would support a claim that use by Company or any of its Subsidiaries of any such Intellectual Property has infringed or otherwise violated any proprietary rights of any other Person which could reasonably be expected to have a Material Adverse Effect.

         6.21 CERTAIN FEES. No broker's or finder's fees or commissions or any similar fees or commissions will be payable by Company or any Subsidiary with respect to the incurrence and maintenance of the Obligations, any other transaction contemplated by the Loan Documents or any services rendered in connection with such transactions. Borrowers covenant that they will indemnify Administrative Agent and each Lender against and hold Administrative Agent and each Lender harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions alleged to have been incurred in connection with any of the transactions contemplated hereby.

         6.22 ASBESTOS MATTERS. Neither the Company nor any Subsidiary of the Company (a) manufactures, produces or sells any product containing asbestos; or
(b) has manufactured, produced or sold any product containing asbestos prior to the Initial Borrowing Date which could reasonably be expected to have a Material Adverse Effect.

         6.23 REFINANCING TRANSACTIONS. At the time of consummation thereof, the Transaction shall have been consummated in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all Governmental Authorities and third parties required in order to make or consummate the Transaction shall have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto shall have been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the consummation of the Transaction. Additionally, at the time of consummation thereof, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the Transaction or, as of the Effective Date, otherwise adversely impacting the Lenders, and there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event or the performance by Company and its Subsidiaries of its obligations under the Documents. All actions taken by Company and its Subsidiaries pursuant to or in furtherance of the Transaction have been taken in compliance with the respective Documents and all applicable laws.

         6.24 FOREIGN PENSION MATTERS. (a) Each Foreign Pension Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan; (b) except as set forth on Schedule 6.24, the aggregate of the accumulated benefit obligations under all Foreign Pension Plans does not exceed to any material extent the current fair market value of the assets held in the trusts or similar funding vehicles for such Plans; (c) with respect to any Foreign Pension Plan maintained or contributed to by Company or any Subsidiary or any member of its Controlled Group (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained; and
(d) there are no material actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of Company and its Subsidiaries, threatened against Company or any Subsidiary or any member of its Controlled Group with respect to any Foreign Pension Plan.

         6.25 LINES OF BUSINESS. As of the Initial Borrowing Date, Borrowers and their Subsidiaries are not engaged in any material line of business other than as described in the Form 10-K of Company for the Fiscal Year ended July 31, 2002 (or any business reasonably related thereto).

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

                  Borrowers hereby agree that, so long as any of the Commitments remain in effect, or any Loan or LC Obligation remains outstanding and unpaid or any other amount is owing to any Lender or Administrative Agent hereunder, Borrowers (or Company, where so stated) shall and, as applicable, shall cause each of their respective Subsidiaries to:

         7.1 FINANCIAL STATEMENTS. Furnish, or cause to be furnished, to each
Lender:

                  (a) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but in any event not later than fifty (50) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Company, the unaudited consolidating and consolidated balance sheet of Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidating and consolidated statements of income, retained earnings and of cash flows of Company and its consolidated Subsidiaries for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year and in each case setting forth comparative figures for the related periods in the prior Fiscal Year and budgeted figures for such period as set forth in the respective budget delivered pursuant to Section 7.2(d), all of which shall be certified by the Chief Financial Officer of Company, subject to normal year-end audit adjustments; and

                  (b) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in any event within one hundred five (105) days after the end of each Fiscal Year of Company, a copy of the consolidating and consolidated balance sheet of Company and its consolidated Subsidiaries as at the end of such year and the related consolidating and consolidated statements of income, retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year. Company shall provide a comparison between the consolidated balance sheets of Company and its Subsidiaries and the related consolidated statements of operations, shareholders' equity and cash flows referred to above and the budgeted figures for the relevant period as set forth in the respective budget delivered pursuant to Section 7.2(d);

provided, that, all such financial statements referred to in Section 7.1(a) and
(b) shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants preparing such statements or the Chief Financial Officer, as the case may be, and disclosed therein) and, in the case of the consolidated financial statements referred to in Section 7.1(b), accompanied by a report thereon of independent certified public accountants of recognized national standing, which report shall contain no qualifications or exceptions with respect to the continuance of Company and its Subsidiaries as going concerns or as to the scope of such audit and shall state (i) that such financial statements present fairly the financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and (ii) that the examination by such accountants in connection with such financial statements has been made in accordance with GAAP.

         7.2 CERTIFICATES; OTHER INFORMATION. Furnish to each Lender (or, if specified below, to Administrative Agent):

                  (a) OFFICER'S CERTIFICATES. Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b), a certificate of Responsible Officer substantially in the form of Exhibit 7.2(a) stating that, to the best of such officer's knowledge, (i) such financial statements present fairly, in accordance with GAAP, the financial condition and results of operations of Company and its consolidated Subsidiaries for the period referred to therein (subject, in the case of interim statements, to normal recurring adjustments) and (ii) no Event of Default or Unmatured Event of Default has occurred, except as specified in such certificate and, if so specified, the action which Company proposes to take with respect thereto, which certificate shall set forth detailed computations to the extent necessary to establish Company's compliance with the covenants set forth in Article IX of this Agreement;

                  (b) AUDIT REPORTS AND STATEMENTS. Promptly following Company's receipt thereof, copies of all consolidated financial or other consolidated reports or statements, if any, submitted to Company or any of its Subsidiaries by independent public accountants relating to any annual or interim audit of the books of Company or any of its Subsidiaries;

                  (c) "NO MATERIAL WEAKNESS" LETTERS. Promptly after receipt thereof, a copy of any "no material weakness letter" received by Company or any of its Subsidiaries from its certified public accountants;

                  (d) BUDGETS; PROJECTIONS. As soon as available and in any event within sixty (60) days following the first day of each Fiscal Year of Company (i) an annual budget in form satisfactory to Administrative Agent (including budgeted statements of operations, income, cash flows, retained earnings and shareholders' equity and balance sheets) prepared by Company for each Fiscal Quarter of such Fiscal Year and (ii) projections in form satisfactory to Administrative Agent covering the three immediately following Fiscal Years in each case prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets and projections are based, which shall be accompanied by the statement of the chief executive officer or Chief Financial Officer of Company to the effect that, to the best of his knowledge, such budget and projections are a reasonable estimate for the periods respectively covered thereby;

                  (e) PUBLIC FILINGS. Within ten (10) days after the same become public, copies of all financial statements, filings, registrations and reports which Borrowers may make to, or file with, the SEC or any successor or analogous Governmental Authority;

                  (f) OTHER INDEBTEDNESS. Deliver to Administrative Agent (i) a copy of each regular report, notice or other written communication regarding potential or actual defaults (including any accompanying officer's certificate) delivered by or on behalf of Company and/or any of its Subsidiaries to the holders of Indebtedness pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such holders, and (ii) a copy of each notice or other written communication received by Company and/or any of its Subsidiaries from the holders of Indebtedness pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by Company and/or such Subsidiary;

                  (g) DATA LIBRARY. Concurrently with the delivery of the financial statements referred to in Section 7.1(a), deliver to each Lender a summary by region of the Data Library, including total costs and revenue for the current Fiscal Year from the beginning of such Fiscal Year through the end of the preceding Fiscal Quarter and net book value for the preceding Fiscal Quarter (together with such other information relating thereto as Administrative Agent may reasonably request);

                  (h) NORTH AMERICAN MULTI-CLIENT LIBRARY. Concurrently with the delivery of the financial statements referred to Section 7.1(b), deliver to each Lender a schedule with respect to the North American Multi-Client Library of aggregate net book value for such Fiscal Year, annual Net Cash Multi-Client Revenue for the thirty six month period ending as of the end of such Fiscal Year, total historical Net Cash Multi-Client Revenue and total historical cost (together with such other information relating thereto as Administrative Agent may reasonably request); and

                  (i) OTHER REQUESTED INFORMATION. Such other information respecting the respective properties, business affairs, financial condition and/or operations of Company or any of its Subsidiaries as Administrative Agent or any Lender may from time to time reasonably request.

         7.3 NOTICES. Promptly and in any event within five (5) Business Days after a Responsible Officer of Company obtains knowledge thereof, give written notice to Administrative Agent (which shall promptly provide a copy of such notice to each Lender) of:

                  (a) EVENT OF DEFAULT OR UNMATURED EVENT OF DEFAULT. The occurrence of any Event of Default or Unmatured Event of Default or the determination by Company that there has occurred any event or development that could reasonably be expected to have a Material Adverse Effect, accompanied by a statement of the Chief Financial Officer of Company setting forth details of the occurrence referred to therein and stating what action Borrowers propose to take with respect thereto;

                  (b) LITIGATION AND RELATED MATTERS. The commencement of any litigation or proceeding affecting Company or any of its Subsidiaries in which the then reasonably anticipated exposure of the Company and its Subsidiaries is $5,000,000 or more and not covered by insurance, or in which injunctive or similar relief is sought which is then reasonably anticipated to have an adverse economic effect on Company and its Subsidiaries of $5,000,000 or more;

                  (c) ENVIRONMENTAL MATTERS. The occurrence of one or more of the following environmental matters:

                      (i) any pending or threatened material Environmental Claim against Company or any of its Subsidiaries or any real property at any time owned or operated by Company or any of its Subsidiaries;

                      (ii) any condition or occurrence on or arising from any real property at any time owned or operated by Company or any of its Subsidiaries that (y) results in material noncompliance by Company or any of its Subsidiaries with any applicable Environmental Law, or (z) could reasonably be expected to form the basis of a material Environmental Claim against Company or any of its Subsidiaries or any such real property;

                      (iii) any condition or occurrence on any real property at any time owned or operated by Company or any of its Subsidiaries that could reasonably be expected to cause such real property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such real property under any Environmental Law; and

                      (iv) the taking of any removal or remedial action, as those terms are defined under the Environmental Laws, in response to the actual or alleged presence of any Hazardous Material on any real property at any time owned or operated by Company or any of its Subsidiaries as required by an Environmental Law or any Governmental Authority.

                  All such notices pursuant to this Section 7.3(c) shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Company's or such Subsidiary's response thereto. In addition, Borrowers will provide the Lenders with copies of all written communications with any Governmental Authority relating to actual or alleged violations of Environmental Laws, all communications with any Person relating to Environmental Claims, and such reports (in reasonable detail) of any Environmental Claim as may reasonably be requested by the Lenders;

                  (d) NOTICE OF CHANGE OF CONTROL. Each occasion that any Change of Control shall occur and such notice shall set forth in reasonable detail the particulars of each such occasion; and

                  (e) NOTICES UNDER TRANSACTION DOCUMENTS. Promptly following the receipt or delivery thereof, copies of any material demands, notices or documents received or delivered by Company or any Subsidiary of Company under or pursuant to any Transaction Document or any material Contractual Obligation.

         7.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Company shall continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its and each of its Subsidiary's corporate, company or partnership existence, as applicable, and take all reasonable action to maintain all rights, privileges and franchises material to its and each of its Subsidiaries' business except as otherwise permitted pursuant to Sections
8.3 and 8.4 and comply and cause each of its Subsidiaries to comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not in the aggregate reasonably be expected to have a Material Adverse Effect.

         7.5 PAYMENT OF OBLIGATIONS. Company shall pay or discharge or otherwise satisfy at maturity or, to the extent permitted hereby, prior to maturity or before they become delinquent, as the case may be, and cause each of its Subsidiaries to pay or discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be:

                  (a) all its and their respective Indebtedness;

                  (b) all taxes, assessments and governmental charges or levies imposed upon any of them or upon any of their income or profits or any of their respective properties or assets prior to the date on which penalties attach thereto; and

                  (c) all lawful claims prior to the time they become a Lien (other than Permitted Liens) upon any of their respective properties or assets;

provided, however, that neither Company nor any of its Subsidiaries shall be required to pay or discharge any such Indebtedness, tax, assessment, charge, levy or claim while the same is being contested by it in good faith and by appropriate proceedings diligently pursued so long as Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves in accordance with GAAP (segregated to the extent required by GAAP) with respect thereto and title to any material properties or assets is not jeopardized in any material respect.

         7.6 INSPECTION OF PROPERTY, BOOKS AND RECORDS. Company shall keep, or cause to be kept, and cause each of its Subsidiaries to keep or cause to be kept, adequate records and books of account, in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with sound accounting principles consistently applied and permit, and cause each of its Subsidiaries to permit, any Lender or its respective representatives, at any reasonable time, and from time to time at the reasonable request of such Lender made to Borrowers and upon reasonable notice, to visit and inspect its and their respective properties, to examine and make copies of and take abstracts from its and their respective records and books of account, and to discuss its and their respective affairs, finances and accounts with its and their respective principal officers, directors and independent public accountants (and by this provision Borrowers authorize such accountants to discuss with the Lenders and such representatives the affairs, finances and accounts of Company and its Subsidiaries; provided, that representatives of Company may, at their option, be present at such discussions).

         7.7 ERISA.

                  (a) As soon as practicable and in any event within ten (10) days after Company or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that a Reportable Event has occurred with respect to any Plan, deliver, or cause such Subsidiary or

ERISA Affiliate to deliver, to Administrative Agent a certificate of a Responsible Officer of Company or such Subsidiary or ERISA Affiliate, as the case may be, setting forth the details of such Reportable Event and the action, if any, which Company or such Subsidiary or ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given;

                  (b) Upon the request of any Lender made from time to time, deliver, or cause each Subsidiary or ERISA Affiliate to deliver, to each Lender a copy of the most recent actuarial report and annual report completed with respect to any Plan;

                  (c) As soon as possible and in any event within ten (10) days after Company or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that any of the following have occurred or is reasonably likely to occur with respect to any Plan:

                      (i) such Plan has been or may be terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA other than a standard termination pursuant to Section 4041(b) of ERISA,

                      (ii) the PBGC has instituted or will institute proceedings under Section 515 of ERISA to collect a delinquent contribution to such Plan or under Section 4042 of ERISA to terminate such Plan,

                      (iii) that an accumulated funding deficiency has been incurred or that on application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or on extension of any amortization period under Section 412 of the Code,

                      (iv) that Company, or any Subsidiary of Company, or any ERISA Affiliate will or may incur any liability (including, but not limited to, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(1) of ERISA, or

                      (v) Company or any Subsidiary of Company has or may incur any liability under any employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) that provides benefits to retired employees (other than as required by Section 601 of ERISA) or any employee pension benefit plans (as defined in Section 3(2) of ERISA) that could reasonably be expected to have a Material Adverse Effect, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to Administrative Agent a written notice thereof;

                  (d) As soon as possible and in any event within thirty (30) days after Company or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that any of them has caused a complete withdrawal or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) from any Multiple Employer Plan, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to Administrative Agent a written notice thereof;

                  (e) For purposes of this Section 7.7, Company shall be deemed to have knowledge of all facts known by the Plan Administrator of any Plan of which Company is the Plan Sponsor, and each Subsidiary and ERISA Affiliate of Company shall be deemed to have knowledge of all facts known by the Plan Administrator of any Plan of which such Subsidiary or ERISA Affiliate, respectively, is a Plan Sponsor. In addition to its other obligations set forth in this Article VII, Company shall, and shall cause each of its Subsidiaries and ERISA Affiliates to:

                      (i) provide Administrative Agent with prompt written notice, with respect to any Plan, of any failure to satisfy the minimum funding standard requirements of Section 412 of the Code,

                      (ii) furnish to Administrative Agent, promptly after delivery of the same to the PBGC, a copy of any delinquency notice pursuant to
Section 412(n)(4) of the Code,

                      (iii) correct any such failure to satisfy funding requirements or delinquency referred to in the foregoing clauses (A) and (B) within ninety (90) days after the occurrence thereof, except where the failure to so satisfy would not reasonably be expected to have a Material Adverse Effect,

                      (iv) comply in good faith in all material respects with the requirements set forth in Section 4980B of the Code and with Sections 601(a) and 606 of ERISA except where the failure to do so could reasonably be expected to have a Material Adverse Effect,

(v) at the request of any Lender, deliver to such Lender (and a copy to Administrative Agent) a complete copy of the most recent annual report (Form
5500) of each Plan required to be filed with the Internal Revenue Service, and

                      (vi) at the request of any Lender, deliver to such Lender (and a copy to Administrative Agent) copies of the most recent annual reports and notices received by Company or any Subsidiary or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan no later than ten (10) days after the date of such request.

         7.8 MAINTENANCE OF PROPERTY, INSURANCE.

                  (a) Company shall keep, and cause each of its Subsidiaries to keep, all property (including, but not limited to, equipment) useful and necessary in its business in good working order and condition, normal wear and tear and damage by casualty excepted, and subject to Section 8.4(a);

                  (b) Company shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Such insurance shall be maintained with financially sound and reputable insurers, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance, provided adequate reserves therefor, in accordance with GAAP, are maintained;

                  (c) Company shall furnish to each Lender, on the Initial Borrowing Date and on each anniversary thereof, full information as to the insurance carried. At any time that insurance at levels described in Schedule 7.8 is not being maintained by Company or any of its Subsidiaries, Company will notify the Lenders in writing within two Business Days thereof and, if thereafter notified by Administrative Agent or the Required Lenders to do so, Company or any such Subsidiary, as the case may be, shall obtain insurance at such levels at least equal to those set forth on Schedule 7.8; and

                  (d) All insurance policies covering the Collateral are to be made payable to Administrative Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as Administrative Agent may reasonably require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to Administrative Agent with the loss payable and additional insured endorsement in favor of Administrative Agent and shall provide for not less than 30 days' prior written notice to Administrative Agent of the exercise of any right of cancellation. If Company or any of its Subsidiaries fails to maintain such insurance, Administrative Agent may arrange for such insurance, but at the Company's expense and without any responsibility on Administrative Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the sole right, in the name of the Lenders, Company and any of its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

         7.9 ENVIRONMENTAL LAWS.

                  (a) Company shall comply with, and cause its Subsidiaries to comply with, and, in each case take reasonable steps to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable steps to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except, in each case, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

                  (b) Company shall conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders, directives and information requests of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

                  (c) Company shall defend, indemnify and hold harmless Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any

Environmental Law applicable to the operations of Company, any of its Subsidiaries or the Premises, the Former Premises or any real property to which Hazardous Materials related to the Company or any of its Subsidiaries come to be located, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorneys' and consultants' fees, investigation and laboratory fees, costs arising from any Remedial Action, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this Section 7.9(c) shall survive repayment of the Loans and all other Obligations.

         7.10 INTEREST RATE PROTECTION. No later than ninety (90) days following the Initial Borrowing Date, enter into and maintain interest rate protection arrangements reasonably acceptable to Administrative Agent which have the effect of adequately protecting Company against fluctuations in interest rates acceptable to Administrative Agent which shall at all times cover not less than forty percent (40%) of the aggregate outstanding principal amount of the Term Loans for an initial term of not less than two (2) years and be on terms and with counterparties acceptable to Administrative Agent.

         7.11 USE OF PROCEEDS. Use all proceeds of the Loans as provided in
Section 6.8.

         7.12 ADDITIONAL SECURITY; FURTHER ASSURANCES.

                  (a) Agreement to Grant Additional Security. At any time after the date hereof, promptly, and in any event within 30 days after the acquisition by Borrowers or any Subsidiary of assets or real or personal property or leasehold interests of the type that would have constituted Collateral at the date hereof and investments of the type that would have constituted Collateral on the date hereof (other than (x) any parcel of real estate with a fair market value at the date of acquisition thereof of less than $5,000,000 or (y) assets with a fair market value of less than $500,000 individually or $2,000,000 in the aggregate; provided that, in each case, if the fair market value is more than $1,000,000), Borrowers shall notify Administrative Agent of the acquisition of such assets and, to the extent not already Collateral in which Administrative Agent has a perfected security interest pursuant to Security Documents, such assets will become additional Collateral hereunder to the extent Administrative Agent deems the pledge of such assets practicable), and Borrowers will, and will cause each of its Subsidiaries to, take all necessary action or any action reasonably requested by Administrative Agent in order to grant to Administrative Agent, for the benefit of Secured Creditors, a first priority security interest in such additional Collateral, including without limitation, the following:

                      (i) the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate; and

                      (ii) with respect to real estate, the execution of a Mortgage, the making of all the relevant registrations, the obtaining of Mortgage Policies, title surveys and real estate appraisals satisfying all Requirements of Law, to grant Administrative Agent, for the benefit of Secured Creditors, a perfected Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) pursuant to and to the full extent required by the Security Documents or this Agreement.

                  (b) ADDITIONAL GUARANTORS AND PLEDGORS.

                      (i) Company agrees to cause each Subsidiary acquired or created in accordance with the terms of this Agreement that becomes a Domestic Subsidiary of Company that is also Material Subsidiary (or any such Domestic Subsidiary which was not determined to be a Material Subsidiary on the date hereof but is later determined to be a Material Subsidiary) to promptly but in no event later than ten (10) Business Days from the date of acquisition or creation thereof become a party to the Domestic Subsidiary Guaranty and the Domestic Security Agreement in accordance with the terms thereof;

                      (ii) Company and UK Borrower agree to cause each Subsidiary acquired or created in accordance with the terms of this Agreement that becomes a UK Subsidiary of UK Borrower that is also a Material Subsidiary (or any such UK Subsidiary which was not determined to be a Material Subsidiary on the date hereof but is later determined to be a Material Subsidiary) to promptly but in no event later than ten (10) Business Days from the date of acquisition or creation thereof enter into a guarantee in a form substantially similar to the UK Subsidiary Guaranty and enter into a security agreement over its assets in a form substantially similar to the UK Security Agreement in accordance with the terms thereof;

                      (iii) Company and each Canadian Borrower agree to cause each Subsidiary acquired or created in accordance with the terms of this Agreement that becomes a Canadian Subsidiary of any Canadian Borrower that is also a Material Subsidiary (or any such Subsidiary which was not determined to be a Material Subsidiary on the date hereof but is later determined to be a Material Subsidiary) to promptly but in no event later than ten (10) Business Days from the date of acquisition or creation thereof enter into a security agreement in a form substantially similar to the Canadian Security Agreement, enter into a guarantee in a form substantially similar to the Canadian Subsidiary Guaranty and enter into a pledge agreement in a form substantially similar to the Canadian Pledge Agreement in accordance with the terms thereof;

                      (iv) Subject to Section 4.8, each Borrower agrees, at the request of Administrative Agent, to cause any Foreign Subsidiary (other than any Canadian Subsidiary or UK Subsidiary or any Subsidiary organized under the laws of Malaysia, Indonesia or Nigeria as of the date hereof) acquired or created in accordance with the terms of this Agreement that becomes a Material Subsidiary of such Borrower (or any such Subsidiary which was not determined to be a Material Subsidiary on the date hereof but is later determined to be a Material Subsidiary) to promptly enter into such documentation, in form and substance satisfactory to Administrative Agent, to create a valid and enforceable perfected security interest in the assets of such Foreign Subsidiary and to provide guarantees to secure the Obligations of UK Borrower under the UK Revolving Facility and the Obligations of Canadian Borrowers under Canadian Revolving Facility, together with such other documentation as may be required by Administrative Agent or the Required Lenders pursuant to Section 7.12(d); provided, that no Subsidiary shall be required to execute such documentation to the extent that the execution and performance of such agreement would result in any material adverse tax consequence or violate any Requirement of Law (including any exchange control, financial assistance, minimum capitalization, fraudulent conveyance, mandatory labor advice or similar rules or regulations, "Foreign Requirements of Law"); and

                      (v) Company agrees to cause each Subsidiary that becomes a guarantor of obligations arising under any agreement or instrument governing subordinated Indebtedness and that is not at such time party to the Domestic Subsidiary Guaranty promptly to become a party to the Domestic Subsidiary Guaranty in accordance with the terms thereof.

         (c) PLEDGE OF NEW SUBSIDIARY STOCK.

                      (i) Company agrees to promptly but in no event later than ten (10) Business Days from the date of acquisition or creation thereof pledge (or to cause its Domestic Subsidiaries to pledge) all of the Capital Stock of each new Domestic Subsidiary that is a Material Subsidiary and each Domestic Subsidiary that becomes a Material Subsidiary and 65% of the Capital Stock of each new first tier Foreign Subsidiary that is a Material Subsidiary and each first tier Foreign Subsidiary that becomes a Material Subsidiary established, acquired, created or otherwise in existence after the Initial Borrowing Date to the Administrative Agent for the benefit of the Secured Creditors pursuant to the terms of the Domestic Security Agreement promptly, and in any event, within ten (10) Business Days of the creation of such new Subsidiary or the date such Subsidiary becomes a Material Subsidiary, as applicable, and to deliver together therewith, if such Capital Stock is certificated, certificates evidencing such pledged Capital Stock, undated stock powers or other appropriate instruments executed in blank and such opinions of counsel and such certificate of such Subsidiary as Administrative Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares;

                      (ii) Each Canadian Borrower agrees to promptly but in no event later than ten (10) Business Days from the date of acquisition or creation thereof pledge (or cause its Canadian Subsidiaries to pledge) all of the Capital Stock of each of Canadian Borrower's new Canadian Subsidiaries that is a Material Subsidiary and each of Canadian Borrower's Canadian Subsidiaries that becomes a Material Subsidiary established, acquired, created or otherwise in existence after the Initial Borrowing Date to the Administrative Agent for the benefit of the Secured Creditors pursuant to the terms of the Canadian Pledge Agreement;

                      (iii) UK Borrower agrees to promptly but in no event later than ten (10) Business Days from the date of acquisition or creation thereof pledge (or to cause its UK Subsidiaries to pledge) all of the Capital Stock of each of UK Borrower's new UK Subsidiary that is a Material Subsidiary and each of UK Borrower's UK Subsidiaries that become a Material Subsidiary established, acquired, created or otherwise in existence after the Initial Borrowing Date to the Administrative Agent for the benefit of the Secured Creditors pursuant to the terms of the UK Security Agreement; and

                      (iv) Subject to Section 4.8, at the request of Administrative Agent, each Borrower agrees to promptly pledge (or cause its respective Subsidiaries to pledge) 100% of the Capital Stock of each of such Borrower's new Foreign Subsidiary that is a Material Subsidiary (other than any Subsidiary organized under the laws of Malaysia, Indonesia or Nigeria as of the date hereof) and each of such Borrower's Foreign Subsidiaries that become Material Subsidiaries established, acquired, created or otherwise in existence after the Initial Borrowing Date to Administrative Agent for the benefit of the Secured Creditors pursuant to such documentation, in form and substance satisfactory to Administrative Agent, as may be required to create valid and enforceable perfected security interests in such Capital Stock to secure the Obligations of UK Borrower under the UK Revolving Facility and to secure the Obligations of Canadian Borrowers under the Canadian Revolving Facility, together with such other documentation as may be required by Administrative Agent or the Required Lenders pursuant to Section 7.12(d); provided, that no Subsidiary shall be required to execute such documentation to the extent that the execution and performance of such agreement would result in any material adverse tax consequence or violate any Foreign Requirement of Law.

                  (d) DOCUMENTATION FOR ADDITIONAL SECURITY. The security interests required to be granted pursuant to this Section 7.12 shall be granted pursuant to such security documentation (which shall be substantially similar to the Security Documents already executed and delivered by Borrowers on or prior to Initial Borrowing Date) satisfactory in form and substance to Administrative Agent and the Required Lenders and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except Permitted Liens. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of Administrative Agent for the benefit of the Lenders, required to be granted pursuant to the Additional Security Document and, all taxes, fees and other charges payable in connection therewith shall be paid in full by Borrowers. At the time of the execution and delivery of the Additional Security Documents, Borrowers shall cause to be delivered to Administrative Agent such agreements, opinions of counsel and other related documents (including supporting corporate authorizations) as may be reasonably requested by Administrative Agent or the Required Lenders to assure themselves that this Section 7.12 has been complied with.

         7.13 END OF FISCAL YEARS; FISCAL QUARTERS. Cause each of its and its Subsidiaries' annual accounting periods to end on July 31 of each year (each a "Fiscal Year"), with quarterly accounting periods ending on October 31, January 31, April 30, and July 31, of each Fiscal Year (each a "Fiscal Quarter").

         7.14 MAINTENANCE OF CORPORATION SEPARATENESS. Company will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the maintenance of corporate records. Neither Company nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of Company on the one hand and of any Subsidiary of Company on the other hand being ignored, or in the assets and liabilities of any Subsidiary of Company being substantively consolidated with those of Company in a bankruptcy, reorganization or other insolvency proceeding.

         7.15 FOREIGN SUBSIDIARIES SECURITY. If, following a change in section 956(d) of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for Company reasonably acceptable to Administrative Agent does not, within 45 days after a written request from Administrative Agent or the Required Lenders, deliver evidence, in form and substance reasonably satisfactory to Administrative Agent, with respect to any Foreign Subsidiary which is a Wholly-Owned Subsidiary of Company which has not already had all of its stock pledged pursuant to the Pledge Agreements that a pledge of 66 2/3% or more (in the case of any direct Foreign Subsidiary) or all of the total combined voting power of all classes of Capital Stock of such Foreign Subsidiary entitled to vote would cause any portion of the undistributed earnings of such Foreign Subsidiary, as determined for United States federal income tax purposes, to be included in the gross income of such Foreign Subsidiary's United States parent under section 951(a)(1)(B) of the Code, or any successor provision, then that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Canadian Pledge Agreement, the UK Security Agreement and the Domestic Security Agreement, as applicable, shall be pledged to Administrative Agent for the benefit of the Secured Creditors pursuant to the UK Security Agreement and the Domestic Security Agreement, as applicable, (or another pledge agreement in substantially similar form, if needed), to the extent that entering into such UK Security Agreement and the Domestic Security Agreement, as applicable, is permitted by the laws of, and does not cause material adverse tax consequences in, the respective foreign jurisdiction and with all documents delivered pursuant to this Section 7.15 to be in form and substance reasonably satisfactory to Administrative Agent; provided, the additional amount of Capital Stock required to be pledged pursuant to this
Section 7.15 shall not exceed the amount counsel for Company reasonably acceptable to the Administrative Agent determines, in a form and substance reasonably acceptable to Administrative Agent, would cause the Foreign Subsidiary's United States parent to have an inclusion under section 951(a)(1)(B) of the Code, or any successor provision, in a year in which the Foreign Subsidiary has undistributed earnings.

         7.16 FOREIGN PENSION PLAN COMPLIANCE. Company shall, and shall cause each of its Subsidiaries and each member of the Controlled Group to, establish, maintain and operate all Foreign Pension Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such plans, except for failures to comply which, in the aggregate, would not be reasonably likely to subject Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $2,000,000.

         7.17 ANNUAL MEETING WITH LENDERS. Within 120 days after the close of each Fiscal Year, Borrowers shall hold a meeting with respect to which all of the Lenders shall have received notice at least fourteen (14) days in advance, and to which all the Lenders shall be invited to attend, at which meeting shall be reviewed the financial results of the previous Fiscal Year and the financial condition of Borrowers and their Subsidiaries and the budgets presented for the current Fiscal Year of Borrowers and their Subsidiaries.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  Each Borrower hereby agrees that, so long as any of the Commitments remain in effect or any Loan or LC Obligation remains outstanding and unpaid or any other amount is owing to any Lender or Administrative Agent hereunder:

         8.1 LIENS. Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist or agree to create, incur or assume any Lien in, upon or with respect to any of its properties or assets (including, without limitation, any securities or debt instruments of any of their Subsidiaries), whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income to secure any obligation; or file or suffer to exist under the UCC or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it, except for the following Liens (herein referred to as "Permitted Liens"):

                  (a) Liens created by the Loan Documents;

                  (b) Customary Permitted Liens;

                  (c) Liens existing on the date hereof to secure Indebtedness to Remain Outstanding listed on Schedule 6.5(d) hereto (but not the extension of coverage thereto to other property or the extension of maturity, refinancing or other modification to the terms thereof or the increase of the Indebtedness secured thereby);

                  (d) Liens on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition, construction, repair or improvement cost of such property (or financing of the purchase price within 90 days after the respective purchase of assets), provided that,

                      (i) any such Lien does not extend to any other property,

                      (ii) such Lien either exists on the date hereof or is created in connection with the acquisition, construction, repair or improvement of such property as permitted by this Agreement,

                      (iii) the indebtedness secured by any such Lien, (or the Capitalized Lease Obligation with respect to any Capitalized Lease) does not exceed 100% of the fair market value of such assets, and

                      (iv) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.2(c) or (d)(i), as applicable;

                  (e) Liens on any property of any Person at the time such property is acquired or such Person becomes a Subsidiary or is merged or consolidated with or into a Subsidiary and, in each case, not created in contemplation of or in connection with such event, provided that, (x) no such Lien shall extend to or cover any other property or assets of any Borrower or of such Subsidiary, as the case may be, (y) the aggregate principal amount of the Indebtedness secured by all such Liens in respect of any such property or assets shall not exceed 100% of the fair market value of such property or assets at the time of such acquisition nor, in the case of a Lien in respect of property or assets existing at the time of such Person becoming a Subsidiary or being so consolidated or merged, the fair market value of the property or assets acquired at such time, and (z) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.2(c) or 8.2(d)(i);

                  (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by clauses (d) and (e) of this Section, provided that, such Indebtedness is not increased and is not secured by any additional assets;

                  (g) Liens incurred in connection with Sale-Leaseback Transactions not prohibited by Section 8.8;

                  (h) Liens securing Indebtedness of Foreign Subsidiaries that are not Borrowers, provided that, such Liens do not at any time encumber any Collateral or other assets located in the United States, the Dollar Equivalent amount of such Indebtedness shall not exceed $7,500,000 in the aggregate at any one time outstanding; and

                  (i) additional Liens incurred by Company and its Subsidiaries which do not secure Indebtedness for money borrowed so long as the Dollar Equivalent of the value of the property subject to such Liens, and the Dollar Equivalent of the Indebtedness and other obligations secured thereby, do not exceed $7,500,000.

In addition, neither Borrowers nor any of their Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Administrative Agent for the benefit of itself and the Secured Creditors, as additional collateral for the Obligations, provided that, any agreement, note, indenture or other instrument in connection with Indebtedness permitted under Section 8.2(c) may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Secured Creditors on the items of property obtained with the proceeds of such Indebtedness. Notwithstanding anything herein to the contrary, the deposit of funds to effectuate the Senior Notes Defeasance shall not be construed to create a Lien in violation of this Section 8.1.

         8.2 INDEBTEDNESS. Borrowers will not, and will not permit any of their Subsidiaries to, incur, create, assume directly or indirectly, guarantee, suffer to exist or otherwise become or remain liable with respect to any Indebtedness except:

                  (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

                  (b) Indebtedness under Interest Rate Agreements entered into to protect Borrowers or any of their Subsidiaries against fluctuations in interest rates in respect of the Obligations;

                  (c) Indebtedness of Borrowers and their Subsidiaries secured by Liens permitted under Section 8.1(d), provided that, the Dollar Equivalent of the aggregate outstanding principal amount of such Indebtedness at any time shall not exceed $10,000,000;

                  (d) (i) Indebtedness of a Subsidiary of Company issued and outstanding on or prior to the date on which such Subsidiary was acquired by Company (other than Indebtedness issued as consideration in, or to provide all of any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Company) pursuant to a Permitted Acquisition or (ii)

Indebtedness in connection with any Permitted Acquisition of any Data Library, in either case which does not at any time exceed the Dollar Equivalent aggregate outstanding amount of $40,000,000 (with such basket amount to be reduced by any Indebtedness outstanding pursuant to Sections 8.2(c) and (i)) provided that, after giving effect to the acquisition of such Subsidiary or Data Library, as applicable, the pro forma Leverage Ratio will not be greater than the Leverage Ratio required pursuant to Section 9.2 for the most recently ended Test Period less .50:1.00;

                  (e) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with Borrowers' or any of their Subsidiaries' operations so long as management of Borrowers or such Subsidiary, as the case may be, has determined that entering into such Other Hedging Agreements are bona fide hedging activities;

                  (f) Indebtedness outstanding on the date hereof and listed on
Schedule 6.5(d) hereto;

                  (g) Intercompany Indebtedness to the extent not prohibited by
Section 8.7 or Section 8.6(g); provided, however, that in the event of any subsequent issuance or transfer of any Capital Stock which results in the holder of such Indebtedness ceasing to be a Subsidiary of a Borrower or any subsequent transfer of such Indebtedness (other than to Company or any of its Subsidiaries) such Indebtedness shall be required to be permitted under another clause of this
Section 8.2; provided, further, however, that (x) in the case of Intercompany Indebtedness consisting of a loan or advance to a Borrower on or after the date hereof, each such loan or advance shall be subordinated to the indefeasible payment in full of all of such Borrower's obligations pursuant to this Agreement and the other Loan Documents, and (y) in the case of Intercompany Indebtedness consisting of a loan or advance from a Borrower on or after the date hereof, such Indebtedness shall be evidenced by promissory notes payable to such Borrower, in form and substance satisfactory to Administrative Agent, which promissory notes shall be delivered and pledged to Administrative Agent as part of the Collateral;

                  (h) Indebtedness constituting Permitted Guarantee Obligations;

                  (i) Indebtedness in respect of Sale and Leaseback Transactions permitted under Section 8.8;

                  (j) Permitted Refinancing Indebtedness with respect to Indebtedness described in clauses (c) and (d) of this Section 8.2;

                  (k) Indebtedness of Foreign Subsidiaries that are not Credit Parties pursuant to overdraft lines of credit and Indebtedness constituting bilateral letter of credit facilities with Bank One, NA and/or any other bank; provided that the Dollar Equivalent outstanding principal amount shall not at any time exceed $12,500,000 in the aggregate; and

                  (l) Indebtedness incurred by Borrowers or any Subsidiary in addition to that referred to elsewhere in this Section 8.2 in a Dollar Equivalent principal amount not to exceed $7,500,000 in the aggregate.

         8.3 FUNDAMENTAL CHANGES. Borrowers will not, and will not permit any of their Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or wind-up liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing
(i) any Subsidiary may merge into Company in a transaction in which Company is the surviving corporation, (ii) any Subsidiary may merge into any Credit Party in a transaction in which the surviving entity is a Credit Party, (iii) any Subsidiary that is not a Credit Party may merge into any Subsidiary that is not a Credit Party, (iv) any Subsidiary may merge into any other Person that becomes a Credit Party in connection with a Permitted Acquisition, and (v) any Subsidiary may liquidate, dissolve or wind-up if Company determines in good faith that such liquidation, dissolution or winding up is in the best interests of Company and is not materially disadvantageous to the Lenders, provided that, any such merger involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by
Section 8.6.

         8.4 ASSET SALES. Borrowers will not, and will not permit any of their Subsidiaries to, convey, sell, lease, sublease, transfer or otherwise dispose of (or agree to do any of the foregoing at any future time without the Required Lenders' prior written consent, subject to Sections 12.1 and 12.19), whether in one transaction or a series of related transactions, all or any part of their property or assets, or enter into any Sale and Leaseback Transaction, except that:

                  (a) Borrowers and their Subsidiaries may in the ordinary course of business, sell, lease, convey, sublease, transfer or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business; provided that the aggregate book value (at the time of disposition thereof) of all assets disposed of pursuant to this Section 8.4(a) does not exceed $2,500,000 in any Fiscal Year;

                  (b) Borrowers and their Subsidiaries may lease or sublease (as lessor or lessee) real or personal property in the ordinary course of business;

                  (c) Borrowers and their Subsidiaries may sell Inventory in the ordinary course of business;

                  (d) Borrowers and their Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business (x) which are overdue, or
(y) which such Borrower or Subsidiary may reasonably determine are difficult to collect but only in connection with the compromise or collection thereof consistent with prudent business practice (and not as part of any bulk sale or financing of receivables);

                  (e) Company or any Domestic Subsidiary may make an Asset Disposition to Company or any Domestic Subsidiary and any Foreign Subsidiary may make an Asset Disposition to any Borrower or any Subsidiary; provided that, notwithstanding the foregoing, (x) at any time the UK Revolving Commitment shall be in effect, neither UK Borrower nor its UK Subsidiaries shall be permitted to make an Asset Disposition to any Foreign Subsidiary that is not a Guarantor of the UK Revolving Facility if after giving effect to such Asset Disposition the aggregate net book value of all assets of UK Borrower and its Foreign Subsidiaries which are Guarantors of the UK Revolving Facilities (other than any Canadian Subsidiaries) shall be less than $50,000,000 in the aggregate and at least five (5) Business Days prior to any such Asset Disposition, UK Borrower or such UK Subsidiary, as applicable, shall have delivered to Administrative Agent a schedule, in form and substance reasonably satisfactory to Administrative Agent, setting forth the current net aggregate book value of all assets of UK Borrower and its Foreign Subsidiaries which are Guarantors of the UK Revolving Facilities, and (y) at any time the Canadian Revolving Commitment shall be in effect, neither Canadian Borrower nor any Canadian Subsidiary shall be permitted to make an Asset Disposition to any Foreign Subsidiary that is not a Guarantor of the Canadian Revolving Facility if after giving effect to such Asset Disposition the aggregate net book value of all assets of Canadian Borrowers and their respective Foreign Subsidiaries which are Guarantors of the Canadian Revolving Facility (other than any UK Subsidiaries) shall be less than $60,000,000 in the aggregate and at least five (5) Business Days prior to any Asset Disposition, such Canadian Borrower or such Canadian Subsidiary, as applicable, shall have delivered to Administrative Agent a schedule, in form and substance reasonably satisfactory to Administrative Agent, setting forth the current net aggregate book value of all assets of Canadian Borrowers and their Foreign Subsidiaries which are Guarantors of the Canadian Revolving Facilities;

                  (f) Borrowers and their Subsidiaries may make Permitted Data Library Exchanges;

                  (g) Borrowers and their Subsidiaries may sell Investments referred to in clause (a) of Section 8.6;

                  (h) Borrowers and their Subsidiaries may enter into licenses or sublicenses of software, trademarks and other Intellectual Property and general intangibles in the ordinary course of business and which do not materially interfere with the business of such Person (including, without limitation, licensing of surveys in the Data Library);

                  (i) Borrowers and their Subsidiaries may enter into Sale and Leaseback Transactions permitted under Section 8.8; and

                  (j) Borrowers and their Subsidiaries may make other Asset Dispositions for fair value, provided (A) that at least 75% of the aggregate sales price from such Asset Disposition shall be paid in cash; and (B) that the aggregate book value (at the time of disposition thereof) of all assets disposed of by Borrowers and their Subsidiaries subsequent to the Initial Borrowing Date pursuant to this clause (i) plus the aggregate book value of all the assets then proposed to be disposed of does not exceed 10% of Consolidated Tangible Net Worth as of the Fiscal Quarter ended on or immediately prior to the date of disposition; provided, that the aggregate book value of any assets disposed of pursuant to any Asset Disposition, the Net Proceeds of which are reinvested pursuant to Section 4.4(c), shall be disregarded for purposes of the foregoing calculation from and after the date of such reinvestment.

In the event the Required Lenders waive the provisions of this Section 8.4 in accordance with the terms of this Agreement with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 8.4, such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

         8.5 ISSUANCE OF STOCK; DIVIDENDS AND OTHER DISTRIBUTIONS.

                  (a) Company will not issue any Capital Stock, except for such issuances of Capital Stock of Company consisting of Common Stock.

                  (b) Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly, issue, sell, assign, pledge, exchange or otherwise encumber or dispose of any shares of Capital Stock of any Subsidiary of Company, except (i) to Company, (ii) to another Wholly-Owned Subsidiary of Company, (iii) to qualify directors if required by applicable law or to meet local ownership requirements, (iv) pursuant to employee stock ownership or employee benefit plans in effect on the date hereof or (v) pursuant to the VESI Support Agreements. Notwithstanding the foregoing, Company and its Subsidiaries shall be permitted to sell 100% of the outstanding stock of any Subsidiary, but not less than 100% of such stock, subject to Section 8.7.

                  (c) Borrowers will not, and will not permit any of their Subsidiaries to: (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock or to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in such Capital Stock or in options, warrants or other rights to purchase such Capital Stock and except dividends or distributions payable to Company or a Wholly-Owned Subsidiary of Company) or (ii) except pursuant to the VESI Support Agreements, purchase, redeem or otherwise acquire or retire for value any Capital Stock of Borrowers, (iii) make any interest or principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, any other Indebtedness that is subordinate or junior in right of payment to the Obligations or (iv) pay any management fees or any other fees or expenses (including the reimbursement thereof by it) pursuant to any management, consulting or other service agreement to any of its shareholders or other equity holders or any of their Affiliates to the extent that the amount of such fees or expenses exceeds the fair market value of the services rendered thereunder or actual expenses incurred in connection therewith (any of the foregoing being hereinafter referred to as a "Restricted Payment"); provided, however, that so long as (x) no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom and (y) both before and after giving effect to such Restricted Payments, Borrowers have at least $35,000,000 of Available Liquidity, then at any time after the first anniversary of the Effective Date, Company may make Restricted Payments contemplated by clauses (i) and (ii) above in an aggregate amount not to exceed $20,000,000.

         8.6 LOANS, INVESTMENTS AND ACQUISITIONS. Borrowers will not, and will not permit any of their Subsidiaries to, make any loans, advances, or guarantee obligations, or extend any other credit or make or own any Investments or make any Acquisitions except:

                  (a) Borrowers and their Subsidiaries may acquire and hold Cash and Cash Equivalents and Foreign Subsidiaries may acquire and hold Foreign Cash Equivalents; provided that such Cash and Cash Equivalents (including Foreign Cash Equivalents) shall not exceed

$35,000,000 in the aggregate outstanding Dollar Equivalent amount at any time Revolving Loans are outstanding;

                  (b) Investments identified on Schedule 8.6 and any replacements thereof; provided that the aggregate amount of such Investments is not increased;

                  (c) Investments in Joint Ventures not in excess of $15,000,000 outstanding at any time;

                  (d) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (e) Company may enter into Interest Rate Agreements in compliance with Section 7.10;

                  (f) Investments constituting pledges or deposits in respect of Permitted Liens;

                  (g) Investments made after the date hereof by Borrowers and their Subsidiaries in a Person who is a Subsidiary immediately before and after such Investment; provided that such Investments in Foreign Subsidiaries shall not at any time exceed $25,000,000 in the aggregate at any time outstanding (except that such basket amount shall be increased up to $75,000,000 in the aggregate if, at the time of any Investment and after giving effect thereto, Company and its Subsidiaries shall have Available Liquidity (without giving effect to clause (a) of such definition and without giving effect to Cash and Cash Equivalents held by Foreign Subsidiaries and the Dollar Equivalent of Foreign Cash Equivalents held by Foreign Subsidiaries) greater than or equal to $25,000,000);

                  (h) Borrowers or any Subsidiary may make a Permitted Acquisition;

                  (i) Borrowers and each of their Subsidiaries may acquire and hold debt securities as partial consideration for a sale of assets pursuant to
Section 8.4;

                  (j) Investments made on or after the Initial Borrowing Date by Company to the extent necessary to consummate the Senior Notes Defeasance; and

                  (k) other Investments not in excess of $5,000,000 outstanding at any one time.

         8.7 TRANSACTIONS WITH AFFILIATES. Borrowers will not enter into, renew or extend and will not permit any Subsidiary to enter into, renew or extend, any transaction, including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service, with any Affiliate of Borrowers or any Subsidiary, except in the ordinary course of, and pursuant to the reasonable requirements of the Borrowers' or such Subsidiary's business, consistent with past practice and upon fair and reasonable terms no less favorable to the applicable Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of such Borrower or such Subsidiary; provided that the foregoing shall not prohibit the Borrowers or any Subsidiary from entering into management contracts with

Affiliates upon fair and reasonable terms in the ordinary course of business and consistent with past practice or from entering into transactions with Affiliates pursuant to the reasonable requirements of their business upon fair and reasonable terms and consistent with past practice that comply with the transfer pricing laws of the taxing jurisdiction in which the applicable Borrower or Subsidiary is formed or incorporated or in which the transaction occurs, or from entering into transactions otherwise permitted by this Agreement.

         8.8 SALE-LEASEBACKS. Borrowers will not, and will not permit any of their Subsidiaries to, lease any property as lessee in connection with a Sale and Leaseback Transaction entered into after the Initial Borrowing Date if, at the time of such entering into and after giving effect thereto, the aggregate amount of Attributable Debt for such Sale and Leaseback Transaction and for all Sale and Leaseback Transactions so entered into by Borrowers and their Subsidiaries shall exceed $15,000,000; provided, however, that, in no event shall property otherwise permitted to be leased pursuant hereto include the Data Library.

         8.9 LINES OF BUSINESS. Borrowers will not, and will not permit any of their Subsidiaries to, enter into or acquire any line of business a material portion of which is not reasonably related to the business engaged in by it as of the date hereof and as described in Section 6.25 hereof.

         8.10 FISCAL YEAR. Borrowers will not, and will not permit any of their Subsidiaries to, change their Fiscal Year.

         8.11 MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; ETC. Borrowers will not, and will not permit any of their Subsidiaries to amend, modify or change in any way adverse to the interests of the Lenders, its Organizational Documents (including, without limitation, by filing or modification of any certificate of designation) or any agreement entered into by it, with respect to its Capital Stock, or enter into any new agreement with respect to its Capital Stock which in any way could be adverse to the interests of the Lenders.

         8.12 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Borrowers will not, and will not permit any of their Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Borrower or any Subsidiary of any Borrower to (i) pay dividends or make any other distributions on its Capital Stock or pay, prepay or subordinate Indebtedness or other obligation owed to Company or any of its other Subsidiaries, (ii) make any loans or advances to Company or any of its other Subsidiaries, or (iii) transfer any of its property or assets to Company or any of its Subsidiaries, except:

                  (a) any encumbrance or restriction pursuant to this Agreement or pursuant to an agreement in effect at or entered into on the Effective Date and reflected on Schedule 8.12(a) hereto;

                  (b) any encumbrance or restriction with respect to a Subsidiary of Company pursuant to an agreement relating to any Indebtedness issued by such Subsidiary on or prior to the date on which such Subsidiary became a Subsidiary of Company or was acquired by

Company (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Company) and outstanding on such date;

                  (c) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or pursuant to any Ordinary Course Agreements or the VESI Support Agreements; and

                  (d) in the case of clause (iii) above, Permitted Liens or other restrictions contained in security agreements securing Indebtedness permitted hereby to the extent such restrictions restrict the transfer of the property subject to such security agreements.

         8.13 ACCOUNTING CHANGES. Borrowers will not, and will not permit any of their Subsidiaries to, make any change in accounting policies affecting the presentation of financial statements or reporting practices from those employed by it on the date hereof, unless (i) such change is required by GAAP, (ii) such change is disclosed to the Lenders through Administrative Agent or otherwise and
(iii) relevant prior financial statements that are affected by such change are restated (in form and detail satisfactory to Administrative Agent) as may be required by GAAP to show comparative results. If any changes in GAAP or the application thereof from that used in the preparation of the financial statements referred to in Section 6.5(a) hereof occur after the Initial Borrowing Date and such changes result in, in the sole judgment of Administrative Agent, a meaningful change in the calculation of any financial covenants or restrictions set forth in this Agreement, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants and restrictions so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of Company and its Subsidiaries shall be the same after such changes as if such changes had not been made. Notwithstanding anything herein to the contrary, no Credit Party shall change its policy in effect as of the date hereof with respect to the amortization of any Data Library without the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed); provided that such Credit Party may, with advance notice to Administrative Agent, change such policy to the extent required by GAAP or applicable law.

                                   ARTICLE IX

                               FINANCIAL COVENANTS

                  Borrowers hereby agree that, so long as any Commitments remain in effect or any Loan or LC Obligation remains outstanding and unpaid or any other amount is owing to any Lender or Administrative Agent hereunder, Borrowers shall not, directly or indirectly:

         9.1 INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio for the applicable Test Period ending on a date set forth below to be less than the ratio set forth opposite such date:

                         Date                                 Ratio
                         ----                                 -----

                         April 30, 2003                     1.25:1.00
                         July 31, 2003                      1.25:1.00
                         October 31, 2003                   1.25:1.00
                         January 31, 2004                   1.25:1.00
                         April 30, 2004                     1.25:1.00
                         July 31, 2004                      1.25:1.00
                         October 31, 2004                   1.25:1.00
                         January 31, 2005                   1.25:1.00
                         April 30, 2005                     1.25:1.00
                         July 31, 2005                      1.25:1.00
                         October 31, 2005                   1.50:1.00
                         January 31, 2006                   1.50:1.00
                         April 30, 2006                     1.50:1.00
                         July 31, 2006                      1.50:1.00
                         October 31, 2006                   1.50:1.00
                         January 31, 2007                   1.50:1.00
                         April 30, 2007                     1.50:1.00
                         July 31, 2007                      1.75:1.00
                         October 31, 2007                   1.75:1.00

         9.2 LEVERAGE RATIO. Permit the Leverage Ratio for the applicable Test Period ending on a date set forth below to be more than the ratio set forth opposite such date:

                         Date                                 Ratio
                         ----                                 -----

                         April 30, 2003                     3.00:1.00
                         July 31, 2003                      3.00:1.00
                         October 31, 2003                   3.00:1.00
                         January 31, 2004                   3.00:1.00
                         April 30, 2004                     3.00:1.00
                         July 31, 2004                      3.00:1.00
                         October 31, 2004                   3.00:1.00
                         January 31, 2005                   3.00:1.00
                         April 30, 2005                     3.00:1.00
                         July 31, 2005                      3.00:1.00
                         October 31, 2005                   2.75:1.00
                         January 31, 2006                   2.75:1.00
                         April 30, 2006                     2.75:1.00
                         July 31, 2006                      2.75:1.00
                         October 31, 2006                   2.50:1.00
                         January 31, 2007                   2.50:1.00
                         April 30, 2007                     2.50:1.00
                         July 31, 2007                      2.50:1.00
                         October 31, 2007                   2.50:1.00

         9.3 MAINTENANCE OF CONSOLIDATED TANGIBLE NET WORTH. Permit its Consolidated Tangible Net Worth for as of the last day of any Fiscal Quarter to be less than the sum of (i) 80% of Consolidated Tangible Net Worth of Borrowers and their Subsidiaries as of July 31, 2002 plus (ii) the amount equal to 50% of the aggregate Consolidated Net Income of Borrowers since July 31, 2002 plus
(iii) 80% of any Net Offering Proceeds from any equity issuance after July 31, 2002; provided, however, that in the event that Borrowers have Consolidated Net Income of less than zero for any Fiscal Quarter, Consolidated Net Income for purposes only of this Section 9.3 shall be deemed to be zero for such Fiscal Quarter.

         9.4 CAPITAL EXPENDITURES; CASH MULTI-CLIENT INVESTMENT. At any time that Company and its Subsidiaries have Available Liquidity less than $35,000,000, permit:

                  (a) Consolidated Capital Expenditures for the applicable Test Period to be more than gross depreciation (including any recapitalized depreciation relating to the Data Library) for such period; or

                  (b) Cash Multi-Client Investments for the applicable Test Period to be more than Net Cash Multi-Client Revenue for such period.

                                   ARTICLE X

                                EVENTS OF DEFAULT

         10.1 EVENTS OF DEFAULT. Any of the following events, acts, occurrences or state of facts shall constitute an "Event of Default" for purposes of this
Agreement:

                  (a) FAILURE TO MAKE PAYMENTS WHEN DUE. Any Borrower (i) shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of principal on any of the Loans or any reimbursement obligation with respect to any Letter of Credit; or (ii) shall default in the payment of interest on any of the Loans and such default in payment shall continue for three (3) Business Days; or (iii) shall default in the payment of any fee or any other amount owing hereunder or under any other Loan Document when due and such default in payment shall continue for five (5) Business Days after notice thereof has been given to Company by Administrative Agent or any Lender; or

                  (b) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by or on the part of any Credit Party, as the case may be, contained in any Loan Document or any document, instrument or certificate delivered pursuant hereto or thereto shall have been incorrect or misleading in any material respect when made or deemed made; or

                  (c) COVENANTS. Any Credit Party shall (i) default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Article VIII and Article IX hereof or Sections 7.3(a), 7.9, 7.10, 7.11, 7.12 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after written notice to Company by Administrative Agent or any Lender; or

                  (d) DEFAULT UNDER OTHER LOAN DOCUMENTS. Any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed hereunder or under any Loan Document (and not constituting an Event of Default under any other clause of this Section 10.1) and such default shall continue unremedied for a period of thirty (30) days after written or telephonic (immediately confirmed in writing) notice thereof has been given to Company by Administrative Agent; or

                  (e) VOLUNTARY INSOLVENCY, ETC. Company or any of its Material Subsidiaries shall become insolvent (or is deemed for the purposes of any law to be insolvent) or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or process or file any petition under any bankruptcy, insolvency or similar law in any jurisdiction seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian, liquidator, compulsory manager, administrative receiver, administrator or similar officer for it or a substantial portion of its property, assets or business or effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding in any jurisdiction, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, an administrator, administrative receiver, a receiver, trustee, custodian, compulsory manager or liquidator or any other similar official for a substantial portion of its property, assets or business, shall call a meeting of its creditors with a view to arranging a composition, assignment or adjustment of its debts or shall take any corporate action authorizing any of the foregoing or in respect of which a moratorium is declared in respect of any of its indebtedness; or

                  (f) INVOLUNTARY INSOLVENCY, ETC. Involuntary proceedings or involuntary process or an involuntary petition shall be commenced or filed against Company or any of its Material Subsidiaries under any bankruptcy, insolvency or similar law in any jurisdiction seeking the dissolution, winding-up or reorganization of it or the appointment of an administrator, administrative receiver, a receiver, trustee, custodian, liquidator or compulsory manager or any other similar official for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or

                  (g) DEFAULT UNDER OTHER AGREEMENTS. (i) Any Credit Party shall default in the payment when due, whether at stated maturity or otherwise, of any Indebtedness (other than Indebtedness owed to the Lenders under the Loan Documents) in excess of $2,000,000 in the aggregate beyond the period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) a default shall occur in the performance or observance of any agreement or condition to any Indebtedness described in clause (i) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration or similar notice is required), any such Indebtedness to become due or be repaid prior to its stated maturity, or (iii) any Indebtedness described in clause (i) of the Credit Parties shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                  (h) INVALIDITY OF SUBORDINATION PROVISIONS. The subordination provisions of any agreement or instrument governing any subordinated debt is for any reason revoked or invalidated, or otherwise ceases to be in full force and effect, any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Loans and the other Obligations hereunder entitled to receive the benefits of any Loan Document is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions; or

                  (i) JUDGMENTS. One or more judgments or decrees shall be entered against a Credit Party involving, individually or in the aggregate, a liability (to the extent not paid or covered by a reputable insurance company which has accepted liability in writing) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

                  (j) SECURITY DOCUMENTS. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect or shall cease to give Administrative Agent, for the benefit of the Lenders, the Liens and rights, powers and privileges purported to be created thereby (including, without limitation, a first priority perfected security interest in, and Lien on, all of the Collateral) in favor of Administrative Agent superior to and prior to the rights of all third Persons and subject to no other Liens (except to the extent expressly permitted herein or therein); or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Credit Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any Credit Party party thereto, or a proceeding shall be commenced by any Credit Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Credit Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document; or

                  (k) GUARANTIES. Any Guaranty or any provision thereof shall (other than as a result of the actions taken by Administrative Agent or the Lenders to release such Guaranty) cease to be in full force and effect in accordance with its terms, or any guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty or any guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty (in each case, after giving effect to any grace periods applicable thereto); or

                  (l) ERISA. Either (i) any Reportable Event which the Required Lenders determine constitutes reasonable grounds for the termination of any Plan by the PBGC or of any Multiple Employer Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Plan or Multiple Employer Plan shall have occurred; (ii) a trustee shall be appointed by a United States District Court to administer any Plan or Multiple Employer Plan; or (iii) the PBGC shall institute proceedings to terminate any Plan or Multiple Employer Plan or to appoint a trustee to administer any Plan;
(iv) Company or any of its Subsidiaries or any of their ERISA Affiliates shall become liable to the PBGC or any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Plan; or (v) Company or any of its Subsidiaries or any of their ERISA Affiliates shall become liable to make a current payment with respect to any Multiple Employer Plan under Section 4201 et seq. of ERISA; if as of the date thereof or any subsequent date, the sum of each of Company's and its Subsidiaries' and their ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to the PBGC or to any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Plan, or to any Multiple Employer Plan under Section 4201 et seq. of ERISA, and to be calculated after giving effect to the tax consequences thereof) as a result of such events listed in subclauses (i) through (v) above exceeds $2,000,000; or

                  (m) CHANGE OF CONTROL. A Change of Control shall occur; or

                  (n) DISSOLUTION. Any order, judgment or decree shall be entered against Company or any Material Subsidiary decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or Company or any Material Subsidiary shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement; or

                  (o) ENVIRONMENTAL MATTERS. Company or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by Company or any of its Subsidiaries of any Contaminant, (ii) the liability of Company or any of its Subsidiaries arising from the Release by any other Person of any Contaminant, or (iii) any violation of any Environmental Laws by Company or any of its Subsidiaries, which, in any case, has subjected or is reasonably likely to subject Company or any of its Subsidiaries to liability individually or in the aggregate in excess of $5,000,000 (exclusive of costs, expenses, claims covered by insurance policies of Company or any of its Subsidiaries unless the insurers of such costs, expenses or claims have disclaimed coverage or reserved the right to disclaim coverage thereof and exclusive of costs, expenses or claims covered by the indemnity of a financially responsible indemnitor in favor of Company or any of its Subsidiaries unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof); or

                  (p) CESSATION OF BUSINESS. Either (i) any Credit Party is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than fifteen (15) consecutive days, or (ii) any cessation of a substantial part of the business of any Credit Party for a period which has a Material Adverse Effect.

                  If any of the foregoing Events of Default shall have occurred and be continuing, Administrative Agent may, and, at the written direction of the Required Lenders, shall take one or more of the following actions: (i) by written or oral notice (in the case of oral notice confirmed in writing immediately thereafter) to Borrowers to declare the Total Commitments to be terminated whereupon the Total Commitments shall forthwith terminate, (ii) by written or oral notice (in the case of oral notice confirmed in writing immediately thereafter) to Borrowers declare all sums then owing by Borrowers hereunder and under the Loan Documents to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrowers, (iii) terminate any Letter of Credit in accordance with its terms, (iv) direct Borrowers to pay (and each Borrower agrees that, upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 10.1(e) or Section 10.1(f) with respect to such Borrower, it will pay) to Administrative Agent at the Payment Office such additional amount of Cash, to be held as security by Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of Company and its Subsidiaries and then outstanding, and (v) enforce, as Administrative Agent, all of the Liens and security interests created pursuant to the Security Documents. In addition to the foregoing, in the event that any Event of Default described in Section 10.1(a) shall have occurred with respect to the Term C Loans and such Event of Default shall have continued for a period of 90 days following receipt by Administrative Agent of written notice thereof from the Majority Lenders of the Term C Facility, Administrative Agent, at the written direction of the Majority Lenders of the Term C Facility, shall take any or all of the following actions: (i) by written or oral notice (in the case of oral notice confirmed in writing immediately thereafter) to Company declare all sums then owing by Company in respect of the Term C Loans to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Company and (ii) enforce, as Administrative Agent, all of the Liens and security interests created pursuant to the Security Documents. In cases of any occurrence of any Event of Default described in Section 10.1(e) or Section 10.1(f), the Loans, together with accrued interest thereon, shall become due and payable forthwith without the requirement of any such acceleration or request, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Borrower, any provision of this Agreement or any other Loan Document to the contrary notwithstanding, and other amounts payable by Borrowers hereunder shall also become immediately due and payable all without notice of any kind.

                  Anything in this Section 10.1 to the contrary notwithstanding, Administrative Agent shall, at the request of the Required Lenders, rescind and annul any acceleration of the Loans by written instrument delivered to Borrowers, provided that, at the time such acceleration is so rescinded and annulled: (A) all past due interest and principal, if any, on the Loans and all other sums payable under this Agreement and the other Loan Documents shall have been duly paid, and (B) no other Event of Default shall have occurred and be continuing which shall not have been waived in accordance with the provision of
Section 12.1 hereof; provided that any rescission and annulment of any acceleration pursuant to the penultimate sentence of the preceding paragraph shall require the consent of the Majority Lenders of the Term C Facility.

         10.2 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

       In this Article XI, the Lenders agree among themselves as follows:

         11.1 APPOINTMENT. The Lenders hereby appoint DB as Administrative Agent (for purposes of this Agreement, the term "Administrative Agent" shall include DB in its capacity as Administrative Agent pursuant to the Security Documents) and appoint DBC as Canadian Administrative Agent (Administrative Agent and Canadian Administrative Agent are sometimes referred to in this Article XI as the "Agents", and individually as an "Agent") to act as herein specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes and each holder of any Note by the acceptance of such Note shall be deemed to irrevocably authorize Agents to take such action on its behalf under the provisions hereof, the other Loan Documents (including, without limitation, to give notices and take such actions on behalf of the Required Lenders as are consented to in writing by the Required Lenders) and any other instruments, documents and agreements referred to herein or therein and to exercise such powers hereunder and thereunder as are specifically delegated to Administrative Agent or Canadian Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Agents may perform any of their respective duties hereunder and under the other Loan Documents, by or through their officers, directors, agents, employees or affiliates.

         11.2 NATURE OF DUTIES. Agents shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of Agents shall be mechanical and administrative in nature. EACH LENDER HEREBY ACKNOWLEDGES AND AGREES THAT EACH AGENT SHALL NOT HAVE, BY REASON OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, A FIDUCIARY RELATIONSHIP TO OR IN RESPECT OF ANY LENDER. Nothing in any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agents any obligations in respect of any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrowers in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of each Borrower, and Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter; provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Company or any of its Subsidiaries pursuant to the terms of this Agreement or any other Loan Document. Agents will promptly notify each Lender at any time that the Required Lenders have instructed it to act or refrain from acting pursuant to Article X.

         11.3 EXCULPATION, RIGHTS ETC. Neither Agents nor any of their respective officers, directors, agents employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. Agents shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of any of the Loan Documents or any other document or the financial condition of any Borrower. Agents shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or any other Document or the financial condition of any Borrower, or the existence or possible existence of any Unmatured Event of Default or Event of Default unless requested to do so by the Required Lenders. Agents may at any time request instructions from the Lenders with respect to any actions or approvals (including the failure to act or approve) which by the terms of any of the Loan Documents, Agents are permitted or required to take or to grant, and if such instructions are requested, Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders or all Lenders, as applicable. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agents as a result of Agents acting, approving or refraining from acting or approving under any of the Loan Documents in accordance with the instructions of the Required Lenders or, to the extent required by Section 12.1, all of the Lenders.

         11.4 RELIANCE. Agents shall be entitled to rely, and shall be fully protected in relying, upon any notice, writing, resolution notice, statement, certificate, order or other document or any telephone, telex, teletype or telecopier message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining herein or to any of the other Loan Documents and their duties hereunder or thereunder, upon advice of counsel selected by Agents.

         11.5 INDEMNIFICATION. To the extent Agents are not reimbursed and indemnified by Borrowers or any of their Subsidiaries, each Lender (other than any Lender not required to participate in the CAM Exchange with respect to Canadian Administrative Agent) will reimburse and indemnify Agents for and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agents, acting pursuant hereto in such capacity in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agents under this Agreement or any of the other Loan Documents, in proportion to each Lender's Aggregate Pro Rata Share of the Total Commitment; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 11.5 shall survive the payment in full of the Loans and the termination of this Agreement.

         For purposes hereof, "Aggregate Pro Rata Share" means, when used with reference to any Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such desired aggregate or total amount by a fraction the numerator of which shall be the aggregate outstanding principal amount of such Lender's UK Revolving Loan Commitment (or, if terminated, such Lender's UK Revolving Loans), Domestic Revolving Loan Commitment (or, if terminated, such Lender's Domestic Revolving Loans), Canadian Revolving Commitment (or, if terminated, such Lender's Canadian Revolving Loans), Term A Loan, Term B Loan and

Term C Loan and the denominator of which shall be the aggregate of all of the Term Loans and Revolving Commitments (or if terminated, Revolving Loans) outstanding hereunder.

         11.6 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its Loans and Commitments (and its Domestic Revolver Pro Rata Share, UK Revolver Pro Rata Share, Canadian Revolver Pro Rata Share and Term Pro Rata Share, as applicable, thereof), Agents shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of Obligations. The terms "Lenders", "holder of Obligations" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Agents in their individual capacity as a Lender, one of the Required Lenders or a holder of Obligations. Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Company or any Subsidiary or affiliate of Company as if it were not acting as Administrative Agent or Canadian Administrative Agent hereunder or under any other Loan Document, including, without limitation, the acceptance of fees or other consideration for services without having to account for the same to any of the Lenders.

         11.7 NOTICE OF DEFAULT. Agents shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default hereunder unless such Agent has received written notice from a Lender or a Borrower referring to this Agreement describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default" or containing similar language to the same effect. In the event that either Agent receives such a notice, such Agent shall give prompt notice thereof to the Lenders.

         11.8 HOLDERS OF OBLIGATIONS. Agents may deem and treat the payee of any Obligation as reflected on the books and records of such Agent as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agents pursuant to
Section 12.8(c). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Obligation shall be conclusive and binding on any subsequent holder, transferee or assignee of such Obligation or of any Obligation or Obligations granted in exchange therefor.

         11.9 RESIGNATION BY ADMINISTRATIVE AGENT.

                  (a) Any Agent may resign from the performance of all its functions and duties hereunder at any time by giving thirty (30) Business Days' prior written notice to Company and each Lender. Such resignation shall take effect upon the acceptance by a successor Administrative Agent or Canadian Administrative Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent or Canadian Administrative Agent who shall be satisfactory to Company and shall be an incorporated bank or trust company.

                  (c) If a successor Administrative Agent or Canadian Administrative Agent shall not have been so appointed within said thirty (30) Business Day period, Administrative Agent or Canadian Administrative Agent with the consent of Company, shall then appoint a successor Administrative Agent or Canadian Administrative Agent who shall serve as Administrative Agent or Canadian Administrative Agent until such time, if any, as the Required Lenders, with the consent of Company, appoint a successor Administrative Agent or Canadian Administrative Agent as provided above.

                  (d) If no successor Administrative Agent or Canadian Administrative Agent has been appointed pursuant to clause (b) or (c) by the twentieth (20th) Business Day after the date such notice of resignation was given by Administrative Agent or Canadian Administrative Agent, such Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of Administrative Agent or Canadian Administrative Agent hereunder until such time, if any, as the Required Lenders, with the consent of Company, appoint a successor Administrative Agent or Canadian Administrative Agent as provided above.

         11.10 THE LEAD ARRANGERS, BOOK RUNNERS, SYNDICATION AGENT AND CO-DOCUMENTATION AGENTS. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Lead Arrangers, Book Runners, Syndication Agent and Co-Documentation Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Loan Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Lead Arrangers, Book Runners, Syndication Agent and Co-Documentation Agents shall be entitled to all indemnification and reimbursement rights in favor of "Agents" as provided for under Section 11.5. Without limitation of the foregoing, none of Lead Arrangers, Book Runners, Syndication Agent or Co-Documentation Agents shall, solely by reason of this Agreement or any other Loan Documents, have any fiduciary relationship in respect of any Lender or any other Person.

                                  ARTICLE XII

                                  MISCELLANEOUS

         12.1 NO WAIVER; MODIFICATIONS IN WRITING.

                  (a) No failure or delay on the part of Administrative Agent, Canadian Administrative Agent or any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to Administrative Agent, Canadian Administrative Agent or any Lender at law or in equity or otherwise. Neither this Agreement nor any terms hereof may be amended, modified, supplemented, waived, discharged, terminated or otherwise changed unless such amendment, modification, supplement, waiver, discharge, termination or other change is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that, no such amendment, modification, supplement, waiver, discharge, termination or other change shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations directly affected thereby in the case of the following clause (i)),

                      (i) extend the final scheduled maturity of any Loan or Note (or extend the stated maturity of any Letter of Credit beyond the Revolver Termination Date except as expressly permitted hereby), or reduce the rate or amount or extend the time of payment of interest or fees thereon (including, without limitation, the applicable prepayment premium described in Section 3.2(e)) or reduce the principal amount thereof),

                      (ii) release any Borrower or any Guarantor or release all of any material portion of the Collateral (except as expressly provided in the Security Documents),

                      (iii) amend, modify or waive any provision of this Section 12.1(a),

                      (iv) amend the definition of Required Lenders, "Pro Rata Share", "Term Pro Rata Share", "Aggregate Pro Rata Share" or change the percentage of the Commitments or of the aggregate unpaid principal amount of any or all of the Loans that is required for the Lenders or any of them to take any action hereunder, or

                      (v) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement;

                      provided, further, that no such amendment, modification, supplement, waiver, discharge, termination or other change shall

                          (A) increase the Commitments of any Lender over the
amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Events of Default or Unmatured Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender),

                          (B) without the consent of Facing Agent, amend, modify
or waive any provision of Section 2.10 or alter its rights or obligations with respect to Letters of Credit,

                          (C) without the consent of Administrative Agent or
Canadian Administrative Agent, amend, modify or waive any provision of Article XI as same applies to Administrative Agent or Canadian Administrative Agent or any other provisions as same relates to the rights or obligations of Administrative Agent or Canadian Administrative Agent,

                          (D) without the consent of Administrative Agent or
Canadian Administrative Agent, amend, modify or waive any provisions relating to the rights or obligations of Administrative Agent or Canadian Administrative Agent under the other Loan Documents,

                          (E) without the consent of the Majority Lenders of
each Facility which is being allocated a lesser prepayment, repayment or Commitment reduction, alter the timing or the required application of any prepayments or repayments (or Commitment reduction), as between the various Facilities pursuant to clause (i) of the first sentence of Section 4.5(a) and the second and third sentences of Section 4.5(a) (although the Required

Lenders may waive in whole or in part, any such prepayment, repayment or Commitment reduction so long as the application, as amongst the various Facilities, of any such prepayment, repayment or Commitment reduction which is still required to be made is not altered),

                          (F) without the consent of the Majority Lenders of
each Facility, amend the definition of Majority Lenders,

                          (G) without the consent of the Majority Lenders of the
Term Loan Facilities affected thereby, amend the definition of Term Pro Rata Share,

                          (H) without the consent of the Majority Lenders of the
UK Revolving Facility, amend the definition of UK Revolver Pro Rata Share; without the consent of the Majority Lenders of the Canadian Revolving Facility, amend the definition of Canadian Revolver Pro Rata Share and without the consent of the Majority Lenders of the Domestic Revolving Facility, amend the definition of Domestic Revolver Pro Rata Share,

                          (I) without the consent of the Majority Lenders of the
Term C Facility, extend the final scheduled maturity (or with respect to any Revolving Loans, the applicable Commitment termination date) of any of the First Priority Debt to a date beyond six months prior to the maturity of the Term C Loan,

                          (J) without the consent of the Majority Lenders of the
Term C Facility, increase the margin applicable to interest rates hereunder in excess of 2% or increase the margin applicable to interest rates hereunder without applying an equal absolute percentage amount to the Term C Loans,

                          (K) without the consent of the Majority Lenders of the
Term C Facility amend the definition of Maximum First Priority Debt (or amend the definitions used therein or the definitions of "UK Revolving Commitment," "Domestic Revolving Commitment," "Canadian Revolving Commitment," "Term Commitments" or "Total Commitments" so as to increase the amount of Maximum First Priority Debt) (it being understood that any amendment to extend the final scheduled maturity of the Term A Loans or Term B Loans or to extend the Commitment termination date of any Revolving Loans to a date which is not beyond six months prior to the maturity of the Term C Loans shall not require the consent of the Majority Lenders of the Term C Facility),

                          (L) without the consent of the Majority Lenders of the
Term C Facility, subordinate any Lien granted in favor of Administrative Agent for the benefit of Secured Creditors to the Lien of any other creditor of Company or its Subsidiaries (subject to Permitted Liens),

                          (M) without the consent of the Majority Lenders of the
Term C Facility, amend or modify the priority of payments set forth in Section
8.4 of the Domestic Security Agreement or any corresponding section in any other Security Documents, or Section 4.5 with respect to proceeds arising from any mandatory prepayment required by Section 4.4(c) or (e), if the effect of such amendment or modification would be to reduce the amount required to be permanently applied to First Priority Facilities or to reduce the amount required to be applied to the Term C Loans,

                          (N) without the consent of the Majority Lenders of
each Facility, permit another tranche to be secured by the Collateral which is not pari passu or secured on a ratable basis with the First Priority Facilities, or

                          (O) without the consent of the Majority Lenders of the
Term C Facility, amend, modify or waive any mandatory prepayment required by
Section 4.4(c) or (e) if the effect of such amendment, modification or waiver would be to reduce the amount required to be permanently applied to the First Priority Facilities or reduce the amount required to be applied to the Term C Loans, or

                          (P) without the consent of the Majority Lenders of the
Term C Facility, amend or modify Section 2.1(a)(iii).

                  (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (a)(i) through (v), inclusive of the first proviso to the third sentence of Section 12.1(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the applicable Borrower shall have the right to replace each such non-consenting Lender or Lenders (or, at the option of Borrowers if the respective Lender's consent is required with respect to less than all Loans, to replace only the respective Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to Section 3.7 so long as at the time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, supplement, waiver, discharge, termination or other change.

         12.2 FURTHER ASSURANCES. Each Borrower agrees to do such further acts and things and to execute and deliver to Administrative Agent and Canadian Administrative Agent such additional assignments, agreements, powers and instruments, as Administrative Agent or Canadian Administrative Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or any of the Loan Documents or to better assure and confirm unto Administrative Agent or Canadian Administrative Agent its rights, powers and remedies hereunder.

         12.3 NOTICES, ETC. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable overnight or courier delivery service, or by prepaid telex or telecopier, and shall be deemed to be given for purposes of this Agreement on the third day after deposit in registered or certified mail, postage prepaid, and otherwise on the date that such writing is delivered or sent to the intended recipient thereof, or in the case of notice delivered by telecopy, upon completion of transmission with a copy of such notice also being delivered under any of the methods provided above, all in accordance with the provisions of this Section 12.3. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 12.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex or TWX or telecopier numbers) indicated on Schedule 12.3 hereto or, in the case of any Assignee, on its signature page to its Assignment and Assumption Agreement and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party on Schedule
12.3 hereto or such Assignment and Assumption Agreement, as the case may be.

         12.4 COSTS, EXPENSES AND TAXES; INDEMNIFICATION.

                  (a) GENERALLY. Borrowers agree jointly and severally to pay promptly upon request by Administrative Agent (or any Lender, in connection with any enforcement or atonement as provided below) all reasonable costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution, delivery and syndication of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver, consent relating hereto or thereto or other modifications of (or supplements to) any of the foregoing and any and all other documents and instruments furnished pursuant hereto or thereto or in connection herewith or therewith, including without limitation, the reasonable fees and out-of-pocket expenses of Winston & Strawn, special counsel to Administrative Agent, and any local counsel retained by Administrative Agent relative thereto, other Attorney Costs, independent public accountants and other outside experts retained by Administrative Agent in connection with the administration of this Agreement and the other Loan Documents, and all search fees, appraisal fees and expenses, filing and recording fees and all costs and expenses (including, without limitation, Attorney Costs), if any, in connection with the enforcement of this Agreement, any of the Loan Documents or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, Borrowers agree jointly and severally to pay any and all present and future stamp, transfer, excise and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, any Loan Document, or the making of any Loan, and each agrees to save and hold Administrative Agent, Canadian Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay by any Borrower in paying, or omission by any Borrower to pay, such taxes. Any portion of the foregoing fees, costs and expenses which remains unpaid more than thirty (30) days following Administrative Agent's, Canadian Administrative Agent's or any Lender's statement and request for payment thereof shall bear interest from the date of such statement and request to the date of payment at the Default Rate

                  (b) INDEMNIFICATION. Borrowers agree jointly and severally to indemnify and hold harmless DBSI, Syndication Agent, Co-Documentation Agents, Administrative Agent, Canadian Administrative Agent and each Lender and each director, trustee, officer, employee, agent, advisor, attorney and Affiliate of DBSI, Syndication Agent, Co-Documentation Agents, Administrative Agent, Canadian Administrative Agent and each Lender (each such Person an "Indemnified Person" and collectively, the "Indemnified Persons") from and against all losses, claims, damages, obligations (including removal or remedial actions), expenses or liabilities (not including taxes except as otherwise provided in this Agreement) to which such Indemnified Person may become subject, insofar as such losses, claims, damages, penalties, obligations (including removal or remedial actions), expenses or liabilities (or actions, suits or proceedings including any inquiry or investigation or claims in respect thereof (whether or not Administrative Agent, Canadian Administrative Agent or any Lender is a party thereto)) arise out of, in any way relate to, or result from the transactions contemplated by this Agreement or any of the other Loan

Documents and to reimburse each Indemnified Person upon their demand, for any Attorney Costs or other expenses incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; provided, however,

                      (i) that no Indemnified Person shall have the right to be so indemnified hereunder for any loss, claim, damage, penalties, obligations, expense or liability to the extent it arises or results from the gross negligence or willful misconduct of such Indemnified Person as determined by a court of competent jurisdiction in a final non-appealable judgment; and

                      (ii) that nothing contained herein shall affect the express contractual obligations of the Lenders to Borrowers contained herein.

If any action, suit or proceeding arising from any of the foregoing is brought against Administrative Agent, Canadian Administrative Agent, any Lender or any other Person indemnified or intended to be indemnified pursuant to this Section 12.4, Borrowers will, if requested by Administrative Agent, Canadian Administrative Agent, any Lender or any such Indemnified Person, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified. Each Indemnified Person shall, unless Administrative Agent, Canadian Administrative Agent, a Lender or other Indemnified Person has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (or (but not as well as) staff counsel) to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party. Excluding any liability arising out of the gross negligence or willful misconduct of any Indemnified Person as determined by a court of competent jurisdiction in a final non-appealable judgment, Borrowers further agree jointly and severally to indemnify and hold each Indemnified Person harmless from all loss, cost (including Attorney Costs), liability and damage whatsoever incurred by any Indemnified Person by reason of any violation of any Environmental Laws or Environmental Permits or for the release or threatened release of any Contaminants into the environment for which Company or any of its Subsidiaries has any liability or which is related to any property currently or formerly owned, leased or operated by or on behalf of Company or any of its Subsidiaries, or by reason of the imposition of any Environmental Lien or which occurs by a breach of any of the representations, warranties or covenants relating to environmental matters contained herein, including, without limitation, by reason of any matters disclosed in Schedule 6.18; provided that, with respect to any liabilities arising from acts or failure to act for which Company or any of its Subsidiaries is strictly liable under any Environmental Law or Environmental Permit, Borrowers' obligation to each Indemnified Person under this indemnity shall likewise be without regard to fault on the part of Company or any such Subsidiary. If Borrowers shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of Company or any Subsidiary contained herein or in any other Loan Document shall be breached, Administrative Agent or Canadian Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts to give prompt written notice to Company that it proposes to take such action. Any and all amounts so expended by Administrative Agent or Canadian Administrative Agent shall be repaid to it by Company promptly upon Administrative Agent's or Canadian

Administrative Agent's demand therefor, with interest at the Default Rate in effect from time to time during the period including the date so expended by Administrative Agent or Canadian Administrative Agent to the date of repayment. To the extent that the undertaking to indemnify, pay or hold harmless Administrative Agent, Canadian Administrative Agent, any Lender or other Indemnified Person as set forth in this Section 12.4 may be unenforceable because it is violative of any law or public policy, Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. The obligations of Borrowers under this Section 12.4 shall survive the termination of this Agreement and the discharge of Borrowers' other Obligations hereunder.

                  (c) FOREIGN EXCHANGE INDEMNITY. If any sum due from Borrowers under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against any Borrower with any Governmental Authority or in any court or tribunal, or (ii) enforcing any order or judgment given or made in relation hereto, Borrowers shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss actually suffered as a result of any discrepancy between (a) the rate of exchange used to convert the amount in question from the first currency into the second currency, and (b) the rate or rates of exchange at which such Person, acting in good faith in a commercially reasonable manner, purchased the first currency with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of Borrowers distinct from their other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations.

         12.5 CONFIRMATIONS. Each Borrower and each holder of any portion of the Obligations agrees from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to Administrative Agent) the aggregate unpaid principal amount of the Loan or Loans and other Obligations then outstanding.

         12.6 ADJUSTMENT; SETOFF.

                  (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 10.1(e) or Section 10.1(f) hereof, or otherwise) in a greater proportion than any such payment to and Collateral received by any other Lender in respect of such other Lender's Loans or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each Lender; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Borrowers, any such notice being expressly waived by Borrowers, upon the occurrence and during the continuance of an Event of Default, to setoff and apply against any Obligations, whether matured or unmatured, of any Borrower or any Credit Party to such Lender, any amount owing from such Lender to such Borrower, at or at any time after, the happening of any of the above-mentioned events, and the aforesaid right of setoff may be exercised by such Lender against any Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, administrators, administrative receivers or similar insolvency official or execution, judgment or attachment creditor of such Borrower, or against anyone else claiming through or against, such Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, administrators, administrative receivers or similar insolvency official or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, administrator, administrative receivers or similar insolvency official or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify Company and Administrative Agent after any such setoff and application made by such Lender, provided that, the failure to give such notice shall not affect the validity of such setoff and application.

                  (c) Each Borrower expressly agrees that to the extent such Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, administrator, administrative receivers or similar insolvency official or any other party under any bankruptcy act, state or federal law, common law, equitable cause, rule or regulation in any jurisdiction, then to the extent of such payment or repayment, the Indebtedness to the Lenders or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

         12.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         12.8 BINDING EFFECT; ASSIGNMENT; ADDITION AND SUBSTITUTION OF LENDERS.

                  (a) This Agreement shall be binding upon, and inure to the benefit of, Borrowers, Administrative Agent, the Lenders, all future holders of the Notes and their respective successors and assigns; provided, however, that no Borrower may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Lenders.

                  (b) Each Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in all or any portion of its Commitment and Loans or participation in Letters of Credit or any other interest of such Lender hereunder (in respect of any Lender, its "Credit Exposure"). In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and Borrowers, Canadian Administrative Agent and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. At the time of each sale of a participating interest, pursuant to this Section 12.8(b), the Lender shall, if required under applicable law and in accordance with Section 4.7(d) provide to Company and or Administrative Agent revised IRS Forms, reflecting that portion of its Commitment and Loan retained and that portion of its Commitment and Loan which had been sold to a Participant. Each Borrower agrees that if amounts outstanding under this Agreement or any of the Loan Documents are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Loan Document; provided, however, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 12.6. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 3.6 and 4.7 with respect to its participation in the Loans outstanding from time to time as if the Participant became a Lender on the date of the participation, provided that, such Participant's benefits under Section 3.6 shall be limited to the benefits that the primary Lender would be entitled to thereunder and such Participant's benefits under Section 4.7 shall be subject to the limitations contained therein (including, without limitation, those limitations in Section 4.7(a)(ii)) and such Participant's compliance with Section 4.7(d). Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to approve or agree to any amendment, restatement, supplement or other modification to, waiver of, or consent under, this Agreement or any of the Loan Documents except to the extent that any of the foregoing would (i) extend the final scheduled maturity of any Loan or Note in which such Participant is participating (it being understood that amending the definitions of Scheduled Term Repayments (other than any Term Loan Maturity Date) shall not constitute an extension of the final scheduled maturity of any Loan or Note) or extend the stated maturity of any Letter of Credit in which such Participant is participating beyond the Revolver Termination Date, or reduce the rate or extend the time of payment of interest or fees on any such Loan, Note or Letter of Credit (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Events of Default or Unmatured Events of Default or of a mandatory reduction in Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Participant if the Participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or (iii) release all or any material portion of the Collateral under all of the Security Documents (except as expressly provided in the Loan Documents) supporting the Loans and/or Letters of Credit hereunder in which such Participant is participating. In the event that any Lender sells participations in a Loan, such Lender shall maintain a register on which it enters the name of all participants in the Loans held by it (the "Participant Register"). A Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                  (c) Any Lender may at any time assign to one or more Eligible Assignees, including an Affiliate thereof (each an "Assignee"), all or any part of its Credit Exposure pursuant to an Assignment and Assumption Agreement, provided that, (i) it assigns its Credit Exposure in an amount not less than the $2,500,000 for the Domestic Revolving Facility and the Dollar Equivalent of $1,000,000 for the UK Revolving Facility, Canadian Revolving Facility and the Term Facilities (or if less, the entire amount of such Lender's Credit Exposure with respect to such Facility or an amount which, together with the Credit Exposure to such Facility of Related Funds to such assignee, equals or exceeds $1,000,000) and (ii) any assignment of all or any portion of any Lender's Credit Exposure to an Assignee other than an Affiliate of such Lender or another Lender, or in the case of a Lender that is an account or a fund that extends credit or invests in loans, any Related Fund of any Lender or any Affiliate of such investment advisor, shall require the prior written consent of Administrative Agent (the consent of Administrative Agent not to be unreasonably withheld or delayed) and, provided no Unmatured Event of Default or Event of Default then exists or is continuing, Company (the consent of Company not to be unreasonably withheld or delayed; provided, however, that for the first fifteen Business Days following the Initial Borrowing Date, assignments by Agents shall not require the consent of Company), and; provided, further, that notwithstanding the foregoing limitations, any Lender may at any time assign all or any part of its Credit Exposure to any Affiliate of such Lender or to any other Lender (or in the case of a Lender which is a fund or an account, to any Related Fund of such Lender). Notwithstanding anything herein to the contrary, neither consent of Administrative Agent nor Company shall be required for any assignments of Term C Loans to any Eligible Assignee. Upon execution of an Assignment and Assumption Agreement and the payment of a nonrefundable assignment fee of $3,500 (provided that no such fee shall be payable upon assignments by any Lender which is a fund or an account to any Related Fund) in immediately available funds to Administrative Agent at its Payment Office in connection with each such assignment, written notice thereof by such transferor Lender to Administrative Agent and the recording by Administrative Agent or Canadian Administrative Agent of such assignment and the resulting effect upon the Loans and UK Revolving Commitment and Canadian Revolving Commitment of the assigning Lender and the Assignee, the Assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were an original Lender hereunder and holder of the Obligations (provided that Company and Administrative Agent (and in the case of an assignment of a Canadian Revolving Commitment or a Canadian Revolving Loan, Canadian Administrative Agent) shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Company, and Administrative Agent, (and in the case of an assignment of a Canadian Revolving Commitment or a Canadian Revolving Loan, Canadian Administrative Agent) by the assignor

Lender and the Assignee) and, if the Assignee has expressly assumed, for the benefit of Borrowers, some or all of the transferor Lender's obligations hereunder, such transferor Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption, and except as described above, no further consent or action by Company, the Lenders, Canadian Administrative Agent or Administrative Agent shall be required. At the time of each assignment pursuant to this Section 12.8(c) the Lender and Assignee shall, if required under applicable law and in accordance with Section 4.7(d), provide to Company and Administrative Agent revised IRS Forms reflecting that portion of the Loan and Commitment retained by the Lender and that portion of the Loan and Commitment sold to the Assignee. Each Assignee shall take such Credit Exposure subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by Administrative Agent and Company of written notice of such transfer, by each previous holder of such Credit Exposure. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement and Schedule 1.1(a) hereto, to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Maximum Commitment, the determination of its Term Pro Rata Share, Canadian Revolver Pro Rata Share or UK Revolver Pro Rata Share, as the case may be (in each case, rounded to twelve decimal places), the Loans, any outstanding Letters of Credit and any new Notes to be issued, at Borrowers' expense, to such Assignee, and no further consent or action by Company or the Lenders shall be required to effect such amendments.

                  (d) Each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning Company and any Subsidiary of Company which has been delivered to such Lender by any Borrower pursuant to this Agreement or which has been delivered to such Lender by any Borrower in connection with such Lender's credit evaluation of such Borrower prior to entering into this Agreement, provided that, such Transferee or prospective Transferee agrees to treat any such information which is not public as confidential.

                  (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Notes held by it) to any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to, or the consent of, any Borrower, provided that, no such pledge or assignment of a security interest under this Section 12.8(e) shall release a Lender from any obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto or its security holders, without the consent of Company and Administrative Agent. Any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No such pledge or assignment shall release the transferor Lender from its obligations hereunder.

         12.9 CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL.

                  (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR

COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011 AS ITS DESIGNEE, APPOINTEE AND ADMINISTRATIVE AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND ADMINISTRATIVE AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH CREDIT PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND ADMINISTRATIVE AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH CREDIT PARTY IN ANY OTHER JURISDICTION.

                  (b) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE
(A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING WITHOUT LIMITATION THOSE REFERRED TO IN CLAUSE (A) ABOVE, IN RESPECT TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         12.10 RELEASE OF COLLATERAL. The Collateral and any other collateral security for the Obligations shall be released from any security interest or Lien created by the Loan Documents at such time as no Commitment by any Lender remains outstanding to any Borrower hereunder and after such time as no Borrower shall have any Obligations or Loans of any kind then outstanding to Administrative Agent, Canadian Administrative Agent and the Lenders under this Agreement or any of the Loan Documents; and Administrative Agent shall then deliver to Borrowers all Collateral held under the Loan Documents and related documents in the custody or possession of Administrative Agent and, if requested by any Borrower, shall execute and deliver to such Borrower for filing (or shall authorize such Borrower to file in) in each office in which any financing statement relative to such Collateral, or any part thereof, shall have been filed, a termination statement under the UCC (or its equivalent) releasing Administrative Agent's interest therein, and such other documents and instruments as such Borrower may reasonably request, all without recourse upon, or warranty whatsoever by, Administrative Agent or any Lender, and at the cost and expense of Borrowers.

         12.11 GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

         12.12 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         12.13 TRANSFERS OF NOTES. Subject to Section 12.14, in the event that the holder of any Note (including any Lender) shall transfer such Note, it shall immediately advise Administrative Agent and Company of such transfer, and Administrative Agent and Company shall be entitled conclusively to assume that no transfer of any Note has been made by any holder (including any Lender) unless and until Administrative Agent and Company shall have received written notice to the contrary. Except as otherwise provided in this Agreement or as otherwise expressly agreed in writing by all of the other parties hereto, no Lender shall, by reason of the transfer of a Note or otherwise, be relieved of any of its obligations hereunder. Each transferee of any Note shall take such Note subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by Administrative Agent and Company of written notice of such transfer, by each previous holder of such Note, and, except as expressly otherwise provided in such transfer, Administrative Agent and Company shall be entitled conclusively to assume that the transferee named in such notice shall hereafter be vested with all rights and powers under this Agreement with respect to the Pro Rata Share of the Loans of the Lender named as the payee of the Note which is the subject of such transfer.

         12.14 REGISTRY. Each Borrower hereby designates Administrative Agent to serve as Borrowers' agent, solely for purposes of this Section 12.14 to maintain a register (the "Register") on which it will record the Commitment from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect Borrowers' obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by Administrative Agent with respect to ownership of such Commitment and Loans (provided that, solely for the purposes of this Section 12.14, in the case of a transfer of rights to the principal of, and interest on any Loan, by a Lender to a Related Fund, such transfer shall be effective if such transfer is recorded on a comparable register maintained by the assigning Lender, on behalf of Administrative Agent for the benefit of Borrowers) and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans (except in the case of an assignment or transfer to a Related Fund) shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by Administrative Agent on the Register only upon the acceptance by Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.8. Coincident with the delivery of such an Assignment and Assumption Agreement to Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount then owing to such assignor or transferor Lender shall be issued to the assigning or transferor Lender and/or the new Lender. Each Borrower agrees to indemnify Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by Administrative Agent in performing its duties under this Section 12.14.

         12.15 EURO CURRENCY.

                  (a) If at any time that an Alternative Currency Loan or a Letter of Credit denominated in an Alternative Currency is outstanding, the relevant Alternative Currency is replaced as the lawful currency of the country that issued such Alternative Currency (the "Issuing Country") by the Euro then such Alternative Currency Loan or Letter of Credit denominated in an Alternative Currency shall be automatically converted into a Loan or Letter of Credit denominated in Euros in a principal amount equal to the amount of Euros into which the principal amount of such Alternative Currency Loan or Letter of Credit denominated in an Alternative Currency would be converted pursuant to the laws of the Issuing Country and thereafter (i) no further Loans or Letters of Credit will be available in such Alternative Currency and (ii) all references in the Loan Documents to such Alternative Currency shall be deemed to be the Euro.

                  (b) Borrowers agree, at the request of any Lender or any Facing Agent, to compensate such Lender or the respective Facing Agent for any loss, cost, expense or reduction in return that such Lender or such Facing Agent shall reasonably determine shall be incurred or sustained by such Lender or such Facing Agent as a result of the implementation of the European Monetary Union and the Euro and that would not have been incurred or sustained by such Lender or such Facing Agent but for the transactions provided for herein. A certificate of any such Lender or the respective Facing Agent setting forth such Lender's or such Facing Agent's determination of the amount or amounts necessary to compensate such Lender or such Facing Agent shall be delivered to Administrative Agent for delivery to the applicable Borrower and shall be conclusive absent manifest error so long as such determination is made by such Lender or such Facing Agent on a reasonable basis. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         12.16 HEADINGS. The Table of Contents and Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         12.17 TERMINATION OF AGREEMENT. This Agreement shall terminate when the Commitment of each Lender has terminated and all outstanding Obligations, Canadian Obligations and Loans have been paid in full and all Letters of Credit have expired or been terminated; provided, however, that the rights and remedies of Administrative Agent, Canadian Administrative Agent and each Lender with respect to any representation and warranty made by any Credit Party pursuant to this Agreement or any other Loan Document, and the indemnification and expense reimbursement provisions contained in this Agreement and any other Loan Document, shall be continuing and shall survive any termination of this Agreement or any other Loan Document.

         12.18 CONFIDENTIALITY. Each of the Lenders severally agrees to keep confidential all non-public information pertaining to Company and its Subsidiaries which is provided to it by any such parties in accordance with such Lender's customary procedures for handling confidential information of this nature and in a prudent fashion, and shall not disclose such information to any Person except:

                  (a) to the extent such information is public when received by such Lender or becomes public thereafter due to the act or omission of any party other than a Lender,

                  (b) to the extent such information is independently obtained from a source other than Company or its Subsidiaries and such information from such source is not, to such Lender's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted,

                  (c) to an Affiliate of such Lender (provided such Affiliate agrees to be bound by the confidentiality provisions hereof), counsel, auditors, examiners of any regulatory authority having or asserting jurisdiction over such Lender, accountants and other consultants retained by Administrative Agent, Canadian Administrative Agent or any Lender,

                  (d) in connection with any litigation or the enforcement of the rights of any Lender, Administrative Agent or Canadian Administrative Agent under this Agreement or any other Loan Document,

                  (e) to the extent required by any applicable statute, rule or regulation or court order (including, without limitation, by way of subpoena) or pursuant to the request of any Governmental Authority having or asserting jurisdiction over any Lender, Canadian Administrative Agent or Administrative Agent; provided, however, that in such event, if the Lender(s) are able to do so, the Lender shall provide Company with prompt notice of such requested disclosure so that Borrowers may seek a protective order or other appropriate remedy, and, in any event, the Lenders will endeavor in good faith to provide only that portion of such information which, in the reasonable judgment of the Lender(s), is relevant and legally required to be provided, or to any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with rating issued with respect to such Lender, or

                  (f) to the extent disclosure to other entities is appropriate in connection with any proposed or actual assignment or grant of a participation by any of the Lenders of interests in this Agreement and/or any of the other Loan Documents to such other entities (who will in turn be required to maintain confidentiality as if they were Lenders parties to this Agreement). In no event shall Administrative Agent, Canadian Administrative Agent or any Lender be obligated or required to return any such information or other materials furnished by Borrowers.

         12.19 CONCERNING THE COLLATERAL AND THE LOAN DOCUMENTS.

                  (a) Authority. Each Lender authorizes and directs DB to act as collateral agent and to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the other secured parties. Each Lender hereby acknowledges and agrees to the terms of the Security Documents to the extent such Lender is a beneficiary thereof. Each Lender agrees that any action taken by the Administrative Agent, Canadian Administrative Agent or the Required Lenders (or, where required by the express terms hereof, a different proportion of the Lenders) in accordance with the provisions hereof or of the other Loan Documents, and the exercise by Administrative Agent, Canadian Administrative Agent or the Required Lenders (or, where so required, such different proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, Administrative Agent and the Canadian Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection herewith and with the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by Company or any of its Subsidiaries, (iii) act as collateral trustee for the Lenders for purposes stated therein to the extent such action is provided for under the Loan Documents; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Loan Documents, and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to Administrative Agent, Canadian Administrative Agent or the Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                  (b) RELEASE OF COLLATERAL.

                      (i) Administrative Agent, Canadian Administrative Agent and the Lenders hereby direct Administrative Agent to release, in accordance with the terms hereof, any Lien held by Administrative Agent under the Security
Documents:

                          (A) against all of the Collateral, upon final and
indefeasible payment in full of the Loans and Obligations and termination hereof;

                          (B) against any part of the Collateral sold or
disposed of by Company or any of its Subsidiaries to the extent such sale or disposition is permitted hereby (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited hereby);

                          (C) against any Collateral acquired by Company or any
of its Subsidiaries after the Initial Borrowing Date and at least 80% of the purchase price therefor is within 120 days of the acquisition thereof financed with Indebtedness secured by a Lien permitted by Section 8.1(d);

                          (D) so long as no Event of Default or Unmatured Event
of Default has occurred and is continuing, in the sole discretion of Administrative Agent upon the request of any Borrower, against any part of the Collateral with a fair market value of less than $1,000,000 in the aggregate during the term of this Agreement as such fair market value may be certified to Administrative Agent by such Borrower in an officer's certificate acceptable in form and substance to Administrative Agent; and

                          (E) against a part of the Collateral which release
does not require the consent of all of the Lenders as set forth in Section 12.1(a), if such release is consented to by the Required Lenders;

provided, however, that (y) Administrative Agent shall not be required to execute any such document on terms which, in its opinion, would expose it to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (z) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Company or any of its Subsidiaries in respect of) all interests retained by Company and/or any of its Subsidiaries, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                      (ii) Each of the Lenders hereby directs Administrative Agent to execute and deliver or file (or authorize Company or any Borrower to file) such termination and partial release statements and such other things as are necessary to release Liens to be released pursuant to this Section 12.19(b) promptly upon the effectiveness of any such release or enter into intercreditor agreements contemplated or permitted herein.

                  (c) NO OBLIGATION. Administrative Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Company or any of its Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to Administrative Agent herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Administrative Agent in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent's own interests in the Collateral as one of the Lenders and that Administrative Agent shall not have any duty or liability whatsoever to any

Lender, provided that, notwithstanding the foregoing, Administrative Agent shall be responsible for its grossly negligent actions or actions constituting intentional or willful misconduct.

                  (d) Administrative Agent as Trustee

                      (i) Administrative Agent holds any security created by a Security Document on trust for the Secured Creditors.

                      (ii) Unless directly caused by its gross negligence or willful misconduct, Administrative Agent is not liable or responsible to any other Secured Creditor for:

                          (A) any failure in perfecting or protecting the
security created by any Security Document;

                          (B) any other action taken or not taken by it in
connection with any Security Document.

                      (iii) Administrative Agent may accept, without inquiry, the title (if any) a Credit Party may have to any asset over which security is intended to be created by any Security Document.

                      (iv) Administrative Agent is not obliged to hold in its own possession any Security Document, title deed or other document in connection with any asset over which security is intended to be created by a Security Document.

                      (v) Except as otherwise provided in any Security Document, all moneys received by Administrative Agent under a Security Document may be invested in the name of, or under the control of, Administrative Agent in any investments selected by Administrative Agent. Additionally, those moneys may be placed on deposit in the name of, or under the control of, Administrative Agent at any bank or institution (including itself) and upon such terms as it may think fit.

         12.20 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which Borrowers and each of the Lenders shall have signed a counterpart of this Agreement (whether the same or different counterparts) and shall have delivered the same to Administrative Agent at the Notice Office (or to Administrative Agent's counsel as directed by such counsel) or, in the case of the Lenders, shall have given to Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office or the office of Administrative Agent's counsel that the same has been signed and mailed to it. Administrative Agent will give Borrowers and each Lender prompt written notice of the occurrence of the Effective Date.

         12.21 RIGHTS AND OBLIGATIONS OF TERM C LENDERS.

                  (a) PURCHASE OPTION

                      (i) Upon the occurrence and during the continuance of an Event of Default and upon receipt by Term C Lenders of written notice as specified in Section

12.21(a)(vi) (a "Takeout Notice") by Administrative Agent of its intention to commence any foreclosure or other action to sell or otherwise realize upon the Collateral or to accelerate any of the First Priority Debt, Term C Lenders shall have the option at any time upon five (5) Business Days' prior written notice (the "Purchase Notice") to Administrative Agent (on behalf of Revolving Lenders, Term A Lenders and Term B Lenders (collectively, the "First Priority Lenders")) to purchase all, but not less than all, of the Obligations in respect of the Revolving Facilities, Term A Facilities and Term B Facilities (collectively, the "First Priority Debt"). Any Purchase Notice shall be irrevocable.

                      (ii) On the date specified in a Purchase Notice (which date shall not be less than five (5) Business Days, nor more than ten (10) Business Days, after the receipt by Administrative Agent of the Takeout Notice), First Priority Lenders shall sell to Term C Lenders, and Term C Lenders shall purchase from such Lenders, the First Priority Debt, provided that, the First Priority Lenders shall retain all rights to be indemnified or held harmless by Borrowers in accordance with the terms of this Agreement but shall not retain any rights to the security therefor.

                      (iii) Each First Priority Lender represents and warrants that, as of the date hereof, no approval of any Governmental Authority is required for such sale by such First Priority Lender. Each Term C Lender hereby represents and warrants that, as of the date hereof, no approval of any Governmental Authority is required for such purchase by such Term C Lender.

                      (iv) Upon the date of such purchase and sale, Term C Lenders shall (A) pay to Administrative Agent, on behalf of the First Priority Lenders, as the purchase price therefor the full amount of all the First Priority Debt then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys' fees and legal expenses but excluding any early prepayment premium applicable thereto), (B) furnish cash collateral to Administrative Agent in such amounts as Administrative Agent determines is reasonably necessary to secure such First Priority Lenders in connection with any issued and outstanding Letters of Credit provided by such First Priority Lenders to Borrowers (but not in any event in an amount greater than 102% of the aggregate undrawn face amount of such Letters of Credit), and
(C) agree to reimburse such First Priority Lenders for any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding Letters of Credit as described above and any checks or other payments provisionally credited to First Priority Debt, and/or as to which any First Priority Lender has not yet received final payment. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to Administrative Agent for further distribution to the First Priority Lenders in accordance with the wire transfer instructions given by the Administrative Agent to Term C Lenders in writing for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Term C Lenders to the bank account designated by the Administrative Agent are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by Term C Lenders to the bank account designated by the Administrative Agent are received in such bank account later than 1:00 p.m., New York City time. To the extent all Obligations under this Agreement (other than prepayment premiums) are paid in full by Borrowers in cash within 90 days after the effective date of the purchase of the First Priority Debt by Term C Lenders, any prepayment premiums required to be paid pursuant to this Agreement shall be shared ratably by the Term B Lenders and Term C Lenders.

                      (v) Such purchase shall be expressly made without representation or warranty of any kind by First Priority Lenders as to the First Priority Debt or otherwise and without recourse to First Priority Lenders, except that each First Priority Lender shall represent and warrant: (A) the amount of its portion of the First Priority Debt being purchased, (B) that such First Priority Lender owns its portion of the First Priority Debt free and clear of any Liens and (C) such First Priority Lender has the right to assign such First Priority Debt and the assignment is duly authorized.

                      (vi) Unless waived by the Majority Lenders of the Term C Facility, Administrative Agent agrees that it will give Term C Lenders five (5) Business Days prior written notice of its intention to commence any foreclosure or other action to sell or otherwise realize upon the Collateral or to accelerate any of the First Priority Debt. In the event that during such five
(5) Business Day period, Term C Lenders shall send to Administrative Agent and First Priority Lenders a Takeout Notice, Administrative Agent shall not commence any foreclosure or other action to sell or otherwise realize upon the Collateral or accelerate any of the First Priority Debt, provided, that, the purchase and sale with respect to the First Priority Debt provided for herein shall have closed within five (5) Business Days after receipt by Administrative Agent of the Purchase Notice and Administrative Agent shall have received payment in full of the First Priority Debt as provided for herein within such five (5) Business Day period.

                  (b) BANKRUPTCY FINANCING. If any Credit Party shall become subject to a case under the Bankruptcy Code (or any state law of similar effect) and if as debtor(s)-in-possession moves for approval of financing to be provided in whole or in part by one or more First Priority Lenders (collectively, the "DIP Lenders") under Section 364 of the Bankruptcy Code or for consent to the use of cash collateral (or any state law of similar effect), Term C Lenders agree that no objection will be raised by Term C Lenders to any such financing or the use of cash collateral (any such financing or use of cash collateral, a "DIP Facility"), so long as:

                      (i) the interest rate, fees, lending sublimits and limits and other terms of such DIP Facility shall be commercially reasonable under the circumstances;

                      (ii) the Term C Lenders have the benefit of a Lien on the Collateral (including proceeds thereof arising after the commencement of any bankruptcy or insolvency proceeding) with the same priority (subject only to the priming Lien of the DIP Lenders) as existed prior to the commencement of the case under the Bankruptcy Code (or any state law of similar effect);

                      (iii) the Term C Lenders have the benefit of a replacement Lien (subject only to the priming Lien of the DIP Lenders) on post-petition assets (subject to the same priority of payments as existed prior to the commencement of any case under the Bankruptcy Code (or any state law of similar effect));

                      (iv) the aggregate principal amount of loans and letter of credit accommodations outstanding under such DIP Facility, together with the aggregate principal amount of the pre-petition financing shall not exceed the Maximum First Priority Debt, plus, to the extent provided to the holders of the Facilities on a ratable basis, any amounts representing interest on such Facilities for a period of up to nine months;

                      (v) such DIP Facility does not modify the intercreditor terms and conditions specified in this Agreement or any other Loan Document; and

                      (vi) the documentation for such DIP Facility shall include a comparable purchase option to that described in Section 12.21(a) that shall provide Term C Lenders, upon the occurrence and during the continuance of an event of default as defined in such loan documentation and upon receipt by the Term C Lenders of five (5) Business Days' prior written notice of any (A) acceleration of such debt, (B) enforcement of the rights and remedies of the DIP Lenders with respect to the collateral, or (C) consent by the DIP Lenders to any sale of all or any material portion of the assets pursuant to Section 363 of the Bankruptcy Code (or any state law of similar effect), the option to purchase at a purchase price equal to the full amount of all of the pre-petition First Priority Debt and the DIP Facility then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys' fees and legal expenses but excluding any early prepayment premium applicable thereto) provided that such holders of the Term C Loans agree to furnish cash collateral to Administrative Agent, for the benefit of the First Priority Lenders and DIP Lenders in such amounts as Administrative Agent determines is reasonably necessary to secure such Lenders in connection with any issued and outstanding letters of credit provided by such Lenders to Borrowers (but not in any event in an amount greater than 102% of the aggregate undrawn face amount of such letters of credit), and agree to reimburse such First Priority Lenders and DIP Lenders for any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to First Priority Debt and the debt under the DIP facility, and/or as to which such Lenders have not yet received final payment.


                                  ARTICLE XIII

                           COLLECTION ACTION MECHANISM

         13.1 IMPLEMENTATION OF CAM.

                  (a) (i) On the CAM Exchange Date, to the extent not otherwise prohibited by a Requirement of Law or otherwise, each Domestic Revolving Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to Swing Line Lender in accordance with Section 2.1(c)(iii)) participations in the Swing Line Loans in an amount equal to such Domestic Revolving Lender's Domestic Revolver Pro Rata Share of each Swing Line Loan outstanding on such date and (ii) on the CAM Exchange Date, all Loans outstanding in any currency other than Dollars ("Loans to be Converted") shall be converted into Dollars (calculated on the basis of the relevant Exchange Rates as of the Business Day immediately preceding the

CAM Exchange Date) ("Converted Loans"), (iii) on each date on or after the CAM Exchange Date on which any B/As or B/A Equivalent Loans shall mature such B/As or B/A Equivalent Loans ("Acceptances to be Converted") shall be converted into Canadian Revolving Loans denominated in Dollars (calculated on the basis of the Exchange Rate as of the Business Day immediately preceding such maturity date) ("Converted Acceptances") and (iv) on the CAM Exchange Date (with respect to Loans described in the foregoing clause (ii)), and on the respective maturity date (with respect to B/As and B/A Equivalent Loans described in the foregoing clause (iii)) to the extent necessary to cause the fraction for each Lender described in the definitions of Domestic Revolver Pro Rata Share, each Term Pro Rata Share (other than the Pro Rata Share in respect of the Term C Loans), Canadian Revolver Pro Rata Share and UK Revolver Pro Rata Share to be equal for each Facility for such Lender after giving effect to the purchase and sale of participating interests under this clause, each Lender (other than the Term C Lenders) severally, unconditionally and irrevocably agrees that it shall purchase or sell a participating interest in Dollars in the Loans (other than the Term C Loans, but including such Converted Loans) and Converted Acceptances in an amount equal to its CAM Percentage of (x) the outstanding principal amount of the Loans (other than the Term C Loans, but including Converted Loans) and
(y) the face amount of matured B/As and B/A Equivalent Loans, as applicable. All Converted Loans and Converted Acceptances (which shall have been converted into Canadian Revolving Loans denominated in Dollars) shall bear interest at the rate which would otherwise be applicable to Base Rate Loans. Each Lender and each Borrower hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Facility. Each Borrower agrees from time to time to execute and deliver to Administrative Agent all instruments and documents as Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange. The provisions of this Article XIII shall not be applicable to the Term C Loans or the Term C Lenders.

                  (b) If, for any reason, the Loans to be Converted or Acceptances to be Converted, as the case may be, may not be converted into Dollars in the manner contemplated by paragraph (a) of this Section 13.1, (i) Administrative Agent shall determine the Dollar Equivalent of the Loans to be Converted or Acceptances to be Converted, as the case may be (calculated on the basis of the Exchange Rate as of the Business Day immediately preceding the date on which such conversion would otherwise occur pursuant to paragraph (a) of this
Section 13.1) and (ii) effective on such CAM Exchange Date, each Lender severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Loans to be Converted or Acceptances to be Converted, as the case may be, in an amount equal to its CAM Percentage of such Loans to be Converted or Acceptances to be converted, as the case may be. Each Lender will immediately transfer to the appropriate Administrative Agent, in immediately available funds, the amount(s) of its participation(s) and the proceeds of such participation(s) shall be distributed by such Administrative Agent to each relevant Lender in the amount(s) provided for in the preceding sentence.

                  (c) To the extent any Taxes are required to be withheld from any amounts payable by a Lender (the "First Lender") to another Lender (the "Other Lender") in connection with its participating interest in any Converted Loan or Converted Acceptance, each Borrower, with respect to the relevant Loans made to it, shall be required to pay increased amounts to the

Other Lender receiving such payments from the First Lender to the same extent they would be required under Section 4.7 if such Borrower were making payments with respect to the participating interest directly to the Other Lender.

                  (d) As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by Administrative Agent, Canadian Administrative Agent or Administrative Agent pursuant to any Loan Document in respect of the Obligations, and each distribution made by Administrative Agent pursuant to any Security Document in respect of the Obligations, shall be distributed to the Lenders based upon their Pro Rata Share of the Facilities pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of an Obligation shall be paid over to Administrative Agent for distribution to the Lenders in accordance herewith.

         13.2 LETTERS OF CREDIT.

                  (a) In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under a Letter of Credit shall not have been reimbursed either by Borrowers or with the proceeds of a Revolving Loan, each Revolving Lender shall promptly pay over to Administrative Agent, in immediately available funds in the same currency as such Letter of Credit, in the case of any undrawn amount, and in Dollars, in the case of any unreimbursed amount, an amount equal to such Revolving Lender's applicable Pro Rata Share of such undrawn face amount or (to the extent it has not already done so) such unreimbursed drawing, as the case may be, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to Administrative Agent at the rate that would be applicable at the time to a Base Rate Revolving Loan, in a principal amount equal to such amount. Administrative Agent shall establish a separate interest bearing account or accounts for each Lender (each, an "LC Reserve Account") for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. Administrative Agent shall deposit in each Lender's LC Reserve Account such Lender's CAM Percentage of the amounts received from the Revolving Lenders as provided above. Administrative Agent shall have sole dominion and control over each LC Reserve Account, and the amounts deposited in each LC Reserve Account shall be held in such LC Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the LC Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender's CAM Percentage. The amounts held in each Lender's LC Reserve Account shall be held as a reserve against the outstanding LC Obligations, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Credit Party and shall not give rise to any obligation on the part of any Borrower to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.10.

                  (b) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, Administrative Agent shall, at the request of Facing Agent, withdraw from the LC Reserve Account of each Lender any amounts, up to the amount of such Lender's CAM Percentage of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to Facing Agent in satisfaction of the reimbursement obligations of the Revolving Lenders under subsection (f) of
Section 2.10. In the event any Revolving Lender shall default on its obligation to pay over any amount to Administrative Agent in respect of any Letter of Credit as provided in this Section 13.2, Facing Agent shall, in the event of a drawing thereunder, have a claim against such Revolving Lender to the same extent as if such Lender had defaulted on its obligations under subsection (f) of Section 2.10, but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in Borrowers' reimbursement obligations pursuant to Section 13.1. Each other Lender shall have a claim against such defaulting Revolving Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

                  (c) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, Administrative Agent shall withdraw from the LC Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

                  (d) With the prior written approval of Administrative Agent and Facing Agent (not to be unreasonably withheld), any Lender may withdraw the amount held in its LC Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to Administrative Agent, for the account of Facing Agent, on demand, its CAM Percentage of such drawing.

                  (e) Pending the withdrawal by any Lender of any amounts from its LC Reserve Account as contemplated by the above paragraphs, Administrative Agent will, at the direction of such Lender and subject to such rules as Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Cash and Cash Equivalents. Each Lender which has not withdrawn its CAM Percentage of amounts in its LC Reserve Account as provided in paragraph
(d) above shall have the right, at intervals reasonably specified by Administrative Agent, to withdraw the earnings on investments so made by Administrative Agent with amounts in its LC Reserve Account and to retain such earnings for its own account.

                                  ARTICLE XIV

                                COMPANY GUARANTY

         14.1 THE COMPANY GUARANTY. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct and indirect benefits to be received by Company from the proceeds of the Loans and the issuance of the Letters of Credit, Company hereby agrees with the Lenders as follows: Company hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of each Borrower (other than Company) to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of any Borrower (other than Company) to the Guaranteed Creditors becomes due and payable hereunder, Company unconditionally promises to pay such Guaranteed Obligations to the Guaranteed Creditors, or order, on demand, together with any and all reasonable expenses which may be incurred by Administrative Agent or the Lenders in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Guaranteed Creditor or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower), then and in such event Company agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Company, notwithstanding any revocation of this guaranty or other instrument evidencing any liability of any Borrower, and Company shall be and remain liable to the aforesaid Guaranteed Creditors hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such Guaranteed Creditor.

         14.2 INSOLVENCY. Additionally, Company unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of each Borrower (other than Company) to the Guaranteed Creditors whether or not due or payable by such Borrower upon the occurrence of any of the events specified in Sections 10.1(e) or (f) with respect to such Borrower, and unconditionally promises to pay such Guaranteed Obligations to the Guaranteed Creditors, or order, on demand, in lawful money of the United States, Canadian Dollars or the applicable Alternative Currency, as the case may be.

         14.3 NATURE OF LIABILITY. The liability of Company under this Article XIV is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of any Borrower whether executed by Company, any other guarantor or by any other party, and the liability of Company hereunder is not affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party; or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of any Borrower; or (c) any reduction in any such other guaranty or undertaking; or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower; or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding in any jurisdiction.

         14.4 INDEPENDENT OBLIGATION. The obligations of Company under this
Article XIV are independent of the obligations of any other guarantor, any other party or any Borrower, and a separate action or actions may be brought and prosecuted against Company whether or not action is brought against any other guarantor, any other party or any Borrower and whether or not any other guarantor, any other party or any Borrower be joined in any such action or actions. Company waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall operate to toll the statute of limitations as to Company or any guarantor.

         14.5 AUTHORIZATION. Any Guaranteed Creditor may (to the fullest extent permitted by applicable law) at any time and from time to time subject to the applicable provisions of this

Agreement without the consent of, or notice to, Company unless required elsewhere in this Agreement, without incurring responsibility to Company and without impairing or releasing the obligations of Company under this Article XIV, upon or without any terms or conditions and in whole or in part:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof (other than any agreement between any Guaranteed Creditor and Company specifically modifying or amending the terms of this Article XIV), and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any liabilities hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  (c) exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, guarantors, any Borrower or other obligors;

                  (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any liabilities hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Guaranteed Creditors;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Guaranteed Creditors, regardless of what liability or liabilities of Company or any Borrower remain unpaid;

                  (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein; and/or

                  (h) take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Company from its liabilities under this Article XIV.

         14.6 RELIANCE. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of any Borrower or the officers, directors, partners or agents who are named on a certificate of incumbency delivered to Administrative Agent and who are acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         14.7 SUBORDINATION. Any of the indebtedness of any Borrower (other than Company) now or hereafter owing to Company is hereby subordinated to the Guaranteed Obligations of any such Borrower owing to the Guaranteed Creditors; and if Administrative Agent so requests at a time when an Event of Default shall have occurred and is continuing, all such indebtedness relating to the Guaranteed Obligations of Borrowers to Company shall be collected, enforced and received by Company for the benefit of the Guaranteed Creditors and be paid over to Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of Borrowers to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Company under the other provisions of this Article XIV. Without limiting the generality of the foregoing, Company hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash and all Commitments have been terminated.

         14.8 WAIVER.

                  (a) Company waives any right (to the fullest extent permitted by applicable law) to require any Guaranteed Creditor, prior to proceeding under this guaranty, to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Company waives (to the fullest extent permitted by applicable law) any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations (other than the defense of payment with respect to any partial payment); or based on or arising out of the disability of any Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any Collateral held by Administrative Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Borrower or any other party, or any Collateral, without affecting or impairing in any way the liability of Company hereunder except to the extent the Guaranteed Obligations have been paid. Company waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Company against Borrower (other than Company) or any other party or any Collateral.

                  (b) Company waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this guaranty and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Company assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Company assumes and incurs hereunder, and agrees that Administrative Agent and the Lenders shall have no duty to advise Company of information known to them regarding such circumstances or risks.

         14.9 NATURE OF LIABILITY. It is the desire and intent of Company and the Lenders that this Article XIV shall be enforced against Company to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Company under this Article XIV shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of Company shall be deemed to be reduced and Company shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                               VERITAS DGC INC.

                               By: /s/ Matthew Fitzgerald
                                   -------------------------------------------
                               Name:   Matthew Fitzgerald
                                       ---------------------------------------
                               Title:  Chief Financial Officer
                                       ---------------------------------------

                               VERITAS DGC LIMITED

                               By: /s/ Matthew Fitzgerald
                                   -------------------------------------------
                               Name:   Matthew Fitzgerald
                                       ---------------------------------------
                               Title:  Attorney-in-Fact
                                       ---------------------------------------

                               VERITAS ENERGY SERVICES INC.

                               By: /s/ Matthew Fitzgerald
                                   -------------------------------------------
                               Name:   Matthew Fitzgerald
                                       ---------------------------------------
                               Title:  Chief Financial Officer
                                       ---------------------------------------

                               VERITAS ENERGY SERVICES PARTNERSHIP

                               By:  Veritas Energy Services, Inc., its partner

                               By: /s/ Matthew Fitzgerald
                                   -------------------------------------------
                               Name:   Matthew Fitzgerald
                                       ---------------------------------------
                               Title:  Chief Financial Officer
                                       ---------------------------------------

                               By:  Time Seismic Exchange Ltd.

                               By: /s/ Matthew Fitzgerald
                                   -------------------------------------------
                               Name:   Matthew Fitzgerald
                                       ---------------------------------------
                               Title:  Chief Financial Officer
                                       ---------------------------------------

                               DEUTSCHE BANK AG, NEW YORK BRANCH, in its individual capacity and as Administrative Agent

                               By: /s/ David M. Waill
                                   -------------------------------------------
                               Name:   David M. Waill
                                       ---------------------------------------
                               Title:  Managing Director
                                       ---------------------------------------

                               DEUTSCHE BANK AG, CANADA BRANCH, as Canadian
                               Administrative Agent

                               By: /s/ Karyn Curran
                                   -------------------------------------------
                               Name:   Karyn Curran
                                       ---------------------------------------
                               Title:  Credit Production Manager
                                       ---------------------------------------
                               By: /s/ Maria Gorzen
                                   -------------------------------------------
                               Name:   Maria Gorzen
                                       ---------------------------------------
                               Title:  Vice President
                                       ---------------------------------------



                               WELLS FARGO BANK TEXAS, N.A.

                               By: /s/ Philip C. Lauinger III
                                   -------------------------------------------
                               Name:   Philip C. Lauinger III
                                       ---------------------------------------
                               Title:  Vice President
                                       ---------------------------------------


                               HSBC BANK CANADA

                               By: /s/ Garth Evans
                                   -------------------------------------------
                               Name:   Garth Evans
                                       ---------------------------------------
                               Title:  Assistant Vice President and
                                       Branch Manager
                                       ---------------------------------------


                               BANK ONE, NA

                               By: /s/ Mark Wayne
                                   -------------------------------------------
                               Name:   Mark Wayne
                                       ---------------------------------------
                               Title:  Vice President
                                       ---------------------------------------

                               ABLECO FINANCE LLC

                               By: /s/ Kevin Genda
                                   -------------------------------------------
                               Name:   Kevin Genda
                                       ---------------------------------------
                               Title:  Senior Vice President
                                       ---------------------------------------




                               NATEXIS BANQUES POPULAIRES

                               By: /s/ Philippe Robin
                                   -------------------------------------------
                               Name:   Philippe Robin
                                       ---------------------------------------
                               Title:  Senior Vice President
                                       ---------------------------------------

                               By: /s/ Timothy L. Polvado
                                   -------------------------------------------
                               Name:   Timothy L. Polvado
                                       ---------------------------------------
                               Title:  Vice President and Group Manager
                                       ---------------------------------------




                               OPPENHEIMER SENIOR FLOATING RULE FUND

                               By: /s/ Bill Campbell
                                   -------------------------------------------
                               Name:   Bill Campbell
                                       ---------------------------------------
                               Title:  Manager
                                       ---------------------------------------